As filed with the Securities and Exchange Commission on December 27, 2019

Registration No. 333-232308

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _______________________

PRE-EFFECTIVE AMENDMENT NO. 2 TO
FORM S-11

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES
____________________________

HARTMAN VREIT XXI, INC.
(Exact name of registrant as specified in its governing instruments)
______________________

2909 Hillcroft, Suite 420
Houston, Texas 77057
(713) 467-2222
(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)
__________________________
 Allen R. Hartman
Chief Executive Officer
HARTMAN VREIT XXI, INC.
2909 Hillcroft, Suite 420
Houston, Texas 77057
(713) 467-2222

(Name, address, including zip code, and telephone number, including area code, of agent for service)
__________________________
Copy to:
Rosemarie A. Thurston
Alston & Bird LLP
1201 West Peachtree Street
Atlanta, Georgia 30309
______________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effectiveness of the registration statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “small reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]  Accelerated filer [ ]  Non-accelerated filer [ ] (Do not check if smaller reporting company)

Smaller reporting company [x] Emerging Growth Company [x]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [x]

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
follow-on offering, common stock, $0.01 par value per share, Class A	6,923,077	$13.00	$90,000,000	$9,063.00
follow-on offering, common stock, $0.01 par value per share, Class T	7,711,538	$12.45	$90,000,000	$9,063.00
Distribution Reinvestment Plan, common stock, $0.01 par value per share, Class A	401,709	$11.70	$4,000,000	$402.80
Distribution Reinvestment Plan, common stock, $0.01 par value per share, Class T	89,047	$11.23	$1,000,000	$100.70
Total, common stock, $0.01 par value per share, Class A	7,324,786		$94,000,000	$9,465.80
Total, common stock, $0.01 par value per share, Class T	7,800,585		$91,000,000	$9,163.70
			$185,000,000	$18,629.50

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o), promulgated under the Securities Act.
(2)	As discussed below, pursuant to Rule 415(a)(6) under the Securities Act, this Registration Statement carries over approximately $185,000,000 of unsold securities that have been previously registered, with respect to which the registrant paid a filing fee of $27,088.30. The filing fee previously paid with respect to the shares is being carried forward to this Registration Statement . Accordingly, there is no registration fee due in connection with those securities.
 Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this Registration Statement include unsold securities previously registered for sale pursuant to the registrant’s registration statement on Form S-11 (File No. 333-207711) initially filed by the registrant on May 30, 2015 (the “Prior Registration Statement”). The Prior Registration Statement registered shares of the registrant’s common stock with a maximum aggregate offering price of $269,000,000 for sale pursuant to the registrant’s follow-on offering and distribution reinvestment plan. Pursuant to the Prior Registration Statement, the registrant reserved the right to reallocate the shares of common stock it was offering between its follow-on offering and the distribution reinvestment plan. As of September 30, 2019, approximately $189,000,000 in shares of common stock registered on the Prior Registration Statement remain unsold. The unsold shares of the registrant’s common stock registered on the Prior Registration Statement (and the associated filing fee previously paid by the registrant) are being carried forward to this Registration Statement. Pursuant to Rule 415(a)(6), the offering of unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission and the applicable state securities commissions is effective. The prospectus is not an offer to sell the securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED December 27, 2019

Hartman vREIT XXI, Inc.
$180,000,000 Maximum Offering

Hartman vREIT XXI, Inc. (referred to herein as “we,” “us,” “our” or the “company”) is a Maryland corporation formed to acquire, develop and operate a diverse portfolio of value-oriented commercial properties, including office, retail, industrial, and warehouse properties located primarily in Texas. We are externally managed by Hartman XXI Advisors, LLC (“Advisor”), an affiliate of our Sponsor, Hartman Income REIT Management, Inc. We elected to be taxed as a real estate investment trust, or REIT, for federal income tax purposes beginning with our taxable year ending December 31, 2017.
In this follow-on offering we are offering up to $180,000,000 in any combination of two classes of shares of our common stock, Class A shares and Class T shares to the public, which we refer to as the “follow-on offering,” at a purchase price per share of $13.00 and $12.45 per Class A and Class T common share, respectively, which is equal to the estimated net asset value, or “NAV,” per share of our Class A common stock and Class T common stock as of December 31, 2018, respectively, plus applicable upfront selling commissions and dealer manager fees. The two share classes have different upfront selling commissions and different ongoing stockholder servicing fees. We are also offering up to $5,000,000 in any combination of shares of our common stock to our stockholders pursuant to our distribution reinvestment plan (“DRIP”), at a price of $11.70 per Class A share and $11.23 per Class T share, which is equal to the estimated NAV per share of or Class A shares and Class T shares, respectively, as of December 31, 2018. We reserve the right to reallocate the shares of common stock we are offering between the follow-on offering and our DRIP.

Our board of directors may, from time to time, in its sole and absolute discretion, change the price at which we offer shares to the public in the follow-on offering or pursuant to our DRIP to reflect changes in our estimated NAV per share, changes in applicable law and other factors that our board of directors deems relevant. If we determine to change the price at which we offer shares, we do not anticipate that we will do so more frequently than quarterly. We intend to update our estimated NAV per share at least annually.
This is a “best efforts” offering, which means that D.H. Hill Securities LLLP, the dealer manager for this offering, will use its best efforts to sell shares, but is not obligated to purchase or sell any specific amount of shares in this offering.

We are an “emerging growth company” under the federal securities laws. This investment involves a high degree of risk. You should only purchase these securities if you can afford a complete loss of your investment. See “Risk Factors” on pages 34-63. These risks include, among others:
•We have a limited operating history and there is no assurance that we will be able to successfully achieve our investment objectives.
•Shares of our common stock are illiquid. No public market currently exists for our shares, and our charter does not require us to liquidate our assets or list our shares on an exchange by any specified date, nor does our charter ever require that we provide a liquidity event for our stockholders. If you purchase shares in this offering, it will be difficult for you to sell your shares, and if you are able to sell your shares, you will likely sell them at a substantial discount.
•There are restrictions and limitations on your ability to have all or a portion of your shares of our common stock repurchased under our share repurchase program, and if you are able to have your shares repurchased pursuant to our share repurchase program, it may be for a price less than the price you paid for the shares and the then current value of the shares.
•The price of our shares may be adjusted periodically to reflect changes in the estimated value of our assets, and therefore, future adjustments may result in an offering price lower than the price you paid for your shares.
•This is considered to be a “blind pool” offering because you will not have the opportunity to evaluate our future investments prior to purchasing shares of our common stock.
•We are dependent on our Advisor and its affiliates to select investments and conduct our operations and this offering. Adverse changes in the financial condition of our Advisor or our relationship with our Advisor could adversely affect us.
•There are substantial conflicts of interest regarding compensation, investment opportunities and management resources among our Advisor, our dealer manager and their affiliates and us. We pay certain fees and expenses to our advisor and its affiliates as described in detail herein. These fees were not negotiated at arm’s-length and therefore may be higher than fees payable to unaffiliated parties.
•We have incurred net losses in each of the years in which we have been in existence. Our losses can be attributed in part, to the initial start-up costs and operating expenses incurred prior to making investments in properties. In addition, depreciation and amortization expenses substantially reduce our income. We cannot assure you that we will be profitable in the future or that we will realize growth in the value of our assets.
•This is a “best efforts” offering. If we are unable to raise substantial funds then we may lack diversification in our investments and our ability to achieve our investment objectives could be adversely affected.

•We expect to incur debt, which could adversely impact your investment if the value of the property securing the debt falls or if we are forced to refinance the debt during adverse economic conditions.
•The amount of distributions we may make is uncertain. Our distributions may exceed our earnings, particularly during the period before we have acquired a substantial portfolio of real estate assets. We have paid distributions from the proceeds of our public offering, and may continue to pay distributions from the proceeds of our offerings or another category of funding that constitutes return of capital.
•There are limits on the ownership and transferability of our shares. See “Description of Capital Stock-Restrictions on Ownership and Transfer.”
•If we fail to maintain our qualification as a REIT and no relief provisions apply, our NAV and cash available for distribution to our stockholders could materially decrease.

	Price to the Public (1)	Upfront Selling Commissions(1)(2)	Dealer Manager Fees (1)(2)	Proceeds to US, Before Expenses (1)(3)
Maximum follow-on Offering(4)	$180,000,000	$9,000,000	$5,400,000	$165,600,000
Class A Shares, per share	$13.00	$0.91	$0.39	$11.70
Class T Shares, per Share	$12.45	$0.39	$0.39	$11.67
Maximum Distribution Reinvestment Plan	$5,000,000	$0	$0	$5,000,000

(1) Assumes we sell $180,000,000 in shares of our common stock in the follow-on offering and $5,000,000 in shares of our common stock pursuant to our DRIP. The per share offering prices are based on the estimated NAV per share of each class of our common stock as of December 31, 2018 plus, with respect to shares sold in this offering, applicable upfront selling commissions and dealer manager fees.
(2) The table assumes that all shares are sold in the follow-on offering, with 1/2 of the gross offering proceeds from the sale of Class A shares, and 1/2 of the gross offering proceeds from the sale of Class T shares. The number of shares of our common stock of each class sold and the relative proportions in which the classes of shares are sold are uncertain and may differ significantly from this assumption. For Class A shares sold in this follow-on offering, we will pay our dealer manager upfront selling commissions of up to 7.0% of the sales price and dealer manager fees of up to 3.0% of the sales price. For Class T shares sold in the follow-on offering, we will pay our dealer manager upfront selling commissions of up to 3.0% of the sales price and upfront dealer manager fees of up to 3.0% of the sales price. For Class T shares only, we will also pay the dealer manager over time a distribution and shareholder servicing fee equal to 1.0% per annum of the aggregate share purchase price for the Class T shares sold in the follow-on offering, payable monthly in arrears, subject to the Financial Industry Regulatory Authority, Inc. (“FINRA”) limitations on underwriting compensation. See “Management Compensation.” We will also pay or reimburse certain organization and offering expenses, including, subject to FINRA limitations on underwriting compensation, certain wholesaling expenses. No selling commissions, dealer manager fees or stockholder servicing fees will be paid on shares issued under our DRIP. See also “Plan of Distribution-Dealer Manager and Participating Broker-Dealer Compensation and Terms.”
(3) Proceeds are calculated before reimbursing our Advisor for organization and offering expenses.
(4) We reserve the right to reallocate shares of common stock between our follow-on offering and our DRIP.

Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of our common stock, determined if this prospectus is truthful or complete or passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense. The use of forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in this program is not permitted.

The date of this prospectus is December ____, 2019.

SUITABILITY STANDARDS

The shares we are offering through this prospectus are suitable only as a long-term investment for persons of adequate financial means and who have no need for liquidity in this investment. Because there is no public market for our shares, you will have difficulty selling your shares. On a limited basis, you may be able to have shares redeemed through our share redemption program, and in the future we may also consider various forms of additional liquidity. You should not buy shares of our common stock if you need to sell them immediately or if you will need to sell them quickly in the future.
In consideration of these factors, we have established suitability standards for investors in this offering and subsequent purchasers of our shares. These suitability standards require that a purchaser of our shares have either:
•a net worth (excluding the value of an investor’s home, furnishings and automobiles) of at least $250,000; or
•gross annual income of at least $70,000 and a net worth (excluding the value of an investor’s home, furnishings and automobiles) of at least $70,000.
In the case of sales to fiduciary accounts (such as an individual retirement account, or IRA, Keogh plan or pension or profit sharing plan), these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares if such person is the fiduciary or by the beneficiary of the account.
In addition to the suitability standards above, which must be satisfied by all investors, the following states have established additional suitability standards applicable to investors in such states:

Alabama—In addition to the general suitability standards, this investment will only be sold to Alabama residents that have a liquid net worth of at least 10 times their investment in this program and its affiliates.

Idaho—An Idaho investor must have either (a) $85,000 in annual income and a net worth of $85,000, or (b) a liquid net worth of $300,000. In addition, an Idaho investor’s total investment in us must not exceed 10% of the investor’s liquid net worth. Liquid net worth is defined as the portion of an investor’s total net worth that is comprised of cash, cash equivalents, and readily marketable securities.

Iowa—Iowa investors must (i) have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $300,000; and (ii) limit their aggregate investment in this offering and in the securities of other non-publicly traded real estate investment trusts to 10% of such investor’s net worth. Net worth in each case should be determined exclusive of home, auto and home furnishings. Investors who are accredited investors as defined in Regulation D under the Securities Act of 1933, as amended, are not subject to the foregoing investment concentration limit.

Kansas—The Kansas Securities Commissioner recommends that Kansas investor limit the investor’s aggregate investment in this offering and other non-traded real estate investment trusts to not more than 10% of the investor’s liquid net worth. Liquid net worth is defined as the portion of an investor’s total net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

Kentucky—Kentucky investors may not invest more than 10% of his or her liquid net worth in us or our affiliates’ non-publicly traded real estate investment trusts. Liquid net worth is defined as the portion of an investor’s total net worth that is comprised of cash, cash equivalents and readily marketable securities.

Massachusetts—Massachusetts investors must (i) have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $300,000; and (ii) limit their aggregate investment in this offering and in the securities of other illiquid direct participation programs to 10% of such investor’s liquid net worth.

Missouri—A Missouri investor’s investment in us may not exceed 10% of the investor’s liquid net worth.

Nebraska—Nebraska investors must have (i) either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $300,000; and (ii) Nebraska investors must limit their aggregate investment in this offering and in the securities of other non-publicly traded real estate investment trusts (REITs) to 10% of such investor’s net worth. (Net worth in each case should be determined exclusive of home, home furnishings, and automobiles.) Investors who are accredited investors as defined in Regulation D under the Securities Act of 1933, as amended, are not subject to the foregoing investment concentration limit.

New Jersey–New Jersey investors must have either: (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor’s investment in us, our affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of his or her liquid net worth.

New Mexico—A New Mexico investor’s investment in us, our affiliates, and in other non-traded real estate investment trusts may not exceed 10% of the investor’s liquid net worth.  Liquid net worth is defined as the portion of an investor’s total net worth (defined as total assets minus total liabilities) that consists of cash, cash equivalents, and readily marketable securities.

North Dakota—North Dakota investors must represent that, in addition to the stated net income and net worth standards, they have a net worth of at least ten times their investment in us.

Ohio—It shall be unsuitable for an Ohio investor’s aggregate investment in our shares, securities of our affiliates, and in other non-traded REIT programs to exceed ten percent (10%) of his, her, or its liquid net worth. “Liquid net worth” shall be defined as that portion of net worth (total assets exclusive of follow-on residence, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

Oregon—An Oregon investor’s maximum investment in us and our affiliates may not exceed 10% of such investor’s liquid net worth. “Liquid net worth” is defined as that portion of an investor’s net worth consisting of cash, cash equivalents and readily marketable securities.

Tennessee—A Tennessee investor’s investment in us may not exceed 10% of the investor’s liquid net worth (exclusive of home, home furnishings and automobiles).

These suitability standards are intended to help ensure that, given the long-term nature of an investment in shares of our stock, our investment objectives and the relative illiquidity of our shares of common stock, shares of our stock are an appropriate investment for persons who become stockholders. Notwithstanding these investor suitability standards, potential investors should note that investing in shares of our common stock involves a high degree of risk and should consider all the information contained in this prospectus, including the “Risk Factors” section contained herein, in determining whether an investment in our common stock is appropriate.
Our Sponsor, Hartman Income REIT Management, and each person selling shares on our behalf must make every reasonable effort to determine that the purchase of shares of our common stock is a suitable and appropriate investment for each investor. In making this determination, our sponsor and the dealer manager will rely upon information provided by the investor to the participating broker-dealer, authorized representative or other person selling shares on our behalf as well as the suitability assessment made by the participating broker-dealer, authorized representative or other person selling shares on our behalf. Before you purchase shares of our common stock, your participating broker-dealer, authorized representative or other person buying shares on your behalf will rely on relevant information provided by you to determine that you:

  meet the minimum income and net worth standards established in your state;

  are or will be in a financial position appropriate to enable you to realize the potential benefits described in the prospectus; and

  are able to bear the economic risk of the investment based on your overall financial situation.

Participating broker-dealers and other representatives are required to maintain for six years records of the information used to determine that an investment in shares of our common stock is suitable and appropriate for a stockholder.

By signing the subscription agreement required for purchases of our common stock, you represent and warrant to us that you have received a copy of this prospectus and that you meet the net worth and annual gross income requirements described above. These representations and warranties help us to ensure that you are fully informed about an investment in our common stock and that all investors meet our suitability standards. In the event you, another stockholder or a regulatory authority attempt to hold us liable because stockholders did not receive copies of this prospectus or because we failed to adhere to each state’s suitability requirements, we will assert these representations and warranties made by you in any proceeding in which such potential liability is disputed in an attempt to avoid any such liability. By making these representations, you do not waive any rights that you may have under federal or state securities laws.

The minimum purchase is $10,000, except for IRAs which may purchase a minimum of $5,000. After you have satisfied the applicable minimum purchase requirement, additional purchases must be in increments of $500. In order to satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $500. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the “Internal Revenue Code.”

Purchases of shares of our common stock pursuant to our DRIP may be in amounts less than set forth above and are not required to be made in increments of $500.

HOW TO SUBSCRIBE
Investors who meet the suitability standards described herein may purchase shares of our common stock. See “Suitability Standards” and “Plan of Distribution.” Investors who want to purchase shares of our common stock should proceed as follows:
•Read this entire prospectus and all supplements, if any, accompanying this prospectus.
•Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement is included as Appendix B to this prospectus.
•Deliver a check for the full purchase price of the shares being subscribed for along with the completed subscription agreement to your participating broker-dealer or investment advisor. Your check should be made payable to "Hartman vREIT XXI, Inc." Certain dealers who have “net capital” (as defined in the applicable federal securities regulations) of $250,000 or more may instruct their customers to make their checks payable directly to the dealer. In such case, the dealer will issue a check payable to us of the purchase price of your subscription.
By executing the subscription agreement and paying the full purchase price for the shares of our common stock subscribed for, each investor agrees to be bound by all of its terms and attests that it meets the minimum income and net worth suitability standards as stated in the subscription agreement. In addition, each investor agrees to promptly notify us if there are any material changes to such investor’s financial condition.
A sale of our shares may not be completed until at least five business days after the subscriber receives our final prospectus as filed with the SEC. Within ten business days of our receipt of each completed subscription agreement, we will accept or reject the subscription. If we accept the subscription, we will mail a confirmation within three days. If for any reason we reject the subscription, we will promptly return the check and the subscription agreement, without interest or deduction, within ten business days after rejecting it.
An approved trustee must process through, and forward to, us subscriptions made through IRAs, Keogh plans and 401(k) plans. In the case of IRAs, Keogh plans and 401(k) plan stockholders, we will send the confirmation or, upon rejection, refund check to the trustee.
You have the option of placing a transfer on death, or TOD, designation on your shares purchased in this offering. A TOD designation transfers the ownership of the shares to your designated beneficiary upon your death. This designation may only be made by individuals, not entities, who are the sole or joint owners with right to survivorship of the shares. If you would like to place a TOD designation on your shares, you must check the TOD box on the subscription agreement and you must complete and return the TOD form requested from us.

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS
Please carefully read the information in this prospectus and any accompanying prospectus supplements, which we refer to collectively as the “prospectus.” You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a continuous offering process. Periodically, as we make material investments or have other material developments, we will provide a prospectus supplement that may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a subsequent prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described herein under “Additional Information.”
The words “we,” “us” and “our” refer to Hartman vREIT XXI, Inc., together with its consolidated subsidiaries, including Hartman vREIT XXI Operating Partnership L.P., a Texas limited partnership of which we are the general partner which we refer to herein as the “operating partnership,” unless the context requires otherwise.

Any citations included herein to industry sources are used only to demonstrate third-party support for certain statements made herein to which such citations relate. Information included in such industry sources that do not relate to supporting the related statements made herein are not part of this prospectus and should not be relied upon.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements about our business, including, in particular, statements about our plans, strategies and objectives. You can generally identify forward-looking statements by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue” or other similar words. These statements include our plans and objectives for future operations, including plans and objectives relating to future growth and availability of funds, and are based on current expectations that involve numerous risks and uncertainties. Assumptions relating to these statements involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to accurately predict and many of which are beyond our control. Although we believe the assumptions underlying the forward-looking statements, and the forward-looking statements themselves, are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that these forward-looking statements will prove to be accurate and our actual results, performance and achievements may be materially different from that expressed or implied by these forward-looking statements. In light of the significant uncertainties inherent in these forward looking statements, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans, which we consider to be reasonable, will be achieved.

You should carefully review the “Risk Factors” section of this prospectus for a discussion of the risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition. Except as otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

TABLE OF CONTENTS
SUITABILITY STANDARDS	6
HOW TO SUBSCRIBE	8
IMPORTANT INFORMATION ABOUT THIS PROSPECTUS	9
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	9
PROSPECTUS SUMMARY	11
RISK FACTORS	36
INVESTMENT RISKS	36
RISKS RELATED TO CONFLICTS OF INTEREST	44
RISKS RELATED TO OUR ORGANIZATIONAL STRUCTURE	46
RISKS RELATED TO INVESTMENTS IN REAL ESTATE	50
RISKS ASSOCIATED WITH DEBT FINANCING	58
FEDERAL INCOME TAX RISKS	59
RETIREMENT PLAN RISKS	63
ESTIMATED USE OF PROCEEDS	65
OUR REAL ESTATE INVESTMENTS	70
DILUTION	73
MANAGEMENT	74
MANAGEMENT COMPENSATION	85
STOCK OWNERSHIP	93
CONFLICTS OF INTEREST	94
INVESTMENT OBJECTIVES, STRATEGY, AND POLICIES	101
PRIOR PERFORMANCE SUMMARY	111
FEDERAL INCOME TAX CONSIDERATIONS	114
ERISA CONSIDERATIONS	135
DESCRIPTION OF SHARES	138
THE OPERATING PARTNERSHIP AGREEMENT	158
PLAN OF DISTRIBUTION	161
SUPPLEMENTAL SALES MATERIAL	167
LEGAL MATTERS	167
EXPERTS	167
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	167
WHERE YOU CAN FIND MORE INFORMATION	168
APPENDIX A	A-1
PRIOR PERFORMANCE TABLES	A-1
TABLE I	A-2
EXPERIENCE IN RAISING AND INVESTING FUNDS	A-2
TABLE II	A-3
COMPENSATION TO SPONSOR	A-3
TABLE III	A-4
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS	A-4
TABLE IV	A-5
RESULTS OF COMPLETED PROGRAMS	A-5
FORM OF SUBSCRIPTION AGREEMENT	B-1
DISTRIBUTION REINVESTMENT PLAN	C-1
INFORMATION NOT REQUIRED IN PROSPECTUS	II

PROSPECTUS SUMMARY
This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus, including the information set forth in “Risk Factors,” for a more complete understanding of this offering. Except where the context suggests otherwise, the terms “we,” “us” and “our” refer to Hartman vREIT XXI, Inc. and its subsidiaries; “operating partnership” refers to our operating partnership, Hartman vREIT XXI, Operating Partnership L.P.; “Advisor” refers to Hartman XXI Advisors, LLC, our Advisor; “dealer manager” and “D.H. Hill Securities” refers to D.H. Hill Securities LLLP, our managing broker dealer; “property manager” refers to our property manager Hartman Income REIT Management, Inc.; and “Sponsor” refers to Hartman Income REIT Management, Inc., our Sponsor.
Q: What is Hartman vREIT XXI, Inc.?
A: We are a Maryland corporation formed in September 2015. We elected to be taxed as a REIT commencing with our taxable year ending December 31, 2017. We have and intend to continue to acquire, develop and operate a diverse portfolio of value-oriented commercial properties, including office, retail, industrial and warehouse properties, located primarily in Texas. We intend to acquire properties in which there is a significant potential for growth in income and value from re-tenanting, repositioning, redevelopment, and operational enhancements. We believe that real estate, and in particular commercial real estate, provides an excellent investment for those investors looking for diversification, income and wealth preservation and growth in their portfolio. We believe that we have significant experience in acquiring and managing these types of properties, largely through our relationships with our Sponsor and other affiliates. We are considered to be a “blind pool” because, aside from the investments described in this prospectus, we have not identified additional assets to acquire.
Our principal executive office is located at 2909 Hillcroft, Suite 420, Houston, Texas 77057. Our telephone number is (713) 467-2222 or (800) 880-2212. We also maintain an Internet site at http://www.hartmanreits.com where there is additional information about us and our affiliates, provided that the contents of the Internet site are not incorporated by reference in or otherwise as part of this prospectus.
Q: What is a real estate investment trust, or REIT?
A: In general, a REIT is a company that:
•combines the capital of many investors to acquire or provide financing for real estate investments;
•allows individual investors to invest in a professionally managed, large-scale, diversified real estate portfolio through the purchase of interests in the REIT;
•is required to distribute dividends to investors equal to at least 90% of its annual REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain); and
•avoids the “double taxation” treatment of income that normally results from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on that portion of its income distributed to its stockholders, provided certain income tax requirements are satisfied.
Under the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, REITs are subject to numerous organizational and operational requirements. If we fail to qualify for taxation as a REIT in any year after electing REIT status, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.
Q: Why are we offering two classes of our common stock and what are the differences between Class A and Class T common stock?
A: We are offering two classes of our common stock in order to provide investors with more flexibility. Investors can choose to purchase Class A shares or Class T shares in the offering. Each share of our common stock, regardless of class, will be entitled to one vote per share on matters presented to the common stockholders for approval. The follow-on differences between each class relate to the fees and selling commissions payable in respect of each class and the differing distribution amounts and expense allocations due to the differing ongoing fees and expenses. The following table summarizes the differences in fees and selling commissions between the classes of our common stock. See “Description of Shares” and “Plan of Distribution” for a discussion of the differences between our Class A and Class T shares.

	Class A Shares	Class T Shares
Follow-on Offering Price	$13.00	$12.45
Selling Commissions (per share)	7.0%	3.0%
Dealer Manager Fee (per share)	3.0%	3.0%
Annual Distribution and Shareholder Servicing Fee	None	1.0%(1)
Offering Price Under the DRIP	$11.70	$11.23
Redemption Price (per share)(2)	NAV	NAV

1.Each outstanding Class T share sold in the follow-on offering is subject to an annual distribution and shareholder servicing fee for four years from the date on which such share is issued. The annual distribution and shareholder servicing fee will be equal to 1.0% of the purchase price of the Class T shares, payable on a monthly basis in arrears. Each Class T share will automatically convert without any action on the part of the holder thereof into a Class A share as set out below.

2.Redemptions at NAV is permitted after shares have been held for at least three years. See "Description of Shares - Share Redemption Program."

Class A Shares
• A higher front end selling commission, which is a one-time fee charged at the time of purchase of the shares. There are ways to reduce these charges. See "Plan of Distribution" for additional information concerning purchases eligible for reducing selling commissions.

• No annual distribution and shareholder servicing fees. Distributions paid with respect to Class A shares will be higher than those paid with respect to Class T shares because distributions paid with respect to Class T shares, including those issued pursuant to our DRIP, will be reduced by the payment of the distribution and shareholder servicing fees.
Class T Shares
• Lower front end selling commission than Class A shares.

• No volume discounts are available. Class T shares purchased in the follow-on offering will pay an annual distribution and shareholder servicing fee for each outstanding Class T share for four years from the date such share is issued or until the Class T shares earlier convert to Class A shares as described in this prospectus. The distribution and shareholder servicing fees are intended to compensate the dealer manager and participating broker-dealers for ongoing services and expenses related to the marketing and shareholder support including, but not limited to, regular communication with stockholders, responding to questions about the investment and general advice concerning the investment and asset allocation. While we expect that the participating broker-dealer of record for a Class A stockholder may provide some similar services to a Class A stockholder, they are under no obligation to do so and we will not pay a distribution and shareholder servicing fee for such services. The distribution and shareholder servicing fees paid in respect of Class T shares will be allocated to the Class T shares as a class-specific expense. Even though the annual distribution and shareholder servicing fee will only accrue for Class T shares purchased in the follow-on offering, the fee will impact the NAV of all Class T shares, including those purchased through our DRIP. The distribution and shareholder servicing fee paid over the anticipated full four year period would, for example, be equal to $0.50 per Class T share, assuming a per share offering price of $12.45 per Class T share.

•Each Class T share will automatically convert without any action on the part of the holder thereof into a Class A share on the last calendar day of the month following the fourth anniversary of the date upon which such Class T share was issued. We will cease paying the distribution and shareholder servicing fee on an outstanding Class T share, and convert such outstanding Class T share to a Class A share, prior to the month following the fourth anniversary of its issuance on the earliest to occur of the following: (i) a listing of the Class A shares on a national securities exchange; (ii) a merger or consolidation of our company with or into another entity or the sale or other disposition of all or substantially all of our assets; (iii) the last calendar day of the month in which we determine that the distribution and shareholder servicing fee paid with respect to the Class T shares held by a stockholder would be in excess of four percent of the total gross purchase price of the Class T shares held by such stockholder (excluding Class T shares sold pursuant to our DRIP); or (v) the last calendar day of the month in which we determine that the total account-level underwriting compensation from whatever source paid with respect to the Class T shares held by a stockholder, including the aggregate distribution and shareholder servicing fees, equals ten percent of the total gross purchase price at the time of purchase of such Class T shares (excluding Class T shares sold pursuant to our DRIP). We cannot predict if or when certain of the foregoing events will occur. Our transfer agent (subject to review by our dealer manager) will be responsible for determining when the foregoing underwriting compensation limits have been reached. With respect to the conversion of Class T shares into Class A shares, each Class T share will convert without any action on the part of the holder thereof into a number of Class A shares equal to such Class T share multiplied by a fraction, the numerator of which is the most recent NAV per Class T share and the denominator of which is the most recent NAV per Class A share. Stockholders will receive notice that their Class T shares have been converted into Class A shares in accordance with industry practice at that time, which we expect to be either a transaction confirmation from the transfer agent, notification from the transfer agent or notification through the next account statement following the conversion.
The distribution and shareholder servicing fee will be allocated on a class-specific basis. While the per share distribution amount declared on each of our classes of common stock will be the same, we will adjust the final amounts paid for class-specific expenses, which we expect will result in different final distribution amounts for each class of shares. Specifically, we expect to reduce the amount of distributions that would otherwise be paid on Class T shares to account for the ongoing distribution and shareholder servicing fees payable on Class T shares. In addition, as a result of the allocation of class-specific expenses, the Class T shares could have a different NAV per share. If the NAV of our classes are different, then changes to our assets and liabilities that are allocable based on NAV may also be different for each class. Our dealer manager will be responsible for reviewing the information provided by our transfer agent with respect to the amounts paid as distribution and shareholder servicing fees, and will monitor the balances applicable to each Class T share and provide notice to us and to the shareholder as to the status of each Class T share and the conversion of the Class T share into Class A shares.
In the event of any voluntary or involuntary liquidation, dissolution or winding up of us, or any liquidating distribution of our assets, then such assets, or the proceeds therefrom, will be distributed between the holders of Class A shares and Class T shares ratably in proportion to the respective NAV for each class. Each holder of shares of a particular class of common stock will be entitled to receive, ratably with each other holder of shares of such class, that portion of such aggregate assets available for distribution as the number of outstanding shares of such class held by such holder bears to the total number of outstanding shares of such class then outstanding.
Q: What is your investment approach?
A: The cornerstone of our investment strategy is our Advisor’s discipline in acquiring commercial properties that offer a blend of current and potential income based on in place occupancy plus significant potential for growth in income and value from re-tenanting, repositioning, redevelopment, and operational enhancements. We refer to this strategy as “value-oriented” or the “Hartman Advantage.” We rely upon the value-oriented or Hartman Advantage strategy to evaluate numerous potential commercial real estate acquisition and investment opportunities per each completed acquisition or investment.
We have and continue to intend to acquire, develop and operate a diverse portfolio of value-oriented commercial properties, including office, retail industrial and warehouse properties located primarily in Texas. The commercial properties we intend to acquire may be existing income-producing properties, properties developed by an affiliate of our Advisor, newly constructed properties or properties under development or construction. We intend to target properties that are located in high traffic areas, have adequate parking, have good curb appeal, have occupancy rates of at least 50%, and have a diversified tenant mix or a creditworthy single tenant.
We expect that the properties we acquire will generally have a purchase price of between $5 and $15 million. We intend to target office buildings with occupancy rates of at least 50%, a good tenant mix or creditworthy single tenant(s), good access and adequate parking. We will seek to acquire office properties which we believe we can increase in value through aggressive leasing. We intend to target retail properties located in high traffic residential areas with a mix of local, regional and national credit tenants that are leasing between 40,000 and 200,000 square feet. The retail properties we target will also have adequate parking and curb appeal and possess strong mix of other tenants such as restaurants, professional service retailers, beauty salons, clothing retailers and other soft goods retailers. We will seek to acquire light industrial properties in excess of 75,000 square feet, with a diverse tenant mix, which may contain offices, light manufacturing and small warehouse space. We do not intend to target large industrial distribution centers, heavy manufacturing or heavy industrial properties.
We intend to primarily target investments located in Texas, although we may make selective investments in other regions and markets throughout the United States based on our view of existing and future market conditions. We do not intend to make investments in properties located outside of the United States. See the “Investment Objectives, Strategy, and Policies” section of this prospectus for a more complete description of our investment policies and charter-imposed investment restrictions.

Q: Are there any risks involved in an investment in your shares?
A: Investing in shares of our common stock involves a high degree of risk. You should carefully review the “Risk Factors” section of this prospectus, which contains a detailed discussion of the material risks that you should consider before you invest in shares of our common stock. The risks relating to an investment in our shares include the following:
•We have a limited operating history and there is no assurance that we will achieve our investment objectives.
•Shares of our common stock are illiquid. No public market currently exists for our shares, and our charter does not require us to liquidate our assets or list our shares on an exchange by any specified date, nor does it ever require that we provide a liquidity event for our stockholders. If you purchase shares in this offering, it will be difficult for you to sell your shares, and if you are able to sell your shares, you will likely sell them at a substantial discount.
•There are restrictions and limitations on your ability to have all or a portion of your shares of our common stock repurchased under our share repurchase program, and if you are able to have your shares repurchased pursuant to our share repurchase program, it may be for a price less than the price you paid for the shares and the then current value of the shares.
•The offering price of our shares of common stock for this offering is based on our estimated NAV per share of each of the classes of our common stock as of December 31, 2018 plus the applicable upfront selling commissions and dealer manager fees. As and when we continue to raise capital from the sale of shares of common stock in this offering and invest in additional real estate properties, our assets and liabilities, and the estimated NAV per share of our common stock, will vary significantly from their amounts as of December 31, 2018. The price of our shares may be adjusted periodically to reflect changes in the estimated value of our assets, and therefore, future adjustments may result in an offering price lower than the price you paid for your shares.
•This is considered to be a “blind pool” offering because you will not have the opportunity to evaluate our future investments prior to purchasing shares of our common stock.
•We are dependent on our Advisor and its affiliates to select investments and conduct our operations and this offering. Adverse changes in the financial condition of our Advisor or our relationship with our Advisor could adversely affect us. We are dependent on our dealer manager to promote this offering.
•There are substantial conflicts of interest regarding compensation, investment opportunities and management resources among our Advisor, our dealer manager and their affiliates and us. We pay certain fees and expenses to our advisor and its affiliates as described in detail herein under “Management Compensation Table.” These fees were not negotiated at arm’s-length and therefore may be higher than fees payable to unaffiliated parties.
•This is a “best efforts” offering. If we are unable to raise substantial funds then we may lack diversification in our investments and our ability to achieve our investment objectives could be adversely affected.
•We have incurred net losses in each of the years in which we have been in existence. Our losses can be attributed in part, to the initial start-up costs and operating expenses incurred prior to making investments in properties. In addition, depreciation and amortization expenses substantially reduce our income. We cannot assure you that we will be profitable in the future or that we will realize growth in the value of our assets.
•We expect to incur debt, which could adversely impact your investment if the value of the property securing the debt falls or if we are forced to refinance the debt during adverse economic conditions.
•The amount of distributions we may make is uncertain. Our distributions may exceed our earnings, particularly during the period before we have acquired a substantial portfolio of real estate assets. Our distributions may be paid from other sources such as borrowings or offering proceeds or may be paid by the return of capital or the deferral of fees and expense reimbursements by our advisor, in its sole discretion. Payment of distributions from sources other than our cash flow from operations reduces the funds available to us for investments in properties, which could reduce your overall return. We have not established a limit on the amount of proceeds from this offering that we may use to fund distributions. Therefore, portions of the distributions that we make may represent a return of capital to you, which will lower your tax basis in our shares. We have paid, and may continue to pay, distributions from the proceeds of our offering.
•There are limits on the ownership and transferability of our shares. See “Description of Capital Stock-Restrictions on Ownership and Transfer.”
•If we fail to maintain our qualification as a REIT, and no relief provisions apply, our NAV and cash available for distribution to our stockholders could materially decrease.

What are your investment objectives?
Our principal investment objectives are to:
•preserve, protect and return our stockholders’ capital contribution;
•pay attractive and stable cash distributions to our stockholders;
•realize growth in the value of our investments; and
•enable stockholders to realize a return on their investment through a liquidity event within three to seven years after the termination of our follow-on offering.
Our charter does not require that we consummate a transaction to provide liquidity to stockholders on any date certain or at all; therefore, we may continue indefinitely. As a result, you should purchase shares of our common stock only as a long-term investment, and you must be prepared to hold your shares for an indefinite length of time. See the “Investment Objectives, Strategy, and Policies” section of this prospectus for a more complete description of our investment policies and charter-imposed investment restrictions.
Q: What is the role of the board of directors?
A: We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. We have three members on our board of directors, two of whom are independent of our company, and our Advisor, our Sponsor and their affiliates. Our charter requires that a majority of our directors be independent. Our independent directors are responsible for reviewing the performance of our Advisor and approving the compensation paid to our Advisor and its affiliates. Our directors are elected annually by our stockholders. Our board of directors has established an audit committee. For more information on the members of our board of directors, see “Management.”
Q: Who is your Advisor and what are its responsibilities?
A: Hartman Advisors XXI, LLC is our Advisor and was formed as a Texas limited liability company on September 10, 2015. Our Advisor has limited operating history. Our Advisor is supported by its parent company, Hartman Advisors LLC and our Sponsor and its personnel, in providing services to us. Our Advisor will manage our day-to-day operations and our portfolio of real estate investments, and will provide marketing, investor relations and other administrative services on our behalf. Pursuant to an advisory agreement, our Advisor is responsible for the selection, negotiation, financing, portfolio management and disposition of our investments, subject to the limitations of our charter and the supervision of our board of directors.
Our Advisor performs its duties and responsibilities as our fiduciary under an advisory agreement. Our advisory agreement has a one-year term, subject to renewals by the board of directors for an unlimited number of successive one-year periods.
Q: Will your Advisor make an investment in you?
A: Yes. Hartman Advisors LLC, the parent company of our Advisor, owns 22,100 shares of our Class A common stock for which it paid $200,005 in connection with our initial capitalization.
Q: Who will operate and manage the properties acquired?
A: We expect to enter into management agreements with our property manager to provide property management services for the properties we acquire. Our property manager may subcontract with an affiliate or third party to provide day-to-day property management, construction management or other property specific functions, as applicable, for the properties it manages.
Q: What is the experience of your Sponsor?
A:  Our Sponsor, Hartman Income REIT Management, Inc., was formed as a Texas corporation on March 9, 2009. Our Sponsor is controlled by Allen R. Hartman, our chief executive officer and chairman of the board. Our Sponsor is a wholly owned subsidiary of Hartman Income REIT, Inc., a Maryland corporation which Mr. Hartman and his affiliates own approximately 16% of the voting common stock. Our Sponsor has sponsored four privately offered real estate programs and two public non-traded programs since its formation, none of which disclosed a date or time period in which the program might be liquidated and none of which have liquidated. Mr. Hartman and his affiliates have closed more than 90 commercial real estate transactions totaling over $500 million and has extensive experience acquiring, owning, managing and leasing commercial office, retail, light industrial and warehouse real properties. Mr. Hartman has assembled a team of real estate professionals who have been through multiple real estate cycles and have hands-on experience in acquisitions; asset, property and portfolio management; dispositions; development and leasing. Since 1983, Mr. Hartman and his affiliates have:
•Sponsored three publicly offered real estate programs (including this offering);
•Sponsored 18 privately offered real estate programs;
•Sponsored three privately held Delaware Statutory Trusts:
•raised over $350 million of equity in publicly and privately offered real estate programs; and
•acquired over 90 value-oriented, commercial office, retail, light industrial and warehouse real estate properties.

Q: Does your Sponsor also sponsor any other public, non-listed REITs or other investment programs?
A: As described in the section of this prospectus entitled “Prior Performance Summary,” affiliates of our Advisor have sponsored or co-sponsored six other real estate programs (collectively, “Hartman Programs”). One of the Hartman Programs is Hartman Short Term Income Properties XX, Inc., or “Hartman XX”, a public, non-traded REIT which terminated its public offering of shares in March 2016. Hartman XX has a similar investment strategy and investment objectives to our own, and as a result we may compete with Hartman XX for investment opportunities. We and our Advisor have developed procedures to resolve potential conflicts of interest in the allocation of investment opportunities between us and affiliates, including Hartman XX.
As of the date of this prospectus, only one of the six Hartman Programs is currently raising funds and only Hartman XX is currently seeking acquisitions for investment.
As the date of this prospectus, Hartman XX has no remaining offering proceeds available for investment. As a result, any additional investment funds will need to come from a new private or public offering of securities, additional borrowing, or from the proceeds of a sale of one or more of its assets. As set out in the section of this prospectus titled “Certain Conflict Resolution Measures-Resolution of Potential Conflicts of Interest in Allocation of Investment Opportunities,” our Advisor does not anticipate any investment opportunity conflict between Hartman XX and this offering after due consideration is given to the investment objectives of each program, the cash requirements of each program, the diversification of each program’s portfolio, the anticipated cash flow of the property, the income tax effect of the acquisition, the size of the investment, the amount of funds available to each program and the length of time such funds are available for investment. If all of these factors are substantially similar between two or more programs of our Sponsor or its affiliates, our Advisor will first offer to us those properties in which the purchase price is less than $15 million and those whose purchase price is $15 million or more would be offered first to other Hartman programs. Hartman XX may however, change its investment policies or objectives and as a result may compete with us for certain investment opportunities.
See “Conflicts of Interest-Our Affiliates’ Interests in Other Real Estate Programs” for additional discussion of Hartman XX and other programs sponsored by our Sponsor.
Q: Will you use leverage?
A: We intend to finance a portion of the purchase price of our investments by borrowing funds on either a secured or on an unsecured basis, such as a line of credit. Although there is no limit in our charter on the amount we can borrow to acquire a single real estate investment, we are prohibited by our charter from incurring debt financing such that our borrowings would be in excess of 300% of the value of our net assets. “Net assets” for purposes of this calculation is defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation, reserves for bad debts or other non-cash reserves, less total liabilities. Additionally, our board of directors has adopted a policy to generally limit our aggregate borrowings to approximately 50% of the aggregate value of our real property assets unless substantial justification exists that borrowing a greater amount is in our best interests. This policy limitation, however, does not apply to individual real property assets and only will apply once we have ceased raising capital under this or any subsequent offering and invested substantially all of our capital. As a result, we expect to borrow more than 50% of the contract purchase price of one or more of the real property assets we acquire to the extent our board of directors determines that borrowing these amounts is prudent.

Q: How will you structure the ownership and operation of your assets?
A: We plan to own substantially all of our assets and to conduct our operations through our operating partnership, Hartman vREIT XXI Operating Partnership L.P. We are the sole general partner of our operating partnership. As the sole general partner of our operating partnership, we have the exclusive power to manage and conduct the business of our operating partnership. Our wholly owned subsidiary, Hartman vREIT XXI Holdings, LLC, which we refer to as our “limited partner,” and Hartman vREIT XXI SLP, LLC, which we refer to as the “special interest limited partner,” are the initial limited partners of our operating partnership. We refer to partnership interests and special partnership interests in our operating partnership, respectively, as “limited partnership interests” and “special limited partnership interests.” We will present our financial statements on a consolidated basis with our operating partnership. Because we plan to conduct substantially all of our operations through our operating partnership, we are organized in what is referred to as an “UPREIT” structure (as defined below).
Q: What is an “UPREIT”?
A: UPREIT stands for “Umbrella Partnership Real Estate Investment Trust.” An UPREIT is a REIT that holds all or substantially all of its properties through a partnership in which the REIT holds a general partner or limited partner interest, approximately equal to the value of capital raised by the REIT through sales of its capital stock.
Using an UPREIT structure may give us an advantage in acquiring properties from persons who may not otherwise sell their properties because of unfavorable tax results. Generally, a sale of property directly to a REIT is a taxable transaction to the selling property owner. In an UPREIT structure, a seller of a property who desires to defer taxable gain on the sale of its property may transfer the property to the UPREIT’s operating partnership in exchange for limited partnership units in the operating partnership and defer taxation of gain until the seller later sells its limited partnership interests or exchanges its limited partnership interests for shares of the common stock of the REIT.
Q: What is an “emerging growth company” and what is its impact on us?
A: We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and as a result we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies.
Section 107 of the JOBS Act provides that an emerging growth company can use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This permits an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to opt out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act. This election is irrevocable.
An emerging growth company is not required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and is eligible for certain reduced disclosure obligations regarding executive compensation and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. However, because we are not a large accelerated filer or an accelerated filer under Section 12b-2 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and will not be for so long as our shares of common stock are not traded on a securities exchange, we are not subject to auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002. In addition, so long as we are externally managed by our Advisor, we do not expect to be subject to executive compensation disclosure requirements or be required to seek stockholder approval of executive compensation or “golden parachute” compensation arrangements pursuant to the Exchange Act.
We will remain an “emerging growth company” for up to five years, although we will lose that status on the earliest of (1) the last day of the fiscal year in which our annual gross revenues exceed $1 billion, (2) the date upon which we have issued more than $1 billion in non-convertible debt during the preceding three-year period or (3) the date on which we are deemed to be a “large accelerated filer” as defined under Rule 12b-2 under the Exchange Act..
We do not believe that being an emerging growth company will have a significant impact on our business or this offering. As stated above, we have elected to opt out of the extended transition period for complying with new or revised accounting standards available to emerging growth companies. Also, because we are not a large accelerated filer or an accelerated filer under Section 12b-2 of the Exchange Act, and will not be for so long as shares of our common stock are not traded on a securities exchange, we will not be subject to auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002 even once we are no longer an emerging growth company. In addition, so long as we are externally managed by our

Advisor and we do not directly compensate our executive officers, or reimburse our Advisor or its affiliates for the salaries, bonuses, benefits and severance payments for any persons who also serve as one of our executive officers or as an executive officer of our Advisor, we do not expect to include disclosures relating to executive compensation in our periodic reports or proxy statements and, as a result, do not expect to be required to seek stockholder approval of executive compensation and golden parachute compensation arrangements pursuant to Section 14A(a) and (b) of the Exchange Act.
Q: What conflicts of interest will your Advisor face?
A: Our Advisor and its affiliates, including our executive officers, our non-independent directors and our key real estate professionals, may experience conflicts of interest in connection with the management of our business and the other businesses of our Sponsor, including with Hartman XX, a public, non-listed REIT also sponsored by our Sponsor with a similar investment strategy to our own. Some conflicts of interest will face include the following:
•the directors, officers and key personnel of our Advisor must allocate their time between advising us and managing our Sponsor’s and our other affiliates’ businesses and the other real estate projects and business activities in which they may be involved, including Hartman XX;
•the compensation payable by us to our Advisor and other affiliates may not be on terms that would result from arm’s-length negotiations between unaffiliated parties, and fees such as the acquisition fees and investment management fees payable to our Advisor are based upon the cost of assets we acquire and are generally payable regardless of the performance of the investments we make, and thus may create an incentive for the Advisor to accept a higher purchase price for assets or to purchase assets that may not otherwise be in our best interest;
•the property management fees payable to our property manager will generally be payable regardless of the quality of services provided to us;
•our property manager is an affiliate of our Advisor and, as a result, may benefit from our Advisor’s determination to retain our assets while our stockholders may be better served by the sale or disposition of our assets;
•the real estate professionals acting on behalf of our Advisor must determine which investment opportunities to recommend to us and other entities affiliated with our Sponsor, including Hartman XX, which could reduce the number of potential investments presented to us; and
•other real estate programs sponsored by our Sponsor and offered through our dealer manager, may conduct offerings concurrently with this offering, and our Sponsor and dealer manager will face potential conflicts of interest arising from competition among us and these other programs for investors and investment capital.

See the “Conflicts of Interest” section of this prospectus for a detailed discussion of the various conflicts of interest relating to an investment in our shares, as well as the procedures that we have established to mitigate certain of these potential conflicts.
Q: What is the ownership structure of the company and the affiliated entities that perform services for the company?
A: The following chart shows our current ownership structure and our relationship with our Sponsor, our Advisor and their respective affiliates as of September 30, 2019:

Q: What fees do you pay to the Advisor and its affiliates?
A: We have no paid employees. Our Advisor and its affiliates will manage our day-to-day affairs. The following table summarizes all of the compensation and fees we will pay to our Advisor and its affiliates and our dealer manager, including amounts to reimburse their costs in providing services. These fees can be increased without shareholder consent. For a more detailed discussion of compensation, see the table included in the “Management Compensation” section of this prospectus, including the footnotes thereto. The selling commissions and dealer manager fee may vary for different categories of purchasers. See the “Plan of Distribution” section of this prospectus for a more detailed discussion of the selling commissions and fees we will pay. Unless otherwise specifically noted, the table below assumes that we sell the maximum amount of $180,000,00 in shares in our follow-on offering and no shares pursuant to our DRIP, 50% of the shares sold in this offering are Class A shares and 50% are Class T shares, we sell all shares at the highest possible selling commissions and dealer manager fees and there are no discounts in the price per share. We will cease paying all underwriting compensation related to this offering, including selling commissions, the dealer manager fee, the distribution and shareholder servicing fees and any other underwriting compensation payable from whatever source, when total underwriting compensation paid with respect to this offering equals 10% or more of the gross proceeds from the follow-on offering.

Compensation/ Reimbursement and Recipient	Description and Method of Computation	Estimated Maximum Dollar Amount
Organization and Offering Stage
Selling Commissions – Dealer Manager	We will pay selling commissions of up to 7.0% of gross offering proceeds from the sale of Class A shares in the follow-on offering and up to 3.0% of gross offering proceeds from the sale of Class T shares in the follow-on offering.
All or a portion of selling commissions may be re-allowed to participating broker-dealers.
We will not pay selling commissions with respect to shares of either class sold pursuant to our DRIP.

The actual amount will depend on the number of Class A and Class T shares sold and the price of each Class A and Class T share. Aggregate upfront selling commissions will equal approximately $6,300,000 for Class A shares and $2,700,000 for Class T shares, based upon the assumptions set forth in the introductory paragraph above.

Dealer Manager Fee – Dealer Manager
We will pay a dealer manager fee of up to 3.0% of gross offering proceeds from the sale of Class A shares and Class T shares in the follow-on offering.
Our dealer manager may re-allow all or a portion of the dealer manager fee to participating broker-dealers
 We will not pay dealer manager fees in connection with shares of either class sold pursuant to our DRIP.
$5,400,000 based upon the assumptions set forth in the introductory paragraph above.
Distribution and Shareholder Servicing Fee – Dealer Manager
Annual fee that accrues daily with respect to our Class T shares. We will begin accruing and paying the distribution and shareholder servicing fee during our organization and offering stage, once we have outstanding Class T shares. The distribution and shareholder servicing fee will continue to be paid during our operational stage. See “Operational Stage – Distribution and Shareholder Servicing Fee – Dealer Manager” below for details regarding the payment of the distribution and shareholder servicing fee.
See “Operational Stage – Distribution and Shareholder Servicing Fee – Dealer Manager” below for details regarding the estimated amount of the distribution and shareholder servicing fee.

Reimbursement of Other Organization and Offering Expenses –Advisor and its affiliates

We will reimburse our Advisor and its affiliates for organization and offering expenses (other than the selling commissions, dealer manager fees and distribution and shareholder servicing fees) incurred on our behalf, but only to the extent that such reimbursements would not cause the selling commissions, dealer manager fees, distribution and shareholder servicing fees and other organization and offering expenses borne by us to exceed 15% of the gross offering proceeds from the sale of shares in this offering as of the date of reimbursement. If we raise the maximum offering amount, we expect that organization and offering expenses (other than the selling commissions, dealer manager fees and distribution and shareholder servicing fees) will be approximately 1.5% of the gross offering proceeds.
$2,700,000
Operational Stage
Acquisition and Advisory Fees –Advisor or its affiliates
We will pay our Advisor or its affiliates 2.5% of the cost of each investment we acquire, which includes the amount actually paid or allocated to fund the purchase, development, construction or improvement of each investment, including acquisition expenses and any debt attributable to each investment.
$4,125,000 (assuming no debt financing to purchase assets) $16,500,000 (assuming debt financing equal to 75% of the aggregate value of our real property assets)

Distribution and Shareholder Servicing Fee-Dealer Manager	Annual fee for each outstanding Class T share purchased in our follow-on offering for four years from the date such share is issued equal to 1.0% of the share purchase price per share for Class T shares. The distribution and shareholder servicing fee will accrue daily based on the number of Class T shares outstanding on each day that were sold in the follow-on offering within the previous four years of such date. We will not pay a distribution and shareholder servicing fee with respect to Class T shares sold under our DRIP, although the expense of the distribution and shareholder servicing fee payable with respect to Class T shares sold in our follow-on offering will be allocated among all Class T shares, including those sold under our DRIP. We pay the distribution and shareholder servicing fee monthly in arrears. Our dealer manager may reallow the distribution and shareholder servicing fee to participating broker-dealers. Each Class T share will automatically convert without any action on the part of the holder thereof into a Class A share on the last calendar day of the month following the fourth anniversary of the date upon which such Class T share was issued. We will cease paying the distribution and shareholder servicing fee on an outstanding Class T share, and convert such outstanding Class T share to a Class A share, prior to the fourth anniversary of its issuance on the earliest to occur of the following: (i) a listing of the Class A shares on a national securities exchange; (ii) a merger or consolidation of our company with or into another entity or the sale or other disposition of all or substantially all of our assets; (iii) the last calendar day of the month in which we determine that the distribution and shareholder servicing fee paid with respect to the Class T shares held by a stockholder would be in excess of four percent of the total gross purchase price of the Class T shares held by such stockholder (excluding Class T shares sold pursuant to our DRIP); or (iv) the last calendar day of the month in which we determine that the total account-level underwriting compensation from whatever source paid with respect to the Class T shares held by a stockholder, including the aggregate distribution and shareholder servicing fees, equals ten percent of the total gross purchase price at the time of purchase of such Class T shares (excluding Class T shares sold pursuant to our DRIP). We cannot predict if or when certain of the foregoing events will occur.	$0.1248 annually per Class T share based on an offering price of $12.48 per Class T shares.
Acquisition Expenses –Advisor or its affiliates
In addition to the acquisition fees payable to our Advisor and its affiliates, we will reimburse our Advisor and its affiliates for all actual expenses incurred in connection with the acquisition or development of a property, whether or not the asset is ultimately acquired by us, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, brokerage or finder’s fees, title insurance, premium expenses and other closing costs. In no event will the total of all acquisition fees (including debt financing fees) and acquisition expenses relating to the purchase of an investment exceed 6.0% of the contract purchase price of the investment, unless such excess is approved by a majority of our board of directors, including a majority of our independent directors.
Actual amounts are dependent upon the amount of any debt obtained and therefore cannot be determined at the present time.

Debt Financing Fee –Advisor or its affiliates
We will pay our Advisor or its affiliates a debt financing fee equal to 1.0% of the amount available under any loan or line of credit originated or assumed, directly or indirectly, in connection with the acquisition, development, construction, improvement of properties or other permitted investments, which will be in addition to the acquisition fee paid to our Advisor . Our Advisor will use some or all of this entire amount to reimburse third parties with whom it subcontracts to coordinate financing for us.
Actual amounts are dependent upon the amount of any debt obtained and therefore cannot be determined at the present time.
Development Fee – Property Manager
If our property manager provides development services, we will pay our property manager a development fee in an amount that is usual and customary for comparable services rendered to similar projects in the geographic market of the project; provided, however, that we will only pay a development fee if a majority of our board of directors, including a majority of our independent directors, determines that such development fee is fair and reasonable and on terms and conditions not less favorable than those available from unaffiliated third parties.
Actual amounts are dependent upon usual and customary development fees for specific projects and therefore the amount cannot be determined at the present time
Property Management and Leasing Fees – Property Manager	We will pay our property manager property management fees equal to 5.0% of the Effective Gross Revenues (as defined below) of retail, industrial and warehouse properties under management. We will pay our property manager property management fees equal to (i) 4.0% of the Effective Gross Revenues of office properties under management with less than 100,000 square feet or with gross annual revenues under $1,000,000 and (ii) 3.0% of the Effective Gross Revenues of office properties under management with more than 100,000 square feet and/or gross annual revenues of $1,000,000 or more. “Effective Gross Revenues” for these purposes means all payments actually collected from tenants and occupants of properties under management, exclusive of (i) security and deposits (unless and until such deposits have been applied to the payment of current or past due rent) and (ii) payments received from tenants in reimbursement of expenses of repairing damage caused by tenants. In the event that we contract directly with a third-party property manager to manage a property, we will pay our property manager an oversight fee equal to 1.0% of the gross revenues of the property. In no event will we pay both a property management fee and an oversight fee to our property manager with respect to any particular property.
In addition to the property management fees or oversight fees, if our property manager provides leasing services with respect to a property, we will pay our property manager leasing fees in an amount equal to the leasing fees charged by unaffiliated persons rendering comparable services in the same geographic location of the applicable property; provided, that such fees shall only be paid if a majority of our board of directors, including a majority of our independent directors, determines that such fees are fair and reasonable in relation to the services being performed.
Our property manager may subcontract the performance of its property management and leasing duties to third parties and our property manager will pay a portion of its property management, oversight or leasing fees, as applicable, to any third parties with whom it subcontracts.

Actual amounts are dependent upon gross revenues of specific properties and actual management fees or property management fees and customary leasing fees and therefore cannot be determined at the present time.

We will reimburse the costs and expenses incurred by our property manager on our behalf, including the wages and salaries and other employee-related expenses of all employees of our property manager or its subcontractors who are engaged in the operation, management, maintenance or access control of our properties, including taxes, insurance and benefits relating to such employees, and travel and other out-of-pocket expenses that are directly related to the management of specific properties.  Furthermore, other charges, including fees and expenses of third-party professionals and consultants, will be reimbursed, subject to the limitations on fees and reimbursements contained in our charter.

Construction Management Fee — Property Manager
If our property manager provides construction management services related to the improvement or finishing of tenant space in our real estate properties, we will pay our property manager a construction management fee in an amount that is usual and customary for comparable services rendered to similar projects in the geographic market of the project; provided, however, that we will only pay a construction management fee if a majority of our board of directors, including a majority of our independent directors, determines that such construction management fee is fair and reasonable and on terms and conditions not less favorable than those available from unaffiliated third parties.
Actual amounts are dependent on amounts spent on future tenant improvements and cannot be determined at this time.
Asset Management Fee –Advisor or its affiliates
We will pay our Advisor or its affiliates a monthly fee equal to one-twelfth of 0.75% of the higher of (i) the cost or (ii) the value of each property we acquire. For these purposes, the cost of a property will equal the amount actually paid or budgeted (excluding acquisition fees and expenses) in respect of the purchase, development, construction or improvement of the property, including the amount of any debt attributable to the asset (including debt encumbering the asset after its acquisition), and the value of a property will be the value established by the most recent independent valuation report with respect to such property, if any, without reduction for depreciation, bad debts or other non-cash reserves.  The asset management fee will be based only on the portion of the cost or value attributable to our investment in an asset if we do not own all of the asset.
Actual amounts are dependent upon aggregate asset value and therefore cannot be determined at the present time.
Operating Expenses –Advisor
We will reimburse our Advisor for all actual expenses paid or incurred by our Advisor in connection with the services provided to us, including our allocable share of the Advisor’s overhead, such as rent, personnel costs, utilities and IT costs; provided, however, that we will not reimburse our Advisor or its affiliates for employee costs in connection with services for which our Advisor or its affiliates receive acquisition, disposition, debt financing, or asset management fees or for the personnel costs our Advisor pays with respect to persons who serve as our executive officers.
Actual amounts are dependent upon expenses paid or incurred and the limitations on total operating expenses set forth in our charter, and therefore cannot be determined at the present time
Liquidation Stage

Disposition Fee —Advisor or affiliates
If our Advisor or affiliate provides a substantial amount of services, as determined by our independent directors, in connection with the sale of one or more assets, it will receive a disposition fee equal to the lesser of: (A) one-half of the brokerage commission paid or (B) 3% of the sales price of each property sold; provided, however, in no event may the aggregate of the disposition fees paid to our property manager and any real estate commissions paid to unaffiliated third parties exceed the lesser of the competitive real estate commission or an amount equal to 6.0% of the contract sales price. With respect to a property held in a joint venture, the foregoing commission will be reduced to a percentage of such amount reflecting our economic interest in the joint venture.
Actual amounts are dependent upon the sales price of specific investments and therefore cannot be determined at the present time.
Special Limited Partnership Interest — Hartman vREIT XXI SLP, LLC	The holder of the special limited partnership interests, Hartman vREIT XXI SLP, LLC, a wholly-owned subsidiary of the parent company of our Advisor, was issued the special limited partnership interests upon its initial investment of $1,000 in our operating partnership. The holder of special limited partnership interests will be entitled to receive distributions equal to 15.0% of our sales proceeds from the disposition of assets, but only after our stockholders have received, in the aggregate, cumulative distributions equal to their total invested capital plus a 6.0% cumulative, non-compounded annual pre-tax return on such aggregated invested capital. In addition, the special limited partnership interest holder is entitled to a payment upon the redemption of its special limited partnership interests. The special limited partnership interests will be redeemed upon: (1) the listing of our common stock on a national securities exchange; (2) the occurrence of certain events that result in the termination or non-renewal of our advisory agreement other than by us for “cause” (as defined in our advisory agreement); or (3) the termination of our advisory agreement by us for cause. In the event of the listing of our shares of common stock or a termination of the advisory agreement other than by us for cause, the special limited partnership interests will be redeemed for an aggregate amount equal to the amount that the holder of the special limited partnership interests would have been entitled to receive, as described above, if our operating partnership had disposed of all of its assets at their fair market value and all liabilities of our operating partnership had been satisfied in full according to their terms as of the date of the event triggering redemption. Payment of the redemption price to the holder of the special limited partnership interests will be paid, at the holder’s discretion, in the form of (i) limited partnership interests in our operating partnership, (ii) shares of our Class A common stock, or (iii) a non-interest bearing promissory note. If the event triggering the redemption is a listing of our shares on a national securities exchange only, the fair market value of the assets of our operating partnership will be calculated taking into account the average share price of our shares for a specified period. If the event triggering the redemption is an underwritten public offering of our shares, the fair market value will take into account the valuation of the shares as determined by the initial public offering price in such offering, If the triggering event of the redemption is the termination or non-renewal	Actual amounts depend on future liquidity events, and therefore cannot be determined at this time.

of our advisory agreement other than by us for cause for any other reason, the fair market value of the assets of our operating partnership will be calculated based on an appraisal or valuation of our assets. In the event of the termination or nonrenewal of our advisory agreement by us for cause, all of the special limited partnership interests will be redeemed by our operating partnership for the aggregate price of $1.

Q: How does the payment of fees and expenses affect my invested capital?
A: We will pay selling commissions and dealer manager fees in connection with this offering. In addition, we will reimburse our Advisor for organizational and offering expenses and we will pay our Advisor and its affiliate’s acquisition, disposition, debt financing and other fees for services provided to us, as described in this prospectus. In addition, we will pay our property manager property management and other fees. The payment of these fees and expenses will reduce the funds available to us for investment in real estate assets. The payment of fees and expenses will also reduce the book value of your shares of common stock. However, you will not be required to pay any additional amounts in connection with the fees and expenses described in this prospectus.
Q: How many real estate investments do you currently own?
A: We currently own seven properties and a 2.47% joint venture interest in a real estate special purpose entity which owns 39 properties. We own 700,302.45 common shares of an affiliate, Hartman Short Term Income Properties XX, Inc. which we received effective March 1, 2019 in connection with an exchange of 3.42% or our previous 5.89% membership interest in Hartman SPE LLC.
For additional information regarding our current investments, see the section of this prospectus entitled “Our Real Estate Investments.” Because we have acquired only a limited number of assets thus far and we have not yet identified any specific additional assets to acquire, we are still considered to be a “blind pool.” We intend to continue to acquire, develop and own a diversified portfolio of value-oriented commercial properties located primarily in Texas. We will describe material changes to our portfolio, including significant property acquisitions and dispositions, by means of supplements to this prospectus.
Q: How have your investments performed?

A: We believe this question is best answered with a summary presentation of our selected financial data. The following selected financial data should be read in conjunction with our consolidated financial statements and the notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2019 and our Annual Report on Form 10-K for the year ended December 31, 2018, which are incorporated by reference into this prospectus. Our historical results are not necessarily indicative of results for any future period.

		As of December 31,
Balance Sheet Data	September 30, 2019 (unaudited)	2018	2017
Total real estate assets, at cost	$35,498,649	$29,674,731	$7,260,560
Total real estate assets, net	31,651,664	28,465,339	6,857,705
Total assets	71,912,000	43,502,239	18,287,360
Notes payable, net	5,875,278	14,086,330	3,480,295
Total liabilities	7,896,562	15,183,958	3,944,224
Total special limited partnership interests	1,000	1,000	1,000
Total stockholders’ equity	64,014,438	28,317,281	14,342,136

	Nine months ended	For the year ended December 31,
Operating Data	September 30, 2019 (unaudited)	2018	2017
Total revenues	$4,643,347	$1,550,246	$918,144
Equity in loss of unconsolidated entity	-	(396,979)	(270,901)
Net loss	(1,447,359)	(1,292,229)	(1,537,566)
Net loss per common share - basic and diluted	(0.28)	(0.48)	(1.44)

	Nine Months ended	For the year ended December 31,
Other Data	September 30, 2019 (unaudited)	2018	2017
Cash flow (used in) provided by
Operating activities	$1,807,062	$(736,988)	$(1,133,956)
Investing activities	(6,387,743)	(21,568,048)	(11,095,289)
Financing activities	29,333,155	25,712,331	14,563,175
Distributions paid in cash	(1,191,245)	(788,270)	(321,394)
Distributions declared for common shares (1)	(2,892,483)	2,041,786	795,387
Weighted average number of common shares outstanding, basic and diluted	5,228,371	2,716,593	1,069,005
FFO (2)	1,601,353	913,123	(350,359)
MFFO (2)	$1,784,472	$1,033,105	$724,062

(1) We paid our first monthly distribution payment in January 2017. See “Distribution Policy” in our Annual Report on Form 10-K for the year ended December 31, 2018.

(2) GAAP basis accounting for real estate utilizes historical cost accounting and assumes real estate values diminish over time. In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, established the measurement tool of funds from operations (“FFO”). Since its introduction, FFO has become a widely used non-GAAP financial measure among REITs. Additionally, we use modified funds from operations (“MFFO”) as defined by the Institute for Portfolio Alternatives as a supplemental measure to evaluate our operating performance. MFFO is based on FFO but includes certain adjustments we believe are necessary due to changes in accounting and reporting under GAAP since the establishment of FFO. Neither FFO nor MFFO should be considered as alternatives to net loss or other measurements under GAAP as indicators of our operating performance, nor should they be considered as alternatives to cash flow from operating activities or other measurements under GAAP as indicators of liquidity. For additional information on how we calculate FFO and MFFO and a reconciliation of FFO and MFFO to net loss, see our Annual Report on Form 10-K, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Funds From Operations and Modified Funds From Operations.”

Q: Will you acquire properties or other assets in joint ventures?
A: We have and may continue to acquire properties and other investments through joint ventures in order to diversify our portfolio by investment size, investment type or investment risk. In determining whether to invest in a particular joint venture, our Advisor will evaluate the real estate assets that such joint venture owns or is being formed to own under the same criteria as our other investments. We may enter into joint ventures with affiliates of our Advisor or with third parties. For additional information regarding our current investments, see the section of this prospectus entitled “Our Real Estate Investments.”
Q: If I buy shares, will I receive distributions and how often?
A: Our board of directors has authorized and declared distributions based on daily record dates, and we expect to aggregate and pay these distributions on a monthly basis. By “daily record dates,” we mean that distributions will be calculated based on common stock holders of record as of the close of business each day in the monthly period. Therefore, assuming we declare daily distributions during the period in which you own shares of our common stock, your distributions will begin to accrue on the date we accept your subscription for shares of our common stock, which is subject to, among other things, your meeting the applicable suitability requirements for this offering. We have not established a minimum distribution level, and our charter does not require that we make distributions to our stockholders.

Our board of directors’ discretion as to the payment of distributions will be directed, in substantial part, by its determination to cause us to comply with the REIT requirements. To maintain our qualification as a REIT, we will be required to make aggregate annual distributions to our common stock holders of at least 90% of our REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain). Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant.
Our board of directors considers many factors before authorizing a cash distribution, including current and projected cash flow from operations, capital expenditure needs, general financial conditions and REIT qualification requirements. We expect to have little, if any, cash flow from operations available for cash distributions until we make substantial investments. It is therefore likely that, at least during the early stages of our development, and from time to time during our operational stage, our board will authorize and we will declare cash distributions that will be paid in advance of our receipt of cash flow that we expect to receive during a later period. In these instances where we do not have sufficient cash flow to cover our distributions, we expect to use the proceeds from this offering, the proceeds from the issuance of securities in the future or proceeds from borrowings to pay distributions. We may borrow funds, issue new securities or sell assets to make distributions, all or a portion of which could be deemed a return of capital. We may also fund distributions from third-party borrowings or from advances from our Advisor or Sponsor or from our Advisor’s deferral of its fees, although we have no present intent to do so. If we fund cash distributions from borrowings, sales of assets or the net proceeds from this offering, we will have fewer funds available for the acquisition of assets and your overall return may be reduced. Further, to the extent cash distributions are in excess of our current and accumulated earnings and profits, a stockholder’s basis in our stock will be reduced and, to the extent distributions exceed a stockholder’s basis, the stockholder may recognize capital gain. Our organizational documents do not limit the amount of distributions we can fund from sources other than from our current and accumulated earnings and profits.
Our board of directors may authorize and we may declare distributions to be paid in our common stock, in addition to or in place of some or all of our cash distributions for any particular period.
Our board of directors first declared and authorized cash and stock distributions to our stockholders on December 1, 2016, and we paid our first distribution on January, 20, 2017. We have paid distributions in each month thereafter, but there is no guarantee that such payments will continue into the future. For additional information regarding our distributions see the section of the prospectus entitled “Description of Shares-Distributions.”
Q: May I reinvest my distributions in additional shares?
A: Yes. You may participate in our DRIP and elect to have the cash distributions you receive reinvested in additional shares of the same class of common stock that you own, at a price of $11.70 per Class A share and $11.23 per Class T share, which is equal to the estimated NAV per share of each class of our common stock as of December 31, 2018. Going forward, we will offer shares to our stockholders pursuant to our DRIP at a price equal to the most recently determined estimated NAV per share for each respective class of common stock. We intend to determine an updated estimated NAV per share every year as of a date on or about the last day of our fiscal year, or more frequently, in the sole discretion of our board of directors, and intend to disclose that updated estimated NAV per share in our annual report on Form 10-K or a current report on Form 8-K that we file with the SEC. There are no upfront selling commissions or dealer manager fees when purchasing shares under our DRIP. Our DRIP may also be amended, suspended or terminated by our board of directors in its discretion upon at least 30 days’ prior written notice. Please see “Description of Capital Stock-Distribution Reinvestment Plan” for more information regarding our DRIP.
If you participate in our DRIP, you will be treated for federal income tax purposes as if you received a distribution (taxable as described in the following Q&A) in an amount equal to the value of the additional shares you receive, so that you may have a tax liability that you will have to fund from other sources.
Q: Will the distributions I receive be taxable as ordinary income?
A: The federal income tax treatment of distributions that you receive, including cash distributions that are reinvested pursuant to our distribution reinvestment plan, depends upon the extent to which they are paid from current or accumulated earnings and profits and, accordingly, treated as dividends and upon whether any portion of such distributions are designated as “qualified dividend income” or capital gain dividends, both of which are taxed at capital gains rates. Distributions from REITs that are treated as dividends but are not designated as “qualified dividend income” or capital gain dividends are treated as ordinary income and are not eligible to be taxed at the lower capital gains rates applicable to individuals for “qualified dividend income” from taxable corporations. For taxable years beginning after December 31, 2017 and before January 1, 2026, distributions from REITs that are treated as dividends but are not designated as “qualified dividend income” or capital gain dividends are taxed as ordinary income but are eligible for a deduction of up to 20% of the amount of the dividend in the case of U.S. non-corporate stockholders.
In certain circumstances, we may designate a portion of our distributions as qualified dividend income, e.g., if we receive qualified dividend income, but we do not expect to designate a substantial portion of our distributions as qualified dividend income. In addition, we may designate a portion of distributions as capital gain dividends taxable at capital gain rates to the extent we recognize net capital gains from sales of assets. A portion of your distributions may be considered return of capital for tax purposes. These amounts will not be subject to tax but will instead reduce the tax basis of your investment. This, in effect, defers a portion of your tax until your shares are redeemed, you sell your shares or we are liquidated, at which time you generally will be taxed at capital gains rates. Because each investor’s tax position is different, you should consult with your tax advisor. See “Federal Income Tax Considerations.”
Q: Will I receive a stock certificate?
A: No. You will not receive a stock certificate unless expressly authorized by our board of directors. All shares of our common stock are issued in book-entry form only. The use of book-entry registration protects against loss, theft or destruction of stock certificates and reduces offering costs.
Q: How will you use the proceeds raised in this offering?
A: We intend to use substantially all of the net proceeds from our offering to acquire, develop and own a diversified portfolio of value-oriented commercial properties, including office, retail industrial and warehouse properties located primarily in Texas. These properties may be existing properties, income producing properties developed by an affiliate of our Sponsor, newly constructed properties, or properties consisting of undeveloped raw land or properties otherwise under development or construction. For more information regarding the use of proceeds, see “Estimated Use of Proceeds.”
Q: What kind of offering is this?
In this follow-on offering we are offering up to $180,000,000 in any combination of two classes of shares of our common stock, Class A shares and Class T shares to the public, which we refer to as the “follow-on offering,” at a purchase price per share of $13.00 and $12.45 per Class A and Class T common share, respectively, which is equal to the estimated net asset value, or “NAV,” per share of our Class A common stock and Class T common stock as of December 31, 2018, respectively, plus applicable upfront selling commissions and dealer manager fees. The two share classes have different upfront selling commissions and different ongoing stockholder servicing fees. We are also offering up to $5,000,000 in any combination of shares of our common stock to our stockholders pursuant to our distribution reinvestment plan (“DRIP”), at a price of $11.70 per Class A share and $11.23 per Class T share, which is equal to the estimated NAV per share of or Class A shares and Class T shares, respectively, as of December 31, 2018. We reserve the right to reallocate the shares of common stock we are offering between the follow-on offering and our DRIP.

Our board of directors may, from time to time, in its sole and absolute discretion, change the price at which we offer shares to the public in the follow-on offering or pursuant to our DRIP to reflect changes in our estimated NAV per share, changes in applicable law and other factors that our board of directors deems relevant. If we determine to change the price at which we offer shares, we do not anticipate that we will do so more frequently than quarterly. We intend to update our estimated NAV per share at least annually.
Q: How does a “best efforts” offering work?
A: When shares of common stock are offered to the public on a “best efforts” basis, the broker-dealers participating in the offering are only required to use their best efforts to sell the shares of our common stock and therefore do not have a firm commitment or obligation to purchase any of the shares of our common stock. As a result, no specified dollar amount is guaranteed to be raised.

Q: Have you conducted any prior offerings?

A: We commenced an initial public offering of our common stock on June 24, 2016. As of September 30, 2019, we had accepted investors’ subscriptions for, and issued, 7,709,742 shares of our Class A common stock and 431,831 shares of our Class T common stock in our initial public offering, including 173,162 Class A shares and 8,612 Class T shares issued pursuant to our DRIP, resulting in aggregate gross offering proceeds of $79,915,643. We will terminate our initial public offering immediately prior to the commencement of this offering.

Q: How long will this offering last?
A: We may continue to offer shares of our common stock in this offering until December ,2022 (three years from the date of the commencement of this offering). Under rules promulgated by the SEC, in some circumstances in which we are pursuing the registration of shares of our common stock in a follow-on public offering, we could continue the follow-on offering until as late as June ,2023. In many states, we will need to renew the registration statement or file a new registration statement to continue this offering beyond one year from the date of this prospectus. We may terminate this offering at any time.
Q: How is an investment in shares of your common stock different from listed REITs?
A: An investment in shares of our common stock generally differs from an investment in listed REITs in a number of ways, including:
• Shares of listed REITs are priced by the trading market, which is influenced generally by numerous factors, not all of which are related to the underlying value of the entity’s real estate assets and liabilities. The estimated value of our real estate assets and liabilities will be used to determine our NAV rather than the trading market.
• An investment in our shares has limited or no liquidity and our share repurchase plan may be modified, suspended or terminated. In contrast, an investment in a listed REIT is a liquid investment, as shares can be sold on an exchange at any time.
• Listed REITs are often self-managed, whereas our investment operations are managed by our Advisor.
• Unlike the offering of a listed REIT, this offering has been registered in every state in which we are offering and selling shares. As a result, we include certain limits in our governing documents that are not typically provided for in the charter of a listed REIT. For example, our charter limits the fees we may pay to our Advisor and its affiliates, limits our ability to make certain investments, limits the aggregate amount we may borrow, requires our independent directors to approve certain actions and restricts our ability to indemnify our directors, our Advisor and its affiliates. A listed REIT does not typically provide for these restrictions within its charter. A listed REIT is, however, subject to the governance requirements of the exchange on which its stock is traded, including requirements relating to its board of directors, audit committee, independent director oversight of executive compensation and the director nomination process, code of conduct, shareholder meetings, related party transactions, shareholder approvals, and voting rights. Although we expect to follow many of these same governance guidelines, there is no requirement that we do so.
Q: Who can buy shares?
A: An investment in our shares of common stock is only suitable for persons who have adequate financial means and who will not need immediate liquidity from their investment. In general, you may buy shares of our common stock pursuant to this prospectus provided that you have either (1) a net worth of at least $70,000 and an annual gross income of at least $70,000 or (2) a net worth of at least $250,000. For the purpose of determining suitability, net worth does not include an investor’s home, home furnishings or personal automobiles. These minimum net worth and investment levels may be higher in certain states. See the section of this prospectus titled “Suitability Standards.”
Our Advisor and its affiliates and our directors and executive officers may purchase shares of our common stock. The sales commissions and dealer manager fees that are payable by other investors in this offering may be reduced or waived for our affiliates.
Q: Who might benefit from an investment in our shares?
A: An investment in our shares of common stock may be beneficial for you if you meet the minimum suitability standards described in this prospectus, seek to diversify your personal portfolio with a real estate-based investment, seek to preserve capital, seek to receive current income, seek to obtain the benefits of potential long-term capital appreciation, and are able to hold your investment for a time period consistent with our liquidity strategy. On the other hand, we caution persons who require immediate liquidity or guaranteed income, or who seek a short-term investment, that an investment in our shares of common stock will not meet those needs.

Q: Is there any minimum investment required?
A: Yes. We require a minimum investment of at least $10,000 ($5,000 for IRA and other ERISA plans). After you have satisfied the minimum investment requirement, any additional purchases must be in increments of at least $500. The investment minimum for subsequent purchases does not apply to shares purchased pursuant to our DRIP.
Q: Are there any special restrictions on the ownership or transfer of shares?
A: Yes. Our charter contains restrictions which prohibit the ownership of more than 9.8% in value of the aggregate of our outstanding shares of capital stock (which includes common stock and preferred stock we may issue) and more than 9.8% in value or number of shares, whichever is more restrictive, of the aggregate of our then outstanding common stock, unless exempted (prospectively or retroactively) by our board of directors. This prohibition may discourage large investors from purchasing our shares and may limit your ability to transfer your shares. To comply with tax rules applicable to REITs, we will require our record holders to provide us with detailed information regarding the beneficial ownership of our shares on an annual basis. These restrictions are designed to enable us to comply with ownership restrictions imposed on REITs by the Internal Revenue Code. Our Board has granted one exemption from this requirement to an outside director of one of our Affiliates. See the section of this prospectus titled “Description of Capital Stock-Restriction on Ownership of Shares of Capital Stock.”
Q: Are there any special considerations that apply to employee benefit plans subject to ERISA or other retirement plans that are investing in shares?
A: Yes. The section of this prospectus titled “ERISA Considerations” describes the effect the purchase of shares will have on benefit plan investors, such as individual retirement accounts and retirement plans subject to the Employee Retirement Income Security Act of 1974, as amended, or ERISA, or the Internal Revenue Code. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an individual retirement account should carefully read this section of the prospectus. See “Risk Factors-Retirement Plan Risks” and “Certain ERISA Considerations.”
Q: May I make an investment through my IRA, SEP or other tax-deferred account?
A; Yes. You may make an investment through your individual retirement account, or IRA, a simplified employee pension, or SEP plan or other tax-deferred account. In making these investment decisions, you should consult with your own counsel and consider, at a minimum, (i) whether the investment is in accordance with the documents and instruments governing your IRA, plan or other account, (ii) whether the investment satisfies the fiduciary requirements associated with your IRA, plan or other account, (iii) whether the investment will generate UBTI to your IRA, plan or other account, (iv) whether there is sufficient liquidity for such investment under your IRA, plan or other account, (v) the need to value the assets of your IRA, plan or other account annually or more frequently, and (vi) whether the investment would constitute a prohibited transaction under applicable law.
Q: How do I subscribe for shares?
A: If you choose to purchase shares in this offering, you will need to complete and sign a subscription agreement (in the form attached to this prospectus as an appendix) and pay for the shares at the time of your subscription. See the section of this prospectus titled “How to Subscribe."
Q: If I buy shares in this offering, how may I later sell them?
A: Our common stock is currently not listed on a national securities exchange and we will not seek to list our common stock unless and until such time as our board of directors determines that the listing of our common stock would be in the best interests of our stockholders. As a result, if you wish to sell your shares, you may not be able to do so promptly, or at all, or you may only be able to sell them at a substantial discount from the price you paid. In general, however, you may sell your shares to any buyer that meets the applicable suitability standards unless such sale would cause the buyer to own more than 9.8% of the aggregate of the value of our then outstanding shares of capital stock (which includes common stock, any preferred stock and convertible stock we may issue) or more than 9.8% of the value or number of shares, whichever is more restrictive, of the aggregate of our then outstanding Class A or Class T shares of common stock. See “Suitability Standards” and “Description of Shares-Restriction on Ownership of Shares of Capital Stock.”
In order to provide stockholders with the benefit of limited liquidity, our board of directors has adopted a share redemption program that enables our stockholders to sell their shares back to us after they have held them for at least three years, subject to significant conditions and limitations. The terms of our share redemption program are more flexible in cases involving the death or disability of a stockholder.
Redemptions of shares of our common stock, when requested, are at our sole discretion and generally will be made quarterly. We will limit the number of shares redeemed during any calendar year to 10.0% of the number of shares of our common stock outstanding on December 31 of the previous calendar year. In addition, we are only authorized to redeem shares using proceeds from our DRIP plus 1.0% of the operating cash flow from the previous fiscal year (to the extent positive) and any additional operating funds, if any, as our board of directors in its sole discretion may reserve for this purpose. Due to these limitations, we cannot guarantee that we will be able to accommodate all redemption requests.
We will redeem shares pursuant to our share redemption program of our common stock held for at least three years at a price equal to the then-current estimated NAV per share for the applicable share class, as determined by our board of directors.
We will redeem shares of our common stock at the purchase price of the shares, in the event of the death or qualified disability of a stockholder within three years of purchase of the shares. Redemptions of shares held for three years or more for the death or qualified disability of a stockholder will be redeemed as we would any other redemption request.
The share redemption program will immediately terminate if our shares are listed on any national securities exchange. In addition, our board of directors may suspend (in whole or in part) the share redemption program at any time and from time to time upon notice to our stockholders and amend or terminate the share redemption program at any time upon 30 days’ prior written notice to our stockholders. Further, our board of directors reserves the right, in its sole discretion, to reject any requests for redemptions. For additional information on our share redemption program, see the section of this prospectus titled “Description of Shares-Share Redemption Program.”
Q:  Will you provide stockholders with information concerning the estimated value of their shares of common stock?
A: Yes. On August 8, 2019, our board of directors, including all of our independent directors, determined an estimated NAV per share of our Class A shares and Class T shares, as of December 31, 2018, of $11.70 and $11.23, respectively Investors are cautioned that the market for commercial real estate can fluctuate quickly and substantially, and values of our assets and liabilities are expected to change in the future. Investors should also consider that we are still raising capital in this offering and at December 31, 2018, we owned a limited number of properties. As and when we continue to raise capital from the sale of shares of common stock in this offering and invest in additional real estate properties, our assets and liabilities, and the NAV per share of each class of our common stock, will vary significantly from the estimated NAV of each class of our common stock as of December 31, 2018. We intend to determine an updated estimated NAV per share every year as of a date on or about the last day of our fiscal year, or more frequently, in the sole discretion of our board of directors, and intend to disclose that updated estimated NAV per share in our annual report on Form 10-K or a current report on Form 8-K that we file with the SEC.
For a detailed discussion of our board’s determination of the estimated NAV per share of each class of our common stock, see “Description of Shares-Determination of Net Asset Value Per Share.”

Q: When will the company seek to provide its stockholders with a liquidity event?
A: We may provide our stockholders with a liquidity event or events by pursuing one or some combination of the following: listing our shares for trading on a national securities exchange; liquidating all, or substantially all, of our assets and distributing the net proceeds to our stockholders; or a sale or merger of our company. In addition to such liquidity events, our board may also consider pursuing various other liquidity strategies, including adopting a more expansive share redemption program (subject to the restrictions of applicable federal securities laws) or engaging in a tender offer, to accommodate those stockholders who desire to liquidate their investment in us. We expect that our board will evaluate such events within three to seven years after we terminate this offering, subject to then prevailing market conditions.
If we elect to liquidate our assets, we would begin an orderly sale of our properties and other assets. The precise timing of such sales will depend on the prevailing real estate and financial markets, the economic conditions in the areas where our properties are located and the federal income tax consequences to our stockholders. In making the decision to liquidate our assets, apply for listing of our shares or pursue other liquidity strategies, our directors will try to determine which option will result in greater value for stockholders as well as satisfy the liquidity needs of our stockholders.
There is no requirement that we provide a liquidity event for our stockholders within a certain timeframe, or at all.
Q: Are there any Investment Company Act considerations?
A: We intend to engage primarily in the business of investing in real estate and to conduct our operations so that neither we nor any of our subsidiaries is required to register as an investment company under the Investment Company Act. A company is an “investment company” under the Investment Company Act:
  under Section 3(a)(1)(A), if it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or
  under Section 3(a)(1)(C), if it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns, or proposes to acquire, “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of government securities and cash items) on an unconsolidated basis, which we refer to as the “40% test.” The term “investment securities” generally includes all securities except U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exemption from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.
We intend to acquire real estate and real estate-related assets directly, primarily by acquiring fee interests in real property. We may also invest in real property indirectly through investments in joint venture entities, including joint venture entities in which we do not own a controlling interest and joint venture entities. We plan to conduct our businesses primarily through our operating partnership, a majority-owned subsidiary, and expect to establish other direct or indirect majority-owned subsidiaries to hold particular assets.
We intend to conduct our operations so that we and most, if not all, of our wholly and majority-owned subsidiaries will comply with the 40% test. We will continuously monitor our holdings on an ongoing basis to determine compliance with this test. We expect that most, if not all, of our wholly owned and majority-owned subsidiaries will not be relying on exemptions under either Section 3(c)(1) or 3(c)(7) of the Investment Company Act. Consequently, interests in these subsidiaries (which are expected to constitute a substantial majority of our assets) generally will not constitute “investment securities.” Accordingly, we believe that we and most, if not all, of our wholly and majority-owned subsidiaries will not be considered investment companies under Section 3(a)(1)(C) of the Investment Company Act.
In addition, we believe that neither we nor any of our wholly or majority-owned subsidiaries will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because they will not engage primarily or hold themselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, we and our subsidiaries will be primarily engaged in non-investment company businesses related to real estate. Consequently, we expect to be able to conduct our subsidiaries’ respective operations such that none of them will be required to register as an investment company under the Investment Company Act.
If we or any of our wholly or majority-owned subsidiaries would ever inadvertently fall within one of the definitions of “investment company,” we intend to rely on the exemption provided by Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” The SEC staff has taken the position that this exemption, in addition to prohibiting the issuance of certain types of securities, generally requires that at least 55% of an entity’s assets must be comprised of mortgages and other liens on and interests in real estate, also known as “qualifying assets,” and at least another 25% of the entity’s assets must be comprised of additional qualifying assets or a broader category of assets that we refer to as “real estate-related assets” under the Investment Company Act (and no more than 20% of the entity’s assets may be comprised of miscellaneous assets).
We will classify our assets for purposes of our 3(c)(5)(C) exemption based upon no-action positions taken by the SEC staff and interpretive guidance provided by the SEC and its staff. These no-action positions are based on specific factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than twenty years ago. No assurance can be given that the SEC or its staff will concur with our classification of our assets. In addition, the SEC or its staff may, in the future, issue further guidance that may require us to re-classify our assets for purposes of the Investment Company Act. If we are required to re-classify our assets, we may no longer be in compliance with the exemption from the definition of an investment company provided by Section 3(c)(5)(C) of the Investment Company Act.

For purposes of determining whether we satisfy the 55%/25% test, based on certain no-action letters issued by the SEC staff, we intend to classify our fee interests in real property, held by us directly or through our wholly owned or majority-owned subsidiaries, as qualifying assets. In addition, based on no-action letters issued by the SEC staff, we will treat our investments in any joint ventures that in turn invest in qualifying assets such as real property as qualifying assets, but only if we are active in the management and operation of the joint venture and have the right to approve major decisions by the joint venture; otherwise, they will be classified as real estate-related assets. We will not participate in joint ventures in which we do not have or share control to the extent that we believe such participation would potentially threaten our status as a non-investment company exempt from the Investment Company Act. We expect that no less than 55% of our assets will consist of investments in real property, including any joint ventures that we control or in which we share control.
Qualifying for an exemption from registration under the Investment Company Act will limit our ability to make certain investments. For example, these restrictions may limit our and our subsidiaries’ ability to invest directly in mortgage-backed securities that represent less than the entire ownership in a pool of mortgage loans, debt and equity tranches of securitizations and certain asset-backed securities, non-controlling equity interests in real estate companies or in assets not related to real estate.
Although we intend to monitor our portfolio, there can be no assurance that we will be able to maintain this exemption from registration.
A change in the value of any of our assets could negatively affect our ability to maintain our exemption from regulation under the Investment Company Act. To maintain compliance with the Section 3(c)(5)(C) exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or may have to forego opportunities to acquire assets that we would otherwise want to acquire and would be important to our investment strategy.
To the extent that the SEC or its staff provides more specific guidance regarding any of the matters bearing upon the definition of investment company and the exemptions to that definition, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC or its staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.
If we are required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use borrowings), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), and portfolio composition, including disclosure requirements and restrictions with respect to diversification and industry concentration, and other matters. Compliance with the Investment Company Act would, accordingly, limit our ability to make certain investments and require us to significantly restructure our business plan. For additional discussion of the risks that we would face if we were required to register as an investment company under the Investment Company Act, see “Risk Factors-Risks Related to This Offering and Our Organizational Structure-Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.”
Q: Will I be notified of how my investment is doing?
A: Yes, we will provide periodic updates on the performance of your investment in us, including:
•an annual report;
•supplements to the prospectus, provided periodically; and
•three quarterly financial reports.
Depending on legal requirements, we may post this information on our website, www.hartmanreits.com, or provide this information to you via U.S. mail or other courier, electronic delivery, or some combination of the foregoing. Information about us will also be available on the SEC’s website at www.sec.gov.

Q: When will I get my detailed tax information?
A: Your Form 1099-DIV tax information, if required, will be mailed by January 31 of each year.

Who can help answer my questions about this offering?
If you have more questions about this offering, or if you would like additional copies of this prospectus, you should contact your registered representative or contact:
Hartman vREIT XXI, Inc.
2909 Hillcroft, Suite 420
Houston, Texas 77057
(713) 467-2222

RISK FACTORS

An investment in our common stock involves substantial risks and uncertainties. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing our shares. The risks discussed in this prospectus could adversely affect our business, operating results, prospects and financial condition. This could cause the value of our common stock to decline and could cause you to lose all or part of your investment. The risks and uncertainties described below are not the only ones we face but do represent those risks and uncertainties that we believe are material to us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also harm our business.
Investment Risks
Shares of our common stock are illiquid. No public market currently exists for our shares, and our charter does not require us to liquidate our assets or list our shares on an exchange by any specified date, nor does it ever require that we provide a liquidity event for our stockholders. If you purchase shares in this offering, it will be difficult for you to sell your shares, and if you are able to sell your shares, you will likely sell them at a substantial discount.
There is no current public market for our shares, and our charter does not require us to seek stockholder approval to liquidate our assets or list our shares on an exchange by any specified date. Our charter limits your ability to transfer or sell your shares unless the prospective stockholder meets the applicable suitability and minimum purchase standards. Our charter also prohibits the ownership of more than 9.8% in value of our outstanding capital stock or 9.8% in number of shares of our outstanding common stock unless exempted prospectively or retroactively by our board of directors. These restrictions may inhibit large investors from desiring to purchase your shares. Moreover, our share redemption program includes numerous restrictions that limit your ability to sell your shares to us, and our board of directors may amend, suspend or terminate our share redemption program without stockholder approval upon 30 days’ written prior notice. We describe these restrictions in the section of this prospectus titled “Description of Shares—Share Redemption Program.” It will be difficult for you to sell your shares promptly or at all. If you are able to sell your shares, you will likely have to sell them at a substantial discount to their public offering price. You should purchase our shares only as a long-term investment because of their illiquid nature.
Because this is a “blind-pool” offering, you will not have the opportunity to evaluate our investments before we make them, which makes your investment more speculative.
As of the date hereof, we have acquired an interest in four commercial real estate properties and a joint venture interest in an affiliate special purpose entity, the consideration for which was our interest in a joint venture with an affiliate. Because we have not yet identified other investments that we may make, we are not able to provide you with any information to assist you in evaluating the merits of any specific additional properties or other investments that we may acquire. We will seek to invest substantially all of the offering proceeds available for investment from this offering, after the payment of fees and expenses, in the acquisition of or investment in interests in real estate properties and real estate-related assets. However, because you will be unable to evaluate the economic merit of specific real estate assets before we invest in them, you will have to rely entirely on the ability of our Advisor and board of directors to select suitable and successful investment opportunities. These factors increase the risk that your investment may not generate positive returns.
The initial offering price of our shares in this follow-on offering was established based on the NAV of our shares as of December 31, 2018, as determined by our board of directors; the actual value of our shares may be substantially less than the purchase price in this offering.
We established the offering price of our shares in this offering based on the NAV of our shares as of December 31, 2018, as determined by our board of directors. However, this price is likely to be higher than the proceeds that an investor would receive upon liquidation or a resale of his or her shares if they were to be listed on an exchange or actively traded by broker-dealers, especially in light of the upfront fees that we pay in connection with the sale of our shares in this offering and any distribution and shareholder servicing fees required of the Class T shares. Our board of directors may, from time to time, in its sole and absolute discretion, change the price at which we offer shares to the public in this offering or pursuant to our DRIP to reflect changes in our estimated value per share, changes in applicable law and other factors that our board of directors deems relevant.
The NAV of our shares may not accurately reflect the actual price at which our assets could be liquidated on any given day, and the NAV per share may not accurately reflect the amount you would receive for your shares if you determined to sell them. The selling price of your shares, should you attempt to sell them, would likely be less than the NAV of the shares, due to various factors including the lack of liquidity and fluctuation in asset values. For further information, see "Description of Shares- Determination of Net Asset Value Per Share" in this Prospectus.
We have a limited operating history which makes our future performance difficult to predict.
We have a limited operating history and may not be able to achieve our investment objectives. As of the date of this prospectus, we have acquired a limited number of assets. You should not assume that our performance will be similar to the past performance of other real estate investment programs sponsored by our Sponsor or its affiliates. Our lack of an extensive operating history increases the risk and uncertainty that you face in making an investment in our shares.
We have experienced net losses and may experience similar losses in the future.
We have incurred net losses for the period from inception (September 5, 2015) through December 31, 2018. Our net losses can be attributed in part, to the initial start-up costs and operating expenses incurred prior to making investments in properties. In addition, depreciation and amortization expenses substantially reduced our income. We cannot assure you that we will be profitable in the future or that we will realize growth in the value of our assets.
Our cash distributions are not guaranteed, may fluctuate and may constitute a return of capital or taxable gain from the sale or exchange of property.
The actual amount and timing of distributions will be determined by our board of directors and typically will depend upon the amount of funds available for distribution, which will depend on items such as current and projected cash requirements and tax considerations. As a result, our distribution rate and payment frequency may vary from time to time. Our long-term strategy is to fund the payment of monthly distributions to our stockholders entirely from our funds from operations. However, during the early stages of our operations, we may need to borrow funds, request that our Advisor in its discretion, defer its receipt of fees and reimbursements of expenses or, to the extent necessary, utilize offering proceeds in order to make cash distributions. Accordingly, the amount of distributions paid at any given time may not reflect current cash flow from operations.
If we make distributions from sources other than our cash flow from operations, we will have fewer funds available for the acquisition of properties, your overall return may be reduced and the value of a share of our common stock may be diluted.
Our organizational documents permit us to make distributions from any source, including net proceeds from our public offerings, borrowings, advances from our sponsor or advisor and the deferral of fees and expense reimbursements by our Advisor, in its sole discretion. If our cash flow from operations is insufficient to cover our distributions, we expect to use the proceeds from this offering, the proceeds from the issuance of securities in the future, the proceeds from borrowings or the waiver or deferral of fees otherwise owed to our Advisor to pay distributions. We have, and may continue to, fund distributions from the net proceeds from our offering or sources other than cash flow from operations, which may constitute a return of capital. We have not established a limit on the amount of offering proceeds, or other sources other than cash flow from operations, which we may use to fund distributions. If we fund distributions from borrowings, sales of properties or the net proceeds from this offering, we will have fewer funds available for the acquisition of assets resulting in potentially fewer investments, less diversification of our portfolio and a reduced overall return to you. In addition the value of your investment in shares of our common stock may be diluted because funds that would otherwise be available to make investments would be diverted to fund distributions. Further, to the extent distributions exceed our current and accumulated earnings and profits, a stockholder’s basis in our stock will be reduced and, to the extent distributions exceed a stockholder’s basis, the stockholder may recognize capital gain.
If we do not raise substantial funds, we will be limited in the number and type of investments we may make, and the value of your investment in us will fluctuate with the performance of the specific properties we acquire.
This offering is being made on a “best efforts” basis, whereby the broker-dealers participating in the offering are only required to use their best efforts to sell shares of our common stock and have no firm commitment or obligation to sell any number or dollar amount of shares of our common stock or purchase any shares of our common stock. The amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a broadly diversified property portfolio. If we are unable to raise substantially more than the minimum offering amount, we will make fewer investments resulting in less diversification in terms of the location, number and size of investments that we make. In that case, the likelihood that any single asset’s performance would materially reduce our overall profitability will increase. We are not limited in the number or size of our investments or the percentage of net proceeds we may dedicate to a single investment. In addition, any inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, and our net income and the distributions we make to stockholders would be reduced.
Our ability to raise funds may be adversely affected if any of our affiliated programs engage in a liquidity event and list their shares on a public stock exchange.
Our ability to raise substantially more than the minimum offering amount may also be negatively affected by a potential liquidity event and listing of the shares on a national securities exchange of any of our affiliated entities as disclosed in their offering documents. Investors may view the ability to readily liquidate their investment in the listed company, or the larger size of the merged company to be an advantage when comparing investments in Hartman-sponsored programs, since the companies use similar investment objectives and personnel. This could negatively affect the amount of funds we are able to raise now or in the future. Further, the listed price of securities in our affiliate merged company will fluctuate with the market for those securities. Since the listed company has similar management and similar investment objectives, with a difference in liquidity options for investors and a larger size providing greater diversification of properties that can be purchased or sold, some investors may view that company as a more advantageous investment for their portfolios. A price for those shares less than the selling price of the shares of this company could negatively affect our ability to attract that capital that would otherwise be invested in our company as investors seek a lower share price for similar investments.
Because we are dependent upon our Advisor and its affiliates to conduct our operations, any adverse changes in the financial health of our Advisor or its affiliates or our relationship with them could hinder our operating performance and the return on our stockholders’ investment.
We are dependent on our Advisor to manage our operations and our portfolio of real estate assets. Our Advisor has a limited operating history and it will depend largely upon the fees that it will receive from us in connection with the purchase, management and sale of assets, as well as fees it collects from other affiliates, to conduct its operations. Any adverse changes in the financial condition of our Advisor or our relationship with our Advisor could hinder its ability to successfully manage our operations and our portfolio of investments.
Our ability to achieve our investment objectives and to conduct our operations is dependent upon the performance of our Advisor. Our Advisor’s business is sensitive to trends in the general economy, as well as the commercial real estate and credit markets. To the extent that any decline in our Advisor’s revenues and operating results impacts the financial condition and performance of our Advisor, our results of operations and financial condition could also suffer.
Terminating our Advisor will result in less funds available for distributions or investing in properties because it will trigger a significant one-time payment to the holder of the special limited partnership interests.

Terminating our Advisor will trigger the redemption of the special limited partnership interests in our operating partnership held by Hartman vREIT XXI SLP LLC, a wholly owned subsidiary of the parent company of our Advisor, for a redemption price payable in the form of a promissory note, shares of our common stock, or limited partnership units in our operating partnership. This means that less cash would be available for distributions or to acquire properties, and may act as a deterrent to the termination of the Advisor.
Our ability to implement our investment strategy is dependent, in part, upon the ability of our dealer manager to successfully conduct this offering, which makes an investment in us more speculative.
D.H. Hill Securities LLLP is the dealer manager for this offering. The success of this offering, and our ability to implement our business strategy, is dependent upon the ability of our dealer manager to build and maintain a network of broker-dealers to sell our shares to their clients. If our dealer manager is not successful in establishing, operating and managing this network of broker-dealers for this offering, our ability to raise proceeds through this offering will be limited and we may not have adequate capital to implement our investment strategy. If we are unsuccessful in implementing our investment strategy, you could lose all or a part of your investment.
If we are unable to find suitable investments or we experience delays in doing so, we may not be able to achieve our investment objectives or pay distributions.
Our ability to achieve our investment objectives and to pay distributions depends upon the performance of our Advisor in the acquisition of our investments, including the determination of any financing arrangements. Competition from other entities may reduce the number of suitable investment opportunities offered to us or increase the bargaining power of sellers of the types of properties we seek to purchase. Additionally, disruptions and dislocations in the credit markets may materially impact the cost and availability of debt to finance real estate acquisitions, which is a key component of our acquisition strategy. A lack of available debt could result in a further reduction of suitable investment opportunities and create a competitive advantage to other entities that have greater financial resources than we do. We are also subject to competition in seeking to originate and purchase commercial real estate debt investments. We can give no assurance that our Advisor will be successful in obtaining suitable investments on financially attractive terms or that, if our Advisor makes investments on our behalf, our objectives will be achieved. If we, through our Advisor, are unable to find suitable investments promptly upon receipt of our offering proceeds, we will hold the proceeds from this offering in an interest-bearing account or invest the proceeds in short-term assets. If we would continue to be unsuccessful in locating suitable investments, we may ultimately decide to liquidate. In the event we are unable to timely locate suitable investments, we may be unable or limited in our ability to pay distributions and we may not be able to meet our investment objectives.
If we raise substantial offering proceeds in a short period of time, we may not be able to invest all of the net offering proceeds promptly, which may cause our distributions and your investment returns to be lower than they otherwise would.
We could suffer from delays in locating suitable investments. The more money we raise in this offering, the more difficult it will be to invest the net offering proceeds promptly. Therefore, the large size of this offering increases the risk of delays in investing our net offering proceeds. Our reliance on our Advisor to locate suitable investments for us at times when the management of our Advisor may be simultaneously seeking to locate suitable investments for other affiliated programs could also delay the investment of the proceeds of this offering. Delays we encounter in the selection, acquisition and development of income-producing properties would likely limit our ability to pay distributions to our stockholders and reduce our stockholders’ overall returns.
We have disclosed an estimated NAV per share of our Class A and Class T common shares as of December 31, 2018. The estimated NAV per share we disclose in the future may vary significantly from the values as of December 31, 2018 as we purchase additional assets and raise additional capital from the sale of our shares. The estimated NAV per share values that we disclose may not be an accurate reflection of the fair value of our assets and liabilities and likely will not represent the amount of net proceeds that would result if we were liquidated.
Our board of directors has determined an estimated NAV per share of our Class A and Class T common stock of $11.70 and $11.23, respectively, as of December 31, 2018. The estimated NAV per share was based on (x) the estimated value of the Company’s assets less the estimated value of the Company’s liabilities divided by (y) the number of outstanding shares of the Company’s Class A and Class T common stock, all as of December 31, 2018. The offering price of our shares of common stock in this offering is based on such determination. The objective of our board of directors in determining the estimated NAV per share of each class of our common stock was to arrive at a value, based on the most recent data available, that it believed was reasonable based on methodologies that it deemed appropriate after consultation with our Advisor. However, the market for commercial real estate can fluctuate quickly and substantially and values of our assets and liabilities are expected to change in the future as we continue to raise capital and invest in other properties. Future determinations of our estimated NAV per share are likely to vary significantly from the value determined as of December 31, 2018.

As with any valuation method, the methods used to determine the estimated NAV per share of our classes of common stock was based upon a number of assumptions, estimates and judgments that may not be accurate or complete. Our assets have been valued based upon appraisal standards and the values of our assets using these methods are not required to be a reflection of market value under those standards and will not necessarily result in a reflection of fair value under generally accepted accounting principles, or GAAP. Further, different parties using different property-specific and general real estate and capital market assumptions, estimates, judgments and standards could derive a different estimated NAV per share, which could be significantly different from the estimated NAV per share determined by our board of directors. The estimated NAV per share of our classes of common stock is not a representation or indication that, among other things: a stockholder would be able to realize the estimated NAV per share if he or she attempts to sell shares; a stockholder would ultimately realize distributions per share equal to the estimated NAV per share upon liquidation of assets and settlement of our liabilities or upon a sale of our company; shares of our common stock would trade at the estimated NAV per share on a national securities exchange; a third party would offer the estimated NAV per share in an arms-length transaction to purchase all or substantially all of our shares of common stock; or the methodologies used to determine the estimated NAV per share would be acceptable to FINRA, ERISA, or other regulatory authorities (including state regulators), with respect to their respective requirements. Further, the estimated NAV per share was calculated as of a specific time and the value of our shares will fluctuate over time as a result of, among other things, future acquisitions or dispositions of assets, developments related to individual assets and changes in the real estate and capital markets.

For a detailed discussion of how the estimated NAV per share of our common stock as of December 31, 2018 was determined, see “Description of Shares-Determination of Net Asset Value Per Share.”

Because the price our stockholders will pay for shares in this offering is based on the estimated NAV per share of each class of our common stock (plus applicable upfront selling commissions and dealer manager fees), stockholders may pay more than realizable value when they purchase shares or receive less than realizable value for their investment when selling their shares.

The value of a share of our common stock may be diluted if we pay a stock dividend.
Our board of directors may authorize and has declared regular stock dividends. Our board authorized a stock dividend and investors who purchase shares early in the offering will receive more shares for the same cash investment than investors who purchase later in the offering as a result of the stock dividend. Because they own more shares, upon a sale or liquidation of the company, these early investors will receive more sales proceeds or liquidating distributions relative to their invested capital compared to later investors. Furthermore, unless our assets appreciate in an amount sufficient to offset the dilutive effect of the prior stock dividends, the value per share for later investors purchasing our stock will be below the value per share of earlier investors.
Operational risks, including the risk of cyber attacks, may disrupt our businesses, result in losses or limit our growth.
We rely heavily on our and our Sponsor’s financial, accounting, treasury, communications and other data processing systems. Such systems may fail to operate properly or become disabled as a result of tampering or a breach of the network security systems or otherwise. In addition, such systems are from time to time subject to cyber attacks which may continue to increase in sophistication and frequency in the future. Attacks on our Sponsor and its affiliates and their portfolio companies’ and service providers’ systems could involve, and in some instances have in the past involved, attempts that are intended to obtain unauthorized access to our proprietary information or personal identifying information of our stockholders, destroy data or disable, degrade or sabotage our systems, including through the introduction of computer viruses and other malicious code.
Cyber security incidents and cyber-attacks have been occurring globally at a more frequent and severe level and will likely continue to increase in frequency in the future. Our Sponsor and its affiliates and their portfolio entities’ and service providers’ information and technology systems may be vulnerable to damage or interruption from cyber security breaches, computer viruses or other malicious code, network failures, computer and telecommunication failures, infiltration by unauthorized persons and other security breaches, usage errors by their respective professionals or service providers, power, communications or other service outages and catastrophic events such as fires, tornadoes, floods, hurricanes and earthquakes. Cyber attacks and other security threats could originate from a wide variety of sources, including cyber criminals, nation state hackers, hacktivists and other outside parties. There has been an increase in the frequency and sophistication of the cyber and security threats our sponsor faces, with attacks ranging from those common to businesses generally to those that are more advanced and persistent. As a result, our Sponsor may face a heightened risk of a security breach or disruption with respect to this information. If successful, these types of attacks on our sponsor’s network or other systems could have a material adverse effect on our business and results of operations, due to, among other things, the loss of investor or proprietary data, interruptions or delays in the operation of our business and damage to our reputation. There can be no assurance that measures our sponsor takes to ensure the integrity of its systems will provide protection, especially because cyber attack techniques used change frequently or are not recognized until successful.
Although our Sponsor has implemented, and portfolio entities and service providers may implement, various measures to manage risks relating to these types of events, such systems could prove to be inadequate and, if compromised, could become inoperable for extended periods of time, cease to function properly or fail to adequately secure private information. Our Sponsor does not control the cyber security plans and systems put in place by third party service providers, and such third party service providers may have limited indemnification obligations to our Sponsor, us and/or a portfolio entity, each of whom could be negatively impacted as a result.
Breaches such as those involving covertly introduced malware, impersonation of authorized users and industrial or other espionage may not be identified even with sophisticated prevention and detection systems, potentially resulting in further harm and preventing them from being addressed appropriately. The failure of these systems and/or of disaster recovery plans for any reason could cause significant interruptions in our, our Sponsor’s its affiliates’ and/or a portfolio entities’ operations and result in a failure to maintain the security, confidentiality or privacy of sensitive data, including personal information relating to shareholders, material nonpublic information and the intellectual property and trade secrets and other sensitive information in the possession of our Sponsor and/or portfolio entities. We, our Sponsor and/or a portfolio company/entity could be required to make a significant investment to remedy the effects of any such failures, harm to their reputations, legal claims that they and their respective affiliates may be subjected to, regulatory action or enforcement arising out of applicable privacy and other laws, adverse publicity and other events that may affect their business and financial performance.
In addition, our Sponsor operates in businesses that are highly dependent on information systems and technology. The costs related to cyber or other security threats or disruptions may not be fully insured or indemnified by other means. In addition, cybersecurity has become a top priority for regulators around the world. Many jurisdictions in which our sponsor operates have laws and regulations relating to data privacy, cybersecurity and protection of personal information. Some jurisdictions have also enacted laws requiring companies to notify individuals of data security breaches involving certain types of personal data. Breaches in security could potentially jeopardize our Sponsor, its employees’ or our investors’ or counterparties’ confidential and other information processed and stored in, and transmitted through our sponsor’s computer systems and networks, or otherwise cause interruptions or malfunctions in its, its employees’, our investors’, our counterparties’ or third parties’ operations, which could result in significant losses, increased costs, disruption of our sponsor’s business, liability to our investors and other counterparties, regulatory intervention or reputational damage. Furthermore, if our Sponsor fails to comply with the relevant laws and regulations, it could result in regulatory investigations and penalties, which could lead to negative publicity and may cause our investors to lose confidence in the effectiveness of our or our sponsor’s security measures.
Finally, we depend on our Sponsor’s headquarters in Houston, Texas, where most of our sponsor’s personnel are located, for the continued operation of our business. A disaster or a disruption in the infrastructure that supports our business, including a disruption involving electronic communications or other services used by us or third parties with whom we conduct business, or directly affecting our headquarters, could have a material adverse impact on our ability to continue to operate our business without interruption. Our Sponsor’s disaster recovery programs may not be sufficient to mitigate the harm that may result from such a disaster or disruption. In addition, insurance and other safeguards might only partially reimburse us for our losses, if at all.
Future interest rate increases in response to inflation may inhibit our ability to conduct our business and acquire or dispose of real property or real estate-related debt investments at attractive prices and your overall return may be reduced.
We will be exposed to inflation risk with respect to income from any long-term leases on real property and from related real estate debt investments as these may constitute a source of our cash flows from operations. High inflation may in the future tighten credit and increase prices. Further, if interest rates rise, such as during an inflationary period, the cost of acquisition capital to purchasers may also rise, which could adversely impact our ability to dispose of our assets at attractive sales prices. Should we be required to acquire, hold or dispose of our assets during a period of inflation, our overall return may be reduced.
We may change our targeted investments, our policies and our operations without stockholder consent.
Although we expect to invest in office, retail, industrial, and warehouse properties located primarily in Texas, we may also invest in other real estate asset classes located throughout the United States. Except as described in this prospectus, we are not restricted as to the percentage of our offering proceeds that may be invested in properties as compared with the percentage of our proceeds that we may invest in other investments, each of which may be leveraged and will have differing risks and profit potential. Further, we are not limited with respect to the percentage of our offering proceeds that may be invested in any one investment. The greater the percentage of our offering proceeds invested in one asset, the greater the potential adverse effect on us if that asset is unprofitable.
We may make adjustments to our target portfolio based on real estate market conditions and investment opportunities, and we may change our targeted investments and investment guidelines at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier than, the investments described in this prospectus. A change in our targeted investments or investment guidelines could adversely affect the value of our common stock and our ability to make distributions to you.

We will pay substantial fees and expenses to our Advisor and its affiliates. These fees were not negotiated at arm’s length, may be higher than fees payable to unaffiliated third parties, and may reduce cash available for investment.
A portion of the offering price from the sale of our shares will be used to pay fees and expenses to our Advisor and its affiliates. These fees were not negotiated at arm’s length and may be higher than fees payable to unaffiliated third parties. In addition, because the full offering price paid by stockholders will not be invested in assets. Stockholders will only receive a full return of their invested capital if we either (1) sell our assets or our company for a sufficient amount in excess of the original purchase price of our assets or (2) the market value of our company after we list our shares of common stock on a national securities exchange is substantially in excess of the original purchase price of our assets.
We will reimburse our Advisor for amounts it pays in connection with the acquisition or development of a property whether or not we ultimately acquire the asset.
We rely on our Advisor to locate and acquire properties on our behalf. To the extent that we reimburse our Advisor for expenses incurred and a property is not acquired, there will be less funds available for investment in other properties. The failure to close on an acquisition of a property will mean that expenses have been incurred without the ability to recoup those expenses from the operation of the property and could reduce the distributions you may receive.
You are limited in your ability to sell your shares of common stock pursuant to our share redemption program. We may choose to repurchase fewer shares than have been requested to be repurchased, in our discretion at any time, and the amount of shares we may repurchase is subject to caps. Further, our board of directors may modify, suspend or terminate our share repurchase plan if it deems such action to be in our best interest and the best interest of our stockholders.
Our share redemption program may provide you with a limited opportunity to have your shares of common stock redeemed by us at the then current NAV per share of the shares if the shares have been held for at least three years or a price equal to the purchase price of the shares of our common stock being redeemed for shares held for less than three years if the redemption is due to the death or disability of the stockholder.  We anticipate that shares of our common stock may be redeemed on a quarterly basis. However, our share redemption program contains certain restrictions and limitations, including those relating to the number of shares of our common stock that we can redeem at any given time and limiting the redemption price. Specifically, the number of shares that may be redeemed is limited to no more than (1) 10.0% of the weighted-average number of shares of our common stock outstanding during the prior calendar year and (2) those that could be funded from the net proceeds from the sale of shares under the DRIP in the prior calendar year plus 1.0% of the operating cash flow from the previous fiscal year (to the extent positive) and such additional funds as may be reserved for that purpose by our board of directors.
We may choose to repurchase fewer shares than have been requested in any particular quarter to be repurchased under our share redemption program, or none at all, in our discretion at any time. We may repurchase fewer shares than have been requested to be repurchased due to lack of readily available funds because of adverse market conditions beyond our control, the need to maintain liquidity for our operations or because we have determined that investing in real property or other illiquid investments is a better use of our capital than repurchasing our shares.
In addition, our board of directors reserves the right to amend, suspend or terminate the share redemption program at any time upon 30 days’ notice without stockholder. Therefore, you may not have the opportunity to make a redemption request prior to a potential termination of the share redemption program and you may not be able to sell any of your shares of common stock back to us pursuant to our share redemption program. Moreover, if you do sell your shares of common stock back to us pursuant to the share redemption program, you may not receive the same price you paid for any shares of our common stock being redeemed.
Investors who invest in us at the beginning of this offering may realize a lower rate of return than later investors.
There can be no assurances as to when we will begin to generate sufficient cash flow to fully fund the payment of distributions. As a result, investors who invest in us before we generate significant cash flow may realize a lower rate of return than later investors. We expect to have little cash flow from operations available for distribution until we make substantial investments. In addition, to the extent our investments are in properties that have significant capital requirements, our ability to make distributions may be negatively impacted, especially during our early periods of operation. Therefore, until such time as we have sufficient cash flow from operations to fully fund the payment of distributions, some or all of our distributions will be paid from other sources, such as from the proceeds of our public offerings, cash advances to us by our Advisor, cash resulting from a waiver of fees by our Advisor, and borrowings.

Additionally, the subsequent sale of shares by us at a price that is less than the amount of proceeds received by us will result in a dilution of the ownership percentage and the NAV of the shares of investors who have invested earlier than an investor who invests later in the offering.
If we internalize our management functions, your interest in us could be diluted and we could incur other significant costs associated with being self-managed.
Our board of directors may decide in the future to internalize our management functions. If we do so, we may elect to negotiate to acquire our Advisor’s assets and personnel. At this time, we cannot anticipate the form or amount of consideration or other terms relating to any such acquisition. Such consideration could take many forms, including cash payments, promissory notes and shares of our common stock. The payment of such consideration could result in dilution of your interests as a stockholder and could reduce the earnings per share and funds from operations per share attributable to your investment.
Additionally, while we would no longer bear the costs of the various fees and expenses we pay to our Advisor under the advisory agreement, our direct expenses would include general and administrative costs, including legal, accounting and other expenses related to corporate governance, SEC reporting and compliance. We would also be required to employ personnel and would be subject to potential liabilities commonly faced by employers, such as workers disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances as well as incur the compensation and benefits costs of our officers and other employees and consultants that we now expect will be paid by our Advisor or its affiliates. We may issue equity awards to officers, employees and consultants, which awards would decrease net income and funds from operations and may further dilute your investment. We cannot reasonably estimate the amount of fees to our Advisor we would save or the costs we would incur if we became self-managed. If the expenses we assume as a result of an internalization are higher than the expenses we avoid paying to our Advisor, our earnings per share and funds from operations per share would be lower as a result of the internalization than it otherwise would have been, potentially decreasing the amount of funds available to distribute to our stockholders and the value of our shares.
If we internalize our management functions, we could have difficulty integrating these functions as a stand-alone entity. Currently, our Advisor and its affiliates perform asset management and general and administrative functions, including accounting and financial reporting, for multiple entities. These personnel have a great deal of know-how and experience which provides us with economies of scale. We may fail to properly identify the appropriate mix of personnel and capital needs to operate as a stand-alone entity. An inability to manage an internalization transaction effectively could thus result in our incurring excess costs and suffering deficiencies in our disclosure controls and procedures or our internal control over financial reporting. Such deficiencies could cause us to incur additional costs, and our management’s attention could be diverted from most effectively managing our real estate assets. In recent years, internalization transactions have been the subject of stockholder litigation. Stockholder litigation can be costly and time-consuming, and there can be no assurance that any litigation expenses we might incur would not be significant or that the outcome of litigation would be favorable to us. Any amounts we are required to expend in defending against such litigation would reduce the amount of funds available for investment by us in properties or other investments and the amount of funds available for distributions to stockholders.
If we were to internalize our management or if another investment program, whether sponsored by our Sponsor or otherwise, hires the employees of our Advisor in connection with its own internalization transaction or otherwise, our ability to conduct our business may be adversely affected.
We rely on persons employed by affiliates and the parent company of our Advisor to manage our day-to-day operations. If we were to effectuate an internalization of our Advisor, we may not be able to retain all of the employees of the parent or affiliates of our Advisor or to maintain a relationship with our Sponsor. In addition, some of the employees of our parent advisor and affiliates provide services to one or more other investment programs, including Hartman XX. These programs or third parties may decide to retain some or all of parent advisor’s key employees in the future. If this occurs, these programs could hire certain of the persons currently employed by our parent company and its affiliates who are most familiar with our business and operations, thereby potentially adversely impacting our business.
If we are unable to obtain funding for future capital needs, cash distributions to our stockholders could be reduced and the value of our investments could decline.
If we need additional capital in the future to improve or maintain our properties or for any other reason, we may have to obtain financing from sources beyond our cash flow from operations, such as borrowings, sales of assets or future equity offerings. These sources of funding may not be available on attractive terms or at all. If we cannot procure additional funding for capital improvements, our investments may generate lower cash flows or decline in value, or both, which would limit our ability to make distributions to you and could reduce the value of your investment.
Because our charter does not require our listing or liquidation by a specified date, you should only purchase our shares as a long-term investment and investors should be prepared to hold them for an indefinite period of time.
In the future, our board of directors may consider alternatives to our share redemption program for providing liquidity to our stockholders, which we refer to as a liquidity event. A liquidity event may include the sale of our assets, a sale or merger of our company or a listing of our shares on a national securities exchange, The timing of any such event will significantly depend upon economic and market conditions after the completion of our offering stage. Because our charter does not require us to pursue a liquidity event by a specified date, or at all, you should only purchase our shares as a long-term investment and investors should be prepared to hold them for an indefinite period of time.
Risks Related to Conflicts of Interest
Our Advisor, our dealer manager and their affiliates, including all of our executive officers, some of our directors and other key real estate professionals will face conflicts of interest caused by their compensation arrangements with us, which could result in actions that are not in the long-term best interests of our stockholders.
Our Advisor and its affiliates will receive substantial fees from us. These fees could influence our Advisor’s advice to us as well as the judgment of other affiliates of our Advisor. Among other matters, these compensation arrangements could affect their judgment with respect to:
•the continuation, renewal or enforcement of our agreements with our Advisor and its affiliates, including the advisory agreement and the property management agreements we expect to enter into with our property manager;
•offerings of equity by us, which will likely entitle our Advisor to increased acquisition, asset management and disposition fees;
•acquisitions of properties, which entitle our Advisor to acquisition and asset management fees, and, in the case of acquisitions or investments from programs sponsored by our Sponsor or its affiliates, might entitle affiliates of our Advisor to disposition fees in connection with its services for the seller;
•borrowings to acquire properties and other investments, which will increase the acquisition, debt financing and asset management fees payable to our Advisor;
•whether and when we seek to list our common stock on a national securities exchange, which listing could entitle the holder of the special limited partnership interests to have its interests in our operating partnership redeemed; and
•whether and when we seek to sell the company or its assets, which sale could entitle our Advisor to disposition fees.
The asset management fees our Advisor receives in connection with the acquisition and management of our assets are based on the cost of the investment, and not based on the value of the investment or the quality of the services rendered to us. This may influence our Advisor to recommend riskier transactions to us. Our Advisor will have considerable discretion with respect to the terms and timing of acquisition, disposition and leasing transactions. In evaluating investments and other management strategies, the opportunity to earn these fees may lead our Advisor to place undue emphasis on criteria relating to its compensation at the expense of other criteria, such as the preservation of capital, to achieve higher short-term compensation. Payment of fees and expenses to our Advisor and our dealer manager will reduce the cash available for distribution and will increase the risk that you will not be able to recover the amount of your investment in our shares.
We may compete with affiliates of our Sponsor, including Hartman XX, for opportunities to acquire or sell investments, which may have an adverse impact on our operations.
We may compete with affiliates of our Sponsor, including Hartman XX, for opportunities to acquire or sell properties. We may also buy or sell properties at the same time as affiliates of our Sponsor. In this regard, there is a risk that our Sponsor will select for us investments that provide lower returns to us than investments purchased by its affiliates. Certain of our affiliates own or manage properties in geographical areas in which we expect to own multifamily properties. As a result of our potential competition with affiliates of our Sponsor, certain investment opportunities that would otherwise be available to us may not in fact be available. This competition may also result in conflicts of interest that are not resolved in our favor.
Our Advisor will face conflicts of interest relating to joint ventures that we may form with its affiliates, which conflicts could result in a disproportionate benefit to the other venture partners at our expense.
If approved by our independent directors, we may enter into joint venture agreements with other programs sponsored by our Sponsor or its affiliates for the acquisition, development or improvement of properties or other investments. Our Advisor and the advisors to other Hartman-sponsored programs have the same executive officers and key employees; and these persons will face conflicts of interest in determining which Hartman-sponsored program should enter into any particular joint venture agreement. These persons may also face a conflict in structuring the terms of the relationship between our interests and the interests of the Hartman-affiliated co-venturer and in managing the joint venture. Any joint venture agreement or transaction between us and a Hartman-affiliated co-venturer will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. The Hartman-affiliated co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. These co-venturers may thus be either to our and your benefit or detriment. We acquired our first property through a joint venture with one of our affiliates, Hartman XX LP, which was later exchanged for a minority interest in an affiliated special purpose entity which owns 39 properties. For additional information regarding our current investments, see the section of this prospectus entitled “Our Real Estate Investments.”
Our Advisor, the real estate professionals assembled by Our Advisor and its affiliates and officers will face competing demands relating to their time, and this may cause our operations and your investment to suffer.
We rely on the parent company to our Advisor, the real estate professionals our Advisor has assembled and their affiliates and officers for the day-to-day operation of our business. Our Advisor, its real estate professionals and affiliates, including our officers, have interests in other programs sponsored by our Sponsor and its affiliates and engage in other business activities. As a result of their interests in such other programs and the fact that they have engaged in and they will continue to engage in other business activities, they will face conflicts of interest in allocating their time among us, our Advisor and such other programs and other business activities in which they are involved. Should our Advisor breach its fiduciary duty to us and our stockholders by inappropriately devoting insufficient time or resources to our business due to the competing demands of other programs, our operations, the returns on our investments, and therefore our profitability, may suffer.
Our executive officers and some of our directors face conflicts of interest related to their positions with our Advisor and its affiliates, which could hinder our ability to implement our business strategy and to generate returns to you.
Our executive officers and some of our directors are also executive officers, directors, managers and/or key professionals of our Advisor and other entities affiliated with our Sponsor, including Hartman XX. Their loyalties to these other entities could result in actions or inactions that breach their fiduciary duties to us and are detrimental to our business, which could harm the implementation of our business strategy and our investment and leasing opportunities. If we do not successfully implement our business strategy, we may be unable to generate the cash needed to make distributions to you and to maintain or increase the value of our assets.
Because other real estate programs sponsored by our Sponsor and offered through our dealer manager may conduct offerings concurrently with this offering, our Sponsor and dealer manager will face potential conflicts of interest arising from competition among us and these other programs for investors and investment capital, and such conflicts may not be resolved in our favor.
Other future programs that our Sponsor may decide to sponsor may seek to raise capital through public or private offerings conducted concurrently with this offering. D.H. Hill, our dealer manager, may also seek to raise capital through public or private offerings in non-affiliated companies. As a result, our Sponsor and our dealer manager may face conflicts of interest arising from potential competition with these other programs for investors and investment opportunities. If the fees that we pay to the dealer manager are lower than those paid by such other affiliates or other programs, or if investors have a greater appetite for their shares than our shares, our dealer manager may be incentivized to sell more shares of such other affiliates or other programs and thus may devote greater attention and resources to their selling efforts than to selling our shares. Our Sponsor generally seeks to avoid simultaneous public offerings by programs that have a substantially similar mix of investment characteristics, including targeted investment types and key investment objectives. Nevertheless, there may be periods during which one or more programs sponsored by our Sponsor will be raising capital and which might compete with us for investment capital. Such conflicts may not be resolved in our favor and our stockholders will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before or after making their investment in our shares.
Risks Related to Our Organizational Structure
Our rights and the rights of our stockholders to recover claims against our directors and officers are limited, which could reduce your and our recovery against them if they negligently cause us to incur losses.
Maryland law provides that a director will not have any liability as a director so long as he or she performs his or her duties in accordance with the applicable standard of conduct. In addition, our charter provides that, subject to the applicable limitations set forth therein or under Maryland law, no director or officer will be liable to us or our stockholders for monetary damages. Our charter also provides that we will generally indemnify and advance expenses to our directors, our officers, our Advisor and its affiliates for losses they may incur by reason of their service in those capacities subject to any limitations under Maryland law or in our charter. Moreover, we have entered into separate indemnification agreements with each of our directors and executive officers. As a result, we and our stockholders may have more limited rights against these persons than might otherwise exist under common law. In addition, we may be obligated to fund the defense costs incurred by these persons in some cases. However, our charter provides that we may not indemnify our directors, our Advisor and its affiliates for loss or liability suffered by them or hold our directors or our Advisor and its affiliates harmless for loss or liability suffered by us unless they have determined that the course of conduct that caused the loss or liability was in our best interests, they were acting on our behalf or performing services for us, the liability was not the result of negligence or misconduct by our non-independent directors, our Advisor and its affiliates or gross negligence or willful misconduct by our independent directors, and the indemnification or obligation to hold harmless is recoverable only out of our net assets, including the proceeds of insurance, and not from the stockholders. See “Management—Limited Liability and Indemnification of Directors, Officers and Others.”
Our charter limits the number of shares a person may own, which may discourage a takeover that could otherwise result in a premium price to our stockholders.
Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. Our charter restricts the direct or indirect ownership by one person or entity to no more than 9.8% of the value of the aggregate of our then outstanding shares of capital stock (which includes common stock and any preferred stock or convertible stock we may issue) and no more than 9.8% of the value or number of shares, whichever is more restrictive, of the aggregate of our then outstanding common stock unless exempted (prospectively or retroactively) by our board of directors. These restrictions may discourage a change of control of us and may deter individuals or entities from making tender offers for shares of our common stock on terms that might be financially attractive to stockholders or which may cause a change in our management. In addition to deterring potential transactions that may be favorable to our stockholders, these provisions may also decrease your ability to sell your shares of our common stock.
We may issue preferred stock, convertible stock or other classes of common stock, which issuance could adversely affect the holders of our common stock issued pursuant to this offering.
Investors in this offering do not have preemptive rights to any shares issued by us in the future. We may issue, without stockholder approval, preferred stock, convertible stock or other classes of common stock with rights that could dilute the value of your shares of common stock. However, the issuance of preferred stock or convertible stock must be approved by a majority of our independent directors not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel. The issuance of preferred stock or other classes of common stock could increase the number of stockholders entitled to distributions without simultaneously increasing the size of our asset base.
Our charter authorizes us to issue 950,000,000 shares of capital stock, consisting of (i) 900,000,000 shares of capital stock are classified as common stock, par value $0.01 per share, 850,000,000 of which are classified and designated as Class A common stock (“Class A Shares”) and 50,000,000 of which are classified and designated as Class T common stock (“Class T Shares”), and (ii) 50,000,000 shares which are classified as preferred stock, par value $0.01 per share. Our board of directors, with the approval of a majority of the entire board of directors and without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of authorized shares of capital stock or the number of authorized shares of capital stock of any class or series. If we ever create and issue preferred stock or convertible stock with a distribution preference over common stock, payment of any distribution preferences of outstanding preferred stock or convertible stock would reduce the amount of funds available for the payment of distributions on our common stock. Further, holders of preferred stock are normally entitled to receive a preference payment in the event we liquidate, dissolve or wind up before any payment is made to our common stock holders, likely reducing the amount common stock holders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred stock or a separate class or series of common stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities and the removal of incumbent management.
Our UPREIT structure may result in potential conflicts of interest with limited partners in our operating partnership whose interests may not be aligned with those of our stockholders.
We are structured as an “UPREIT,” which stands for “umbrella partnership real estate investment trust.” We use the UPREIT structure because a contribution of property directly to us is generally a taxable transaction to the contributing property owner. In the UPREIT structure, a contributor of a property who desires to defer taxable gain on the transfer of a property may transfer the property to our operating partnership in exchange for limited partnership interests and defer taxation of gain until the contributor later disposes of his or her limited partnership interests. We believe that using an UPREIT structure gives us an advantage in acquiring desired properties from persons who may not otherwise sell their properties because of unfavorable tax results.
Our operating partnership may issue limited partner interests in connection with certain transactions. Limited partners in our operating partnership have the right to vote on certain amendments to the operating partnership agreement, as well as on certain other matters. Persons holding such voting rights may exercise them in a manner that conflicts with the interests of our stockholders. As general partner of our operating partnership, we are obligated to act in a manner that is in the best interest of all partners of our operating partnership. Circumstances may arise in the future when the interests of limited partners in our operating partnership may conflict with the interests of our stockholders. These conflicts may be resolved in a manner stockholders do not believe are in their best interest.
In addition, the special limited partnership interest holder is an affiliate of our Advisor and, as the special limited partner in our operating partnership, may be entitled to: (1) receive certain distributions upon the disposition of certain of our operating partnership’s assets; or (2) a one-time payment in the form of cash, interests in our operating partnership or shares in connection with the redemption of the special limited partnership interests upon the occurrence of a listing of our shares on a national stock exchange or certain events that result in the termination or non-renewal of our advisory agreement. The special limited partnership interest holder will only become entitled to the compensation after stockholders have received, in the aggregate, cumulative distributions equal to their invested capital plus a 6.0% cumulative, non-compounded annual pre-tax return on such invested capital. This potential obligation to make substantial payments to the holder of the special limited partnership interests would reduce the overall return to stockholders to the extent such return exceeds 6.0%.
You will have limited control over changes in our policies and operations, which increases the uncertainty and risks you face as a stockholder.
Our board of directors determines our major policies, including our policies regarding financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of our stockholders. Under Maryland General Corporation Law and our charter, our stockholders have a right to vote only on limited matters. Our board’s broad discretion in setting policies and our stockholders’ inability to exert control over those policies increases the uncertainty and risks you face as a stockholder.
Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act; if we are subject to registration under the Investment Company Act, we will not be able to continue our business.
We intend to continue to conduct our operations so that neither we, nor our operating partnership nor the subsidiaries of our operating partnership are investment companies under the Investment Company Act. However, there can be no assurance that we and our subsidiaries will be able to successfully avoid operating as an investment company.
A change in the value of any of our assets could negatively affect our ability to maintain our exemption from regulation under the Investment Company Act. To maintain compliance with the applicable exemption under the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or may have to forego opportunities to acquire assets that we would otherwise want to acquire and would be important to our investment strategy.
If we were required to register as an investment company but failed to do so, we would become subject to substantial regulation with respect to our capital structure (including our ability to use borrowings), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), and portfolio composition, including disclosure requirements and restrictions with respect to diversification and industry concentration, and other matters. Compliance with the Investment Company Act would, accordingly, limit our ability to make certain investments and require us to significantly restructure our business plan, which could materially adversely affect our NAV and our ability to pay distributions to our stockholders. For more information on issues related to compliance with the Investment Company Act of 1940, see “Investment Strategy, Objectives and Policies - Investment Company Act Considerations.”
Although we have opted out of certain anti-takeover provisions of Maryland law, our board of directors could opt into these protections in the future, which may make it more difficult for us to be acquired and may prevent stockholders from receiving a premium price for their stock in connection with a business combination.
Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:
•any person who beneficially owns 10% or more of the voting power of the then outstanding voting stock of the corporation; or
•an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.
Another anti-takeover statute under Maryland law, the Control Share Acquisition Act, provides that the holders of “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights with respect to such control shares, except to the extent approved a vote of two-thirds of the votes entitled to vote generally in the election of directors, excluding votes cast by the acquirer, by officers or by directors who are employees of the corporation. Should our board of directors opt into these provisions of Maryland Law in the future, it may discourage offers from third parties to acquire us and increase the difficulty of consummating any offer. For a more detailed discussion of the Maryland laws governing business combinations and control share acquisitions, see the sections of this prospectus captioned “Description of Shares-Business Combinations” and “Description of Shares–Control Share Acquisitions.”
We may become subject to certain other anti-takeover provisions of Maryland law that would make it harder for stockholders to change the composition of our board of directors and may prevent stockholders from receiving a premium price for their shares in connection with an unsolicited takeover.
Subtitle 8 of Title 3 of the Maryland General Corporation Law, or the MGCL, Subtitle 8, permits the board of directors of a Maryland corporation that has a class of securities registered under the Exchange Act and that has at least three independent directors, to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in its charter or bylaws, to certain additional anti-takeover provisions, which would allow for, among other things, the classification of our board without stockholder approval and the imposition of a two-thirds vote requirement for removing a director; and require that vacancies on the board of directors be filled only by the remaining directors and (if the board is classified) for the remainder of the full term of the class of directors in which the vacancy occurred, and a majority vote for the calling of a stockholder-requested special meeting of stockholders. We have elected by a provision in our charter that, at such time, if ever, as we are eligible to make a Subtitle 8 election, vacancies on our board may be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. We have not elected to be subject to the other provisions of Subtitle 8, and as discussed above, to do so we must have a class of equity securities registered under the Exchange Act and at least three independent directors. While we have met the first of these requirements, we have only two independent directors at this time, and we have no current plan to add a third, although that may change. Accordingly, our board of directors may in the future elect, at such time as we are eligible to make a Subtitle 8 election and without stockholder approval, to classify our board or to become subject to any of the other provisions of Subtitle 8. Any of these provisions could make it more difficult and more time consuming for stockholders to change the composition of our board of directors and could prevent stockholders from receiving a premium price for their shares in connection with an unsolicited takeover. See the section of this prospectus captioned “Description of Shares—Subtitle 8”
Our charter includes an anti-takeover provision that may discourage a stockholder from launching a tender offer for our shares.
Our charter provides that any tender offer made by a stockholder, including any “mini-tender” offer, must comply with most of the provisions of Regulation 14D of the Exchange Act. The offering stockholder must provide our company notice of such tender offer at least ten business days before initiating the tender offer. If the offering stockholder does not comply with these requirements, our company will have the right to redeem that stockholder’s shares and any shares acquired in such tender offer. In addition, the non-complying stockholder shall be responsible for all of our company’s expenses in connection with that stockholder’s noncompliance. This provision of our charter may discourage a stockholder from initiating a tender offer for our shares and prevent you from receiving a premium price for your shares in such a transaction.
We are not required to comply with certain reporting requirements, including those relating to auditor’s attestation reports on the effectiveness of our system of internal control over financial reporting, accounting standards and disclosure about our executive compensation, that apply to other public companies.

The JOBS Act contains provisions that, among other things, relax certain reporting requirements for emerging growth companies, including certain requirements relating to accounting standards and compensation disclosure. We are classified as an emerging growth company. For as long as we are an emerging growth company, which may be up to five full fiscal years, unlike other public companies, we are not required to (1) provide an auditor’s attestation report on the effectiveness of our system of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, (2) comply with any new or revised financial accounting standards applicable to public companies until such standards are also applicable to private companies under Section 102(b)(1) of the JOBS Act, (3) comply with any new requirements adopted by the Public Company Accounting Oversight Board (“PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer, (4) comply with any new audit rules adopted by the PCAOB after April 5, 2012 unless the SEC determines otherwise, (5) provide certain disclosure regarding executive compensation required of larger public companies or (6) hold stockholder advisory votes on executive compensation.

Once we are no longer an emerging growth company, so long as our shares of common stock are not traded on a securities exchange, we will be deemed to be a “non-accelerated filer” under the Exchange Act, and as a non-accelerated filer, we will be exempt from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. In addition, so long as we are externally managed by the Adviser and we do not directly compensate our executive officers, or reimburse the Adviser or its affiliates for salaries, bonuses, benefits and severance payments for persons who also serve as one of our executive officers or as an executive officer of the Adviser, we do not have any executive compensation, making the exemptions listed in (5) and (6) above generally inapplicable.

We cannot predict if investors will find our common stock less attractive because we choose to rely on any of the exemptions discussed above.

As noted above, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards that have different effective dates for public and private companies until such time as those standards apply to private companies. We have elected to opt out of this transition period, and will therefore comply with new or revised accounting standards on the applicable dates on which the adoption of these standards is required for non-emerging growth companies. This election is irrevocable.

Risks Related to Investments in Real Estate
A decrease in demand for office or retail space may have a material adverse effect on our financial condition and results of operations.
We expect that our portfolio of properties will consist primarily of office, retail, industrial, and warehouse properties. A decrease in the demand for office or retail space may have a greater adverse effect on our business and financial condition than if we owned a more diversified real estate portfolio. If parts of our properties are leased within a particular sector, a significant downturn in that sector in which the tenants’ businesses operate would adversely affect our results of operations.

Economic and regulatory changes that impact the real estate market generally may decrease the value of our investments and weaken our operating results.
The properties we acquire and their performance are subject to the risks typically associated with real estate, including:
•downturns in national, regional and local economic conditions;
•competition;
•adverse local conditions, such as oversupply or reduction in demand and changes in real estate zoning laws that may reduce the desirability of real estate in an area;
•vacancies, changes in market rental rates and the need to periodically repair, renovate and re-let space;
•changes in the supply of or the demand for similar or competing properties in an area;
•changes in interest rates and the availability of permanent mortgage financing, which may render the sale of a property or loan difficult or unattractive;
•changes in governmental regulations, including those involving tax, real estate usage, environmental and zoning laws; and
•periods of high interest rates and tight money supply.
Any of the above factors, or a combination thereof, could result in a decrease in the value of our investments, which would have an adverse effect on our results of operations, reduce the cash available for distributions and the return on your investment.
Global and U.S. market, political and economic conditions may adversely affect our liquidity and financial condition and those of our tenants.
While recent economic data reflects moderate economic growth in the United States, the cost and availability of credit may continue to be adversely affected by governmental budget and global economic factors. Concern about continued stability of the economy and credit markets generally, and the strength of counterparties specifically, has led many lenders and institutional investors to reduce or, in some cases, cease to provide funding to borrowers. Volatility in the U.S. and international capital markets and concern over a return to recessionary conditions in global economies may adversely affect the liquidity and financial condition of our tenants and us. If these market conditions continue, they may limit our ability to timely refinance maturing liabilities and access the capital markets to meet liquidity needs. Further instability in foreign countries caused by political upheaval or real or threatened armed conflicts could adversely affect the U.S. and local economies, trading markets, jobs, interest rates and lending practices and may adversely affect our liquidity and financial condition as well as the ability of our tenants to pay rent.
Market trends and other conditions outside of our control could decrease the value of our investments and weaken our operating results.
Our performance and the value of our portfolio are subject to risks associated with our investments in real estate assets and with trends in the real estate industry. Our economic performance and the value of our investments are subject to the risk that our properties may not generate revenues sufficient to meet our operating expenses or other obligations. A deficiency of this nature would adversely impact our financial condition, results of operations, cash flows and our ability to satisfy our debt service obligations and to pay dividends and distributions to our security holders.
Events and conditions applicable to owners and operators of real estate that are beyond our control and could impact our economic performance and the value of our portfolio may include:
•local oversupply or reduction in demand for commercial space of the type we own or are purchasing, which may result in decreasing rental rates and greater concessions to tenants;
•inability to collect rent from tenants;

•vacancies or inability to rent space on favorable terms or at all;
•inability to finance property development and acquisitions on favorable terms or at all;
•increased operating costs, including insurance premiums, utilities, and real estate taxes;
•costs of complying with changes in governmental regulations;
•the relative illiquidity of real estate investments;
•changing submarket demographics;
•changes in space utilization by our tenants due to technology, economic conditions and business culture;
•the development of harmful mold or other airborne toxins or contaminants that could damage our properties or expose us to third-party liabilities; and
•property damage resulting from seismic activity, flood, or other natural disasters.
An additional downturn in oil demand or continued weakening of the oil and gas markets could adversely affect our financial condition, results of operations, and our ability to borrow funds.
Our investment strategy relies heavily on locating and operating properties in Dallas, Houston and San Antonio. The economies of these cities rely, to a certain extent, on the exploration, production and processing of oil, natural gas and petrochemicals. A prolonged weakening in the price of oil could make oil exploration and related industries unprofitable for certain companies, forcing them out of the business or forcing them to downsize their operations. To the extent that we lease space to oil and gas companies or companies that support the oil and gas industry, our operations could be negatively impacted by the loss of tenants or less demand for space in our buildings. To the extent that competing space could become available as an oil or gas company downsizes, we could face increased competition from owners willing to sublease vacant space.
To the extent that oil producers have borrowed from lending institutions and are no longer able to repay their debt, lending practices in Texas could be negatively impacted, making funds more difficult to borrow or more expensive to borrow.
The loss or downsizing of a significant tenant in a property could adversely affect our financial condition, results of operations, ability to borrow funds and cash flows.
Our financial condition, results of operations, ability to borrow funds, and cash flows would be adversely affected if any of our significant tenants in a property fails to renew its lease, renews its lease on terms less favorable to us, renews for less space due to economic conditions or more efficient use of space or becomes bankrupt or insolvent or otherwise unable to satisfy its lease obligations and we are unable to re-lease the space.
If we enter into long-term leases with our tenants, those leases may not result in fair value over time.
Long-term leases do not allow for significant changes in rental payments and do not expire in the near term. If we do not accurately judge the potential for increases in market rental rates when negotiating these long-term leases, significant increases in future property operating costs could result in receiving less than fair value from these leases. Such circumstances would adversely affect our revenues and funds available for distribution.
Downturn in our tenants’ businesses may reduce our revenues and cash flows.
We expect to derive substantially all of our revenues from continuing operations from rental income and tenant reimbursements. A tenant may experience a downturn in its business or may never generate positive results of operations, which may weaken its financial condition and result in its failure to make timely rental payments or result in defaults under our leases. For tenants that operate pursuant to capital investments, an acceleration of losses may result in a faster than expected use of available cash. In the event of default by a tenant, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment.
The bankruptcy or insolvency of a major tenant also may adversely affect the income produced by our properties. If any tenant becomes a debtor in a case under federal bankruptcy law, we cannot evict the tenant solely because of the bankruptcy. In addition, the bankruptcy court might permit the tenant to reject and terminate its lease with us. Our claim against the tenant for unpaid and future rent could be subject to a statutory cap that might be substantially less than the remaining rent actually owed under the lease. Therefore, our claim for unpaid rent would likely not be paid in full. Any losses resulting from the bankruptcy of any of our existing tenants could adversely impact our financial condition, results of operations, cash flows and our ability to satisfy our debt service obligations and to pay dividends and distributions to our security holders.
We are subject to governmental regulations that may affect the renovations to, and use of, our properties.
Our properties are subject to regulation under federal laws, such as the Americans with Disabilities Act of 1990 (the “ADA”), pursuant to which all public accommodations must meet federal requirements related to access and use by disabled persons, and state and local laws addressing earthquake, fire and life safety requirements. Although we believe that our properties will substantially comply with requirements under applicable governmental regulations, it is possible that any of our properties could be audited or investigated for compliance by any regulatory agency. If we were not in compliance with material provisions of the ADA or other regulations affecting our properties, we might be required to take remedial action, which could include making modifications or renovations to properties. Federal, state, or local governments may also enact future laws and regulations that could require us to make significant modifications or renovations to our properties. If we were to incur substantial costs to comply with the ADA or any other regulations, our financial condition, results of operations, cash flows and our ability to satisfy our debt service obligations and to pay dividends and distributions to our security holders could be adversely affected.
We face significant competition, which may decrease the occupancy and rental rates of our properties.
We will compete with developers, owners and operators of office and retail properties and other commercial real estate, many of which own properties similar to the properties that we expect to acquire, in the same submarkets in which our properties are located, but which have lower occupancy rates than our properties. Therefore, our competitors have an incentive to decrease rental rates until their available space is leased. If our competitors offer space at rental rates below the rates currently charged by us for comparable space, we may be pressured to reduce our rental rates below those currently charged in order to retain tenants when our tenant leases expire. As a result, our financial condition, results of operations, cash flow and our ability to satisfy our debt service obligations and to pay dividends and distributions to our security holders may be adversely affected.
In order to maintain the quality of our properties and successfully compete against other properties, we must periodically spend money to maintain, repair and renovate our properties, which reduces our cash flows. If our properties are not as attractive to current and prospective tenants in terms of rent, services, condition, or location as properties owned by our competitors, we could lose tenants or suffer lower rental rates. As a result, we may from time to time be required to make significant capital expenditures to maintain the competitiveness of our properties. There can be no assurances that any such expenditure would result in higher occupancy or higher rental rates, or deter existing tenants from relocating to properties owned by our competitors.
We may be unable to complete acquisitions and successfully operate acquired properties.
Our ability to acquire properties on favorable terms and successfully operate them is subject to various risks, including the following:
•we may potentially be unable to acquire a desired property because of competition from other real estate investors with significant capital, including both publicly traded and private REITs, institutional investment funds and other real estate investors;
•even if we are able to acquire a desired property, competition from other real estate investors may significantly increase the purchase price;

•even if we enter into agreements for the acquisition of a desired property, we may be unable to complete such acquisitions because they remain subject to customary conditions to closing, including the completion of due diligence investigations to management’s satisfaction;
•we may be unable to finance acquisitions on favorable terms or at all;
•we may spend more than the budgeted amount in our operations, particular in the making of necessary improvements or renovations to acquired properties;
•we may be unable to lease acquired, developed, or redeveloped properties at projected economic lease terms or within budgeted timeframes;
•we may acquire properties that are subject to liabilities for which we may have limited or no recourse;
•we may be unable to complete an acquisition after making a nonrefundable deposit and incurring certain other acquisition-related costs;
•we may not complete or redevelop properties on schedule or within budgeted amounts;
•we may expend funds on and devote management’s time to acquisition or redevelopment of properties that we may not complete;
•we may encounter delays or refusals in obtaining all necessary zoning, land use, and other required entitlements, and building, occupancy, and other required governmental permits and authorizations;
•we may encounter delays, refusals, unforeseen cost increases, and other impairments resulting from third-party litigation; and
•we may fail to obtain the financial results expected from properties we acquire or redevelop.
If one or more of these events were to occur in connection with our acquired properties, we could be required to recognize an impairment loss. These events could also have an adverse impact on our financial condition, results of operations, cash flow and our ability to satisfy our debt service obligations and to pay dividends and distributions to our security holders. We acquired our first property through a joint venture with one of our affiliates, Hartman XX LP, and we currently own a minority interest in an affiliated special purpose entity. For additional information regarding our current investments, see the section of this prospectus entitled “Our Real Estate Investments.”
Properties that have significant vacancies could be difficult to sell, which could diminish the return on your investment.
A property may incur vacancies through either the expiration or the continued default of a tenant lease. Long-term vacancies would reduce our revenues and the cash available for distributions. In addition, because the value of a property’s lease has a significant impact on that property’s market value, the resale value of properties with high or prolonged vacancies could suffer, further reducing the value of your investment.
We may own certain properties subject to ground leases and other restrictive agreements that limit our uses of the properties, restrict our ability to sell or otherwise transfer the properties and expose us to the loss of the properties if such agreements are breached by us, terminated or not renewed.
We may acquire properties that we lease individually on a long-term basis. These ground leases and other restrictive agreements may impose significant limitations on our uses of the subject property, restrict our ability to sell or otherwise transfer our interests in the property or restrict our leasing of the property. These restrictions may limit our ability to timely sell or exchange the properties, impair the properties’ value or negatively impact our ability to find suitable tenants for the properties. In addition, if we default under the terms of any particular lease, we may lose the ownership rights to the property subject to the lease. Upon expiration of a lease, we may not be able to renegotiate a new lease on favorable terms, if at all. The loss of the ownership rights to these properties or an increase of rental expense could have an adverse effect on our financial condition, results of operations, cash flow and our ability to satisfy our debt service obligations and to pay dividends and distributions to our security holders.
Real estate assets are illiquid, and we may not be able to sell our properties when we desire.

Our investments in our properties are relatively illiquid, limiting our ability to sell our properties quickly in response to changes in economic or other conditions. In addition, the Internal Revenue Code generally imposes a 100% prohibited transaction tax on profits derived by REITs from sales of properties held primarily for sale to customers in the ordinary course of business, which effectively limits our ability to sell properties other than on a selected basis. These restrictions on our ability to sell our properties could have an adverse effect on our financial condition, results of operations, cash flow, the quoted trading price of our securities, and our ability to satisfy our debt service obligations and to pay dividends and distributions to our security holders.
Future terrorist activity or engagement in war by the United States may have an adverse effect on our financial condition and operating results.
Terrorist attacks in the United States and other acts of terrorism or war, may result in declining economic activity, which could harm the demand for and the value of our properties. In addition, the public perception that certain locations are at greater risk for attack, such as major airports, ports, and rail facilities, may decrease the demand for and the value of our properties near these sites. A decrease in demand could make it difficult for us to renew or re-lease our properties at these sites at lease rates equal to or above historical rates. Terrorist activities also could directly impact the value of our properties through damage, destruction, or loss, and the availability of insurance for these acts may be less, and cost more, which could adversely affect our financial condition. To the extent that our tenants are impacted by future attacks, their businesses similarly could be adversely affected, including their ability to continue to honor their existing leases.
Terrorist acts and engagement in war by the United States also may adversely affect the markets in which our securities trade and may cause further erosion of business and consumer confidence and spending and may result in increased volatility in national and international financial markets and economies. Any one of these events may cause a decline in the demand for our office leased space, delay the time in which our new or renovated properties reach stabilized occupancy, increase our operating expenses, such as those attributable to increased physical security for our properties, and limit our access to capital or increase our cost of raising capital.
From time to time, we may be involved in legal proceedings, lawsuits and other claims. Unfavorable resolution of litigation matters and disputes could have a material adverse effect on our financial condition.
We may be named as defendants in lawsuits allegedly arising out of our actions or the actions of our operators and tenants. An unfavorable resolution of litigation could have an effect on our financial condition, results of operations, cash flow, our ability to satisfy our debt service obligations and our ability to pay dividends and distributions to our security holders. Regardless of its outcome, litigation may result in substantial costs and expenses and significantly divert the attention of our management. There can be no assurance that we will be able to prevail in, or achieve a favorable settlement of, litigation. In addition, litigation, government proceedings or environmental matters could lead to increased costs or interruption of our normal business operations.
Our joint venture partners could take actions that decrease the value of an investment to us and lower our stockholders’ overall return.
We may enter into joint ventures or other co-ownership arrangements with other Hartman programs or with third parties having investment objectives similar to ours for the acquisition, development or improvement of properties as well as the acquisition of real estate-related investments. We may also purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements with the sellers of the properties, affiliates of the sellers, developers or other persons. Such investments may involve risks not otherwise present with other forms of real estate investment, including, for example:

•the possibility that our co-venturer, co-tenant or partner in an investment might become bankrupt;

•the possibility that a co-venturer, co-tenant or partner in an investment might breach a loan agreement or other agreement or otherwise, by action or inaction, act in a way detrimental to us or the investment;

•that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals that are or that become inconsistent with our business interests or goals;

•the possibility that we may incur liabilities as the result of the action taken by our partner or co-investor; or

•that such co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives, including our policy with respect to qualifying and maintaining our qualification as a REIT.

Any of the above might subject a property to liabilities in excess of those contemplated and thus reduce our returns on that investment and therefore your return on investment.
Because we will rely on our Advisor, its affiliates and third party sub-managers to manage the day-to-day affairs of any properties we may acquire, should the staff of a particular property perform poorly, our operating results for that property will similarly be hindered and our net income may be reduced.
We will depend upon the performance of our property managers to effectively manage our properties and real estate-related assets. In order to increase or maintain adequate occupancy levels, we may have to offer inducements, such as free rent, to compete for tenants. Poor performance by those sales, leasing and other management staff members operating a particular property will necessarily translate into poor results of operations for that particular property. Should our property manager, its affiliates or third party sub-managers fail to identify problems in the day-to-day management of a particular property or fail to take the appropriate corrective action in a timely manner, our operating results may be hindered and our net income reduced.
If we are unable to sell a property for the price, on the terms, or within the time frame we desire, it could limit our ability to pay cash distributions to you.
Many factors that are beyond our control affect the real estate market and could affect our ability to sell properties for the price, on the terms, or within the time frame that we desire. These factors include general economic conditions, the availability of financing, interest rates and other factors, including supply and demand. Because real estate investments are relatively illiquid, we have a limited ability to vary our portfolio in response to changes in economic or other conditions. Further, before we can sell a property on the terms we want, it may be necessary to expend funds to correct defects or to make improvements. However, we can give no assurance that we will have the funds available to correct such defects or to make such improvements. We may be unable to sell our properties at a profit. Our inability to sell properties at the time and on the terms we want could reduce our cash flow and limit our ability to make distributions to you and could reduce the value of your investment.
Government entities and contractors may cause unforeseen delays and increase costs to renovate properties that we may acquire, which may reduce our net income and cash available for distributions to you.
We may seek to or be required to incur substantial capital obligations to renovate or reposition existing properties that we acquire. Our Advisor and its key real estate professionals will do their best to estimate these costs prior to acquisition but may not be able to ascertain all hidden defects or problems. There could be unknown and excessive costs, expenses and delays associated with a property’s renovations and interior and exterior upgrades. We will be subject to risks relating to the uncertainties associated with permits and approvals required by governmental entities, community associations and our construction manager’s ability to control costs and to build in conformity with plans and the established timeframe. We will pay a construction management fee to a construction manager, which may be one of our affiliates, if new capital improvements are required. If we are unable to increase rental rates or sell a property at a price consistent with our underwritten projections due to local market or economic conditions to offset the cost of renovating a property, the return on your investment may suffer.
We may be required to make rent or other concessions and significant capital expenditures to improve our properties in order to retain and attract tenants, which could adversely affect our financial condition, results of operations and cash flow.
In order to retain existing tenants and attract new clients, we may be required to offer substantial rent abatements, tenant improvements and early termination rights or accommodate requests for renovations, build-to-suit remodeling and other improvements or provide additional services to our tenants. As a result, we may have to make significant capital or other expenditures in order to retain tenants whose leases expire and to attract new tenants in sufficient numbers, which could adversely affect our results of operations and cash flow. Additionally, if we need to raise capital to make such expenditures and are unable to do so, or such capital is otherwise unavailable, we may be unable to make the required expenditures. This could result in non-renewals by tenants upon expiration of their leases, which could adversely affect our financial condition, results of operations and cash flow.
Costs of responding to both known and previously undetected environmental contamination and hazardous conditions may decrease our cash flows and limit our ability to make distributions.
Real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to protection of the environment and human health. We could be subject to liability in the form of fines, penalties or damages for noncompliance with these laws and regulations. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, the remediation of contamination associated with the release or disposal of solid and hazardous materials, the presence of toxic building materials, and other health and safety-related concerns.
Some of these laws and regulations may impose joint and several liability on the tenants, current or previous owners or operators of real property for the costs to investigate or remediate contaminated properties, whether the contamination occurred prior to purchase, or whether the acts causing the contamination were legal. These costs could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Our tenants’ operations, the condition of properties at the time we buy them, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our properties.
Environmental laws also may impose liens on a property or restrictions on the manner in which a property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us from entering into leases with prospective tenants that may be impacted by such laws. Environmental laws provide for sanctions for noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for the release of and exposure to hazardous substances, including asbestos-containing materials and lead-based paint. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances.
The presence of hazardous substances, or the failure to properly manage or remediate these substances, may hinder our ability to sell, rent or pledge such property as collateral for future borrowings. Any material expenditures, fines, penalties or damages we must pay will reduce our ability to make distributions and may reduce the value of your investment.
Properties acquired by us may have toxic mold or asbestos that could result in substantial liabilities to us.
Litigation and concern about indoor exposure to certain types of toxic molds and asbestos has been increasing as the public becomes aware that exposure to mold and asbestos can cause a variety of health effects and symptoms, including allergic reactions, cancer and even death. It is impossible to eliminate all mold and mold spores in the indoor environment. There can be no assurance that the properties acquired by us will not contain toxic mold or that buildings containing asbestos encased so as to render the asbestos non-health threatening will remain that way. The difficulty in discovering indoor toxic mold growth could lead to an increased risk of lawsuits by affected persons and the risk that the cost to remediate toxic mold and/or asbestos will exceed the value of the property. There is a risk that we may acquire properties that contain toxic mold and/or asbestos and such properties may negatively affect our performance and your return on investment.
Uninsured losses relating to real property or excessively expensive premiums for insurance coverage could reduce our cash flows and the return on your investment.
There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential acts of terrorism or catastrophes could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases have begun to insist that commercial property owners purchase coverage against terrorism or catastrophes as a condition for providing mortgage loans. Such insurance policies may not be available at reasonable costs, if at all, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We may not have adequate coverage for such losses. If any of our properties incurs a casualty loss that is not fully insured, the value of our assets will be reduced by any such uninsured loss. In addition, other than any working capital reserve or other reserves we may establish, we have no source of funding to repair or reconstruct any uninsured property. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in lower distributions.
Our properties may be dispersed geographically and across various markets and sectors.
We may acquire and operate properties in different locations throughout Texas and the United States and in different markets and sectors. The success of our properties will depend largely on our ability to hire various managers and service providers in each area, market and sector where the properties are located or situated. It may be more challenging to manage a diverse portfolio. Failure to meet such challenges could reduce the value of your investment.
We may be limited in our ability to diversify our investments, making us more vulnerable economically than if our investments were diversified.
Our ability to diversify our portfolio may be limited both as to the number of investments owned and the geographic regions in which our investments are located. While we seek to diversify our portfolio by geographic location, we focus on our specified target markets that we believe offer the opportunity for attractive returns and, accordingly, our actual investments may result in concentrations in a limited number of geographic regions. As a result, there is an increased likelihood that the performance of any single property, or the economic performance of a particular region in which our properties are located, could materially affect our operating results.
The geographic concentration of our current assets in Texas may cause us to be more susceptible to adverse economic or regulatory developments in Texas and the submarkets within Texas.
The properties in our initial portfolio are located in Dallas/Fort Worth, San Antonio and Houston, Texas. As a result, we are particularly susceptible to adverse economic, real estate or other developments in Texas, such as periods of general or industry slowdowns or recession, business layoffs or downsizing, the relocation of businesses out of Texas and its submarkets, increases in real estate and other taxes and the cost of complying with current or new governmental regulation, as well as an oversupply of or reduced demand for office, retail and industrial properties of the type in which we have, and in which we intend to invest. Any adverse developments in these sub-markets could materially reduce the value of our real estate portfolio and our rental revenues, and thus materially adversely affect our business, results of operations, financial condition and ability to service our debt and make distributions to our stockholders.
Our industrial tenants may be adversely affected by a decline in manufacturing activity in the U.S.
Fluctuations in manufacturing activity in the U.S. may adversely affect our industrial tenants and therefore the demand for and profitability of any industrial properties we acquire. Trade agreements with foreign countries have given employers the option to utilize less expensive foreign manufacturing workers. Outsourcing manufacturing activities could reduce the demand for U.S. workers, thereby reducing the profitability of our industrial tenants and the demand for and profitability of our industrial properties.
Risks Associated with Debt Financing
Our use of debt will reduce cash available for distributions and may expose us to the risk of default under our debt obligations.
Payments of principal and interest on our borrowings may leave us with insufficient cash resources to operate our properties or to pay in cash the distributions necessary to qualify and maintain our REIT qualification. Our level of debt and the limitations imposed by our debt agreements may have substantial consequences, including the following:
•we may be unable to refinance our indebtedness at maturity, or the refinancing terms may be less favorable than the terms of our original indebtedness;
•cash flows may be insufficient to meet required principal and interest payments;
•we may be forced to dispose of one or more of our properties, possibly on disadvantageous terms;

•we may default on our obligations, and the lenders or mortgagees may foreclose on our properties that secure the loans and receive an assignment of rents and leases; and
•our default under one mortgage loan could result in a default on other indebtedness with cross default provisions.
If one or more of these events were to occur, our financial condition, results of operations, cash flow and our ability to satisfy our debt service obligations and to pay distributions to our stockholders could be adversely affected.
We may incur mortgage indebtedness and other borrowings, which increases our risk of loss due to foreclosure.
We may obtain lines of credit and long-term financing that may be secured by our properties and other assets. In some instances, we may acquire real properties by financing a portion of the price of the properties and mortgaging or pledging some or all of the properties purchased as security for that debt. We may also incur mortgage debt on properties that we already own in order to obtain funds to acquire additional properties. In addition, we may borrow as necessary or advisable to ensure that we maintain our qualification as a REIT for federal income tax purposes, including borrowings to satisfy the REIT requirement that we distribute at least 90% of our annual REIT taxable income to our stockholders (computed without regard to the dividends paid deduction and excluding net capital gain). We, however, can give you no assurance that we will be able to obtain such borrowings on satisfactory terms.
If we do mortgage a property and there is a shortfall between the cash flow from that property and the cash flow needed to service mortgage debt on that property, then the amount of cash available for distributions to stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss of a property since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, reducing the value of your investment. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure even though we would not necessarily receive any cash proceeds. We may give full or partial guaranties to lenders of mortgage debt on behalf of the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, a default on a single property could affect multiple properties.
We may also obtain recourse debt to finance our acquisitions and meet our REIT distribution requirements. If we have insufficient income to service our recourse debt obligations, our lenders could institute proceedings against us to foreclose upon our assets. If a lender successfully forecloses upon any of our assets, our ability to pay cash distributions to our stockholders will be limited and you could lose all or part of your investment.
High mortgage interest rates may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire, our net income and the amount of cash distributions we can make.
If mortgage debt is unavailable at reasonable interest rates, we may not be able to finance the purchase of properties. If we place mortgage debt on properties, we run the risk of being unable to refinance the properties when the loans become due, or of being unable to refinance on favorable terms. If interest rates are higher when we refinance the properties, our income could be reduced. If any of these events occur, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to you and may hinder our ability to raise more capital by issuing more stock or by borrowing more money.
We may not be able to access financing sources on attractive terms, which could adversely affect our ability to execute our business plan.
We may finance our assets over the long term through a variety of means, including credit facilities and other structured financings. Our ability to execute this strategy will depend on various conditions in the markets for financing in this manner that are beyond our control, including lack of liquidity and greater credit spreads. We cannot be certain that these markets will remain an efficient source of long-term financing for our assets. If our strategy is not viable, we will have to find alternative forms of long-term financing for our assets. This could subject us to more recourse indebtedness and the risk that debt service on less efficient forms of financing would require a larger portion of our cash flows, thereby reducing cash available for distribution to our stockholders and funds available for operations, as well as for future business opportunities.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.
When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan documents we enter into may contain covenants that limit our ability to further mortgage the property, discontinue insurance coverage or replace Hartman XXI Advisors, LLC as our advisor. These or other limitations may limit our flexibility and our ability to achieve our operating plans.
Increases in interest rates could increase the amount of our debt payments and limit our ability to pay distributions to our stockholders.
We expect that we will incur indebtedness in the future. Increases in interest rates may increase our interest costs, which would reduce our cash flows and our ability to pay distributions. In addition, if we need to repay existing debt during periods of higher interest rates, we might have to sell one or more of our investments in order to repay the debt, which sale at that time might not permit realization of the maximum return on such investments.
We have broad authority to incur debt, and high debt levels could hinder our ability to make distributions and decrease the value of your investment.
Our charter limits our leverage to 300% of our net assets and our board of directors has adopted a policy that our debt financing will be approximately 50% of the aggregate costs of our investments but we may exceed this limit with the approval of the independent directors of our board of directors. High debt levels would cause us to incur higher interest charges and higher debt service payments and may also be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of your investment. See “Investment Objectives and Policies—Borrowing Policies.”
Federal Income Tax Risks
Failure to continue to qualify as a REIT would reduce our net earnings available for investment or distribution.
We have elected to be taxed as a REIT for our taxable year ended December 31, 2017 and will operate in a manner designed to permit us to continue to qualify as a REIT for federal income tax purposes.
Our qualification as a REIT will depend on our ongoing satisfaction of numerous requirements established under highly technical and complex provisions of the Internal Revenue Code for which there are only limited judicial or administrative interpretations and involve the determination of various factual matters and circumstances not entirely within our control. The complexity of these provisions and of the applicable income tax regulations that have been promulgated under the Internal Revenue Code is greater in the case of a REIT that holds its assets through a partnership, as we do. Moreover, no assurance can be given that new legislation, regulations, administrative interpretations or court decisions will not change the tax laws with respect to qualification as a REIT or the federal income tax consequences of that qualification.
If we fail to qualify as a REIT in any taxable year for which we have elected to be taxed as a REIT and do not qualify for certain statutory relief provisions, we would be required to pay U.S. federal income tax (and applicable state and local taxes) on our taxable income, and distributions to our stockholders would not be deductible by us in determining our taxable income. In such a case, we might need to borrow money or sell assets in order to pay our taxes. Our payment of income tax would decrease the amount of our cash available for distribution to our stockholders. Furthermore, we would not be required to distribute substantially all of our net taxable income to our stockholders. In addition, if we fail to qualify as a REIT in any taxable year for which we have elected to be taxed as a REIT, unless we are eligible for certain statutory relief provisions, we could not re-elect to be taxed as a REIT until the fifth calendar year following the year in which we failed to qualify. In addition, although we intend to operate in a manner intended to qualify as a REIT, it is possible that future economic, market, legal, tax or other considerations may cause our board of directors to recommend that we revoke our REIT election.
We believe that our operating partnership will be treated for federal income tax purposes as a partnership and not as an association or as a publicly traded partnership taxable as a corporation. If the Internal Revenue Service were successfully to determine that our operating partnership should properly be treated as a corporation, our operating partnership would be required to pay federal income tax at corporate rates on its net income. In addition, we would fail to qualify as a REIT, with the resulting consequences described above.

Legislative, regulatory or administrative changes could adversely affect us or our customers.
Legislative, regulatory or administrative changes could be enacted or promulgated at any time, either prospectively or with retroactive effect, and may adversely affect us and/or our stockholders.
On December 22, 2017, tax legislation commonly referred to as the Tax Cuts and Jobs Act was signed into law. The Tax Cuts and Jobs Act makes significant changes to the U.S. federal income tax rules for taxation of individuals and corporations, generally effective for taxable years beginning after December 31, 2017. Most of the changes applicable to individuals are temporary and apply only to taxable years beginning after December 31, 2017 and before January 1, 2026. The Internal Revenue Service (“IRS”) has issued significant proposed guidance under the Tax Cuts and Jobs Act, but guidance on additional issues, finalization of proposed guidance and possible technical corrections legislation may adversely affect us or our stockholders. In addition, further changes to the tax laws, unrelated to the Tax Cuts and Jobs Act, are possible.
 We urge you to consult with your own tax advisor with respect to the impact of the Tax Cuts and Jobs Act and any other legislative, regulatory or administrative developments and proposals and their potential effect on an investment in shares of our common stock.
To qualify as a REIT we must meet annual distribution requirements, which may result in us distributing amounts that may otherwise be used for our operations.
To qualify as a REIT, we will be required each year to distribute to our stockholders dividends equal to at least 90% of our real estate investment trust taxable income, determined without regard to the dividends-paid deduction and excluding undistributed net capital gains. We will be subject to federal income tax on any undistributed taxable income, including net capital gains, and to a 4% nondeductible excise tax on any amount by which dividends we pay with respect to any calendar year are less than the sum of (1) 85% of our ordinary income, (2) 95% of our capital gain net income and (3) 100% of our undistributed income from prior years. These requirements could cause us to distribute amounts that otherwise would be spent on investments in real estate assets, and it is possible that we might be required to borrow funds or sell assets to fund these distributions. If we fund distributions through borrowings, then we will have to repay debt using money we could have otherwise used to acquire properties. If we sell assets or use offering proceeds to pay distributions, we also will have fewer investments. Fewer investments may impact our ability to generate future cash flows from operations and, therefore, reduce your overall return. Although we intend to make distributions sufficient to meet the annual distribution requirements and to avoid corporate income and excise taxes, it is possible that we might not always be able to do so.
We may choose to pay dividends in a combination of cash and our own common stock, in which case stockholders may be required to pay income taxes in excess of the cash dividends they receive.
We may choose to pay dividends in a combination of cash and our own common stock. Under IRS Revenue Procedure 2017-45, as a publicly offered REIT, we may give stockholders a choice, subject to various limits and requirements, of receiving a dividend in cash or in our common stock. As long as at least 20% of the total dividend is available in cash and certain other requirements are satisfied, the IRS will treat the stock distribution as a dividend (to the extent applicable rules treat such distribution as being made out of our earnings and profits). As a result, U.S. stockholders may be required to pay income taxes with respect to such dividends in excess of the cash dividends they receive. In the case of non-U.S. stockholders, we generally will be required to withhold tax with respect to the entire dividend, which withholding tax may exceed the amount of cash such non-U.S. stockholder would otherwise receive.
Ordinary dividends payable by REITs generally do not qualify for capital gain tax rates.
The maximum tax rate applicable to "qualified dividend income" payable to certain non-corporate U.S. stockholders, including individuals, is currently 20%. Dividends paid by REITs, however, are not eligible for the reduced rates. REIT dividends that are not designated as qualified dividend income or capital gain dividends are taxable as ordinary income. However, in taxable years beginning after December 31, 2017 and before January 1, 2026, non-corporate U.S. stockholders are entitled to a deduction of up to 20% of their ordinary REIT dividends, subject to certain limitations. The more favorable rates applicable to regular corporate "qualified dividend income" could cause certain non-corporate investors to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, even taking into account the deduction of up to 20% of “ordinary dividends.

Recharacterization of sale-leaseback transactions may cause us to lose our REIT status.
We may purchase real properties and lease them back to the sellers of such properties. We cannot guarantee that the Internal Revenue Service will not challenge our characterization of any sale-leaseback transactions. In the event that any such sale-leaseback transaction is challenged and recharacterized as a financing transaction or loan for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the REIT qualification “asset tests” or the “gross income tests” and, consequently, lose our REIT status. Alternatively, the amount of our REIT taxable income could be recalculated which might also cause us to fail to meet the distribution requirement for a taxable year.
You may have current tax liability on distributions if you elect to reinvest in shares of our common stock.
If you participate in our distribution reinvestment plan, you will be deemed to have received a cash distribution equal to the fair market value of the stock received pursuant to our distribution reinvestment plan, which will be taxed as a dividend to the extent of our current or accumulated earnings and profits. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the common stock received.
Restrictions on deduction of all of our interest expense could prevent us from satisfying the REIT distribution requirements and avoiding incurring income or excise taxes.
Under the Tax Cuts and Jobs Act, new rules may limit our ability (and the ability of entities that are not treated as disregarded entities for U.S. federal income tax purposes and in which we hold an interest) to deduct interest expense in taxable years beginning after December 31, 2017. Under amended Section 163(j) of the Code, the deduction for business interest expense may be limited to the amount of the taxpayer’s business interest income plus 30% of the taxpayer’s “adjusted taxable income” unless the taxpayer’s gross receipts do not exceed $25 million per year during the applicable testing period or the taxpayer qualifies to elect and elects to be treated as an “electing real property trade or business.” A taxpayer’s adjusted taxable income will start with its taxable income and add back items of non-business income and expense, business interest income and business interest expense, net operating losses, any deductions for “qualified business income,” and, in taxable years beginning before January 1, 2022, any deductions for depreciation, amortization or depletion. A taxpayer that is exempt from the interest expense limitations as an electing real property trade or business is ineligible for certain expensing benefits and is subject to less favorable depreciation rules for real property. The new rules for business interest expense will apply to us and at the level of each entity in which or through which we invest that is not a disregarded entity for U.S. federal income tax purposes. To the extent that our interest expense is not deductible, our taxable income will be increased, as will our REIT distribution requirements and the amounts we need to distribute to avoid incurring income and excise taxes.
Sales of our properties at gains are potentially subject to the prohibited transaction tax, which could reduce the return on your investment.
Our ability to dispose of property is restricted as a result of our REIT status. Under applicable provisions of the Internal Revenue Code regarding prohibited transactions by REITs, we will be subject to a 100% tax on any gain realized on the sale or other disposition of any property (other than foreclosure property) we own, directly or through a subsidiary entity, including our operating partnership, but excluding our taxable REIT subsidiaries, that is deemed to be inventory or property held primarily for sale to customers in the ordinary course of trade or business unless a safe harbor applies under the Internal Revenue Code. Whether property is inventory or otherwise held primarily for sale to customers in the ordinary course of a trade or business depends on the particular facts and circumstances surrounding each property. We intend to avoid the 100% prohibited transaction tax by (1) conducting activities that may otherwise be considered prohibited transactions through a taxable REIT subsidiary, (2) conducting our operations in such a manner so that no sale or other disposition of an asset we own, directly or through any subsidiary other than a taxable REIT subsidiary, will be treated as a prohibited transaction, or (3) structuring certain dispositions of our properties to comply with certain safe harbors available under the Internal Revenue Code. However, no assurance can be given that any particular property will not be treated as inventory or property held primarily for sale to customers in the ordinary course of a trade or business or that a safe harbor will apply.
Distributions to tax-exempt investors may be classified as unrelated business taxable income.
Neither ordinary nor capital gain distributions with respect to our common stock nor gain from the sale of common stock should generally constitute unrelated business taxable income to a tax-exempt investor. However, there are certain exceptions to this rule. In particular:

•	part of the income and gain recognized by certain qualified pension trusts with respect to our common stock may be treated as unrelated business taxable income if we are a “pension-held REIT,” which should not be the case;

•	part of the income and gain recognized by a tax-exempt investor with respect to our common stock would constitute unrelated business taxable income if the investor incurs debt to acquire the common stock; and

•	part or all of the income or gain recognized with respect to our common stock by social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans which are exempt from federal income taxation under Sections 501(c)(7), (9), (17), or (20) of the Internal Revenue Code may be treated as unrelated business taxable income.

Complying with the REIT requirements may cause us to forego otherwise attractive opportunities.
To qualify as a REIT for federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of shares of our common stock. We may be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.
Complying with the REIT requirements may force us to liquidate otherwise attractive investments.
To qualify as a REIT for federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of shares of our common stock. We may be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.
Liquidation of assets may jeopardize our REIT status.
To qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate any investments we make to satisfy our obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our status as a REIT, or we may be subject to a 100% tax on any resultant gain if we sell assets that are treated as dealer property or inventory.
The failure of a mezzanine loan to qualify as a real estate asset could adversely affect our ability to qualify as a REIT.
We may acquire mezzanine loans. If a mezzanine loan satisfies an Internal Revenue Service safe harbor in Revenue Procedure 2003-65, the mezzanine loan will be treated as a real estate asset for purposes of the REIT asset tests and interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the REIT 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We intend to make investments that comply with the various requirements applicable to our qualification as a REIT. We may, however, acquire mezzanine loans that do not meet all of the requirements of this safe harbor. In the event we own a mezzanine loan that does not meet the safe harbor, the Internal Revenue Service could challenge such loan’s treatment as a real estate asset for purposes of the REIT asset tests and could challenge treatment of interest on such loan as qualifying income for purposes of the 75% gross income test, and, if such a challenge were sustained, we could fail to qualify as a REIT.
Non-U.S. investors may be subject to U.S. federal income tax on the sale of shares of our common stock if we are unable to qualify as a domestically controlled REIT and generally will be subject to U.S. federal income tax on capital gain dividends.
A non-U.S. person disposing of a United States real property interest, or "USRPI", including shares of a U.S. corporation whose assets consist principally of USRPIs, is generally subject to U.S. federal income tax under the Foreign Investment in Real Property Act of 1980, as amended, or FIRTPA, on the gain recognized on such disposition. A non-U.S. stockholder generally would not be subject to U.S. federal income tax, however, on gain from the disposition of stock in a

REIT if the REIT is a domestically controlled REIT. A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by non-U.S. stockholders. We cannot assure you that we will qualify as a domestically controlled REIT. If we were to fail to so qualify, gain realized by a non-U.S. investor on a sale of our common stock would be subject to U.S. federal income tax unless our common stock was traded on an established securities market, which is not currently the case, and the non-U.S. investor did not at any time during a specified testing period directly or indirectly own more than 10% of the value of our outstanding common stock. In addition, if a non-U.S. person receives a dividend that is attributable to gains from our sale of a USRPI, such non-U.S. person generally will be required to report such dividend on a U.S. federal income tax return and pay U.S. federal income tax at regular U.S. federal income tax rates and a 30% branch profits tax in the case of a non-U.S. corporation unless an applicable tax treaty provides an exemption from, or lower rate of, branch profits tax.
Retirement Plan Risks
There are special considerations for pension or profit-sharing or 401(k) plans, health or welfare plans or individual retirement accounts whose assets are being invested in our common stock due to requirements under ERISA and the Internal Revenue Code. Furthermore, a person acting on behalf of a plan not subject to ERISA may be subject to similar penalties under applicable federal, state, local, or non-U.S. law by reason of purchasing our stock.
If you are investing the assets of a pension, profit sharing or 401(k) plan, health or welfare plan, or an IRA, or other plan or arrangement subject to ERISA or Section 4975 of the Internal Revenue Code in us, you should consider:
•whether your investment is consistent with your fiduciary and other obligations under ERISA and the Internal Revenue Code;
•whether your investment is made in accordance with the documents and instruments governing your plan, IRA or other arrangement, including the investment policy;
•whether your investment satisfies the prudence, diversification and other applicable fiduciary requirements in Sections 404(a) of ERISA;
•whether your investment will impair the liquidity of the plan, IRA or other arrangement;
•whether your investment will produce unrelated business taxable income, or “UBTI,” for the plan or IRA;
•whether you will be able to comply with the requirements under ERISA and the Internal Revenue Code to value the assets of the plan or IRA annually;
•your need to value the assets of the plan annually and:

•whether the investment will constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

You should consider whether your investment in us will cause some or all of our assets to be considered assets of an employee benefit plan, IRA, or other arrangement. We do not believe that under ERISA and U.S. Department of Labor regulations currently in effect that our assets would be treated as “plan assets” for purposes of ERISA, although there can be no assurances. However, if our assets were considered to be plan assets, transactions involving our assets would be subject to ERISA and Section 4975 of the Internal Revenue Code and some of the transactions we have entered into with our advisor and its affiliates could be considered “prohibited transactions,” under ERISA or the Internal Revenue Code. If such transactions were considered “prohibited transactions,” our advisor and its affiliates could be subject to liabilities and excise taxes or penalties. In addition, our officers and directors, our advisor and its affiliates could be deemed to be fiduciaries under ERISA, subject to other conditions, restrictions and prohibitions under Part 4 of Title I of ERISA and those serving as fiduciaries of plans investing in us may be considered to have improperly delegated fiduciary duties to us. Additionally, other transactions with “parties-in-interest” or “disqualified persons” with respect to an investing plan might be prohibited under ERISA, the Internal Revenue Code or other governing authority in the case of a government plan. Therefore, we would be operating under a burdensome regulatory regime that could limit or restrict investments we can make or our management of our real estate assets. Even if our assets are not considered to be plan assets, a prohibited transaction could occur if we or any of our affiliates is a fiduciary (within the meaning of ERISA) with respect to an employee benefit plan purchasing shares and, therefore, in the event any such persons are fiduciaries (within the meaning of ERISA) of your plan or IRA, you should not purchase shares unless an administrative or statutory exemption applies to your purchase. For a discussion of the considerations associated with an investment in our shares by an employee benefit plan or an IRA, see the section of this prospectus titled “ERISA Considerations.”
Failure to satisfy the fiduciary standards of conduct and other requirements of ERISA, the Internal Revenue Code, or other applicable statutory or common law may result in the imposition of civil (and criminal, if the violation was willful) penalties, and can subject the fiduciary to equitable remedies and/or damages. In addition, if an investment in our common stock constitutes a prohibited transaction under ERISA or the Internal Revenue Code, the fiduciary that authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested. Furthermore, to the extent that the assets of a plan or arrangement not subject to the fiduciary provisions of ERISA (for example, governmental plans, non-electing church plans, and foreign plans) will be used to purchase our stock, such plans should consider the impact of applicable federal, state, local, or non-U.S. law on the decision to make such purchase.

ESTIMATED USE OF PROCEEDS

The following tables set forth information (shown separately with respect to Class A and Class T shares) about how we intend to use the proceeds raised in this offering assuming we sell: (i) $180,000,000 in shares of our common stock, the maximum offering amount in this offering, and no shares pursuant to our DRIP, assuming that 50% of the shares sold (i.e., $90,000,000) are Class A shares and 50% of the shares sold (i.e., $90,000,000) are Class T shares based on an offering price of $13.00 per Class A share and $12.45 per Class T share; and (ii) $90,000,000 in shares of our common stock, the mid-point offering amount in this offering, and no shares pursuant to our DRIP, assuming that 50% of the shares sold (i.e., $45,000,000) are Class A shares and 50% of the shares sold (i.e., $45,000,000) are Class T shares based on an offering price of $13.00 per Class A share and $12.45 per Class T share. Class A shares will be offered in this offering at a price of $NAV per share, with discounts available for certain categories of investors. Class T shares will be offered in this offering at a price of $NAV per share and there are no discounts available. We are also offering up to $5,000,000 in shares of our common stock pursuant to our DRIP at the most recently determined NAV per Class A and Class T share, respectively. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and the DRIP. The actual use of the capital we raise is likely to be different than the figures presented in the table because we may not raise the entire amounts set forth in the table. Raising less than the full $180,000,000 in this offering will alter the amounts of selling commissions, fees and expenses set forth below.
Certain of the amounts set forth below represent our management’s best estimates since they cannot be precisely calculated at this time. The amounts in the tables below assume that the full selling commissions and dealer manager fees, but no distribution and shareholder servicing fees, are paid on all shares of our common stock offered to the public in this offering. The selling commission and, in some cases, all or a portion of our dealer manager fee, may be reduced or eliminated in connection with certain categories of sales, such as sales for which a volume discount applies. The reduction in these fees will be accompanied by a corresponding reduction in the per share purchase price but will not affect the amounts available to us for investments. After paying the selling commission, the dealer manager fee and our organizational and offering expenses, we will use the net proceeds of the offering to invest in real estate assets and to pay the fees set forth in the tables below. Because amounts in the following tables are estimates, they may not accurately reflect the actual receipt or use of the offering proceeds.
Generally, our policy is to pay distributions from cash flow from operations. However, our board of directors has the authority under our organizational documents, to the extent permitted by Maryland law, to fund distributions from sources such as borrowings, offering proceeds or the deferral of fees and expense reimbursements by our Advisor in its sole discretion. Our organizational documents do not limit the amount of distributions we can fund from sources other than from cash flows from operations, including from offering proceeds. To the extent offering proceeds are used to pay distributions, the amount available for investment will be correspondingly reduced, your overall return may be reduced, our portfolio may be less diversified and the value of a share of our common stock may be diluted. The fees, compensation and expense reimbursements described below payable to our Advisor, our dealer manager and their respective affiliates may increase or decrease during or after this offering.
Before we substantially invest the net proceeds of this offering, our distributions are likely to exceed our funds from operations and may be paid from offering proceeds, borrowings and other sources, without limitation, which would reduce the amount of public offering proceeds available for investment or require us to repay such borrowings, both of which could reduce your overall return.
The following table presents information regarding the use of proceeds raised in this offering with respect to Class A Shares.

	Maximum Sale of $ 90,000,000 In Class A Shares In the Offering		Sale of $ 4,50,000,000 In Class A Shares In the Offering (Mid-Point Offering)		Maximum Sale of $ 10,000 In Class A Shares In the Offering
	Amount($)	Percent of Public Offering Proceeds	Amount($)	Percent of Public Offering Proceeds	Amount($)	Percent of Public Offering Proceeds
Gross Public Offering Proceeds	$90,000,000	100.0%	$45,000,000	100.0%	10,000	100.00%
Less Public Offering Expenses
Selling Commissions	6,300,000	7.00%	3,150,000	7.00%	700	7.00%
Dealer Manager Fee	2,700,000	3.00%	1,350,000	3.00%	300	3.00%
Other Organization and Offering Expenses(1)	1,350,000	1.50%	675,000	1.50%	150	1.50%

Total Organization and Offering Expenses(2)	10,350,000	11.50%	5,175,000	11.50%	1,150	11.50%

Amount of Public Offering Proceeds Available for Investment	$79,650,000	88.50%	$39,825,000	88.50%	8,850	88.50%

Acquisition Fees(3)	1,989,000	2.21%	994,500	2.21%	221	2.21%
Acquisition Expenses(4)	405,000	0.45%	202,500	0.45%	45	0.45%

Total Proceeds to be Invested	$77,256,000	85.84%	38,628,000	85.84%	8,584	85.84%

(1)“Other Organization and Offering Expenses” represent all expenses incurred in connection with our qualification and registration of our shares, including registration fees paid to the SEC, FINRA, and state regulatory authorities, issuer legal expenses, advertising, sales literature, fulfillment, escrow agent, transfer agent, and reimbursements to the dealer manager and selected dealers for reasonable bona fide due diligence expenses incurred, which are supported by a detailed and itemized invoice. Amounts of certain of the “Other Organization and Offering Expenses” are not determinable at this time.
(2)The total underwriting compensation in connection with this offering payable from whatever source, including selling commissions, the dealer manager fee and the distribution and shareholder servicing fee, cannot exceed 10.0% of the gross proceeds of the offering as of the termination of the offering, as required by the rules of FINRA. The non-cash compensation items paid to registered representatives of our dealer manager and the selected dealers will be paid from or reduce the dealer manager fee. Such non-cash compensation items include gifts, business entertainment, sales incentives and training and education meetings, as well as non-transaction-based compensation associated with retailing and wholesaling activities and legal expenses paid to our dealer manager’s FINRA counsel. The “Total Organization and Offering Expenses” for both the Class A shares and Class T Shares, including selling commissions, the dealer manager fee and the distribution and shareholder servicing fee, shall be reasonable and shall in no event exceed an amount equal to 15% of the gross proceeds of this offering. In addition, our Advisor will be responsible for other organization and offering expenses in excess of the maximum expense cap.
(3)We will pay to our Advisor acquisition fees in the amount of 2.5% of the cost of each investment we acquire, which includes the amount actually paid or allocated to fund the purchase development, construction or improvement of each investment, including acquisition expenses and any debt attributable to each investment. The presentation in the table is based on the assumption that we will not borrow any funds to make investments.

(4)“Acquisition Expenses” in the table above are expenses related to our selection and acquisition of investments, whether or not the investments are ultimately acquired or originated. These expenses include but are not limited to travel and communications expenses, the cost of appraisals, title insurance, non-refundable option payments on property not acquired, legal fees and expenses, accounting fees and expenses and miscellaneous expenses related to selection, acquisition and origination of investments whether or not ultimately acquired or originated. “Acquisition Expenses” do not include acquisition fees. The presentation in the table is for illustrative purposes and assumes that all investments are purchased on an unlevered basis. The actual amount of acquisition expenses cannot be determined at the present time and will depend on numerous factors, including the amount of our leverage.

The following table presents information regarding the use of proceeds raised in this offering with respect to Class T Shares.

	Maximum Sale of $ 90,000,00 in Class T Shares in the Offering		Sale of $45,000,000 in Class T Shares in the Offering (Mid-Point Offering)		Minimum Sales of $10,000 In Class T Shares In the Offering
	Amount ($)	Percent of Public Offering Proceeds	Amount ($)	Percent of Public Offering Proceeds	Amount ($)	Percent of Public Offering Proceeds
Gross Public Offering Proceeds	90,000,000	100.00%	45,000,000	100.00%	10,000	100%
Less Public Offering Expenses
Selling Commissions	2,700,000	3.00%	1,350,000	3.00%	300	3.00%
Dealer Manager Fee	2,700,000	3.00%	1,350,000	3.00%	300	3.00%
Other Organization and Offering Expenses(1)	1,350,000	1.50%	675,000	1.50%	150	1.50%

Total Organization and Offering Expenses(2)	6,750,000	7.50%	3,375,000	7.50%	750	7.50%

Amount of Public Offering Proceeds Available for Investment	83,250,000	92.50%	41,625,000	92.50%	9,250	92.50%

Acquisition Fees(3)	2,079,000	2.31%	1,039,500	2.31%	231	2.31%
Acquisition Expenses(4)	405,000	0.45%	202,500	0.45%	45	0.45%

Total Proceeds to be Invested	80,766,000	89.74%	40,383,000	89.74%	8,974	89.74%

(1) “Other Organization and Offering Expenses” represent all expenses incurred in connection with our qualification and registration of our shares, including registration fees paid to the SEC, FINRA, and state regulatory authorities, issuer legal expenses, advertising, sales literature, fulfillment, escrow agent, transfer agent, and reimbursements to the dealer manager and selected dealers for reasonable bona fide due diligence expenses incurred, which are supported by a detailed and itemized invoice. Amounts of certain of the “Other Organization and Offering Expenses” are not determinable at this time.
(2) The total underwriting compensation in connection with this offering payable from whatever source, including selling commissions, the dealer manager fee and the distribution and shareholder servicing fee, cannot exceed 10.0% of the gross proceeds of this offering as of the termination of the offering, as required by the rules of FINRA. The non-cash compensation items paid to registered representatives of our dealer manager and the selected dealers will be paid from or reduce the dealer manager fee. Such non-cash compensation items include gifts, business entertainment, sales incentives and training and education meetings, as well as non-transaction-based compensation associated with retailing and wholesaling activities and legal expenses paid to our dealer manager's FINRA counsel. The total distribution and shareholder servicing fee is equal to one percent (1%) of the Class T share purchase price per year (up to a maximum of 4% total per share) and is estimated to be approximately $[ ] overall, as described in “Management Compensation — Operational Stage — Distribution and Shareholder Servicing Fee.” The distribution and shareholder servicing fee is not included in the table above because it will be paid over a period of years and is generally expected to be offset by distributions we pay on the Class T Shares. The “Total Organization and Offering Expenses” for both the Class A and Class T Shares, including selling commissions, distribution and shareholder servicing fee, and the dealer manager fee, shall be reasonable and shall in no event exceed an amount equal to 15% of the gross proceeds of this offering. In addition, our advisor will be responsible for other organization and offering expenses in excess of the maximum expense cap.
(3) We will pay to our Advisor acquisition fees in the amount of 2.5% of the cost of each investment we acquire, which includes the amount actually paid or allocated to fund the purchase development, construction or improvement of each investment, including acquisition expenses and any debt attributable to each investment. The presentation in the table is based on the assumption that we will not borrow any funds to make investments.
(4) “Acquisition Expenses” in the table above are expenses related to our selection and acquisition of investments, whether or not the investments are ultimately acquired or originated. These expenses include but are not limited to travel and communications expenses, the cost of appraisals, title insurance, non-refundable option payments on property not acquired, legal fees and expenses, accounting fees and expenses and miscellaneous expenses related to selection, acquisition and origination of investments whether or not ultimately acquired or originated. “Acquisition Expenses” do not include acquisition fees. The presentation in the table is for illustrative purposes and assumes that all investments are purchased on an unlevered basis. The actual amount of acquisition expenses cannot be determined at the present time and will depend on numerous factors, including the amount of our leverage.

OUR REAL ESTATE INVESTMENTS
Overview

As of September 30, 2019, we owned four properties: (i) a retail shopping center located in San Antonio, Texas, which we refer to as the Village Pointe Property (ii) a flex/R&D property located in Richardson, Texas, which we refer to as the Richardson Tech Center Property, (iii) an office property located in San Antonio, Texas, which we refer to as the Spectrum Building, and (iv) an office property located in Houston, Texas, which we refer to as the 11211 Building, each of which is discussed further below. In addition, we currently own a 2.47% ownership interest in an affiliated special purpose entity which owns 39 office, retail and light industrial properties located in Houston, Dallas, and San Antonio, Texas, which refer to as the Hartman SPE interest. We also own 700,302.45 shares of common stock of Hartman Short Term Income Properties, XX, Inc., or Hartman XX, a public, non-listed REIT also sponsored by our Sponsor.

Wholly-Owned Properties

Village Pointe Property

The Village Pointe Property, located in San Antonio, Texas, was built in 1982 and renovated in 2015 and contains approximately 54,246 square feet of gross leasable area. As of September 30, 2019, the Village Pointe Property was 79% occupied by 10 tenants. Annual base rental income for the Village Pointe Property is $581,858. The average annual base rent per occupied square foot is $13.53 . As of September 30, 2019, the Village Pointe Property is encumbered by a mortgage note payable with an outstanding balance of $3,525,000.

Richardson Tech Center Property

The Richardson Tech Center Property, located in Richardson, Texas, was built in 1987 and contains approximately 96,660 square feet of flex/R&D space. As of September 30, 2019, the Richardson Tech Center Property was 75% occupied by 13 tenants. Annual base rental income for the Richardson Tech Center Property is $634,651. The average annual base rent per occupied square foot is $8.70. As of September 30, 2019, the Richardson Tech Center Property is encumbered by a mortgage note payable in the amount of $3,570,000 with an outstanding balance of $2,520,000.

Spectrum Building

The Spectrum Building, located in San Antonio, Texas, was built in 1986 and contains approximately 175,390 square feet of office space. As of September 30, 2019, the Spectrum Building was 84% occupied by 10 tenants. Annual base rental income for the Spectrum Building is $3,350,430. The average annual base rent per occupied square foot is $22.82. As of September 30, 2019, the Spectrum Building is encumbered by a mortgage and is a collateral property for a $20 million revolving credit facility with a bank.

11211 Building

The 11211 Building, located in Houston, Texas, was built in 1976 and contains approximately 77,882 square feet of office space. As of September 30, 2019, the 11211 Building was 59% occupied by 36 tenants. Annual base rental income for the 11211 Building is $810,007. The average annual base rent per occupied square foot is $17.75. As of September 30, 2019, the 11211 Building is encumbered by a mortgage and is a collateral property for a $20 million revolving credit facility with a bank.

The following table sets forth certain information relating to our properties, by commercial property type, as of September 30, 2019:

Property Name	Type	Date Acquired	GLA	Percent Occupied	Annualized Base Rent	Average Base Rent per occupied SF	Average Net Effective Base Rent per SF
Village Pointe	Retail	2/8/2017	54,246	79%	$581,858	$13.53	$13.53
Richardson Tech Center	Flex/R&D	3/14/2018	96,660	75%	634,651	8.70	8.74
Spectrum	Office	12/27/2018	175,390	84%	3,350,430	22.82	22.82
11211 Katy Freeway	Office	1/11/2019	77,882	59%	810,007	17.75	$17.79
Grand Total			404,178	76%	$5,376,946	$17.44	$17.45

Significant Tenants

The following table sets forth information about our five largest tenants of our four owned properties as of
September 30, 2019:

Tenant Name	Location	Annualized Rental Revenue (in thousands)	Percentage of Total Annualized Rental Revenue	Initial Lease Date	Lease Expiration Year
Oracle America, Inc.	Spectrum Building	$2,077	39%	9/9/2016	12/9/2021
HDR Engineering	Spectrum Building	471	9%	11/16/2015	4/16/2021
Corporate Travel Planners, Inc.	Spectrum Building	346	6%	7/15/2013	7/14/2022
Texas Health School LP	11211 Building	149	3%	2/1/2017	4/30/2020
TelePacific Communications Co.	Spectrum Building	120	2%	7/1/2014	6/1/3024
Total		$3,163	59%

The following table sets forth information about tenants which occupy more than 10% of the property in which they are located, as of September 30, 2019:

Tenant Name	Location	Annualized Rental Revenue (in thousands)	Percentage of Total Annualized Rental Revenue	Percentage of Property Occupied	Lease Expiration Year
Oracle America, Inc.	Spectrum	$2,077	39%	49%	2021
HDR Engineering	Spectrum	471	9%	10%	2021
Corporate Travel Planners, Inc.	Spectrum	346	6%	10%	2022
SA Bike World, LP	Village Pointe	106	2%	13%	2026
Top Brass Inc.	Village Pointe	101	2%	12%	2021
Circuit Check, Ltd	Richardson Tech	92	2%	12%	2021
Hometeam Pest Defense, Inc.	Richardson Tech	87	2%	10%	2028
AEG Texas, LLC	Village Pointe	85	2%	11%	2020
Total		$3,365	64%

Lease Expirations

The following table shows lease expirations for our properties as of September 30, 2019 during each of the next ten years:

		Gross Leasable Area Covered by Expiring Leases		Annualized Base Rent Represented by Expiring Leases
Year of Lease Expiration	Number of Leases Expiring	Approx. Square Feet	Percent of Total Occupied Square Feet	Amount	Percent of Total Rent
2019	6	2,824	0.9%	$37,908	0.7%
2020	18	46,222	15.0%	735,272	13.7%
2021	21	161,936	52.6%	3,260,064	60.5%
2022	11	30,370	9.8%	585,240	10.9%
2023	5	17,658	5.7%	177,877	3.3%
2024	9	22,166	7.2%	347,038	6.5%
2025	1	672	0.2%	—%	—%
2026	1	8,912	2.9%	105,555	2.0%
2027	—	—	—	—	—
2028+	5	17,636	5.7%	127,992	2.4%
Total	77	308,396	100%	$5,376,946	100%

Leases expiring beyond the period presented are not included in the table above, therefore the percent of total annualized base rents do not total 100%.

We believe that all of our properties are adequately covered by insurance and are suitable for their intended purposes. Each of our properties faces competition from similar properties located in and around their respective submarkets.
Management is not currently aware of any plans for any material renovation, redevelopment or improvement with respect to our current properties.

Ad valorem tax rates for real property in the taxing jurisdictions in which our properties are located range from approximately 2.2% to 2.8% of assessed value. Ad valorem valuations are determined annually by the respective appraisal districts. Assessed value is generally equal to or less than property acquisition cost. For the fiscal year ended December 31, 2018, ad valorem taxes paid with respect to the Village Pointe Property, the Richardson Tech Property and the Spectrum Building Property were $159,754; $104,193 and $479,400, respectively. The 11211 Building was acquired on January 10, 2019.

On October 1, 2019, Hartman vREIT XXI, Inc. (the “Company”) through Hartman 1400 Broadfield LLC (“1400 Broadfield LLC), Hartman 16420 Park Ten LLC (“16420 Park Ten LLC”), and Hartman 7915 FM 1960 LLC (“7915 FM 1960 LLC”), each a wholly-owned subsidiary of Hartman vREIT XXI Operating Partnership L.P., our operating partnership (“Operating Partnership”), acquired a fee simple interest in three separate buildings located in Houston, Texas, a six-story office building comprising approximately 102,893 square feet, commonly referred to as the 1400 Broadfield Building; a five-story office building comprising approximately 83,760 square feet, commonly referred to as the 16420 Park Ten Building; and a three-story office building comprising approximately 67,581 square feet, commonly referred to as the 7915 FM 1960 Building.

The three properties were acquired from Houston Portfolio, LLC., an unrelated third party, for a purchase price of $20,550,000, exclusive of closing costs. The Company financed the payment of the purchase price for the three buildings with proceeds from the Company’s public offering.

An acquisition fee of approximately $513,750 was earned by Hartman XXI Advisors, LLC, our affiliated external advisor, in connection with the purchase of the buildings.

Interest in Hartman SPE LLC
On October 1, 2018, we acquired a 5.89% member interest in Hartman SPE LLC in exchange for our 48.8% minority interest in an office property owned jointly with Hartman XX.

Effective March 1, 2019, we exchanged 3.42% of our 5.89% interest in Hartman SPE LLC for 700,302.45 shares of common stock of Hartman XX.

As of September 30, 2019, Hartman SPE LLC owned 39 commercial properties comprising approximately 5.8 million square feet, all located in Texas. As of September 30, 2019, Hartman SPE LLC owned 12 properties located in Richardson, Arlington, and Dallas, Texas, 24 properties located in Houston, Texas and three properties located in San Antonio, Texas.

OUR RECENT PROPERTY ACQUISITIONS

On October 1, 2019, the Company through Hartman 1400 Broadfield LLC (“1400 Broadfield LLC"), Hartman
16420 Park Ten LLC (“16420 Park Ten LLC”), and Hartman 7915 FM 1960 LLC (“7915 FM 1960 LLC”), each a wholly-owned subsidiary of the OP, acquired a fee simple interest in three separate buildings located in Houston, Texas, a six-story office building comprising approximately 102,893 square feet, commonly referred to as the 1400 Broadfield Building; a five-story office building comprising approximately 83,760 square feet, commonly referred to as the 16420 Park Ten Building; and a three-story office building comprising approximately 67,581 square feet, commonly referred to as the 7915 FM 1960 Building.

The three properties were acquired from Houston Portfolio, LLC., an unrelated third party, for a purchase price of $20,550,000, exclusive of closing costs. The Company financed the payment of the purchase price for the three buildings with proceeds from the Company’s public offering.

An acquisition fee of approximately $513,750 was earned by Advisor in connection with the purchase of the buildings.

PROPOSED ACQUISITIONS

On September 24, 2019, Hartman vREIT XXI Operating Partnership L.P. (“vREIT XXI L.P.”), the operating partnership of the Company, entered into a Purchase Agreement with BRI 1840 Park Place, LLC and BRI 1826 Delaware Timberway, LLC, each an unrelated third party, for the acquisition of two multi-tenant office properties located in Houston, Texas. The aggregate purchase price for the properties is $19,600,000, exclusive of closing costs and transaction fees. The Company intends to finance the acquisition of the properties with proceeds from its public offering.

The anticipated closing date for the acquisition of the properties is on or before November 23, 2019. The acquisition is subject to customary conditions to closing, including the absence of a material adverse change to the properties prior to the acquisition date. There is no assurance that the Company will close the acquisition of the properties on the terms described above or at all.
DILUTION
As of September 30, 2019, our net tangible book value per share was $7.86 compared to our public offering price of $13.00 per Class A common share and $12.48 per Class T common share. Our net tangible book value per share of our common stock was determined by dividing the net book value of our tangible assets net of our total liabilities as of September 30, 2019 by the total number of shares of our common stock outstanding as of September 30, 2019. Net tangible book value is used generally as a conservative measure of net worth that we do not believe reflects our estimated value per share. Net tangible book value is not intended to reflect the value of our assets upon our orderly liquidation in accordance with our investment objectives. However, net tangible book value does reflect certain dilution in value of our common stock from the issue price as a result of (1) accumulated depreciation and amortization of real estate investments, (2) fees paid in connection with our public offerings and (3) the fees and expenses paid to our advisor and its affiliates in connection with the selection, acquisition and management of our investments. Additionally, investors who purchased shares in our public offering will experience dilution in the percentage of their equity investment in us as we sell additional common shares in the future pursuant to our public offering, if we sell securities that are convertible into shares of our common stock or if we issue shares upon the exercise of options, warrants or other rights.

Shares sold at a purchase price lower than the NAV per share will be dilutive to both the ownership percentage as described, but also will be dilutive of the NAV per share for investors purchasing at NAV.

MANAGEMENT
Board of Directors
We operate under the direction of our board of directors, which is responsible for the management and control of our affairs. Our board of directors has retained our Advisor to manage our day-to-day operations and the implementation of our investment strategy, subject to our board’s supervision and approval.
Our charter and bylaws provide that the number of our directors may be established by a majority of our board of directors from time to time. Our charter also provides that a majority of our directors must be independent directors, that each director must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by us and that at least one of the independent directors must have at least three years of relevant real estate experience. The independent directors will nominate replacements for vacancies among the independent directors.
Each of our directors is elected by our stockholders and serves for a term of one year and until his or her successor is duly elected and qualifies. Directors may be elected to an unlimited number of successive terms.
Although our board of directors may increase or decrease the number of directors, a decrease may not have the effect of shortening the term of any incumbent director. Any director may resign at any time or may be removed with or without cause by our stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast generally in the election of directors. The notice of any special meeting called to remove a director will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.
A vacancy following the removal of a director or a vacancy created by an increase in the number of directors or the death, resignation, adjudicated incompetence or other incapacity of a director may be filled only by a vote of a majority of the remaining directors and, in the case of an independent director, the director must also be nominated by the remaining independent directors. Any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurs. If there are no remaining independent directors, then a majority vote of the remaining directors will be sufficient to fill a vacancy among the independent directors’ positions. If at any time there are no independent or affiliated directors in office, successor directors will be elected by the stockholders. Each director is bound by our charter.
Our directors are accountable to us and our stockholders as fiduciaries. This means that our directors must perform their duties in good faith and in a manner each director believes to be in our best interests.

The general terms of our investment and borrowing policies are set forth in this prospectus. Our directors may establish further written policies on investments and borrowings and will monitor our administrative procedures, investment operations and performance to ensure that our executive officers and Advisor follow these policies and that these policies continue to be in the best interests of our stockholders. Unless modified by our directors, we will follow the policies on investments and borrowings set forth in this prospectus.
Responsibilities of Directors
The responsibilities of our board of directors include:
•approving and overseeing our overall investment strategy, which will consist of elements such as investment selection criteria, diversification strategies and asset disposition strategies;
•approving all real property acquisitions, developments and dispositions, including real property portfolio acquisitions, developments and dispositions;
•approving and overseeing our debt financing strategies;
•approving and monitoring the relationship between our operating partnership and our Advisor;
•approving joint ventures, limited partnerships and other such relationships with third parties;

•approving a potential liquidity event;
•determining our distribution policy and authorizing distributions from time to time; and
•approving amounts available for redemptions of shares of our common stock.
Our directors are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require. Our directors will meet quarterly or more frequently as necessary.
Our board of directors has adopted written policies on investments and borrowings, the general terms of which are set forth in this prospectus. Our board of directors may revise these policies or establish further written policies on investments and borrowings and will monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interests of our stockholders. Our board of directors, including a majority of our independent directors, will review our investment policies with sufficient frequency, and at least annually, to determine that they are in the best interest of our stockholders.
Because of the conflicts of interest created by the relationship among us, our Advisor and various affiliates, our charter requires that a majority of our independent directors assume certain responsibilities. Our charter has been ratified by a majority vote of the directors, including a majority of the independent directors. In addition, the independent directors have determined and will determine, from time to time but at least annually, that (1) the total fees and expenses paid to our Advisor, our property manager and our dealer manager, as applicable, are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable unaffiliated REITs and (2) the compensation paid to our Advisor is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by this prospectus. The independent directors will also supervise the performance of our Advisor and review the compensation we pay our Advisor to determine that the provisions of the advisory agreement are carried out. If the independent directors determine to terminate the advisory agreement, our Advisor will not be entitled to compensation for further services but shall be entitled to receive from us or our operating partnership within 30 days after such termination all unpaid reimbursements or expenses and all earned but unpaid fees payable prior to such termination, subject to certain limitations. The independent directors will also be responsible for reviewing the performance of our Advisor and determining that the compensation to be paid to our Advisor is reasonable in relation to the nature and quality of services performed and that the provisions of the advisory agreement are being carried out. A majority of our board of directors, including a majority of our independent directors, not otherwise interested in the transaction must approve all transactions with any of our directors, our Sponsors, our Advisor or any of our affiliates.
As part of their review of our Advisor’s compensation, the independent directors consider factors such as:
•the quality and extent of the services and advice furnished by our Advisor;
•the amount of fees paid to our Advisor in relation to the size, composition and performance of our investments;
•the success of our Advisor in generating investment opportunities that meet our investment objectives;
•rates charged to other externally advised REITs and similar investors by advisors performing similar services;
•additional revenues realized by our Advisor and its affiliates through their relationships with us, whether we pay them or they are paid by others with whom we do business;
•the performance of our real estate assets, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and
•the quality of our real estate assets relative to the investments generated by our Advisor for its own account.
The independent directors shall record their findings on the factors they deem relevant in the minutes of the meeting of the board of directors.

Executive Officers and Directors
The following table sets forth information regarding our executive officers and directors.

Name	Age	Positions
Allen R. Hartman	67	Chief Executive Officer, President and Chairman of the Board
Louis T. Fox III	59	Chief Financial Officer and Treasurer
Mark T. Torok	61	Secretary & General Counsel
James A. Cardwell	87	Independent Director
John G. Ostroot	84	Independent Director
The biographical descriptions below set forth certain information with respect to our executive officers and directors. The board has identified specific attributes of each director that the board has determined qualify that person for service on the board.
Allen R. Hartman, age 67, is our CEO and Chairman of our board of directors as well as President of the parent company of our Advisor, Hartman Advisors LLC, and our property manager, HIR Management. In 1984, Mr. Hartman formed Hartman Management and began sponsoring private real estate investment programs. Over the next 24 years, Mr. Hartman built Hartman Management into one of the leading commercial property management firms in the state of Texas and sponsored 20 privately offered programs and one publicly offered program that invested in commercial real estate in Houston, San Antonio and Dallas, Texas. In 1998, Mr. Hartman merged the Hartman real estate programs and formed Hartman Commercial Properties REIT (HCP REIT), now known as Whitestone REIT. He served as CEO and Chairman of the Board of HCP REIT until October, 2006. In April, 2008, Mr. Hartman merged 4 of the 5 Hartman programs to form Hartman Income REIT (HIREIT) and contributed the assets and ongoing business operations of Hartman Management into Hartman Income REIT Management, a wholly owned subsidiary of HIREIT. Mr. Hartman has acquired over 90 commercial real estate properties, raised over $300 million of investor equity and acquired more than $500 million in commercial real estate assets in various private and public real estate investment programs. Currently Mr. Hartman oversees a staff of approximately 150 full and part time employees who manage 53 commercial properties encompassing over 7.5 million square feet. In addition to his day-to-day management responsibilities, Mr. Hartman serves as the principal officer of each Hartman sponsored investment program. Mr. Hartman attended the University of Colorado and studied Business Administration.
Louis T. Fox, III, age 59, is our Chief Financial Officer and Treasurer. Mr. Fox also serves as Chief Financial Officer for our Advisor and our property manager. He has responsibility for financial reporting, accounting, treasury and investor relations. Prior to joining Hartman Management (now, HIR Management) in March, 2007, Mr. Fox served as Chief Financial Officer of Legacy Brands, a restaurant group from April, 2006 until January, 2007. Prior to that, Mr. Fox served as Chief Financial Officer of Unidynamics, Inc., a specialized EPC manufacturer of unique handling system solutions for the marine and energy industries from January, 2004 until April, 2006. He also served as Treasurer and CFO of Goodman Manufacturing, a major manufacturer of residential and commercial HVAC products for 9 years prior to that. In addition to his years of experience in the manufacturing industry, he has served in senior financial positions in the construction and debt collection service concerns. Mr. Fox is a former practicing certified public accountant. He received a Bachelor of Arts degree in accounting from the University of Texas at San Antonio. He started his career as a tax accountant with Arthur Andersen & Co.
Mark T. Torok, age 61, has served as our General Counsel and Secretary since April, 2016. Mr. Torok also serves as General Counsel for both our advisor and our property manager. In this capacity, Mr. Torok manages our advisor’s in-house legal department and is responsible for all legal matters affecting our company and its affiliates, including our advisor and our property manager. Prior to joining our property manager in June, 2015, Mr. Torok practiced law from 2006 to May 2015, as the founder of The Torok Law Firm P.C., where his practice focused on real estate, securities, and business law. In addition he served as a fee attorney and provided escrow agent services for Providence Title Insurance Company. Prior to founding The Torok Law Firm in 2006, from 1989 to 1991, Mr. Torok served as a Hearings Officer for the Pennsylvania Insurance Department. From 1991 to 2000 he served as Assistant General Counsel and Assistant Secretary of the various companies of the Erie Insurance Group, a property and casualty insurance company. From 2000 to 2002 he served as Assistant General Counsel and Assistant Secretary for the United Services Automobile Association (USAA), a property and casualty insurance company. From 2002 to 2004 he served as Assistant General Counsel and Chief Compliance Officer for the companies of the Argonaut Group, a commercial property and casualty insurance company. He subsequently returned to USAA from 2004 to 2006 to serve as Director of Regulatory Compliance before founding his own law firm. Mr. Torok holds the insurance designations of Chartered Property Casualty Underwriter (CPCU) and Associate in Reinsurance (ARe). Mr. Torok is a member of the Texas Bar Association. Mr. Torok earned a Bachelor of Arts degree in Economics from Gettysburg College and a Juris Doctor degree from Willamette University College of Law. Mr. Torok holds series 7, 24 and 63 FINRA licenses.
James A. Cardwell, age 87, has served as one of our independent directors since February 2016. Since October, 2010, Mr. Cardwell has served as a director of Hartman Short Term Income Properties, XIX, Inc. Mr. Cardwell founded Petro Stopping Centers and served as its President, CEO and Chairman of the Board until he sold the truck stop retail chain in 2007. As president, CEO and Chairman of the Board, he actively supervised the principal accounting officer and audit committee functions of the Board of Directors of Petro Stopping Centers and was responsible for overseeing and assessing the performance of companies and public accountants in the preparation, audit and evaluation of financial statements on behalf of the company. Mr. Cardwell opened his first Petro Stopping Center in 1975 in El Paso introducing the concept of the modern travel plaza with a wide range of amenities that reshaped the entire truck stop industry. Mr. Cardwell served as Chairman of the National Association of Truckstop Operators (“NATSO”) from 1982 to1983 and served as Chairman of its fundraising branch, the NATSO Foundation. In 1996, NATSO bestowed their Distinguished Member Award upon him. Mr. Cardwell has been honored by the National Conference of Christian and Jews as their 1993 Humanitarian of the Year and was honored by the Rotary Club of El Paso with their 2004 Distinguished Service Award. In 2007, Mr. Cardwell was honored by the El Paso Community Foundation for all his outstanding contributions to the El Paso community. Mr. Cardwell has served on a number of local and national boards including State National Bancshares, Archstone Smith and he is Director Emeritus of El Paso Electric Company. Mr. Cardwell is past Chairman of the Board of El Paso International Airport and El Paso Industrial Development Corporation. Mr. Cardwell currently sits on the Board of Borderplex Community Trust.

John G. Ostroot, age 84, has served as one of our independent directors since February 2016. Since January, 2008 Mr. Ostroot has served as a director of Hartman Income REIT, Inc. and since July, 2009 Mr. Ostroot has served as an independent director of Hartman Short Term Income Properties XIX, Inc. He was president of EGC Corporation and 3P USA Inc., subsidiaries of Plastic Omnium, Inc., a French-owned global leader in the processing of fluoropolymers and other high-performance resins plastics, from September 1994 until he retired in January 2000. As president of these companies, he actively supervised the principal accounting officers and was responsible for overseeing and assessing the performance of companies and public accountants in the preparation, audit and evaluation of financial statements on behalf of the company. After his retirement at 3P USA, Mr. Ostroot assumed a leadership role with the Fluoropolymers Division of the Society of Plastics Industries, a trade organization, consisting of processors and suppliers of fluoropolymer resin, headquartered in Washington, D.C. Presently, Mr. Ostroot is serving on the Fluoropolymers Division Executive Committee as Past Chairman. In April 2005, Mr. Ostroot received the Whitney Bro Lifetime Achievement Award from the DuPont Company for his more than 45 years in the Fluoropolymer industry. Mr. Ostroot holds a Bachelor’s degree in Chemical Engineering from the University of Minnesota.

Board Committees
Our board of directors may establish committees it deems appropriate to address specific areas in more depth than may be possible at a full board of directors meeting, provided that the majority of the members of each committee are independent directors. Our board of directors has established an audit committee.
Audit Committee
Our board of directors has established an audit committee, which consists of our two independent directors. One of our independent directors, Mr. Cardwell, serves as the chair of the audit committee and has been designated as the "audit committee financial expert" as that term is defined by the SEC. The audit committee will meet on a regular basis, at least quarterly and more frequently as necessary.
All audit committee members must be able to read and understand fundamental financial statements, including a balance sheet, income statement, cash flow statement and footnotes. The audit committee has direct responsibility for the appointment, compensation and oversight of the work of the independent auditors we employ. The audit committee assists our directors in overseeing and monitoring: (1) the systems of our internal accounting and financial controls; (2) our financial reporting processes; (3) the independence, objectivity and qualification of our independent auditors; (4) the annual audit of our financial statements; and (5) our accounting policies and disclosures. The audit committee considers and approves (1) any non-audit services provided by an independent auditor and (2) certain non-audit services provided by an independent auditor to our Advisor and its affiliates to the extent that such approval is required under applicable regulations of the SEC. The audit committee has sole authority to hire and fire any independent auditor we employ and is responsible for approving all audit engagement fees and terms and resolving disagreements between us and our independent auditors regarding financial reporting. Our independent auditors report directly to the audit committee.
Code of Ethics
We have adopted a Code of Ethics which contains general guidelines for conducting our business. The Code of Ethics applies to all of our officers, including our principal executive officer, principal financial officer and principal accounting officer and persons performing similar functions and all members of our board of directors. The Code of Ethics covers topics including, but not limited to, conflicts of interest, record keeping and reporting and compliance with laws, rules and regulations.
Compensation of Executive Officers and Directors
Executive Officers
We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by us. Each of our executive officers, including each executive officer who serves as a director, is employed by our Advisor and will receive compensation for his or her services, including services performed on our behalf, from our Advisor. Our advisory agreement provides that our advisor is responsible for managing our investment activities, as such our executive officers do not receive any cash compensation from us or any of our subsidiaries for serving as our executive officers but, instead, receive compensation from our advisor. In addition, we do not reimburse our advisor for compensation it pays to our executive officers. Our executive officers, as employees of our Advisor, will be entitled to receive awards in the future under our long-term incentive plan as a result of their status as employees of our Advisor, although we do not currently intend to grant any such awards.
Directors
Any member of our board of directors who is also an employee of our Advisor or other affiliate will not receive additional compensation for serving on our board of directors.
Each independent director will receive an annual retainer of $10,000. We will also pay our independent directors the following fees for attending board and committee meetings:
•$1,000 in cash for each board meeting attended; and
•$500 in cash for each committee meeting attended.
We have adopted an independent directors compensation plan, which operates as a sub-plan of our long-term incentive plan (described below) pursuant to which each of our independent directors were entitled, subject to the plan’s conditions and restrictions, to receive an initial grant of 3,000 restricted shares of Class A common stock when we raised the minimum of $1,000,000 in gross offering proceeds in our initial public offering. The initial grant of the restricted stock to the Independent Directors was made on December 1, 2016, after we raised the minimum offering amount. Each subsequent independent director that joins our board of directors will receive an initial grant of 3,000 restricted shares of Class A common stock upon his or her election to our board of directors. In addition, on the date following an independent director’s reelection to our board of directors, he or she will receive an additional grant of 3,000 restricted shares of Class A common stock upon each of the first four annual meetings of stockholders when he or she is reelected to our board of directors. The restricted stock will generally vest and become non-forfeitable in equal quarterly installments beginning on the first day of the first quarter following the date of grant; provided, however, that the restricted stock will become fully vested on the earlier of (1) the termination of the independent director’s service as a director due to death or disability, or (2) we experience a change in control. All independent directors receive reimbursement of reasonable out-of-pocket travel and other expenses incurred in connection with attending meetings of the board of directors.
Directors serving on more than one entity sponsored by our Sponsor or its affiliates, including our company, will only receive one annual retainer, stock and compensation as if they were serving on a single board. Mr. Ostroot serves on the boards of our affiliates, Hartman Income REIT, Inc. and Hartman Short Term Income Properties XIX, Inc. and Mr.

Cardwell serves on the board of Hartman Short Term Income Properties XIX, Inc. As a result, Mr. Ostroot and Mr. Cardwell received initial grants of 1,000 and 1,500 restricted shares of Class A common stock in
Long-Term Incentive Plan
We have adopted a long-term incentive plan which we will use to attract and retain qualified directors, officers, employees, and consultants. Our long-term incentive plan offers these individuals an opportunity to participate in our growth through awards in the form of, or based on, our common stock. We currently anticipate that we will issue awards only to our independent directors under our long-term incentive plan.
The long-term incentive plan authorizes the granting of restricted stock, stock options, stock appreciation rights, restricted or deferred stock units, dividend equivalents, other stock-based awards and cash-based awards to directors, officers, employees and consultants of ours and our affiliates’ selected by the board of directors for participation in our long-term incentive plan. Stock options and shares of restricted stock granted or awarded under the long-term incentive plan and independent directors’ compensation plan will not exceed, in the aggregate an amount equal to 5.0% of the outstanding shares of our common stock as of the date of grant or award of any such stock options or restricted stock grants, as applicable. Stock options may not have an exercise price that is less than the fair market value of a share of our common stock on the date of grant.
Our board of directors or a committee appointed by our board of directors administers the long-term incentive plan, with sole authority to determine all of the terms and conditions of the awards, including whether the grant, vesting or settlement of awards may be subject to the attainment of one or more performance goals. As described above, our independent directors receive shares of restricted stock under a sub-plan to our long-term incentive plan, thereby aligning their interests more closely with the interests of our stockholders. No awards will be granted under the long-term incentive plan if the grant or vesting of the awards would jeopardize our status as a REIT under the Internal Revenue Code or otherwise violate the ownership and transfer restrictions imposed under our charter. Unless otherwise determined by our board of directors, no award granted under the long-term incentive plan will be transferable except through the laws of descent and distribution.
We have authorized and reserved an aggregate maximum number of 2,500,000 Class A shares for issuance under the long-term incentive plan. No shares have been issued under the long-term incentive plan as of September 30, 2019. In the event of a transaction between our company and our stockholders that causes the per-share value of our common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering or large nonrecurring cash dividend), the share authorization limits under the long-term incentive plan will be adjusted proportionately and the board of directors will make such adjustments to the long-term incentive plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. In the event of a stock split, a stock dividend or a combination or consolidation of the outstanding shares of common stock into a lesser number of shares, the authorization limits under the long-term incentive plan will automatically be adjusted proportionately and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price.
Our board of directors may in its sole discretion at any time determine that all or a portion of a participant’s awards will become fully vested. The board may discriminate among participants or among awards in exercising such discretion. The long-term incentive plan will automatically expire on the tenth anniversary of the date on which it is approved by our board of directors and stockholders, unless extended or earlier terminated by our board of directors. Our board of directors may terminate the long-term incentive plan at any time. The expiration or other termination of the long-term incentive plan will not, without the participant’s consent, have an adverse impact on any award that is outstanding at the time the long-term incentive plan expires or is terminated. Our board of directors may amend the long-term incentive plan at any time, but no amendment will adversely affect any award without the participant’s consent and no amendment to the long-term incentive plan will be effective without the approval of our stockholders if such approval is required by any law, regulation or rule applicable to the long-term incentive plan.
Limited Liability and Indemnification of Directors, Officers, Employees and Others
Subject to certain limitations, our charter limits the personal liability of our stockholders, directors and officers for monetary damages and provides that we will indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our directors, officers and Advisor and our Advisor’s affiliates. In addition, we have obtained directors’ and officers’ liability insurance.
The Maryland General Corporation Law, or the MGCL, permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.
The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity. The MGCL allows directors and officers to be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred in a proceeding unless the following can be established:
• an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;
• the director or officer actually received an improper personal benefit in money, property or services; or
• with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful.
However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, may not be made unless ordered by a court and then only for expenses.
The MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and a written undertaking by him or on his behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.
However, our charter provides that we may indemnify our directors and our Advisor and its affiliates for loss or liability suffered by them or hold them harmless for loss or liability suffered by us only if all of the following conditions are met:
• our directors and our Advisor or its affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;
• our directors and our Advisor or its affiliates were acting on our behalf or performing services for us;
• in the case of affiliated directors and our Advisor or its affiliates, the liability or loss was not the result of negligence or misconduct;
• in the case of our independent directors, the liability or loss was not the result of gross negligence or willful misconduct; and
• the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.
Additionally, we have agreed to indemnify and hold harmless our Advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement, subject to the limitations set forth above. As a result, we and our stockholders may be entitled to a more limited right of action than we would otherwise have if these indemnification rights were not included in the advisory agreement.
The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or any indemnification for which we do not have adequate insurance.
The SEC takes the position that indemnification against liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, is against public policy and unenforceable. Indemnification of our directors and our

Advisor or its affiliates will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:
• there has been a successful adjudication on the merits of each count involving alleged material securities law violations;
• such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or
• a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.
We may advance funds to our directors, our Advisor and its affiliates for legal expenses and other costs incurred as a result of legal action for which indemnification is being sought only if all of the following conditions are met:
• the legal proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of us;
• the party seeking indemnification has provided us with written affirmation of his good faith belief that he has met the standard of conduct necessary for indemnification;
• the legal proceeding is initiated by a third party who is not a stockholder or the legal proceeding is initiated by a stockholder acting in his capacity as such and a court of competent jurisdiction specifically approves such advancement; and
• the party seeking indemnification provides us with a written agreement to repay the advanced funds to us, together with the applicable legal rate of interest thereon, in cases in which he is found not to be entitled to indemnification.
Indemnification may reduce the legal remedies available to us and our stockholders against the indemnified individuals.
The aforementioned charter provisions do not reduce the exposure of directors and officers to liability under federal or state securities laws, nor do they limit a stockholder’s ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.
Our Advisor
Our Advisor is Hartman XXI Advisors, LLC, a limited liability company formed in Texas on September 3, 2015. We rely on our advisor to maintain our day-to-day activities and implement our investment strategy. Our Advisor has contractual and fiduciary responsibilities to us and our stockholders pursuant to an advisory agreement. All of our officers and some of our directors are also officers and managers of our Advisor.
The officers and managers of our Advisor and its affiliates are as follows:

Name	Age	Positions
Allen R. Hartman	67	Chief Executive Officer and Chairman of the Board
Louis T. Fox III	59	Chief Financial Officer and Treasurer
Mark T. Torok	61	Secretary & General Counsel
Kimberly Strickland	55	Chief Operating Officer and Executive Vice President
David Wheeler	58	Executive Vice President-Acquisitions
For biographical information on Messrs. Hartman, Fox, and Torok, see “Management—Executive Officers and Directors” above.

Kimberly Strickland, serves as the Chief Operating Officer and Executive Vice President of our Advisor and our property manager. Mrs. Strickland's responsibilities include oversight of property management, marketing, office services and human resources. Mrs. Strickland joined our property manager in October 2011 as Director of Human Resources. Mrs. Strickland was named Chief Operating Officer effective January 2019. Prior to joining our property manager, Mrs. Strickland served as vice president of Millennium Professional Services, a recruiting and staffing firm specializing in real estate professionals and began her career in real estate in in 1988. Mrs. Strickland has experience in management of real estate, budget/cost control management and extensive leadership experience.
David Wheeler, serves as Executive Vice President and Chief Investment Officer for both HIR Management and Hartman Advisors. Mr. Wheeler joined Hartman Management (now HIR Management) in January 2003 as an acquisition manager, following a 16-year tenure with CBRE. Mr. Wheeler worked as an acquisition manager until August 2006, when he assumed his current position. He has almost thirty years of experience in the acquisition, disposition, financing and leasing commercial real estate investments. Mr. Wheeler’s responsibilities range from sourcing investment opportunities, including shopping centers, office buildings, and warehouses, to closing, ownership transition and asset management. At CB Richard Ellis, Mr. Wheeler was a Vice President in the Investment Services Division, where he successfully completed the sale of over $400 million in commercial real estate comprising over 9 million square feet throughout the South Central U.S. Prior to CB Richard Ellis, Wheeler was a Project Engineer and Cost Estimator with HB Zachary for two years on numerous civil and site development projects including the Legacy business Park in Plano Texas for EDS. Wheeler holds an MBA with a concentration in Real Estate from Southern Methodists University and a B.S. in Civil Engineering with an option in Construction Management from Texas A&M University.
The Advisory Agreement
Our Advisor performs its duties and responsibilities as our fiduciary pursuant to an advisory agreement. Pursuant to the advisory agreement, our Advisor will use its best efforts, subject to the oversight, review and approval of our board of directors, to manage our day-to-day operations, retain the property managers for our property investments (subject to the authority of our board of directors and officers) and perform other duties, including, but not limited to, the following:
• finding, presenting and recommending investment opportunities to us consistent with our investment policies and objectives;
• making certain investment decisions for us, subject to the limitations in our charter and the direction and oversight of our board of directors;
• structuring the terms and conditions of our investments, sales and joint ventures;
• acquiring properties and other investments on our behalf in compliance with our investment objectives and policies;
• arranging for financing and refinancing of properties and our other investments;
• entering into leases and service contracts for our real properties;
• supervising and evaluating our property manager’s performance;
• reviewing and analyzing the operating and capital budgets of properties underlying our investments and properties we may acquire;
• assisting us in obtaining insurance;
• generating an annual budget for us;
• reviewing and analyzing financial information for each of our assets and the overall portfolio;
• formulating and overseeing the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of our properties and other investments;
• performing investor-relations services;

• maintaining our accounting and other records and assisting us in filing all reports required to be filed with the SEC, the IRS and other regulatory agencies;
• engaging and supervising the performance of our agents, including our registrar and transfer agent; and
• performing any other services reasonably requested by us.
The above summary is provided to illustrate the material functions that our Advisor will perform for us as an advisor and is not intended to include all of the services that may be provided to us by our Advisor, its affiliates or third parties. See “Management Compensation” for a detailed discussion of the fees payable to our Advisor under the advisory agreement and our obligation to reimburse our Advisor for certain expenses.
The advisory agreement has a one-year term, but may be renewed for an unlimited number of successive one-year periods upon the mutual consent of our Advisor and us. It will be the duty of our board of directors to evaluate the performance of our Advisor before entering into or renewing an advisory agreement. Additionally, the advisory agreement may be terminated:
•by either party upon 60 days’ written notice; or
• with “good reason” by our Advisor upon 60 days’ written notice;
•immediately by us or our operating partnership upon (i) any fraudulent conduct, criminal conduct, willful misconduct or the negligent breach of fiduciary duty of or by our Advisor, (ii) a material breach of the advisory agreement by our Advisor not cured within 30 days after our Advisor receives written notice of such breach, or (iii) the bankruptcy of our Advisor or commencement of any bankruptcy or similar insolvency proceedings of our Advisor; or
•immediately by our Advisor in the event of (i) our bankruptcy, or (ii) any material breach of the advisory agreement by us that is not cured by us within 10 days after written notice thereof.

In the event of the termination of the advisory agreement, our Advisor must cooperate with us and our directors in making an orderly transition of the advisory function. Upon termination of our advisory agreement for any reason, our Advisor will be paid all accrued and unpaid fees and expense reimbursements earned prior to the date of termination. Additionally, the special limited partnership interest holder may be entitled to a one-time payment upon redemption of the special limited partnership interests (based on an appraisal or valuation of our portfolio) in the event that the special limited partnership interest holder would have been entitled to a subordinated distribution had the portfolio been liquidated on the termination date. Before selecting a successor advisor, our board of directors must determine that any successor advisor possesses sufficient qualifications to perform the advisory function and to justify the compensation it would receive from us.
Our Advisor and its affiliates expect to engage in other business ventures, and, as a result, they will not dedicate their resources exclusively to our business. However, pursuant to the advisory agreement, our Advisor must devote sufficient resources to our business to discharge its obligations to us. Our Advisor may assign the advisory agreement to an affiliate upon the approval of our independent directors. We may assign or transfer the advisory agreement to a successor entity.
Holdings of Shares of Common Stock, Limited Partnership Interests and Special Limited Partnership Interests
In connection with our initial capitalization, we issued 22,100 shares of our Class A common stock to Hartman Advisors, LLC, the parent of our Advisor and subsidiary of our Sponsor, for $200,005 in cash. Hartman Advisors, LLC may not sell these shares for so long as one of its affiliates serves as our advisor. The initial limited partner of our operating partnership contributed $1,000 to our operating partnership in exchange for limited partnership interests in our operating partnership, and the special limited partnership interest holder contributed $1,000 to our operating partnership in exchange for special limited partnership interests. The resale of any of our shares of common stock by our affiliates is subject to the provisions of Rule 144 promulgated under the Securities Act, which rule limits the number of shares that may be sold at any one time.
Affiliated Property Manager

HIR Management is our affiliated property manager. Our officers are also officers of our property manager. Our property manager will manage our properties pursuant to a property management agreement. Our property manager was organized and commenced active operations in March 2009 to lease and manage real estate projects, including projects owned by other investment programs sponsored by our Sponsor and its affiliates, and there is no limit on the number of other investment programs with which HIR Management may work. As of the date of this prospectus, our property manager and its affiliates managed in excess of 7.5 million square feet of office buildings, retail centers and office warehouse buildings.
Our property manager may subcontract some on-site property management duties to other management companies with experience in the applicable markets. These property management firms will be authorized to lease our properties consistent with the leasing guidelines promulgated by our board. Our property manager will closely supervise any subcontracted managers of the properties. Our property manager will also be responsible for paying such subcontractors’ fees and expenses. We will have no obligation to make any payments to the subcontractors, unless we and our property manager otherwise agree in writing.
In addition, HIR Management will remain directly involved in many property management activities including, leasing decisions, budgeting, tenant relations (especially national tenant relations), vendor relations (especially national vendor relations), selection and provision of professional services and their providers (i.e., accounting, legal and banking services), and general property-level problem solving. To the extent HIR Management directly performs on-site management, it will hire, direct and establish policies for employees who will have direct responsibility for such property’s operations, including resident managers and assistant managers, as well as building and maintenance personnel. For any properties for which the management of the property is subcontracted, HIR Management has the right to and will approve all on-site personnel of such subcontractor and establish policies for such properties’ operations. HIR Management will also direct the purchase of equipment and supplies and will supervise all maintenance activity. HIR Management will continuously consider alternatives to provide the most efficient property management services to us.
Our property management agreement with HIR Management has a term of one year that may be renewed for an unlimited number of successive one year periods. The current term of the property management agreement will expire one year from the date of execution, and is subject to successive one-year renewals unless we or HIR Management provide written notice of our intent to terminate 30 days’ prior to the expiration of the renewal term. Either party may terminate the agreement without cause upon 60 days prior written notice to the other party or upon thirty (30) days’ notice in the event of default by the other party if such default is not cured within the 30 day period. In addition, we may immediately terminate the agreement upon 30 days’ written notice to HIR Management in the event of its fraud, gross malfeasance, gross negligence or willful misconduct.
Notwithstanding the foregoing, we may, under the circumstances set forth in our property management agreement with HIR Management, retain a third party to provide leasing services with respect to our properties. If we retain a third party to provide leasing services with respect to our properties, we will have no obligation to pay HIR Management leasing fees to the extent that such leasing services are required to be provided by a third party.
The principal office of our property manager is located at 2909 Hillcroft, Suite 420, Houston, Texas 77057.
For information on the property management and other fees we expect to pay to our property manager, see the section of this prospectus titled “Management Compensation.”
Management Decisions
Our Advisor and its team of real estate professionals, including Messrs. Hartman, Fox, Strickland, Wheeler and Torok have the primary responsibility for the selection of investments, the negotiation for these investments, and the financing, asset-management and disposition decisions. Any investment not within the specific parameters of the investment guidelines adopted by our board of directors must be approved by a majority of our directors.

MANAGEMENT COMPENSATION
Although we have executive officers who manage our operations, we have no paid employees. Our Advisor and its affiliates manage our day-to-day affairs. The following table summarizes all of the compensation and fees, including reimbursement of expenses, we will pay to our Advisor and its affiliates and our dealer manager, in connection with our organization, this offering and our operations. The selling commissions and the dealer manager fee may vary for certain categories of purchasers and our share classes are subject to differing selling commissions and fees. See the “Plan of Distribution” section of this prospectus for a more detailed discussion of the selling commissions and dealer manager fees we will pay. The allocation of amounts between the Class A shares and Class T shares in the table below assumes that 50% of the shares sold in our follow-on offering are Class A shares and 50% are Class T Shares. There can be no assurance that this assumption will prove to be accurate. We will cease paying all underwriting compensation related to this offering, including selling commissions, the dealer manager fee, distribution and shareholder servicing fees and any other underwriting compensation payable from whatever source, when total underwriting compensation paid with respect to this offering exceeds 10% of the gross proceeds from the follow-on portion of this offering.

Compensation/ Reimbursement and Recipient	Description and Method of Computation	Estimated Maximum Dollar Amount

Selling Commissions – Dealer Manager (1)	We will pay selling commissions of up to 7.0% of gross offering proceeds from the sale of Class A shares in the follow-on offering and up to 3.0% of gross offering proceeds from the sale of Class T shares in the follow-on offering. All selling commissions may be re-allowed to participating broker-dealers.

We will not pay selling commissions with respect to shares sold pursuant to our DRIP.

	The total amount of all items of compensation from any source payable to our dealer manager and the soliciting dealers will not exceed 10% of the gross proceeds from our follow-on offering.	$9,000,000 ($6,300,000 For Class A Shares and $2,700,000 For Class T Shares)
Dealer Manager Fee – Dealer Manager (1)	We will pay a dealer manager fee of up to 3.0% of gross offering proceeds from the sale of Class A shares and Class T shares in the follow-on offering.

Our dealer manager may re-allow a portion of the dealer manager fee to participating broker-dealers.

	We will not pay dealer manager fees in connection with shares of either class sold pursuant to our DRIP.	$5,400,000 ($2,700,000 For Class A Shares and $2,700,000 For Class T Shares)

Distribution and Shareholder Servicing Fee – Dealer Manager	Annual fee that accrues daily with respect to our Class T shares. We will begin accruing and paying the distribution and shareholder servicing fee during our organization and offering stage, once we have outstanding Class T shares. The distribution and shareholder servicing fee will continue to be paid during our operational stage. See “Operational State – Distribution and Shareholder Servicing Fee – Dealer Manager” below for details regarding the payment of the distribution and shareholder servicing fee.	See “Operational Stage – Distribution and Shareholder Servicing Fee – Dealer Manager” below for details regarding the estimated amount of the distribution and shareholder servicing fee.

Reimbursement of Organization and Offering Expenses –Advisor or its affiliates (2)	We will reimburse our Advisor and its affiliates for organization and offering expenses (other than the selling commissions, dealer manager fees and distribution and shareholder servicing fees) incurred on our behalf, but only to the extent that such reimbursements do not exceed actual expenses incurred and would not cause the aggregate selling commissions, dealer manager fees, distribution and shareholder servicing fees, and other organization and offering expenses borne by us to exceed 15% of the gross offering proceeds from the sale of shares in the follow-on offering as of the date of reimbursement. If we raise the maximum offering amount in the primary offering and under our DRIP, we expect that organization and offering expenses (other than the selling commissions, dealer manager fees and distribution and shareholder servicing fees) will be approximately 1.5% of the gross offering proceeds. If we raise only the minimum amount in the follow-on offering (and nothing pursuant to the DRIP), we expect that organization and offering expenses will (other than selling commissions, dealer manager fees and distribution and shareholder servicing fees) will be approximately 3% of the gross proceeds received.	$2,700,000

	Operational Stage

Acquisition Fees –Advisor or its affiliates (3)	We will pay our Advisor or its affiliates 2.5% of the cost of each investment we acquire, which includes the amount actually paid or allocated to fund the purchase, development, construction or improvement of each investment, including acquisition expenses and any debt attributable to each investment.	$4,125,000 (assuming no debt financing to purchase assets) $16,500,000 (assuming debt financing equal to 75% of the aggregate value of our real property assets)

Distribution and Shareholder Servicing Fee- Dealer Manager
Annual fee for each outstanding Class T share purchased in our follow-on offering for four years from the date such share is issued equal to 1.0% of the share purchase price per share for Class T shares. The distribution and shareholder servicing fee will accrue daily based on the number of Class T shares outstanding on each day that were sold in the primary offering within the previous four years of such date. We will not pay a distribution and shareholder servicing fee with respect to Class T shares sold under our DRIP, although the expense of the distribution and shareholder servicing fee payable with respect to Class T shares sold in our primary offering will be allocated among all Class T shares, including those sold under our DRIP. We pay the distribution and shareholder servicing fee monthly in arrears. Our dealer manager may reallow the distribution and shareholder servicing fee to participating broker-dealers.

Each Class T share will automatically convert without any action on the part of the holder thereof into a Class A share on the last calendar day of the month following the fourth anniversary of the date upon which such Class T share was issued. We will cease paying the distribution and shareholder servicing fee on an outstanding Class T share, and convert such outstanding Class T share to a Class A share, prior to the fourth anniversary of its issuance on the earliest to occur of the following: (i) a listing of the Class A shares on a national securities exchange; (ii) a merger or consolidation of our company with or into another entity or the sale or other disposition of all or substantially all of our assets; (iii) the last calendar day of the month in which we determine that the distribution and shareholder servicing fee paid with respect to the Class T shares held by a stockholder would be in excess of four percent of the total gross purchase price of the Class T shares held by such stockholder (excluding Class T shares sold pursuant to our DRIP); or (iv) the last calendar day of the month in which we determine that the total account-level underwriting compensation from whatever source paid with respect to the Class T shares held by a stockholder, including the aggregate distribution and shareholder servicing fees, equals ten percent of the total gross purchase price at the time of purchase of such Class T shares (excluding Class T shares sold pursuant to our DRIP). We cannot predict if or when certain of the foregoing events will occur.

Acquisition Expenses –Advisor or its affiliates(4)
In addition to the acquisition fees payable to our Advisor and its affiliates, we will reimburse our Advisor and its affiliates for all actual expenses incurred in connection with the selection, acquisition or development of a property, whether or not the asset is ultimately acquired by us, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments, accounting fees and expenses, brokerage or finder’s fees, title insurance, premium expenses and other closing costs.
Actual amounts are dependent upon the expenses paid or incurred and therefore cannot be determined at the present time.

Debt Financing Fee –Advisor or its affiliates (4)
We will pay our Advisor or its affiliates a debt financing fee equal to 1.0% of the amount available under any loan or line of credit originated or assumed, directly or indirectly, in connection with the acquisition, development, construction, improvement of properties or other permitted investments, which will be in addition to the acquisition fee paid to our Advisor. Our Advisor will use some or all of this entire amount to reimburse third parties with whom it subcontracts to coordinate financing for us.
Actual amounts are dependent upon the amount of any debt obtained and therefore cannot be determined at the present time.

Development Fee – Property Manager
If our property manager provides development services, we will pay our property manager a development fee in an amount that is usual and customary for comparable services rendered to similar projects in the geographic market of the project; provided, however, that we will only pay a development fee if a majority of our board of directors, including a majority of our independent directors, determines that such development fee is fair and reasonable and on terms and conditions not less favorable than those available from unaffiliated third parties.
Actual amounts are dependent upon usual and customary development fees for specific projects and therefore the amount cannot be determined at the present time.
Property Management and Leasing Fees – Property Manager

We will pay our property manager property management fees equal to 5.0% of the Effective Gross Revenues (as defined below) of retail, industrial and warehouse properties under management. We will pay our property manager property management fees equal to (i) 4.0% of the Effective Gross Revenues of office properties s under management with less than 100,000 square feet or with gross annual revenues under $1,000,000 and (ii) 3.0% of the Effective Gross Revenues of office properties under management with more than 100,000 square feet and/or gross annual revenues of $1,000,000 or more.  “Effective Gross Revenues” for these purposes means all payments actually collected from tenants and occupants of properties under management, exclusive of (i) security and deposits (unless and until such deposits have been applied to the payment of current or past due rent) and (ii) payments received from tenants in reimbursement of expenses of repairing damage caused by tenants. In the event that we contract directly with a third-party property manager to manage a property, we will pay our property manager an oversight fee equal to 1.0% of the gross revenues of the property.  In no event will we pay both a property management fee and an oversight fee to our property manager with respect to any particular property.
Actual amounts are dependent upon gross revenues of specific properties and actual management fees or property management fees and customary leasing fees and therefore cannot be determined at the present time.

In addition to the property management fees or oversight fees, if our property manager provides leasing services with respect to a property, we will pay our property manager leasing fees in an amount equal to the leasing fees charged by unaffiliated persons rendering comparable services in the same geographic location of the applicable property; provided, that such fees shall only be paid if a majority of our board of directors, including a majority of our independent directors, determines that such fees are fair and reasonable in relation to the services being performed.

Our property manager may subcontract the performance of its property management and leasing duties to third parties and our property manager will pay a portion of its property management, oversight or leasing fees, as applicable, to any third parties with whom it subcontracts.

Our property manager or its affiliates may be hired to provide ancillary services for a property which are not covered by a property management agreement and are generally provided by third parties. These services will be provided at market rates and will generally not be material to the management of the property.

We will reimburse the costs and expenses incurred by our property manager on our behalf, including the wages and salaries and other employee-related expenses of all employees of our property manager or its subcontractors who are engaged in the operation, management, maintenance or access control of our properties, including taxes, insurance and benefits relating to such employees, and travel and other out-of-pocket expenses that are directly related to the management of specific properties.  Furthermore, other charges, including fees and expenses of third-party professionals and consultants, will be reimbursed, subject to the limitations on fees and reimbursements contained in our charter.

Construction Management Fee — Property Manager	If our property manager provides construction management services related to the improvement or finishing of tenant space in our real estate properties, we will pay our property manager a construction management fee in an amount that is usual and customary for comparable services rendered to similar projects in the geographic market of the project; provided however, that we will only pay a construction management fee if a majority of our board of directors, including a majority of our independent directors, determines that such construction management fee is fair and reasonable and on terms and conditions not less favorable than those available from unaffiliated third parties.	Actual amounts are dependent on amounts spent on future tenant improvements and cannot be determined at this time.

Asset Management Fee –Advisor or its affiliates (4)

We will pay our Advisor or its affiliates a monthly fee equal to one-twelfth of 0.75% of the higher of (i) the cost or (ii) the value of each property we acquire. For these purposes, the cost of a property will equal the amount actually paid or budgeted (excluding acquisition fees and expenses) in respect of the purchase, development, construction or improvement of the property, including the amount of any debt attributable to the asset (including debt encumbering the asset after its acquisition), and the value of a property will be the value established by the most recent independent valuation report with respect to such property, if any, without reduction for depreciation, bad debts or other non-cash reserves.  The asset management fee will be based only on the portion of the cost or value attributable to our investment in an asset if we do not own all of the asset.
Actual amounts are dependent upon aggregate asset value and therefore cannot be determined at the present time.

Operating Expenses –Advisor (5)
We will reimburse our Advisor for all actual expenses paid or incurred by our Advisor in connection with the services provided to us, including our allocable share of the Advisor’s overhead, such as rent, personnel costs, utilities and IT costs; provided, however, that we will not reimburse our Advisor or its affiliates for employee costs in connection with services for which our Advisor or its affiliates receive acquisition, disposition, debt financing, or asset management fees or for the personnel costs our Advisor pays with respect to persons who serve as our executive officers.
Actual amounts are dependent upon expenses paid or incurred and the limitations on total operating expenses set forth in our charter, and therefore cannot be determined at the present time
Liquidation Stage
Disposition Fee — Advisor or Affiliates (6)

If our Advisor or affiliate provides a substantial amount of services, as determined by our independent directors, in connection with the sale of one or more assets, it will receive a disposition fee equal to (1) in the case of the sale of real property, the lesser of: (A) one-half of the aggregate brokerage commission paid (including the disposition fee) or, if none is paid, the amount that customarily would be paid, or (B) 3% of the sales price of each property sold, and (2) in the case of the sale of any asset other than real property, 3% of the sales price of such asset; provided, however, in no event may the aggregate of the disposition fees paid to our property manager and any real estate commissions paid to unaffiliated third parties exceed 6.0% of the contract sales price. With respect to a property held in a joint venture, the foregoing commission will be reduced to a percentage of such amount reflecting our economic interest in the joint venture.
Actual amounts are dependent upon the sales price of specific investments and therefore cannot be determined at the present time.

Special Limited Partnership Interest - Hartman vREIT XXI SLP, LLC (7)
The holder of the special limited partnership interests, Hartman vREIT XXI SLP, LLC, a wholly-owned subsidiary of the parent company of our Advisor, was issued the special limited partnership interests upon its initial investment of $1,000 in our operating partnership. The holder of special limited partnership interests will be entitled to receive distributions equal to 15.0% of our net sales proceeds from the disposition of assets, but only after our stockholders have received, in the aggregate, cumulative distributions equal to their total invested capital plus a 6.0% cumulative, non-compounded annual pre-tax return on such aggregate invested capital. In addition, the special limited partnership interest holder is entitled to a payment upon the redemption of its special limited partnership interests. The special limited partnership interests will be redeemed upon: (1) the listing of our common stock on a national securities exchange; (2) the occurrence of certain events that result in the termination or non-renewal of our advisory agreement other than by us for “cause” (as defined in our advisory agreement); or (3) the termination of our advisory agreement by us for cause. In the event of the listing of our shares of common stock or a termination of the advisory agreement other than by us for cause, the special limited partnership interests will be redeemed for an aggregate amount equal to the amount that the holder of the special limited partnership interests would have been entitled to receive, as described above, if our operating partnership had disposed of all of its assets at their fair market value and all liabilities of our operating partnership had been satisfied in full according to their terms as of the date of the event triggering the redemption. Payment of the redemption price to the holder of the special limited partnership interests will be paid, at the holder’s discretion, in the form of (i) limited partnership interests in our operating partnership, (ii) shares of our Class A common stock, or (iii) a non-interest bearing promissory note. If the event triggering the redemption is a listing of our shares on a national securities exchange only, the fair market value of the assets of our operating partnership will be calculated taking into account the average share price of our shares for a specified period. If the event triggering the redemption is an underwritten public offering of our shares, the fair market value will take into account the valuation of the shares as determined by the initial public offering price in such offering. If the triggering event of the redemption is the termination or non-renewal of our advisory agreement other than by us for cause for any other reason, the fair market value of the assets of our operating partnership will be calculated based on an appraisal or valuation of our assets. In the event of the termination or non-renewal of our advisory agreement by us for cause, all of the special limited partnership interests will be redeemed by our operating partnership for the aggregate price of $1.
Actual amounts depend on future liquidity events, and therefore cannot be determined at this time.

(1) The sales commissions and dealer manager fee may be reduced or waived in connection with certain categories of sales, such as sales for which a volume discount applies, sales through investment advisors or banks acting as trustees or fiduciaries, sales to our affiliates and sales under our DRIP.
(2) Organization and offering expenses include all expenses to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charges of our escrow agent, charges of our transfer agent, expenses of organizing our company, charges of our Advisor for processing subscription agreements, reimbursement of bona fide invoiced due diligence expenses of broker-dealers, reimbursement of our Advisor and its affiliates for the salaries of their employees and other costs incurred in connection with preparing supplemental sales materials, the costs of conducting bona fide training and education meetings held by us, including travel, meal and lodging costs of non-registered officers of our company and our Advisor to attend such meetings, and our costs of attending retail seminars conducted by broker-dealers, including travel, meal and lodging costs for non-registered officers of our company and our Advisor to attend such seminars. Any such reimbursement by of such expenses by us will not exceed actual expenses incurred by our Advisor. After the termination of the follow-on offering, our Advisor has agreed to reimburse us to the extent sales commissions, the dealer manager fee, distribution and shareholder servicing fees and other organization and offering expenses borne by us exceed 15% of the gross proceeds raised in the follow-on offering.
(3) In no event will the total of all acquisition fees (including debt financing fees) and acquisition expenses relating to the purchase of an investment exceed six percent (6%) of the contract purchase price of the investment unless such excess is approved by a majority of our board of directors, including an majority of independent directors.
(4) For purposes of calculating the asset management fee, the cost of a property will be based on amounts actually expended by us plus any amounts budgeted to develop, construct or improve the property. For example, if we purchase a property that costs $2 million initially with the plan to invest another $1 million in the property to renovate it, the total cost of this property, for purposes of calculating the asset management fee, would be $3 million.
(5) At the end of each fiscal quarter, commencing four fiscal quarters after the acquisition of our first real estate investment, our Advisor must reimburse us the amount by which our aggregate total operating expenses for the four fiscal quarters then ended exceed the greater of 2% of our average invested assets or 25% of our net income, unless the independent directors has determined that such excess expenses were justified based on unusual and non-recurring factors, in which case such determination, together with an explanation of the factors considered in making such determination, will be disclosed to our stockholders within 60 days after the end of the quarter in which such excess occurred. Any such determination and the reasons supporting such determination will also be recorded in the minutes of the meetings of our board of directors. For purposes of these limits, (1) “average invested assets” means the average monthly book value of our assets invested, directly or indirectly, in equity interests in and loans secured by real estate during the 12-month period before deducting depreciation, bad debts or other non-cash reserves, (2) “net income” is our total revenues less our total expenses excluding depreciation, reserves for bad debts or other similar non-cash reserves, and (3) “total operating expenses” means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees, but excluding (i) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (ii) interest payments; (iii) taxes; (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves; (v) reasonable incentive fees based on the gain in the sale of our assets; (vi) acquisition fees and expenses (including expenses relating to potential investments that we do not close); (vii) real estate commissions on the sale of property; and (viii) other fees and expenses connected with the acquisition, disposition, management and ownership of real estate interests, loans or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).
(6) Our charter limits the maximum amount of the disposition fees payable to the Advisor and its affiliates to 3% of the contract sales price. To the extent this disposition fee is paid upon the sale of any assets other than real property, it will count against the limit on “total operating expenses” described in note 6 above.
(7) Except for this potential payment and as described in “Management Compensation,” the special limited partnership interest holder shall not be entitled to receive any redemption or other payment from us or our operating partnership, including any participation in the monthly distributions we intend to make to our stockholders.

STOCK OWNERSHIP

The following table sets forth information as of September 30, 2019, regarding the beneficial ownership of our common stock by (1) each person known by us to be the beneficial owner of 5% or more of the outstanding shares of common stock, (2) each of our directors, (3) each of our executive officers, and (4) all of our directors and executive officers as a group. The percentage of beneficial ownership is calculated based on 8,141,573 shares of our Class A and Class T common stock outstanding as of September 30, 2019.
The address of each beneficial owner listed below is c/o Hartman vREIT XXI, Inc., 2909 Hillcroft, Suite 420, Houston, Texas 77057.

Name of Beneficial Owner	Amount and Nature of Shares Beneficially Owned (1)
	Number	Percentage
Allen R. Hartman (2)	22,100	0.27%
James A. Cardwell (3)	489,982	6.02%
John G. Ostroot	3,600	0.04%
Louis T. Fox, III	-	-
Mark T. Torok	-	-
All Officers and Directors as a group	515,682	6.33%

* Represents less than 1% of the outstanding common stock.
(1) Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities and shares issuable pursuant to options warrants and similar rights held by the respective person or group which may be exercised within 60 days. Except as otherwise indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.
(2) Includes 22,100 shares of common stock owned by our advisor, Hartman XXI Advisors LLC.  Mr. Hartman indirectly owns a 70% membership interest in, and controls, Hartman XXI Advisors LLC.
(3) Includes 460,933 Class A common shares owned by Mr. Cardwell and 29,049 Class A common shares owned by family members of Mr. Cardwell.

CONFLICTS OF INTEREST
We are subject to various conflicts of interest arising out of our relationship with our Advisor, our property manager, other affiliates and other affiliates, some of whom serve as our executive officers and directors. These conflicts include (i) the compensation arrangements between us and our Advisor and its affiliates, (ii) conflicts with respect to the allocation of the time of our Advisor and its key personnel, and (iii) conflicts with respect to the allocation of investment opportunities. Our agreements and arrangements with our Advisor and its affiliates are not the result of arm’s-length negotiations. See the section of this prospectus titled “Management—Management Compensation.” In this section we discuss these conflicts and the corporate governance measures we have adopted to ameliorate some of the risks posed by the conflicts.
Our Advisor and its officers, some of whom serve as our executive officers and directors, will try to balance our interests with their duties to other programs sponsored by our Sponsor and its affiliates. However, to the extent that they take actions that are more favorable to other entities than to us, these actions could have a negative impact on our financial performance and, consequently, on distributions to you and the value of our shares. In addition, our directors and officers and the officers of our Advisor and its affiliates may engage for their own account in business activities of the types conducted or to be conducted by us and our subsidiaries. For a description of some of the risks related to these conflicts of interest, see “Risk Factors – Risks Related to Conflicts of Interest.”
Our independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise. All of our directors have a fiduciary obligation to act on behalf of our stockholders.
Our Affiliates’ Interests in Other Real Estate Programs
General
Most of our executive officers, some of our directors and other key real estate professionals acting on behalf of our Advisor are also officers, directors, managers or key professionals of our Sponsor, and other affiliated entities. These individuals have legal and financial obligations with respect to those programs that are similar to their obligations to us, and we expect that they will organize other real estate investment programs in the future.
As described in the “Prior Performance Summary,” affiliates of our Advisor have sponsored or co-sponsored the following real estate programs (“Hartman Programs”):
1. Hartman Short Term Income Properties XX, Inc.;
2. Hartman Short Term Income Properties XIX, Inc.;
3. Hartman Income REIT Inc.;
4. Hartman Development Fund LLC;
5. Hartman Retail I, DST;
6. Hartman Retail II, DST; and
7. Hartman Retail III, DST.
All of these programs (except Hartman Retail I, DST, which is a single tenant, 1031 exchange, Delaware Statutory Trust, Hartman Retail II, DST, which is a multi-tenant, 1031 exchange, Delaware Statutory Trust and Hartman Retail III, DST, a two -tenant, 1031 exchange, Delaware Statutory Trust) have investment objectives similar to ours in that they were formed to acquire and lease similar types of commercial real estate, so we anticipate conflicts of interest to arise with respect to those programs. We share the same dealer manager with Hartman Short Term Income Properties XX, Inc. or “Hartman XX” and Hartman Retail II, DST and Hartman Retail III, DST, so we may compete with them for capital, to the extent the programs are open for investment simultaneously, such as for example, if Hartman XX were to determine to do an additional offering of securities. We may also compete with future programs sponsored by our Sponsor or with other programs formed by our Sponsor in the future, which may invest in similar properties for capital and acquisition opportunities.

As of the date of this Prospectus, only Hartman Retail II, DST and Hartman Retail III, DST are currently raising funds. The equity capital of Hartman Retail I, DST has been fully subscribed and has closed. Hartman Retail I DST has received capital of $4.025 million. The Hartman Retail I, DST offering consists of only one property, which has already been purchased. As of the date of this Prospectus, Hartman Retail II, DST has received equity capital of $6,560,415 of a maximum $8,820,000 total equity offering. Hartman Retail II, DST offering consists of only one property, which has already been purchased. As of the date of this Prospectus, Hartman Retail III, DST has not received any outside capital. Hartman Retail III, DST offering consists of only one property, which has already been purchased.
The Hartman XX offering closed to new investors on March 31, 2016. The Hartman XX offering raised a total of approximately $181,336,480 in gross offering proceeds. As of September 30, 2019, Hartman XX owned or held a majority interest in 43 commercial properties comprising approximately 6.6 million square feet plus three pad sites, all located in Texas.
Hartman XX does not expect to invest in further commercial real estate properties with acquisition costs of less than $15 million. Based on this expectation, our Advisor does not anticipate any investment opportunity conflict between Hartman XX and this offering; provided, however, that Hartman XX may change its investment policies or objectives and as a result may compete with us for certain investment opportunities.
Our executive officers and our Advisor and its affiliates will experience potential conflicts of interest as they simultaneously perform services for us and other Hartman-sponsored programs.
In the event that we, or any other Hartman Program or other entity formed or managed by our Advisor or its affiliates, are in the market for investments similar to those we intend to make, our Advisor will review the investment portfolio of each such affiliated entity prior to making a decision as to which program will purchase such properties or make or invest in such mortgage loans or other investments. Our conflict resolution guidelines present standards for the Advisor to follow to determine which of the affiliated programs will have the first opportunity to purchase, finance or sell a particular property or to negotiate with a prospective tenant.
Our Advisor or its affiliates may acquire, for their own account or for private placement, properties and other investments that they deem are not suitable for purchase by us, whether because of the greater degree of risk, the complexity of structuring inherent in such transactions, financing considerations or for other reasons, including properties and investments with potential for attractive investment returns. For more information with respect to allocation of investment opportunities, see “Certain Conflict Resolution Measures.”
Allocation of Our Officers’ and Affiliates’ Time
We rely on our officers to operate and oversee our operations. As a result of our officers’ responsibilities and duties owed to other Hartman-sponsored programs, our officers will face conflicts of interest in allocating their time among us and other real estate programs and activities. To the extent that the operations of other Hartman-sponsored affiliates will take substantial time and efforts of management, it is likely that those professionals involved will be able to devote less time to our company.
We also rely on our Advisor, its affiliates and its key real estate professionals for the day-to-day operation of our business. Our Advisor, its affiliates and its key real estate professionals have interests in other Hartman-sponsored programs, and they have engaged in and they will continue to engage in other business activities. As a result, our Advisor and its affiliates and key employees will face conflicts of interest in allocating their time among us and other Hartman-sponsored programs and activities in which they are involved, and there is no limit on the number of programs and ventures in which they may be involved. However, our Advisor believes that it and its affiliates have sufficient personnel to fully discharge their responsibilities to all of the Hartman-sponsored programs and ventures in which they are involved.
Joint Ventures with Affiliates
We have, and may continue to, enter into joint venture agreements with other Hartman-sponsored programs for the acquisition, development or improvement of properties or other investments, so long as a majority of the board of directors (including a majority of the independent directors) not otherwise interested in the transaction concludes that the transaction is fair and reasonable to us, on terms and conditions not less favorable to us than those available from unaffiliated third parties and on substantially the same terms and conditions as those received by other joint ventures. Our Advisor and the advisors to the Hartman-sponsored programs and affiliated entities have the same executive officers and key employees, and these persons will face conflicts of interest in determining which Hartman-sponsored program should enter into any particular joint venture agreement. These persons may also face a conflict in structuring the terms of the relationship between our interests and the interests of the Hartman-affiliated co-venturer and in managing the joint venture. Any joint venture agreement or transaction between us and a Hartman-affiliated co-venturer will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. The Hartman-affiliated co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. These co-venturers may thus benefit to our and your detriment. See the section of this Prospectus titled “Our Real Estate Investments” for further information on our joint venture.
Receipt of Fees and Other Compensation by Our Advisor and its Affiliates
Our Advisor and its affiliates will receive substantial fees from us, which fees were not negotiated at arm’s length. These fees could influence our Advisor’s advice to us, as well as the judgment of affiliates of our Advisor, some of whom also serve as our executive officers and directors and the key real estate professionals acting on behalf of our Advisor, particularly due to the fact that such fees will generally be payable to our Advisor and its affiliates regardless of the quality of the properties acquired or the services provided by us. Among other matters, these compensation arrangements could affect their judgment with respect to:
•the continuation, renewal or enforcement of our agreements with our Advisor and its affiliates, including the advisory agreement and the property management agreement;
•fees payable to the Advisor on the purchase of a property and asset-based fees payable to the Advisor could influence the Advisor to retain rather than dispose of our properties;
•the amount of the acquisition fee is based on the amount of the purchase price of the property, which could influence our Advisor to select higher priced properties when advising us on potential acquisitions;
•the amount of the asset management fee that we pay our Advisor is based on the higher of the cost of our properties and the property values requiring us to pay our Advisor regardless of whether the value of our properties is less than the cost of such properties to us;
•public offerings of equity by us, which will likely entitle our Advisor to increased acquisition and asset management fees;
•property sales, which might entitle our Advisor to disposition fees;
•property acquisitions from other Hartman-sponsored programs, which might entitle affiliates of our Advisor to real estate commissions and possible success-based sale fees in connection with its services for the seller;
•borrowings to acquire properties, which borrowings will increase the acquisition and asset management fees payable to our Advisor as well as entitle the Advisor to a debt financing fee;
•whether and when we seek to list our common stock on a national securities exchange, which listing could entitle the holder of the special limited partnership interests to receive a one-time payment in connection with the redemption of its special limited partnership interests; and
•whether and when we seek to sell the company or its assets, which sale could entitle our Advisor or HIR Management, our property manager to real estate commissions and the issuance of shares of our common stock through the conversion of our convertible preferred stock.
Each transaction we enter into with our Advisor or its affiliates is subject to an inherent conflict of interest. The board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and any affiliate. The independent directors who are also otherwise disinterested in the transaction must approve each transaction between us and our Advisor or any of its affiliates as being fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties.

Affiliated Property Manager

Since properties we acquire will likely be managed by our property manager, HIR Management, to the extent we retain HIR Management, we will not have the benefit of negotiating fees with an independent property manager. HIR Management also serves as property manager for properties owned by other Hartman-sponsored programs, some of which may compete with our properties. Management fees to be paid to our property manager are based on a percentage of the rental income received by the managed properties. In addition, the property manager will receive a market-based fee for supervising the construction of tenant improvements. It is conceivable that the property manager could find itself in a position where it would stand to earn a higher fee by agreeing to higher costs and expenses. For a more detailed discussion of the anticipated fees to be paid for property management services, see the sections of this prospectus titled “Management–Property Manager” and “Management Compensation.”
Certain Conflict Resolution Measures
Resolution of Potential Conflicts of Interest in Allocation of Investment Opportunities
Investment opportunities that are suitable for us may also be suitable for other programs sponsored by our Sponsor or its affiliates. Additionally our investment strategy is similar to the investment strategy of Hartman XX. Our Advisor and its affiliates share the same executive officers and key real estate professionals. In making an allocation determination, these real estate professionals have no obligation to make any investment opportunity available to us. In the event that we, or any other investment vehicle formed or managed by these real estate professionals, or any other investment vehicle sponsored by our Sponsor and its affiliates are in the market and seeking investments similar to those we intend to make, these real estate professionals will review the investment objectives, portfolio and investment criteria of each such investment vehicle to determine the suitability of the investment opportunity. In connection with determining whether an investment opportunity is suitable for one or more Hartman-sponsored programs, these real estate professionals may take into account such factors as they, in their discretion, deem relevant, including, amongst others, the following:
•the investment objectives and criteria of each program;
•the cash requirements of each program;
•the effect of the investment on the diversification of each program’s portfolio by type of investment, risk of investment, type of commercial property, geographic location of properties, and tenants of properties;
•the policy of each program relating to leverage;
•the anticipated cash flow of the property or asset to be acquired;
•the income tax effects of the purchase on each program;
•the size of the investment; and
•the amount of funds available to each program and the length of time such funds have been available for investment.
Following the completion of suitability determinations, these real estate professionals have the authority, in their sole discretion, to direct the investment opportunity to the program for which such investment opportunity would be the most suitable. In the event that an investment opportunity becomes available that is equally suitable, under all of the factors considered by these real estate professionals, for both us and one or more other public or private programs sponsored by our Sponsor and its affiliates, or managed by these real estate professionals, then we will be offered those properties in which the purchase price of the property is less than $15 million, and properties with a purchase price of $15 million or more will be offered to other affiliated companies. If a subsequent event or development causes any investment, in the opinion of these real estate professionals, to be more appropriate for another affiliated entity, they may offer the investment to such entity. In making an allocation determination, these real estate professionals have no obligation to make any investment opportunity available to us.
Notwithstanding the foregoing, if circumstances warrant, an investment opportunity may be allocated among us and another suitable program in proportion to the relative amounts of the investment sought by each entity. Our co-investment rights, and the final allocation proportions, would be subject to the availability of investment capital, as well as economic or market inefficiencies, regulatory constraints or other applicable considerations.
Other Charter Provisions Relating to Conflicts of Interest
Our charter contains a number of provisions relating to conflicts of interest including the following:
Advisor Compensation. The independent directors will evaluate at least annually whether the compensation that we contract to pay to our Advisor and its affiliates is reasonable in relation to the nature and quality of services performed and whether such compensation is within the limits prescribed by our charter. The independent directors will supervise the performance of our Advisor and its affiliates and the compensation we pay to them to determine whether the provisions of our compensation arrangements are being carried out. This evaluation will be based on the following factors as well as any other factors deemed relevant by the independent directors:
•the amount of the fees paid to our Advisor in relation to the size, composition and performance of our assets;
•whether the expenses incurred by us are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable unaffiliated REITs;
•the success of our Advisor in generating appropriate investment opportunities;
•rates charged to other REITs and to investors other than REITs, by advisors performing similar services;
•additional revenues realized by our Advisor and its affiliates through their relationship with us, including whether we pay them or they are paid by others with whom we do business;
•the quality and extent of service and advice furnished by our Advisor and its affiliates;
•the performance of our investment portfolio; and
•the quality of our portfolio relative to the investments generated by our Advisor for its own account and for their other clients.
Term of Advisory Agreement. Each contract for the services of our Advisor may not exceed one year, although there is no limit on the number of times that we may retain a particular advisor. The independent directors may terminate our advisory agreement with our Advisor without cause or penalty on 60 days’ written notice.
Our Acquisitions. We will not purchase or lease properties in which our Sponsor, our Advisor, any of our directors or officers or any of their affiliates has an interest without a determination by a majority of the independent directors that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the affiliated seller or lessor, unless there is substantial justification for the excess amount. Generally, the purchase price that we will pay for any property will be based on the fair market value of the property as determined by a majority of our directors. In the cases where a majority of our independent directors requires and in all cases in which the transaction is an acquisition or transfer by or from any of our directors or affiliates, we will obtain two third-party valuations by independent appraisers selected by our independent directors (at least one of which will be an appraisal of fair market value). We may obtain an appraisal in other cases; however, we will rely on our own independent analysis and not on appraisals in determining whether to invest in a particular property. Appraisals are estimates of value and may not always be reliable as measures of true worth or realizable value. As of the date of this prospectus, we do not intend to purchase investments from other Hartman-sponsored programs or other affiliates. However, we may in the future enter into transactions, including acquisitions, with other Hartman-sponsored programs or other affiliates if an attractive opportunity presents itself and our independent directors approve the transaction.
Mortgage Loans Involving Affiliates. Our charter prohibits us from investing in or making mortgage loans to our Sponsor, our Advisor, our directors or officers or any of their affiliates, unless an independent appraiser, selected by our independent directors, appraises the underlying property. We must keep the appraisal for at least five years and make it available for inspection and duplication by any of our stockholders. In addition, we must obtain a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title. Our charter prohibits us from making or investing in any mortgage loans that are subordinate to any mortgage or equity interest held by our Sponsor, our Advisor, our directors or officers or any of their affiliates.
Other Transactions Involving Affiliates. A majority of the board of directors (including a majority of the independent directors) not otherwise interested in the transaction must conclude that all other transactions, including joint ventures, between us and our Sponsor, our Advisor, any of our officers or directors or any of their affiliates are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties and, with respect to joint ventures, on substantially the same terms and conditions as those received by other joint ventures.
Limitation on Operating Expenses. At the end of each fiscal quarter, , our Advisor must reimburse us the amount by which our aggregate total operating expenses for the four fiscal quarters then ended exceed the greater of 2% of our average invested assets or 25% of our net income, unless the independent directors has determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means the average monthly book value of our assets during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees, but excluding (i) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (ii) interest payments; (iii) taxes; (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves; (v) incentive fees paid in accordance with the NASAA REIT Guidelines; (vi) acquisition fees and expenses (including expenses relating to potential investments that we do not close); (vii) real estate commissions on the sale of property; and (viii) other fees and expenses connected with the acquisition, disposition and ownership of real estate interests, loans or other property, including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property.
Issuance of Options and Warrants to Certain Affiliates. We will not issue options or warrants to purchase our capital stock to our Advisor, our Sponsor, our directors, or any of their affiliates, except on the same terms as such options or warrants, if any, are sold to the general public. We may issue options or warrants to persons other than our Advisor, our directors, our Sponsor and their affiliates, but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of the independent directors has a market value less than the value of such option or warrant on the date of grant. Stock options and shares of restricted stock granted or awarded under the long-term incentive plan and independent directors’ compensation plan will not exceed, in the aggregate, an amount equal to 5% of the outstanding shares of our common stock as of the date of grant or award of any such stock options or restricted stock grants, as applicable.
Redemption of Our Shares. Our charter prohibits us from paying a fee to our Sponsor, our Advisor or our directors or officers or any of their affiliates in connection with our redemption of shares of our common stock.
Loans. We will not make any loans to the Sponsor, our Advisor or our directors or officers or any of their affiliates (other than mortgage loans complying with the limitations described above or loans to wholly owned subsidiaries). In addition, we will not borrow from these affiliates unless a majority of the board of directors (including a majority of the independent directors) not otherwise interested in the transaction approves the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by the board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers or our Advisor or its affiliates.
Reports to Stockholders. Our charter requires that we prepare an annual report and deliver it to our stockholders within 120 days after the end of each fiscal year. Our directors are required to take reasonable steps to ensure that the annual report complies with our charter provisions. Among the matters that must be included in the annual report or included in a proxy statement delivered with the annual report are:
•financial statements prepared in accordance with GAAP that are audited and reported on by independent certified public accountants;

•the ratio of the costs of raising capital during the year to the capital raised;
•the aggregate amount of advisory fees and the aggregate amount of other fees paid to our Advisor and any affiliates of our Advisor by us or third parties doing business with us during the year;
•our total operating expenses for the year stated as a percentage of our average invested assets and as a percentage of our net income;
•a report from the independent directors that our policies are in the best interests of our stockholders and the basis for such determination; and
•a separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our Advisor, a director or any affiliate thereof during the year, which disclosure has been examined and commented upon in the report by the independent directors with regard to the fairness of such transactions.
Voting of Shares Owned by Affiliates. Our charter provides that our Advisor, our directors or any affiliate may not vote their shares regarding (i) the removal of any of these affiliates or (ii) any transaction between them and us.
Ratification of Charter Provisions. At the first meeting of our board of directors consisting of a majority of independent directors, our charter and bylaws were reviewed and ratified by a vote of our board of directors, including a majority of our independent directors.

INVESTMENT OBJECTIVES, STRATEGY, AND POLICIES
Investment Objectives
Our principal investment objectives are to:
•preserve, protect and return our stockholders’ capital contribution;
•pay attractive and stable cash distributions to stockholders;
•realize growth in the value of our investments; and
•enable our stockholders to realize a return of your investment through a liquidity event within three to seven years after the termination of our follow-on offering.
We cannot assure you that we will attain these objectives or that the value of our assets will not decrease. Furthermore, within our investment objectives and policies, our Advisor has substantial discretion with respect to the selection of specific investments and the purchase and sale of our assets, subject to the oversight of our board of directors. Our board of directors reviews our investment policies at least annually to determine whether our investment policies continue to be in the best interests of our stockholders. Each such determination and the basis therefore is set forth in the minutes of the meetings of our board of directors.
Investment Strategy
The cornerstone of our investment strategy is our Advisor’s discipline in acquiring commercial properties that offer a blend of current and potential income based on in place occupancy plus significant potential for growth in income and value from re-tenanting, repositioning, redevelopment, and operational enhancements. We refer to this strategy as “value-oriented” or the “Hartman Advantage.” We rely upon the value-oriented or Hartman Advantage strategy to evaluate numerous potential commercial real estate acquisition and investment opportunities per each completed acquisition or investment.
We intend to acquire, develop and operate a diverse portfolio of value-oriented commercial properties, including office, retail, industrial and warehouse properties located primarily in Texas. The commercial properties we intend to acquire may be existing income-producing properties, properties developed by an affiliate of our Advisor, newly constructed properties or properties under development or construction. We intend to target properties that are located in high traffic areas, have adequate parking, have good curb appeal, have occupancy rates of at least 50%, and have a diversified tenant mix of creditworthy tenant(s).
We may also invest a portion of the proceeds available for investment in unimproved land upon which improvements are to be constructed or completed. However, we may not invest more than 10.0% of the aggregate cost of the real property assets within our portfolio in unimproved land or real properties which are not expected to produce income within two years of their acquisition. Development of real properties is subject to risks relating to a builder’s ability to control construction costs or to build in conformity with plans, specifications and timetables.
Value Commercial Real Estate

We have, and intend to continue to intend to acquire properties identified by us as value-oriented investments that we believe provide the potential for material value enhancement based upon property-specific characteristics or market characteristics. For instance, properties that may benefit from unique repositioning opportunities or from additional leasing, renovation, development or redevelopment activities, or that are located in markets with high growth potential, or that are available from distressed or motivated sellers, may present appropriate value-oriented investments for us. We further define value-oriented investments as properties which (1) have occupancy at the time of acquisition of 50 to 75% of gross leasable area; (2) generate annual Modified Funds from Operations (“MFFO”) of 5 to 10% based on the property’s acquisition price at the time of acquisition; (3) our Advisor reasonably estimates that the specific property is likely to generate annual MFFO of 10 to 15% based on the property’s acquisition price plus the costs of any improvements and increase in operating expenses (which will vary with each prospective property acquisition) where occupancy is at 90% of gross leasable area; (4) our Advisor reasonably believes may increase in value at a rate of 5 to 6% per year as a percentage of the property’s acquisition price plus the cost of any improvements; and, (5) our Advisor reasonably expects a total annual return of 13 to 14% which is the sum of the property’s average annual MFFO expressed as a percentage of property acquisition price plus the costs of any improvements, and the average annual increase in the property’s value expressed as a percentage of the property’s acquisition price plus the cost of any improvements. We define MFFO, which is a non-GAAP measure, consistent with the IPA’s Guideline 2010-01, Supplemental Performance Measures for Publicly Registered, Non-Listed REITs: Modified Funds from Operations, or the Practice Guideline, issued by the IPA in November 2010. As defined by the IPA, Funds From Operations is a non-GAAP supplemental financial performance measure that excludes certain items such as real estate-related depreciation and amortization and the impact of certain non-recurring items such as realized gains and losses on sales of real estate and items classified as extraordinary items under GAAP. MFFO additionally excludes items such as acquisition-related costs, straight-line rent and amortization of above- and below-market lease intangibles. MFFO is determined net of interest expense. MFFO may not be comparable to MFFO reported by other non-listed REITs or traded REITs, and MFFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of performance. MFFO does not represent cash generated from operating activities determined in accordance with GAAP and is not a measure of liquidity; it should be considered in conjunction with reported net income and cash flows from operations computed in accordance with GAAP, as presented in the financial statements. For purposes of the foregoing, we assume that leverage, which is mortgage or bank indebtedness, will be approximately 50% of the property acquisition price. There can be no assurance that our goal of creating value through value-oriented property acquisitions will be successful or that we will achieve the intended results.

Knowing the key differences between types of commercial real estate can help investors make better informed investment decisions and help them choose the product best suited for their particular investment needs, goals and risk tolerances. Two primary commercial real estate property types are core and value. Core properties typically are high-quality assets with stabilized occupancies and cash flow. They are generally; (1) located in prime locations, (2) leased by high quality credit tenants, (3) often in high demand, and (4) usually have a relatively higher cost basis compared to value properties. One potential risk of core real estate properties, as compared to other types of commercial real estate, is that they may exhibit greater price sensitivity to changes in interest rates, primarily due to their longer lease terms and limited opportunity to grow their net operating income over time. Comparatively, value properties are often; (1) properties with lower investor demand, (2) properties with a relatively lower cost basis, (3) properties that provide the potential for a moderate level of income, and (4) properties that are primarily purchased with a meaningful focus on their appreciation potential, not solely income generation. Value properties are typically acquired with occupancy levels below 85% and at a point in time that they are not operating at peak performance. Because they are generally purchased in recognition of their ability to offer opportunities for repositioning, renovation, re-leasing, and net operating income enhancement, value properties tend to be purchased with a greater focus on appreciation potential as compared to core properties. For the same reasons, value-oriented commercial properties may exhibit a relatively lower price sensitivity to changes in interest rates, when compared to core commercial properties. Investors should recognize that all non-guaranteed investments are affected by changes in interest rates.

Property Purchase Price

We expect that the properties we acquire will generally have a purchase price of between $5 and $15 million, although we are not limited with respect to the amount that we may invest in any single property of any type, subject to our conflict of interest rules. We believe that individual properties with an acquisition cost greater than $15 million dollars attract a larger proportion of institutional investors such as pension funds, insurance companies and endowment programs. Those institutional investors, generally speaking, are often willing pay elevated prices for properties, which may result in lower earnings or longer required property holding periods. We further believe, properties priced under $5 million dollars tend to be occupied by lower-quality tenants that may not exhibit the financial strength, operational efficiencies and stability we desire, and that there is greater competition for those properties from individual investors wishing to complete tax-motivated property exchange transactions under section 1031 of the Code. At a per property acquisition cost of between $5 to $15 million dollars, we believe there is less competition for property purchases, a higher-quality universe of potential tenants, and more opportunity to potentially grow value for our investors. There can be no assurance these objectives will be achieved.
Texas Focus
For commercial real estate investors, the economic strength and stability of the geographic location of any potential property acquisition is an important consideration.
We anticipate that the majority of our investments will be made in major metropolitan markets located in Texas. We may also selectively invest in other regions and markets throughout the United States based on our views of existing and future market conditions, and to the extent that we believe such opportunities may help us meet our investment objectives. We do not intend to make investments outside of the United States.

Since 1983, each of the more than 90 commercial real estate properties acquired by our Sponsor and its affiliates has been located in the state of Texas. This offering has as one of its objectives the continuation of this important investment orientation. Based on our continued research, as well as the factors set forth below, we believe that Texas may provide a relatively attractive environment in which to do business and purchase commercial real estate properties when compared to other states across the nation.
We believe in the general principle that capital goes where it is welcome. Many people believe that the economic philosophy of Texas produces a positive economic and regulatory environment that is friendly to businesses of all size. According to the Texas Workforce Commission, the most cited reasons behind Texas achieving that recognition is 1) its relatively low taxes, 2) its regulatory climate that is perceived as being reasonable and predictable, 3) its legal system that is similarly considered fair, and 4) its generally skilled workforce.

Target Properties
With the proceeds from this offering, we intend to target for acquisition, value-oriented commercial properties, including office, retail, industrial and warehouse properties, We expect that the properties we acquire will generally have a purchase price of between $5 and $15 million, although we are not limited with respect to the amount that we may invest in any single property of any type.
We intend to focus our acquisition activities on properties which exhibit some or all of the following characteristics:
•an occupancy rate of at least 50%;
•the opportunity to increase the property value through aggressive leasing and operational efficiencies;
•a diverse tenant mix of creditworthy tenant(s);
•good access, curb appeal, and adequate parking;
•located in high traffic commercial and residential areas;
•for office properties, generally, mid-rise suburban, 5 to 15 story properties, comprising up to 400,000 square feet of gross leasable area;
•for retail properties, generally, 40,000 to 200,000 square feet of gross leasable area properties, with a mix of local, regional and national credit tenants; and
•a diverse mix of non-anchor tenants such as restaurants, professional service retailers, beauty salons, clothing retailers and other soft goods retailers.
Investment Process
Our Advisor will perform a diligence review on each property that we purchase or are considering purchasing. We will generally seek to condition our obligation to complete the purchase of any property on the delivery of certain documents from the seller. Such documents, where available, include, but are not limited to:
•any current or prior code violations;
•bank or other financial institution statements with bank deposit receivables for the last six months;
•government and business licenses, license fees, permits and permit bills;
•at least a two year capital expenditure history through the current year to date, including detail of any exterior work;
•copies of any documents regarding roof, foundation work and any bonds and warranties for such work;
•certificates of occupancy;

•contracts and service agreements, including equipment leases;
•copies of any leasing commission agreements;
•correspondence with federal, state or municipal government offices, branches or agencies;
•detailed rent roll for the most recent month, including concessions, security deposits, waivers of material conditions or other special conditions, including updated rent rolls as appropriate and an aging report detailing current payment delinquencies of any tenants;
•Billing information for tenant expense reimbursement (common area maintenance, taxes, insurance, etc.) for two years prior;
•environmental, asbestos, soil, engineering reports, appraisals and wetland reports;
•leases;
•general ledger for the past 12 months;
•historical operating statements from ownership for the past three years, with month and year-to-date data for the last year and the current year;
•income tax returns with income schedules for the last three years;
•insurance invoices for the last two years and insurance losses, claims or other material correspondence regarding claims for the last three years;
•list of any pending litigation affecting either the property or the tenants;
•occupancy reports for the past two years;
•personal property inventory;
•personnel list, wages and benefits;
•plans and specifications, including as-built, architectural drawings and soil compaction studies;
•surveys;
•tax bills and assessment notices for the property and any personalty for the current and previous two years, including any correspondence relating to tax appeals and reassessments;
•tenant and vendor correspondence files;
•termite and other pest inspections reports;
•title commitment and recorded documents;
•unexpired guarantees and warranties; and
•utility bills (gas, electric, water and sewer) for the past year, as well as the current year.
In order to be as thorough as reasonably possible in our due diligence, our Advisor will typically obtain additional third-party reports. We may obtain reports with respect to property condition, soils, mechanical and electrical, plumbing, structural, roof, air quality and mold, radon, seismic, lease audit, net operating income audit and others matters. We will generally not purchase any property unless and until we obtain a new, or review a recent, Phase I environmental site assessment and are generally satisfied with the environmental status of the property. In the event that we are unable to gain access to a property when buying real estate debt secured by such property to conduct a new Phase I environmental assessment, we will review the most recent Phase I environmental assessment provided by the seller and review publicly available environmental records. In certain instances where it is not feasible to obtain a Phase I environmental site assessment, we will endeavor to obtain as much environmental information as necessary to make an informed decision.
Tenant Improvements. We anticipate that tenant improvements required at the time of our acquisition of a property will be funded from our offering proceeds. However, at such time as a tenant of one of our properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract new tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space, which may be funded from borrowings and offering proceeds, including proceeds from our dividend reinvestment plan.
Terms of Leases. We expect that the vast majority of the leases we enter will provide for tenant reimbursement of operating expenses. Operating expenses typically include real estate taxes, special assessments, insurance, utilities, common area maintenance and some building repairs. We also intend to include provisions in our leases that increase the amount of base rent payable at various points during the lease term and/or provide for the payment of additional rent calculated as a percentage of a tenant’s gross sales above predetermined thresholds. However, the terms and conditions of any leases we acquire as part of an acquisition of a property or into which we enter with respect to the properties we acquire may vary substantially from those described. We will describe the terms of leases on properties we acquire by means of a supplement to this prospectus where and to the extent we believe such terms are material to a decision to purchase shares in this offering.
Tenant Creditworthiness. We will execute new tenant leases and tenant lease renewals, expansions and extensions with terms dictated by the current submarket conditions and the verifiable creditworthiness of each particular tenant. We will review the creditworthiness of potential tenants and any personal guarantor or corporate guarantor of each potential tenant.
Other Possible Investments and Activities
Although we intend to focus our investments in commercial properties as described above, we may also make selective equity investments in REITs and other real estate companies that hold real estate assets; provided that a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable. We may purchase the common or preferred stock of these entities or options to acquire their stock. We may target a public company that owns commercial real estate assets when we believe its stock is trading at a discount to that company’s net asset value. We may eventually seek to acquire or gain a controlling interest in the companies that we target. We may make investments in other entities when we consider it more efficient to acquire an entity that already owns real estate assets meeting our investment objectives than to acquire such assets directly. We expect that our total investments in REITs and other real estate companies will be a substantially smaller proportion of our overall portfolio than our direct investments in commercial properties. However, we are not specifically limited with respect to the percentage of the net proceeds from this offering that we may invest in the securities of other companies.
We may issue our securities, including units in our operating partnership, in exchange for real estate investments. We do not intend to underwrite securities of other issuers.
We do not intend to invest in any types of investments other than direct or indirect interests in real estate and real estate-related debt investments.
Co-Investment Strategy
Instead of acquiring full ownership of a debt or equity real estate investment, we may acquire partial, indirect interests in some of our debt or equity real estate investments by entering into co-investment agreements with other co-owners of the real estate investments, which may be independent third parties or affiliates of our Advisor, or investors in existing or new real estate investment programs sponsored by our Advisor or its affiliates. Our ownership percentage of each of the new entities will generally be pro rata to the amount of money we apply to the purchase price (including financing, if applicable), and the acquisition, construction, development or renovation expenses, if any, of the real estate investment owned by the new entity relative to the total amounts applied, unless we and the other co-owners negotiate some other method of allocating the ownership of the real estate investment between us and the other co-owners.

Tenant-in-Common Interests in Properties (TICs)

Our Sponsor and its affiliates have no current intention of syndicating tenant-in-common, or TIC, investment programs; however, we retain the right to acquire TICs in the future. Therefore, instead of acquiring full equity ownership of a property, we may acquire TIC interests in properties that will be subject to certain agreements with one or more other TIC interest equity owners of the properties, which may be either affiliates of our Advisor or independent third-party investors. Our investments may be in existing or new TIC investments advised by affiliates of our Advisor. Under the TIC interest agreements, an owner of an undivided TIC interest in a property is generally obligated only for its share of expenses, and is entitled only to its share of income, from the property. Thus, as a TIC interest owner in a property, we would be required to pay only our share of expenses, including real estate taxes and management fees that will be payable to affiliates of our Advisor, and generally will share all profits and losses generated by the property pro rata in proportion to our respective TIC interest. The TIC interest agreements will cover such areas as the:
•selling or refinancing of the property;
•managing the property;
•distributions of the property’s net revenues, if any; and
•operating the property, including leasing guidelines and rent levels.
We will not acquire TIC interests in a property unless HIR Management or another affiliate of our Advisor has asset management control over the property.
Borrowing Policies
We have and intend to continue to use secured and unsecured debt as a means of providing additional funds for the acquisition of real property, securities and debt-related investments. By operating on a leveraged basis, we expect that we will have more funds available for investments. This will generally allow us to make more investments than would otherwise be possible, potentially resulting in enhanced investment returns and a more diversified portfolio. However, our use of leverage increases the risk of default on loan payments and the resulting foreclosure on a particular asset. In addition, lenders may have recourse to assets other than those specifically securing the repayment of the indebtedness. When debt financing is unattractive due to high interest rates or other reasons, or when financing is otherwise unavailable on a timely basis, we may purchase certain assets for cash with the intention of obtaining debt financing at a later time.
Consistent with the policy adopted by our board of directors, we expect that after we have invested substantially all of the proceeds of this offering, our debt financing will be approximately 50% of the aggregate costs of our investments before non-cash reserves and depreciation. Our board of directors may from time to time modify our leverage policy in light of then-current economic conditions, relative costs of debt and equity capital, fair values of our properties, general conditions in the market for debt and equity securities, growth and acquisition opportunities or other factors. Our actual leverage may be higher or lower than our target leverage depending on a number of factors, including the availability of attractive investment and disposition opportunities, inflows and outflows of capital and increases and decreases in the value of our portfolio.
There is no limitation on the amount we may invest in any single improved real property. However, under our charter, we are prohibited from borrowing in excess of 300% of the value of our net assets. “Net assets” for purposes of this calculation is defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation, reserves for bad debts and other non-cash reserves, less total liabilities. However, we may temporarily borrow in excess of these amounts if such excess is approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report, along with justification for such excess. In such event, we will review our debt levels at that time and take action to reduce any such excess as soon as practicable. We do not intend to exceed our charter’s leverage limit except in the early stages of building our portfolio when the costs of our investments are most likely to exceed our net offering proceeds.
Our Advisor will use its best efforts to obtain financing on the most favorable terms available to us and will seek to refinance assets during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing loan, when an existing loan is approaching maturity or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of any such refinancing may include increased cash flow resulting from reduced debt service requirements, an increase in distributions from proceeds of the refinancing and an increase in diversification and assets owned if all or a portion of the refinancing proceeds are reinvested.

Our charter restricts us from obtaining loans from any of our directors, our Advisor and any of our affiliates unless such loan is approved by a majority of the directors (including a majority of the independent directors) not otherwise interested in the transaction as fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. Our aggregate borrowings, secured and unsecured, are reviewed by our board of directors at least quarterly.
Disposition Policies
We intend to hold our assets for between three to seven years from the termination of this offering. We believe that holding our assets for this period will enable us to capitalize on the potential for increased income and capital appreciation of such assets while also providing for a level of liquidity consistent with our investment strategy and fund life. Though we will evaluate each of our assets for capital appreciation generally within a targeted holding period of five years from the termination of this offering, we may consider investing in properties and other assets with a different holding period in the event such investments provide an opportunity for an attractive return in a period that is consistent with the life of this fund. Further, economic or market conditions may influence us to hold our investments for different periods of time.
We are not required to hold a real estate investment for any particular minimum term before it is sold, refinanced or otherwise disposed of. After we have paid down any acquisition financing on a property, if and when the property has increased in value, we may refinance the property and distribute the proceeds, after fees, expenses and payment of other obligations and reserves, to our stockholders. The determination as to whether and when a particular real estate investment should be sold, refinanced or otherwise disposed of, will be made by our Advisor after a consideration of relevant factors, including:
•performance of the real estate investment;
•market conditions;
•the structure of the current financing and currently available refinancing;
•achievement of our principal investment objectives;
•the potential for future capital appreciation;
•cash flow; and
•federal income tax considerations.
In addition, with respect to refinancing properties, our Advisor will consider the amount of our initial cash investment and whether the property is subject to financing that comes due in a relatively short term.
For information regarding the disposition fees our Advisor will receive upon the sale of our real estate investments, see the section of this prospectus titled “Management Compensation.”
Liquidity Strategy
We may provide our stockholders with a transaction providing liquidity for our stockholders or a liquidity event through some combination of the following: (1) listing our shares for trading on an exchange, (2) liquidating all, or substantially all, of our assets and distributing the net proceeds to our stockholders or (3) a sale or merger of our company with one or more publicly-traded or privately held companies. In addition to such liquidity events, our board may also consider pursuing various other liquidity strategies, including adopting a more expansive share redemption program or engaging in a tender offer to accommodate those stockholders who desire to liquidate their investment in us (subject in all cases to the applicable federal securities laws).
Pursuant to our charter, our board of directors will evaluate liquidity events on or before the seventh anniversary of the termination of our initial public offering. If pursuant to our charter, we have not begun the process of liquidating our assets or listing our shares on a national securities exchange within seven years of the termination of our initial public offering, and our board of directors has not set a future date for such a liquidation or listing, our charter requires that we hold a stockholder meeting, upon the request of stockholders holding 10% or more of our outstanding shares of common stock, to vote on a proposal for our orderly liquidation and dissolution. Prior to any such stockholder meeting, our directors would evaluate whether to recommend the proposal to our stockholders and, if they so determine, would recommend the proposal and their reasons for doing so. To ensure that stockholders are adequately informed when casting their votes, each stockholder entitled to vote shall be furnished with financial information setting forth per share pro forma tax and financial projections that assume that all of our assets will be sold immediately at prices consistent with their appraised values, or such other information as we deem appropriate and informative, provided in all such cases that the furnishing of such information to stockholders shall not contravene applicable law or applicable rules and regulations of the SEC regarding the solicitation of proxies, if such rules are applicable.
If the liquidation proposal is approved by stockholders by the affirmative vote a majority of the votes entitled to be cast thereon, we shall immediately undertake an orderly liquidation and sale of our assets and will distribute any net sale proceeds therefrom to stockholders, following which we shall terminate and dissolve. Our assets shall be fully liquidated within 30 months from the close of the voting deadline. Under no circumstances, however, will the board of directors direct our operating partnership to make distributions “in kind” of any assets to the stockholders under any dissolution conducted. If our stockholders do not approve the liquidation proposal, we are not required to resubmit the proposal to our stockholders upon the written request of stockholders owning 10% of our outstanding common stock more than once during every two-year period.
Investment Limitations
Our charter places numerous limitations on us with respect to the manner in which we may invest our funds or issue securities. Pursuant to our charter, we will not:
• invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real property, real estate securities and debt-related investments;
• invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;
• make or invest in individual mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency. In cases where a majority of our independent directors determines and in all cases in which the transaction is with any of our directors, our Sponsor, our Advisor or any of their affiliates, such appraisal shall be obtained from an independent appraiser selected by the independent directors. We will maintain such appraisal in our records for at least five years and it will be available for our stockholders’ inspection and duplication. We will also obtain a mortgagee’s or owner’s title insurance policy as to the priority of the mortgage;
• invest in indebtedness secured by a mortgage loan that is subordinate to any lien or other indebtedness of any of our directors, our Sponsor, our Advisor or any of our affiliates;
• invest in equity interests of another issuer unless a majority of the directors (including a majority of independent directors) not otherwise interested in the transaction approves such investment as being fair, competitive and commercially reasonable;
• make or invest in mortgage loans, including construction loans, on any one real property if the aggregate amount of all mortgage loans on such real property would exceed an amount equal to 85% of the appraised value of such real property as determined by appraisal, unless substantial justification exists because of the presence of other underwriting criteria;
• make investments in unimproved real property or mortgage loans on unimproved real property in excess of 10% of our total assets;
• issue equity securities redeemable solely at the option of the holder (this limitation, however, does not limit or prohibit the operation of our share redemption program);
• issue debt securities in the absence of adequate cash flow to cover debt service;
• issue options or warrants to purchase shares to our Sponsor, our Advisor, any of our directors or any of their respective affiliates except on the same terms as the options or warrants, if any, are sold to the general public and unless the amount of the options or warrants does not exceed an amount equal to 10% of our outstanding shares on the date of grant of the warrants and options;
• issue equity securities on a deferred payment basis or under similar arrangement;
• engage in underwriting or the agency distribution of securities issued by others; or
• make any investment that we believe will be inconsistent with our objectives of qualifying and remaining qualified as a REIT unless and until our board of directors determines, in its sole discretion, that REIT qualification is not in our best interests.
In addition, our charter includes many other investment limitations in connection with conflict-of-interest transactions, which limitations are described in the section of this prospectus titled “Conflicts of Interest.” Our charter also includes restrictions on roll-up transactions, which are described in the section of this prospectus titled “Description of Shares.”
Investment Company Act Considerations
We intend to engage primarily in the business of investing in real estate and to conduct our operations so that neither we, nor any of our subsidiaries are required to register as an investment company under the Investment Company Act.
A company is an “investment company” under the Investment Company Act:
•   under Section 3(a)(1)(A), if it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or
•   under Section 3(a)(1)(C), if it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns, or proposes to acquire, “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of government securities and cash items) on an unconsolidated basis, which we refer to as the “40% test.” The term “investment securities” generally includes all securities except U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exemption from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.
We intend to acquire real estate and real estate-related assets directly, primarily by acquiring fee interests in real property. We may also invest in real property indirectly through investments in joint venture entities, including joint venture entities in which we do not own a controlling interest and joint venture entities. We plan to conduct our businesses primarily through our operating partnership, a majority-owned subsidiary, and expect to establish other direct or indirect majority-owned subsidiaries to hold particular assets.
We intend to conduct our operations so that we and most, if not all, of our wholly and majority-owned subsidiaries will comply with the 40% test. We will continuously monitor our holdings on an ongoing basis to determine compliance with this test. We expect that most, if not all, of our wholly owned and majority-owned subsidiaries will not be relying on exemptions under either Section 3(c)(1) or 3(c)(7) of the Investment Company Act. Consequently, interests in these subsidiaries (which are expected to constitute a substantial majority of our assets) generally will not constitute “investment securities.” Accordingly, we believe that we and most, if not all, of our wholly and majority-owned subsidiaries will not be considered investment companies under Section 3(a)(1)(C) of the Investment Company Act.
In addition, we believe that neither we nor any of our wholly or majority-owned subsidiaries will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because they will not engage primarily or hold themselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, we and our subsidiaries will be primarily engaged in non-investment company businesses related to real estate. Consequently, we expect to be able to conduct our subsidiaries’ respective operations such that none of them will be required to register as an investment company under the Investment Company Act.
If we or any of our wholly or majority-owned subsidiaries would ever inadvertently fall within one of the definitions of “investment company,” we intend to rely on the exemption provided by Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” The SEC staff has taken the position that this exemption, in addition to prohibiting the issuance of certain types of securities, generally requires that at least 55% of an entity’s assets must be comprised of mortgages and other liens on and interests in real estate, also known as “qualifying assets,” and at least another 25% of the entity’s assets must be comprised of additional qualifying assets or a broader category of assets that we refer to as “real estate-related assets” under the Investment Company Act (and no more than 20% of the entity’s assets may be comprised of miscellaneous assets).
We will classify our assets for purposes of our 3(c)(5)(C) exemption based upon no-action positions taken by the SEC staff and interpretive guidance provided by the SEC and its staff. These no-action positions are based on specific factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than twenty years ago. No assurance can be given that the SEC or its staff will concur with our classification of our assets. In addition, the SEC or its staff may, in the future, issue further guidance that may require us to re-classify our assets for purposes of the Investment Company Act. If we are required to re-classify our assets, we may no longer be in compliance with the exemption from the definition of an investment company provided by Section 3(c)(5)(C) of the Investment Company Act.
For purposes of determining whether we satisfy the 55%/25% test, based on certain no-action letters issued by the SEC staff, we intend to classify our fee interests in real property, held by us directly or through our wholly owned or majority-owned subsidiaries, as qualifying assets. In addition, based on no-action letters issued by the SEC staff, we will treat our investments in any joint ventures that in turn invest in qualifying assets such as real property as qualifying assets, but only if we are active in the management and operation of the joint venture and have the right to approve major decisions by the joint venture; otherwise, they will be classified as real estate-related assets. We will not participate in joint ventures in which we do not have or share control to the extent that we believe such participation would potentially threaten our status as a non-investment company exempt from the Investment Company Act. We expect that no less than 55% of our assets will consist of investments in real property, including any joint ventures that we control or in which we share control.
Qualifying for an exemption from registration under the Investment Company Act will limit our ability to make certain investments. For example, these restrictions may limit our and our subsidiaries’ ability to invest directly in mortgage-backed securities that represent less than the entire ownership in a pool of mortgage loans, debt and equity tranches of securitizations and certain asset-backed securities, non-controlling equity interests in real estate companies or in assets not related to real estate.
Although we intend to monitor our portfolio, there can be no assurance that we will be able to maintain this exemption from registration.
A change in the value of any of our assets could negatively affect our ability to maintain our exemption from regulation under the Investment Company Act. To maintain compliance with the Section 3(c)(5)(C) exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or may have to forego opportunities to acquire assets that we would otherwise want to acquire and would be important to our investment strategy.
To the extent that the SEC or its staff provides more specific guidance regarding any of the matters bearing upon the definition of investment company and the exemptions to that definition, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC or its staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.
If we are required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use borrowings), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), and portfolio composition, including disclosure requirements and restrictions with respect to diversification and industry concentration, and other matters. Compliance with the Investment Company Act would, accordingly, limit our ability to make certain investments and require us to significantly restructure our business plan.
Changes in Investment Objectives and Policies
Our stockholders will have no voting rights with respect to the establishment, implementation or alteration of the investment objectives and our policies, all of which are the responsibility of our board of directors and Advisor. However, we will not make any changes in the investment objectives and policies that would constitute a fundamental change to the terms of this offering without filing a post-effective amendment with the SEC describing such change in our investment objectives and policies.

PRIOR PERFORMANCE SUMMARY
The information presented in this section represents the historical experience of certain real estate programs, which we refer to as “prior real estate programs,” sponsored or advised by our Sponsor and its affiliates. The following summary is qualified in its entirety by reference to the Prior Performance Tables, which may be found in Appendix A of this prospectus. Investors in our shares of common stock should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior real estate programs. Investors who purchase our shares of common stock will not thereby acquire any ownership interest in any of the entities to which the following information relates.
The returns to our stockholders will depend in part on the mix of product in which we invest, the stage of investment and our place in the capital structure for our investments. Other than Hartman XX, the prior real estate programs discussed below were conducted through privately-held entities that were not subject to either the up-front commissions, fees and expenses associated with this offering or many of the laws and regulations to which we are subject. As a result, you should not assume the past performance of the prior real estate programs will be indicative of our future performance. See the Prior Performance Tables located in Appendix A.
Prior Investment Programs
Our Sponsor, Hartman Income REIT Management, Inc., is a Texas corporation formed in March 2009. Our Sponsor is controlled by Mr. Hartman, our chief executive officer, president and chairman of our board of directors. Our Sponsor is a wholly owned subsidiary of Hartman Income REIT, Inc., of which Mr. Hartman owns approximately 16% of the outstanding voting stock. Mr. Hartman is both a director and the chief executive officer of our Sponsor.

Between January 1, 2007 and September 30, 2019, our Sponsor and its affiliates have, directly or indirectly, sponsored five privately offered prior real estate programs and one public, non-listed REIT, Hartman Short Term Income Properties XX, Inc., or Hartman XX, which collectively raised approximately $257.5 million during this period None of these prior programs disclosed a definitive date or time period in which the program might be liquidated and none of these prior programs have liquidated.
We intend to conduct this offering in conjunction with existing and future offerings by other public and private real estate entities sponsored by our Sponsor and its affiliates. To the extent that such entities have the same or similar objectives as ours or involve similar or nearby properties, such entities may be in competition with the properties we acquire or seek to acquire.
The Prior Performance Tables included as Appendix A to this prospectus set forth information as of the dates indicated therein regarding certain prior real estate programs, including: Experience in Raising and Investing Funds (Table I); Compensation to Sponsor (Table II); Annual Operating Results of the Prior Real Estate Programs (Table III); Results of Completed Programs (Table IV); and Results of Sales or Disposals of Property (Table V).
Summary Information - Public Programs
Hartman XX
The initial public offering of Hartman XX commenced on February 9, 2010. As of the date of the termination of its initial public offering on April 25, 2013, Hartman XX had issued 4,455,678 shares of common stock, resulting in aggregate gross offering proceeds of $43,943,731. On July 16, 2013, Hartman XX commenced a follow-on public offering of up to $250,000,000.00 in shares of its common stock to the public at a price of $10.00 per share and up to $19,000,000.00 in shares of common stock to its stockholders pursuant to a distribution reinvestment plan at a price of $9.50 per share.
Effective March 31, 2016, Hartman XX terminated the offer and sale of its common stock to the public in its follow-on public offering. Effective July 16, 2016, Hartman XX terminated the sale of additional shares of its common stock to its stockholders pursuant to its distribution reinvestment plan. As of the termination of its public offering and distribution reinvestment plan, Hartman XX had accepted subscriptions for, and issued, 18,574,461 shares of common stock in its initial and follow-on public offerings, including 1,216,240 shares of common stock issued pursuant to its distribution reinvestment plan, resulting in aggregate gross proceeds of $181,336,480.

As of September 30, 2019, Hartman XX had sold two properties for an aggregate purchase price, exclusive of closing costs, of $6.9 million.
The dealer manager for Hartman XX was D.H. Hill Securities LLLP. Hartman XX’s external advisor is an affiliate of our Advisor, and our executive officers and directors are also officers and directors of Hartman XX. See the section of this prospectus entitled “Conflicts of Interest.”
Summary Information - Private Programs
Capital Raising
During the ten-year period ended September 30, 2019, our Sponsor and its affiliates have sponsored five private real estate programs which collectively raised approximately $257.5 million. These private prior real estate programs included: (1) one private real estate investment trust which raised approximately $50.0 million from a total of approximately 700 investors, (2) one private real estate investment fund which raised approximately $4.0 million from a total of 64 investors, (3) one tenant-in-common (TIC) offering which was offered and withdrawn, (4) one Delaware Statutory Trust for 1031 tax-deferred exchange investors, which raised approximately $4.0 million from 24 investors and (5) one Delaware Statutory Trust for 1031 tax-deferred exchange investors, which raised approximately $5.9 million from 23 investors.
The following table sets forth certain summary information on the five private prior real estate programs sponsored by our Sponsor and its affiliates.

Name of Program	Type of Program	Launch Year	Program Status
Hartman Short Term Income Properties XIX, Inc.	Private REIT	2007	Operating
Hartman Development Fund LLC (1)	Private Fund	2009	Closed
Hartman Garden Oaks Acquisition LLC (2)	TIC	2013	Closed
Hartman Retail I DST	DST	2014	Operating
Hartman Retail II DST	DST	2016	Operating

(1)Merged with and into Hartman Short Term Income Properties XIX, Inc. (“Hartman XIX”) in March 2013. In March 2013, the board of directors of Hartman XIX approved the merger of Hartman XIX with Hartman Development Fund LLC. The total equity capital raised by Hartman Development Fund LLC was $4,017,711. In February 2013 an independent appraisal valued the sole property owned by the Hartman Development Fund LLC at $4,350,000. Pursuant to the merger, the investors of Hartman Development Fund LLC (holders of the equivalent of 473,373 units valued at $8.45 per share) received a total of 337,838 shares of Class B 8% cumulative preferred stock of Hartman XIX, valued at $4,000,000, or $11.84 per preferred share (a ratio of 0.7136 shares of Hartman Development Fund LLC of each share of Hartman XIX) in exchange for the cancellation of all of their membership units in Hartman Development Fund LLC. The $11.84 per preferred share value was based upon a valuation of Hartman XIX prepared by WKW Financial Advisors, an independent valuation consultant not affiliated with Hartman XIX or any of its affiliates. Because there were more outstanding membership units of Hartman Development Fund LLC than there were issued preferred shares of Hartman XIX, the estimated per share price of Hartman Development Fund LLC shown in Table III of the Prior Performance Tables included as Appendix A to this prospectus is more than the estimated per share merger consideration.

(2)No interests were sold in the Hartman Garden Oaks Tenant in Common offering, so the registration was not extended after its initial expiration date.

Investments
Each of these private prior real estate programs had investment objectives similar to our own.
The prior private real estate programs had acquired 32 properties as of September 30, 2019. All of the acquired properties were located in Texas. These properties were acquired for an aggregate purchase price, inclusive of debt, of approximately $332.2 million, excluding acquisition costs and liabilities assumed. These properties were financed with a combination of debt and offering proceeds.

The following table gives a percentage breakdown of the aggregate amount of the acquisition and development costs of the properties purchased by the prior private real estate programs, categorized by type of property, as of September 30, 2019. All of the properties were existing properties.

Investment Program	Office/Ind.	Retail	Development
Hartman Short Term Income Properties XIX	50%	36%	14%
Hartman Development Fund LLC	0%	100%	0%
Hartman Garden Oaks Acquisitions LLC (TIC)	0%	100%	0%
Hartman Retail I DST	0%	100%	0%
Hartman Retail II DST	0%	100%	0%

Dispositions
As of September 30, 2019, the prior private real estate programs had sold one property for an aggregate sales price of $13.2 million, exclusive of closing costs and liabilities assumed.
Adverse Business Developments
Historically, the prior private real estate programs have experienced losses during their first several quarters of operations. Many of these losses can be attributed to initial start-up costs and lack of revenue producing activity prior to the programs’ initial property investments. Losses may also reflect the delay between the date of property acquisition and the period when revenues from such property investments exceed fixed and variable operating costs because many of the properties purchased by the prior private real estate programs have had relatively low occupancy rates at the time of their purchase and it has taken time to increase the properties’ occupancy rates and revenues. This strategy has permitted the prior private real estate programs to purchase properties at much lower prices than if the properties were more fully occupied, but continued low occupancy rates in some of the properties have had a negative impact on the revenues of the prior private real estate programs.

FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material U.S. federal income tax considerations relating to our qualification and taxation as a REIT and the acquisition, holding and disposition of our common stock. For purposes of this section, references to “the company,” “we,” “our,” and “us” mean only Hartman vREIT XXI, Inc. and not its subsidiaries or other lower-tier entities, except as otherwise indicated. You are urged both to review the following discussion and to consult your tax advisor to determine the effect of ownership and disposition of our shares on your individual tax situation, including any state, local or non-U.S. tax consequences.

This summary is based upon the Code, the Treasury Regulations, current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who received those rulings) and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

This summary of certain federal income tax consequences applies to you if you acquire and hold our common stock as a “capital asset” (generally, property held for investment). This summary does not consider all of the rules which may affect the U.S. federal income tax treatment of your investment in our common stock in light of your particular circumstances. For example, special rules not discussed here may apply to you if you are:

•a broker-dealer or a dealer in securities or currencies;

•an S corporation;

•a partnership or other pass-through entity;

•a bank, thrift or other financial institution;

•a regulated investment company or a REIT;

•an insurance company;

•a tax-exempt organization, except to the extent discussed under the heading “—Taxation of Stockholders—Taxation of Tax-Exempt U.S. Stockholders”;

•subject to the alternative minimum tax provisions of the Code;

•holding our common stock as part of a hedge, straddle, conversion, integrated or other risk reduction or constructive sale transaction;

•holding our common stock through a partnership or other pass-through entity;

•a non-U.S. corporation, non-U.S. trust, non-U.S. estate or an individual who is not a resident or citizen of the U.S. or is a U.S. expatriate, except to the extent discussed under the heading “—Taxation of Stockholders—Taxation of Non-U.S. Stockholders”; or

•a U.S. person whose “functional currency” is not the U.S. dollar.

If a partnership, including any entity that is treated as a partnership for federal income tax purposes, holds our common stock, the federal income tax treatment of the partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership that will hold our common stock, you should consult your tax advisor regarding the federal income tax consequences of acquiring, holding and disposing of our common stock by the partnership.

This summary does not discuss any alternative minimum tax considerations or any state, local or non-U.S. tax considerations.

Tax legislation commonly referred to as the Tax Cuts and Jobs Act was signed into law on December 22, 2017. The Tax Cuts and Jobs Act makes significant changes to the U.S. federal income tax rules for taxation of individuals and corporations. Most of the changes applicable to individuals are temporary and apply only to taxable years beginning after December 31, 2017 and before January 1, 2026. The corporate income tax rate is reduced to 21%. There are only minor changes to the REIT rules (other than the 20% deduction applicable to individuals for ordinary REIT dividends received). The Tax Cuts and Jobs Act makes numerous other large and small changes to the tax rules that do not affect REITs directly but may affect our stockholders and may indirectly affect us.

The IRS has issued significant proposed guidance under the Tax Cuts and Jobs Act, but guidance on additional issues, finalization of proposed guidance and possible technical corrections legislation may adversely affect us or our stockholders. In addition, further changes to the tax laws, unrelated to the Tax Cuts and Jobs Act, are possible.

Prospective stockholders are urged to consult with their tax advisors with respect to the impact of the Tax Cuts and Jobs Act and any other regulatory or administrative developments and proposals and their potential effect on investment in our common stock.

This summary of certain material federal income tax considerations is for general information purposes only and is not tax advice. You are advised to consult your tax adviser regarding the federal, state, local and foreign tax consequences of the purchase, ownership and disposition of our common stock.
Taxation of Hartman vREIT XXI, Inc.

We are organized and operate in a manner intended to allow us to qualify for taxation as a REIT under the Code. We elected to be taxed as a REIT under the Code commencing with our taxable year ended December 31, 2017.

In connection with this offering, we have received an opinion from Alston & Bird LLP that we have been organized in conformity with the requirements for qualification as a REIT under the Internal Revenue Code, and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT. It must be emphasized that the opinion of Alston & Bird LLP was based on various assumptions relating to our organization and operation and is conditioned upon representations and covenants made by us regarding our organization, assets and the past, present and future conduct of our business operations. While we intend to operate so that we will qualify to be taxed as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances, no assurance can be given by Alston & Bird LLP or by us that we will so qualify for any particular year. Alston & Bird LLP will have no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed in the opinion, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the Internal Revenue Service or any court, and no assurance can be given that the Internal Revenue Service will not challenge the conclusions set forth in such opinions.

Our qualification and taxation as a REIT will depend upon our ability to meet, on an ongoing basis, the various and complex REIT qualification tests imposed under the Code, the results of which will not be reviewed or verified by Alston & Bird LLP. See “-Requirements for Qualification-General” below. Accordingly, no assurance can be given that we will in fact satisfy such requirements. While we believe that we have been organized and have operated so that we qualify as a REIT and our intended plan of operations going forward will allow us to continue such qualification, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, the possibility of future changes in our circumstances and circumstances not entirely within our control, no assurance can be given by Alston & Bird LLP or us that we will so qualify for any particular year. Alston & Bird LLP has no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions or that a court would not sustain such a challenge.

Our qualification and taxation as a REIT will depend upon our ability to meet, on an ongoing basis, the various and complex REIT qualification tests imposed under the Code, the results of which will not be reviewed or verified by Alston & Bird LLP. See “—Requirements for Qualification—General” below. Accordingly, no assurance can be given that we will in fact satisfy such requirements. While we believe that we have been organized and have operated so that we qualify as a REIT and our intended plan of operations going forward will allow us to continue such qualification, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, the possibility of future changes in our circumstances and circumstances not entirely within our control, no assurance can be given by Alston & Bird LLP or us that we will so qualify for any particular year.

Provided that we qualify as a REIT, we generally will be entitled to a deduction for dividends that we pay and therefore will not be subject to federal corporate income tax on our taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from investment in a corporation. Rather, income generated by a REIT and distributed to its stockholders generally is taxed only at the stockholder level.

Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the stockholders of the REIT, subject to special rules for certain items such as capital gains recognized by REITs. See “—Taxation of Stockholders” below.

Even if we qualify as a REIT, we will nonetheless be subject to federal tax in the following circumstances:

•We will be taxed at regular corporate income tax rates on any REIT taxable income, including undistributed net capital gain, that we do not distribute to stockholders during, or within a specified period after, the calendar year in which we recognized such income.

•We may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder’s basis in our common stock.

•If we have net income from prohibited transactions, such income will be subject to a 100% tax. “Prohibited transactions” are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, rather than for investment, other than foreclosure property. See “—Prohibited Transactions” and “—Foreclosure Property” below.

•If we have net income from the sale or disposition of “foreclosure property,” as described below, that is held primarily for sale in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to corporate income tax on such income at the highest applicable rate.

•If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount equal to (1) the greater of (a) the amount by which we fail the 75% gross income test or (b) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (2) a fraction intended to reflect our profitability.

•If we fail to satisfy any of the REIT asset tests, as described below, other than certain de minimis failures, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions in the Code, we will be required to pay a tax equal to the greater of $50,000 or tax at the highest corporate income tax rate on the net income generated by the nonqualifying assets during the period in which we failed to satisfy the asset tests.

•If we fail to satisfy any other REIT qualification requirements (other than a gross income or asset test requirement) and that violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification, but we will be required to pay a penalty of $50,000 for each such failure.

•If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (a) the amounts actually distributed (taking into account excess distributions from prior years), plus (b) retained amounts on which federal income tax is paid at the corporate level.

•We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders, as described below in “—Requirements for Qualification—General.”

•A 100% tax may be imposed on some items of income and expense that are directly or constructively paid between us, our lessees or a “taxable REIT subsidiary” (as described below) if and to the extent that the IRS successfully adjusts the reported amounts of these items.

•If we acquire appreciated assets from a C corporation (i.e., a corporation generally subject to corporate income tax) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the C corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of such assets during the five-year period following their acquisition from the C corporation. The results described in this paragraph assume that the non-REIT corporation will not elect to be subject to an immediate tax when the asset is acquired by us.

•We may have subsidiaries or own interests in other lower-tier entities that are C corporations, such as “taxable REIT subsidiaries,” the earnings of which would be subject to federal corporate income tax.

In addition, we and our subsidiaries may be subject to a variety of taxes other than federal income tax, including payroll taxes and state, local, and non-U.S. income, franchise, property and other taxes on assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification—General

The Code defines a REIT as a corporation, trust or association:

(1)that is managed by one or more trustees or directors;

(2)the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)that would be taxable as a domestic corporation but for the special Code provisions applicable to REITs;

(4)that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

(5)the beneficial ownership of which is held by 100 or more persons;

(6)in which, during the last half of each taxable year, not more than 50% in value of the outstanding shares is owned, directly or indirectly, by or for five or fewer “individuals” (as defined in the Code to include specified entities);

(7)that meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions;

(8)that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked; and

(9)that uses the calendar year as its fiscal year.

The Code provides that conditions (1) through (4) must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Conditions (5) and (6) do not need to be satisfied for the first taxable year for which an election to become a REIT has been made. Our charter provides restrictions regarding the ownership and transfer of our shares which are intended, among other things, to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above. For purposes of condition (6), an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes.

To monitor compliance with the share ownership requirements, we are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of certain percentages of our shares in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the dividends paid by us). A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure by us to comply with these record-keeping requirements could subject us to monetary penalties. If we satisfy these requirements and have no reason to know that condition (6) is not satisfied, we will be deemed to have satisfied such condition. A stockholder that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

Our taxable year is the calendar year, satisfying condition (9).

Effect of Subsidiary Entities

Disregarded Subsidiaries. If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT, including for purposes of the gross income and asset tests applicable to REITs as summarized below. A qualified REIT subsidiary is any entity, other than a taxable REIT subsidiary (as described below), that is classified as a corporation for federal income tax purposes and is wholly owned by a REIT, directly or through one or more other disregarded subsidiaries. Single member limited liability companies are also generally disregarded for federal income tax purposes, including for purposes of the REIT gross income and asset tests. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary ceases to be wholly owned by us (e.g., if any equity interest in the subsidiary is acquired by a person other than us or another of our disregarded subsidiaries), the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs. See “—Asset Tests” and “—Gross Income Tests” below.

Taxable Subsidiaries. A REIT generally may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat the subsidiary corporation as a taxable REIT subsidiary. If one of our taxable REIT subsidiaries owns, directly or indirectly, more than 35%, by voting power or value, of the outstanding securities, other than certain straight-debt securities, of another corporation, such other corporation will also be treated as our taxable REIT subsidiary. The separate existence of a taxable REIT subsidiary or other taxable corporation is not ignored for federal income tax purposes. Accordingly, such an entity would generally be subject to federal, state and local corporate income tax and franchise tax on its earnings, which may reduce the cash flow available to us and our ability to pay distributions to our stockholders.

A REIT is not treated as holding the assets of a taxable REIT subsidiary or other taxable subsidiary corporation or as receiving any income that the subsidiary earns for purposes of the REIT gross income and asset tests described below. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT recognizes as income the dividends, if any, that it receives from the subsidiary. Because we would not include the assets and income of a taxable REIT subsidiary in determining our compliance with the REIT gross income and asset tests, we may use taxable REIT subsidiaries to undertake indirectly activities that the REIT rules might otherwise preclude us from engaging in directly or through pass-through subsidiaries (e.g., activities that give rise to certain categories of income such as management fees).

Certain restrictions imposed on taxable REIT subsidiaries are intended to ensure that such entities will be subject to appropriate levels of federal income taxation. Any “redetermined rents,” “redetermined deductions,” “excess interest” or “redetermined TRS service income” we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a taxable REIT subsidiary, and redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations. Rents that we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code. Redetermined TRS service income is income earned by a taxable REIT subsidiary that is attributable to services provided to us, or on our behalf to any of our tenants, that is less than the amounts that would have been charged based upon arms’ length negotiations.

Rents we receive that include amounts for services furnished by a taxable REIT subsidiary to any of our lessees will not be subject to the 100% tax if such amounts qualify for the safe harbor provisions contained in the Code. Safe harbor provisions are provided where (1) amounts are excluded from the definition of impermissible tenant service income as a result of satisfying a 1% de minimis exception, (2) a taxable REIT subsidiary renders a significant amount of similar services to unrelated parties and the charges for such services are substantially comparable, (3) rents paid to us by lessees that are not receiving services from the taxable REIT subsidiary are substantially comparable to the rents paid by our lessees leasing comparable space that are receiving such services from the taxable REIT subsidiary and the charge for the services is separately stated or (4) the taxable REIT subsidiary’s gross income from the service is not less than 150% of the taxable REIT subsidiary’s direct cost of furnishing the service.

Ownership of Partnership Interests

In the case of a REIT that is a partner in a partnership, for U.S. federal income tax purposes (for purposes of this discussion, references to "partnership" include a limited liability company or other entity treated as a partnership for U.S. federal income tax purposes, and references to a partner include a member in such a limited liability company or other entity), the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s income for purposes of the asset and gross income tests applicable to REITs. In addition, the assets and gross income of the partnership are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of partnerships in which we own an equity interest are treated as our assets and items of income for purposes of applying the REIT requirements. Our proportionate share is generally determined, for these purposes, based upon our percentage interest in the partnership’s equity capital; however, for purposes of the 10% value-based asset test described below, the percentage interest also takes into account certain debt securities issued by the partnership and held by us. Consequently, to the extent that we directly or indirectly hold equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even if we have no control, or only limited influence, over the partnership.

Gross Income Tests

In order to qualify as a REIT, we must satisfy two gross income tests each year. First, at least 75% of our gross income for each taxable year, excluding gross income from prohibited transactions, must be derived from investments relating to real property or mortgages on real property, including “rents from real property,” dividends received from other REITs, interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), and gains from the sale of real estate assets, as well as “qualified temporary investment income,” described below. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions, must be derived from sources of income that qualify under the 75% gross income test and other dividends, interest, gain from the sale or disposition of stock or securities, and certain other categories of income.

Rents will qualify as “rents from real property” in satisfying the gross income tests only if several conditions are met, including the following:

•The rent must not be based in whole or in part on the income or profits of any person. An amount will not be disqualified, however, solely by being based on a fixed percentage or percentages of receipts or sales or, if it is based on the net income or profits of a lessee which derives substantially all of its income with respect to such property from subleasing of substantially all of such property, to the extent that the rents paid by the sublessees would qualify as rents from real property, if earned directly by us.

•If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the total rent that is attributable to the personal property will not qualify as rents from real property if it exceeds 15% of the total rent received under the lease.

•For rents received to qualify as rents from real property, we generally must not operate or manage the property or furnish or render certain services to the lessees of such property, other than through an “independent contractor,” as defined in the Code, who is adequately compensated and from which we derive or receive no income or through a taxable REIT subsidiary. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide other services to lessees of our properties without disqualifying all of the rents from the property if the gross income from such services does not exceed 1% of the total gross income from the property. In such a case, only the amounts for such services are not treated as rents from real property, and the provision of the services does not disqualify all of the rents from treatment as rents from real property. For purposes of this test, the gross income received from such services is deemed to be at least 150% of the direct cost of providing the services. Moreover, we are permitted to provide services to lessees through a taxable REIT subsidiary without disqualifying the rental income received from lessees as rents from real property.

•Rental income will not qualify as rents from real property if we directly or indirectly (through application of certain constructive ownership rules) own (1) in the case of any lessee which is a corporation, stock possessing 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total value of shares of all classes of stock, of such lessee or (2) in the case of any lessee which is not a corporation, an interest of 10% or more in the assets or net profits of such lessee. Rental payments from a taxable REIT subsidiary, however, will qualify as rents from real property even if we own more than 10% of the total value or combined voting power of the taxable REIT subsidiary if (1) at least 90% of the property is leased to unrelated lessees and the rent paid by the taxable REIT subsidiary is substantially comparable to the rent paid by the unrelated lessees for comparable space or (2) the property is a “qualified lodging facility” or a “qualified health care facility” and certain additional requirements are satisfied.

Unless we determine that the resulting nonqualifying income under any of the following situations, taken together with all other nonqualifying income earned by us in the taxable year, will not jeopardize our status as a REIT, we do not intend to:

•charge rent for any property that is based in whole or in part on the income or profits of any person, except by reason of being based on a fixed percentage or percentages of receipts or sales, as described above;

•rent any property to a related party lessee, including a taxable REIT subsidiary, unless the rent from the lease to the taxable REIT subsidiary would qualify for the special exception from the related party lessee rule applicable to certain leases with a taxable REIT subsidiary;

•derive rental income attributable to personal property other than personal property leased in connection with the lease of real property, the amount of which is less than 15% of the total rent received under the lease; or

•directly perform services considered to be noncustomary or rendered to the occupant of the property unless the amount we receive or accrue (directly or indirectly) for performing such services for any taxable year will not exceed 1% of all amounts we receive or accrue during such year with respect to the property.

Distributions from our taxable REIT subsidiary or other corporations that are not REITs or qualified REIT subsidiaries will be classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such dividends will constitute qualifying income for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Any dividends received by us from a REIT, however, will be qualifying income for purposes of both the 75% and 95% gross income tests.

Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation is fully secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and personal property, the highest principal amount of the loan outstanding during a taxable year exceeds the fair value of the real property on the date that we committed to acquire or originate the mortgage loan, and the fair market value of the personal property securing the loan exceeds 15% of all property securing the loan, the interest income will be apportioned between the real property and the other property, and our income from the loan will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan, or a shared appreciation provision, income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests provided that the property is not inventory or dealer property in the hands of the borrower or the REIT.

To the extent that a REIT derives interest income from a mortgage loan or income from the rental of real property where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the 75% and 95% gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had it been earned directly by a REIT.

We may hold mezzanine loans which are secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. IRS Revenue Procedure 2003-65 provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests described below, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Our mezzanine loans might not meet all of the requirements for reliance on this safe harbor. We intend that any investments in mezzanine loans will be structured in a manner that will enable us to continue to satisfy the REIT gross income and asset tests.

We may hold certain participation interests, or “B-Notes,” in mortgage loans and mezzanine loans originated by other lenders. A B-Note is an interest created in an underlying loan by virtue of a participation or similar agreement, to which the originator of the loan is a party, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of a participant’s investment depends upon the performance of the underlying loan, and if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan, and grants junior participations, which will be a first loss position in the event of a default by the borrower. We may invest in participations in real estate loans that we believe the interest thereon will be treated as qualifying mortgage interest for purposes of the 75% gross income test. The appropriate treatment of participation interests for federal income tax purposes is not entirely certain, and no assurance can be given that the IRS will not challenge our treatment of participation interests.

We may acquire commercial mortgage-backed securities, or CMBS, and expect that the CMBS will be treated either as interests in a grantor trust or as regular interests in real estate mortgage investment conduits, or REMICs, for U.S. federal income tax purposes and that all interest income, original issue discount and market discount from our CMBS will be qualifying income for the 95% gross income test. In the case of mortgage-backed securities treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest, original issue discount and market discount on such mortgage loans would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property. In the case of CMBS treated as interests in a REMIC, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% and 95% gross income tests. If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. In addition, some REMIC securitizations include embedded interest swap or cap contracts or other derivative instruments that potentially could produce non-qualifying income for the holder of the related REMIC securities.

We believe that substantially all of our income from our mortgage-related securities generally will be qualifying income for purposes of the REIT gross income tests. However, to the extent that we own non-REMIC collateralized mortgage obligations or other debt instruments secured by mortgage loans (rather than by real property), or secured by non-real estate assets, or debt securities that are not secured by mortgages on real property or interests in real property, the interest income received with respect to such securities generally will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. In addition, the loan amount of a mortgage loan that we own may exceed the value of the real property securing the loan. In that case, if the loan also secured by personal property and the fair market value of personal property securing the loan exceeds 15% of the value of all property securing the loan, income from the loan will be qualifying income for purposes of the 95% gross income test, but the interest attributable to the amount of the loan that exceeds the value of the real property securing the loan will not be qualifying income for purposes of the 75% gross income test.

Any income or gain we derive from instruments that hedge certain risks, such as the risk of changes in interest rates with respect to debt incurred to acquire or carry real estate assets or certain foreign currency risks, or to hedge existing hedging positions after a portion of the hedged indebtedness of property is disposed of will be disregarded for purposes of calculating the 75% or 95% gross income test, provided that specified requirements are met. Such requirements include the instrument is properly identified as a hedge, along with the risk that it hedges, within prescribed time periods. Income with respect to other hedges will be non-qualifying income for purposes of the 75% and 95% gross income tests.

Qualified temporary investment income is income that is attributable to temporary investments in stock and debt securities of new capital proceeds from stock issuances (other than pursuant to our distribution reinvestment plan) and public debt offerings and that is received in the one-year period beginning on the date we receive new capital. We will attempt to track investments of new capital so as to be able to confirm the amount of our qualified temporary investment income.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify to be taxed as a REIT for the year if we are entitled to relief under applicable provisions of the Code. These relief provisions will generally be available if our failure to meet these tests was due to reasonable cause and not due to willful neglect and, following the identification of such failure, we set forth a description of each item of our gross income that satisfies the gross income tests in a schedule for the taxable year filed in accordance with regulations prescribed by the Treasury. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable, we will not qualify to be taxed as a REIT. As discussed above under “—Taxation of REITs in General,” even where these relief provisions apply, a tax would be imposed upon the profit attributable to the amount by which we fail to satisfy the particular gross income test.

Asset Tests

At the close of each calendar quarter we must also satisfy multiple tests relating to the nature of our assets:

•At least 75% of the value of our total assets must be represented by “real estate assets,” cash, cash items and U.S. government securities. For this purpose, real estate assets include interests in real property, such as land, buildings, and leasehold interests in real property, personal property that generates rents from real property, stock of other REITs, certain kinds of mortgage-backed securities, and mortgage loans, debt instruments issued by publicly offered REITs and, under some circumstances, stock or debt instruments purchased with new capital. Securities that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.

•Not more than 25% of the value of our assets may be represented by securities that do not satisfy the 75% test.

•The value of any one issuer’s securities owned by us may not exceed 5% of the value of our gross assets.

•We may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value.

•The aggregate value of all securities of taxable REIT subsidiaries held by us may not exceed 20% (for taxable years beginning after December 31, 2017) of the value of our gross assets.

•Not more than 25% of the value of our assets may consist of “nonqualified publicly offered REIT debt instruments.”

The 5% and 10% asset tests do not apply to securities of taxable REIT subsidiaries, qualified REIT subsidiaries or securities that are “real estate assets” for purposes of the 75% gross asset test described above. The 10% value test does not apply to certain “straight debt” and certain other excluded securities, including, but not limited to, any loan to an individual or estate, any obligation to pay rents from real property, and any security issued by a REIT. In addition: (1) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test to securities issued by the partnership; (2) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% gross income test; and (3) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership.

Certain securities will not cause a violation of the 10% value test described above. Such securities include instruments that constitute “straight debt.” A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the issuer of that security which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the following securities will not violate the 10% value test: (1) any loan made to an individual or an estate, (2) certain rental agreements in which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT), (3) any obligation to pay rents from real property, (4) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (5) any security issued by another REIT, and (6) any debt instrument issued by a partnership if the partnership’s income is such that the partnership would satisfy the 75% gross income test described above under “—Gross Income Tests.” In applying the 10% value test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in that partnership.

Any interests we hold in a REMIC are generally treated as qualifying real estate assets. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC qualifies for purposes of the REIT asset tests. We may acquire “regular” REMIC interests but do not intend to acquire “residual” interests.

We may hold certain mezzanine loans that do not qualify for the safe harbor in Revenue Procedure 2003-65 discussed above. In addition such mezzanine loans may not qualify as “straight debt” securities or for one of the other exclusions from the definition of “securities” for purposes of the 10% value test. We intend to make any such investments in such a manner as not to fail the asset tests described above, but there can be no assurance that we will be successful in this regard.

We may hold certain participation interests, including B-Notes, in mortgage loans and mezzanine loans as described above. We generally expect to treat our participation interests in mortgage loans and mezzanine loans that qualify for the safe harbor under Revenue Procedure 2003-65 as qualifying real estate assets for purposes of the REIT asset tests. The appropriate treatment of participation interests for U.S. federal income tax purposes is not entirely certain, however, and no assurance can be given that the IRS will not challenge our treatment of our participation interests. In the event of a determination that such participation interests do not qualify as real estate assets for purposes of the REIT asset tests, we could be subject to a penalty tax, or could fail to qualify as a REIT.

After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire securities during a quarter, we can cure this failure by disposing of the non-qualifying assets within 30 days after the close of that quarter. If we fail the 5% asset test or the 10% asset test at the end of any quarter, and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets or otherwise satisfy the requirements of such asset tests within six months after the last day of the quarter in which our identification of the failure to satisfy those asset tests occurred to cure the violation, provided that the non-permitted assets do not exceed the lesser of 1% of the total value of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests, or our failure of the 5% and 10% asset tests is in excess of this amount, as long as the failure was due to reasonable cause and not willful neglect and, following our identification of the failure, we filed a schedule in accordance with the Treasury Regulations describing each asset that caused the failure, we are permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps to satisfy the requirements of the applicable asset test within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred, including the disposition of sufficient assets to meet the asset tests and paying a tax equal to the greater of $50,000 or the product of the net income generated by the nonqualifying assets during the period in which we failed to satisfy the relevant asset test and the highest federal corporate income tax rate.

We believe that our holdings of securities and other assets will comply with the foregoing REIT asset requirements, and we intend to monitor compliance with such tests on an ongoing basis. The values of some of our assets, however, may not be precisely valued, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset tests. Accordingly, there can be no assurance that the IRS will not contend that our assets do not meet the requirements of the REIT asset tests.

Annual Distribution Requirements

For each taxable year, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of (1) 90% of our “REIT taxable income” (computed without regard to our deduction for dividends paid and excluding our net capital gains) and (2) 90% of the net income, if any (after tax), from foreclosure property (as described below); minus, the sum of specified items of non-cash income that exceeds a percentage of our income.

In addition to distributions made in the taxable year to which they relate, certain distributions made in the following year are taken into account for these purposes. If dividends are declared in October, November or December of the taxable year, are payable to stockholders of record on a specified date in any such month, and are actually paid before the end of January of the following year, such dividends are treated as both paid by us and received by our stockholders on December 31 of the year in which they are declared. In addition, at our election, a dividend for a taxable year may be declared before we timely file our tax return for the year provided we pay such dividend with or before our first regular dividend payment after such declaration and such payment is made during the 12-month period following the close of such taxable year. These dividends are taxable to our stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

In certain circumstances, we may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our REIT qualification or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

To the extent that we distribute dividends equal to at least 90%, but less than 100%, of our REIT taxable income, we will be subject to tax at regular corporate tax rates on the undistributed portion. In addition, we may elect to retain, rather than distribute, our net long-term capital gain and pay tax on such gain. In this case, we would elect to have our stockholders include their proportionate share of such undistributed long-term capital gain in their income and receive a corresponding credit for their proportionate share of the tax paid by us. Our stockholders would then increase their adjusted basis in our shares by the difference between the amount included in their long-term capital gains and the tax deemed paid with respect to their shares.

If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such amount over the sum of (a) the amounts actually distributed (taking into account excess distributions from prior periods) and (b) the amounts of income retained on which we have paid corporate income tax. We intend to make timely distributions so that we are not subject to the 4% excise tax. If dividends are declared in October, November or December of the taxable year, are payable to stockholders of record on a specified date in any such month, and are actually paid before the end of January of the following year, such dividends are treated as both paid by us and received by our stockholders on December 31 of the year in which they are declared.

It is possible that we, from time to time, may not have sufficient cash to meet the REIT distribution requirements because cash is needed to fund redemptions or due to timing differences between (1) the actual receipt of cash, including the receipt of distributions from our pass-through subsidiaries and (2) the inclusion of items in income by us for U.S. federal income tax purposes. Additional potential sources of non-cash taxable income include loans or mortgage-backed securities held by us as assets that are issued at a discount and require the accrual of taxable interest income in advance of our receipt in cash, loans on which the borrower is permitted to defer cash payments of interest and distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current interest payments in cash. In addition, we may not have sufficient funds to pay deficiency dividends in the event we were required to pay them to preserve our REIT status with respect to any taxable year. In the event that we do not have sufficient cash to satisfy our distribution requirements, it might be necessary to sell assets, arrange for short-term, or possibly long-term, borrowings, or to pay dividends in the form of taxable in-kind distributions of property, including potentially, our shares, in order to satisfy such requirements.

The Tax Cuts and Jobs Act contains provisions that may change the way that we calculate our REIT taxable income and that our subsidiaries calculate their taxable income in taxable years beginning after December 31, 2017. Under the Tax Cuts and Jobs Act, we will have to accrue certain items of income before they would otherwise be taken into income under the Internal Revenue Code if they are taken into account in our applicable financial statements. We have not yet identified any material import of this provision. Additionally, for taxable years beginning after December 31, 2017 the Tax Cuts and

Jobs Act limits interest deductions for businesses, whether in corporate or pass-through form, to the sum of the taxpayer’s business interest income for the tax year and 30% of the taxpayer’s adjusted taxable income for the tax year. Proposed Treasury regulations would define interest expansively to cover various amounts of not otherwise treated as interest. This limitation could apply to our operating partnership and the subsidiaries that are not treated as disregarded entities for U.S. federal income tax purposes. This limitation does not apply to an “electing real property trade or business.” We have not yet determined whether we or any of our subsidiaries will elect out of the new interest expense limitation or whether each of our subsidiaries is eligible to elect out. One consequence of electing to be an “electing real property trade or business” is that the new expensing rules will not apply to certain property used in an electing real property trade or business. In addition, in the case of an electing real property trade or business, real property and “qualified improvement property” are depreciated under the alternative depreciation system over longer useful lives. Finally, there are new limitations on use of net operating losses arising in taxable years beginning after December 31, 2017.

Failure to Qualify

In the event we violate a provision of the Code that would result in our failure to qualify as a REIT, specified relief provisions will be available to us to avoid such disqualification if (1) the violation is due to reasonable cause and not due to willful neglect, (2) we pay a penalty of $50,000 for each failure to satisfy the provision and (3) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available) or the failure to meet the minimum distribution requirements.

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions of the Code do not apply, we will be subject to tax, on our taxable income at regular corporate income tax rates. Distributions to our stockholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, and, subject to limitations of the Code, distributions to our stockholders will generally be taxable to stockholders who are individual U.S. stockholders at a maximum rate of 20%, and dividends received by our corporate U.S. stockholders may be eligible for the dividends-received deduction. Unless we are entitled to relief under specific statutory provisions, we will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following a year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to this statutory relief.

Prohibited Transactions

Net income derived from prohibited transactions is subject to a 100% tax. The term “prohibited transactions” generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business and does not qualify for a statutory safe harbor. We intend to hold our properties for investment with a view to long-term appreciation, to engage in the business of owning and operating properties and to make sales of properties that are consistent with our investment objectives. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business,” however, depends on the specific facts and circumstances. No assurance can be given that any particular property in which we hold a direct or indirect interest will not be treated as property held for sale to customers, or that certain safe harbor provisions of the Code that prevent such treatment will apply. The 100% tax will not apply to gains from the sale of property sold by a taxable REIT subsidiary, although the taxable REIT subsidiary will be subject to tax on such gains at regular corporate income tax rates.

Foreclosure Property

Foreclosure property is real property (including interests in real property) and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property; (2) for which the related loan or lease was made, entered into or acquired by the REIT at a time when default was not imminent or anticipated; and (3) for which such REIT makes an election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate income tax rate on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions, even if the property is held primarily for sale to customers in the ordinary course of a trade or business.

Hedging Transactions

We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Any income from a hedging transaction to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, by us to acquire or own real estate assets, or to hedge existing hedging positions after a portion of the hedged indebtedness or property is disposed of, which is clearly identified as such before the close of the day on which it was acquired, originated or entered into, including gain from the disposition of such a transaction, will be disregarded for purposes of the 75% and 95% gross income tests. There are also rules for disregarding income for purposes of the 75% and 95% gross income tests with respect to hedges of certain foreign currency risks. To the extent we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our ability to qualify as a REIT.

Sale-Leaseback Transactions

We may enter into sale-leaseback transactions. It is possible that the IRS could take the position that specific sale-leaseback transactions we treat as true leases are not true leases for federal income tax purposes but are, instead, financing arrangements or loans. Successful recharacterization of a sale-leaseback transaction as a financing arrangement or loan could jeopardize our REIT status.

Non-U.S. Investments

To the extent that we hold or acquire any investments and, accordingly, pay taxes in other countries, taxes paid by us in non-U.S. jurisdictions may not be passed through to, or used by, our stockholders as a foreign tax credit or otherwise. In addition, certain passive income earned by a non-U.S. taxable REIT subsidiary must be taken into account by us currently (whether or not distributed by the taxable REIT subsidiary) and will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test.

Taxation of Stockholders

Taxation of Taxable U.S. Stockholders

This section summarizes the taxation of U.S. stockholders that are not tax-exempt organizations, assuming that we qualify to be taxed as a REIT. For these purposes, a U.S. stockholder is a beneficial owner of our common stock that for federal income tax purposes is:

•a citizen or resident of the U.S.;

•a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized in or under the laws of the U.S. or of a political subdivision thereof (including the District of Columbia);

•an estate, the income of which is subject to federal income taxation regardless of its source; or

•any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If an entity or arrangement treated as a partnership for federal income tax purposes holds our shares, the federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our common stock should consult its tax advisor regarding the federal income tax consequences to the partner of the acquisition, ownership and disposition of our shares by the partnership.

Medicare Tax. High-income U.S. individuals, estates, and trusts are subject to an additional 3.8% tax on net investment income. For these purposes, net investment income includes dividends and gains from sales of stock. In the case of an individual, the tax will be 3.8% of the lesser of the individual’s net investment income or the excess of the individual’s modified adjusted gross income over an amount equal to (1) $250,000 in the case of a married individual filing a joint return or a surviving spouse, (2) $125,000 in the case of a married individual filing a separate return, or (3) $200,000 in the case of a single individual. The 20% deduction for "qualified REIT dividends" discussed below is not taken into account in computing net investment income.

Distributions. Provided that we continue to qualify as a REIT, distributions made to our taxable U.S. stockholders out of our current and accumulated earnings and profits, and not designated as capital gain dividends or "qualified dividend income", will generally be taken into account by them as ordinary dividend income and will not be eligible for the dividends-received deduction for corporations. Non-corporate U.S. stockholders are generally taxed on corporate dividends at a maximum rate of 20% (the same as long-term capital gains). With limited exceptions, however, dividends received by non-corporate U.S. stockholders from us or from other entities that are taxed as REITs will continue to be taxed at rates applicable to ordinary income. However, for taxable years beginning after December 31, 2017 and before January 1, 2026, non-corporate U.S. stockholders will be entitled to deduct 20% of "qualified REIT dividends" they receive.

The amount of the deduction may be up to 20% of the amount of the non-corporate U.S. stockholder’s aggregate qualified dividend income, but may be less than 20% of the amount of qualified REIT dividends if the U.S. stockholder has losses from publicly traded partnerships or the U.S. stockholder’s taxable income, not taking into account net capital gain, is less than the amount of the U.S. stockholder’s qualified REIT dividends. In addition, Treasury Regulations under section 199A of the Code impose a minimum holding period for the 20% deduction that was not set forth in the Code. Under the Treasury Regulations, in order for a REIT dividend with respect to a share of REIT stock to be treated as a qualified REIT dividend, the U.S. stockholder (i) must have held the share for more than 45 days during the 91-day period beginning on the date which is 45 days before the date on which such share becomes ex-dividend with respect to such dividend and (ii) cannot have been under an obligation to make related payments with respect to positions in substantially similar or related property, e.g., pursuant to a short sale.
Distributions from us that are designated as capital gain dividends will be taxed to U.S. stockholders as long-term capital gains to the extent that they do not exceed our actual net capital gains for the taxable year, without regard to the period for which the U.S. stockholder has held its shares. To the extent that we elect under the applicable provisions of the Code to retain our net capital gains, U.S. stockholders will be treated as having received, for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit for taxes paid by us on such retained capital gains. U.S. stockholders will increase their adjusted tax basis in our common stock by the difference between their allocable share of such retained capital gain and their share of the tax paid by us. Corporate U.S. stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 20% in the case of non-corporate U.S. stockholders, and at the regular corporate income tax rate for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate to the extent of previously claimed depreciation deductions for non-corporate U.S. stockholders.

We may be able to elect to designate a portion of our distributions as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. stockholders as net capital gain, provided that the U.S. stockholder has held the common stock with respect to which the distribution is made for more than 60 days during the 121 day period beginning on the date that is 60 days before the date on which such common stock became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

(1)the qualified dividend income received by us during such taxable year from C corporations (including any taxable REIT subsidiary);

(2)the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the federal income tax paid by us with respect to such undistributed REIT taxable income; and

(3)the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a C corporation over the federal income tax paid by us with respect to such built-in gain.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a U.S. stockholder to the extent that they do not exceed the adjusted tax basis of the U.S. stockholder’s shares in respect of which the distributions were made, but rather will reduce the adjusted tax basis of those shares. To the extent that such distributions exceed the adjusted tax basis of a U.S. stockholder’s shares, they will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less.

Any dividend declared by us in October, November or December of any year and payable to a U.S. stockholder of record on a specified date in any such month will be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that the dividend is actually paid in January of the following calendar year.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See “—Taxation of the Company—Annual Distribution Requirements” above. Such losses, however, are not passed through to U.S. stockholders and do not offset income of U.S. stockholders from other sources, nor do they affect the character of any distributions that are actually made by us, which are generally subject to tax in the hands of U.S. stockholders to the extent that we have current or accumulated earnings and profits.

Dispositions of Our Common Stock. In general, a U.S. stockholder will realize gain or loss upon the sale or other taxable disposition of our common stock in an amount equal to the difference between the sum of the fair value of any property and the amount of cash received in such disposition and the U.S. stockholder’s adjusted tax basis in the common stock at the time of the disposition. A U.S. stockholder’s adjusted tax basis generally will equal the U.S. stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on it and reduced by returns of capital. In general, capital gains recognized by individuals and other non-corporate U.S. stockholders upon the sale or disposition of our common stock will be subject to a maximum federal income tax rate of 20% if shares of our common stock are held for more than 12 months and will be taxed at ordinary income rates if shares of our common stock are held for 12 months or less. Gains recognized by U.S. stockholders that are corporations are subject to U.S. federal income tax at the corporate income tax rate, whether or not classified as long-term capital gains. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a higher capital gain tax rate of 25% to a portion of capital gain realized by a non-corporate holder on the sale of REIT shares that would correspond to the REIT’s “unrecaptured Section 1250 gain.” Capital losses recognized by a U.S. stockholder upon the disposition of shares of our common stock held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. stockholder (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of our common stock by a U.S. stockholder who has held the shares for six months or less, after applying certain holding period rules, will be treated as a long term capital loss to the extent of capital gain dividends received from us.

If a U.S. stockholder recognizes a loss upon a subsequent disposition of our common stock in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury Regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss generating transactions to the IRS. While these regulations are directed towards “tax shelters,” they are written quite broadly and apply to transactions that would not typically be considered tax shelters. Significant penalties apply for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our common stock or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants in transactions involving us (including our advisor) might be subject to disclosure or other requirements pursuant to these regulations.

Repurchases of Our Common Stock. A repurchase of our common stock will be treated as a distribution in exchange for the repurchased shares and taxed in the same manner as other taxable share sales discussed above, provided that the repurchase satisfies one of the tests enabling the repurchase to be treated as a sale or exchange. A repurchase will be treated as a sale or exchange if it (1) is “substantially disproportionate” with respect to the stockholder, (2) results in a “complete termination” of the stockholder’s interest in our shares or (3) is “not essentially equivalent to a dividend” with respect to the stockholder, all within the meaning of applicable provisions of the Code. In determining whether any of these tests have been met, shares considered to be owned by the stockholder by reason of certain constructive ownership rules, as well as shares actually owned, must generally be taken into account.

A repurchase that does not qualify as an exchange under such tests will constitute a dividend that is taxed in the same manner as regular distributions (i.e., ordinary dividend income to the extent paid out of earnings and profits unless properly designated as a capital gain dividend). In addition, although guidance is sparse, the IRS could take the position that a stockholder who does not participate in any repurchase treated as a dividend should be treated as receiving a constructive share distribution taxable as a dividend in the amount of their increased percentage ownership of our shares as a result of the repurchase, even though the stockholder did not actually receive cash or other property as a result of the repurchase.

To avoid certain issues related to our ability to comply with the REIT distribution requirements and utilize the deficiency dividend procedure (see “—Taxation of the Company—Annual Distribution Requirements” above), we have implemented procedures designed to track our stockholders’ percentage interests in our common stock in order to identify any such dividend equivalent repurchases and will decline to effect a repurchase to the extent that we believe that it would constitute a dividend equivalent repurchase. We cannot assure you, however, that we will be successful in preventing all dividend equivalent repurchases.

Passive Activity Losses, Excess Business Losses and Investment Interest Limitations. Dividends that we distribute and gain arising from the sale, redemption or exchange by a U.S. stockholder of shares of our common stock will not be treated as passive activity income. As a result, U.S. stockholders will not be able to apply any “passive losses” against income or gain relating to shares of our common stock. Similarly, for taxable years beginning after December 31, 2017, non-corporate U.S. stockholders cannot apply “excess business losses” against dividends that we distribute and gains arising from the disposition of our common stock. Distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. stockholder that elects to treat capital gain dividends, capital gains from the disposition of shares or qualified dividend income as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts.

Taxation of Tax-Exempt U.S. Stockholders

U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. They are subject to taxation, however, on their unrelated business taxable income, or UBTI. Provided that (1) a tax-exempt U.S. stockholder has not held shares of our common stock as “debt-financed property” within the meaning of the Code (i.e., where the acquisition or ownership of shares is financed through a borrowing by the tax-exempt stockholder) and (2) our common stock is not otherwise used in an unrelated trade or business, distributions from us and income from the sale or redemption of shares of our common stock generally should not give rise to UBTI to a tax-exempt U.S. stockholder.

Tax-exempt U.S. stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.

In certain circumstances, a pension trust that (1) is described in Section 401(a) of the Code, (2) is tax-exempt under section 501(a) of the Code and (3) owns more than 10% of the value of our shares could be required to treat a percentage of the dividends from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (1) either (a) one pension trust owns more than 25% of the value of our shares or (b) a group of pension trusts, each individually holding more than 10% of the value of our shares, collectively owns more than 50% of the value of such shares and (2) we would not have qualified as a REIT but for the fact that REIT shares owned by such trusts are not treated as individuals for purposes of the requirement that not more than 50% of the value of the outstanding shares of a REIT is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include certain entities). Certain restrictions on ownership and transfer of our shares should generally prevent a tax-exempt entity from owning more than 10% of the value of our shares and prevent us from becoming a pension-held REIT unless we were to waive such restrictions for one or more Section 401(a) pension trusts.

Taxation of Non-U.S. Stockholders

The following is a summary of certain federal income tax consequences of the acquisition, ownership and disposition of our common stock applicable to non-U.S. stockholders. For purposes of this summary, a non-U.S. stockholder is a beneficial owner of our common stock that is not a U.S. stockholder or an entity that is classified as a partnership for federal tax purposes. This discussion is based on current law and is for general information only. It addresses only selective and not all aspects of federal income taxation.

Ordinary Dividends. The portion of dividends received by non-U.S. stockholders payable out of our earnings and profits that are not attributable to gains from sales or exchanges of U.S. real property interests and which are not effectively connected with a U.S. trade or business of the non-U.S. stockholder generally will be treated as ordinary income and will be subject to withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty.

In cases where the dividend income from a non-U.S. stockholder’s investment in our common stock is, or is treated as, effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to federal income tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such dividends, and may also be subject to the 30% branch profits tax (or a lower rate of tax under the applicable income tax treaty) on the income after the application of the income tax in the case of a non-U.S. stockholder that is a corporation. The balance of this discussion assumes that dividends that we distribute to non-U.S. stockholders and gains non-U.S. stockholders recognize with respect to our shares are not effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business unless deemed to be effectively connected under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, rules described above under “—Dispositions and Repurchases of Our Common Stock.”

Non-Dividend Distributions. Distributions by us to non-U.S. stockholders which are not attributable to gains from sales or exchanges of U.S. real property interests and which exceed our earnings and profits will be a non-taxable return of the non-U.S. stockholder’s basis in its shares and, to the extent in excess of the non-U.S. stockholder’s basis, gain from the disposition of such shares, the tax treatment of which is described below. We are required to withhold tax at a 15% rate from distributions to non-U.S. stockholders that are not out of our earnings and profits. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, we will withhold at the rate applicable to dividends. A non-U.S. stockholder, however, may seek a refund from the IRS of any amounts withheld that exceed the non-U.S. stockholder’s substantive federal income tax liability.

Capital Gain Dividends. Under FIRPTA, a distribution made by us to a non-U.S. stockholder, to the extent attributable to gains from dispositions of U.S. real property interests held by us directly or through pass-through subsidiaries, must be reported in U.S. federal income tax returns filed by, and are treated as effectively connected with a U.S. trade or business of, the non-U.S. stockholder. Such gains are subject to federal income tax at the rates applicable to U.S. stockholders and, in the case of a non-U.S. corporate stockholder a 30% branch profits tax (or a lower rate of tax under the applicable income tax treaty). We are required to withhold tax at the highest corporate income tax rate from distributions that are attributable to gains from the sale or exchange of U.S. real property interests. The Treasury Regulations recognize that REITs generally make their capital gain dividend designations after the distributions have been made and, accordingly, apply the withholding obligation on a “catch-up” basis.

If any class of our shares were to become regularly traded on an established securities market located in the U.S., capital gain dividends distributed to a non-U.S. stockholder who did not own more than 10% of such class of shares at any time during the one-year period ending on the date of the distribution would be recharacterized as ordinary dividends subject to the rules discussed above under “—Ordinary Dividends.” Non-U.S. stockholders should be aware that we do not expect our common stock to be regularly traded on an established securities market at any time.

Capital gain dividends that are not attributable to sales or exchanges of U.S. real property interests (e.g., that are attributable to sales of mortgages, other than shared appreciation mortgage loans), generally are not subject to federal income or withholding tax. Such capital gain dividends would be subject to a 30% tax in the case of nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S.

Dispositions and Repurchases of Our Common Stock. Unless shares of our common stock constitute a U.S. real property interest or the distribution is attributable to gain from our sale of a U.S. real property interest (as discussed below), a sale of the shares or a redemption of the shares that is treated as a sale or exchange by a non-U.S. stockholder generally will not be subject to federal income taxation under FIRPTA. A redemption that is not treated as an exchange will be taxed in the same manner as regular distributions under the rules described above. See “—Taxation of Stockholders—Taxation of Taxable U.S. Stockholders—Redemption of Our Common Stock” for a discussion of when a redemption will be treated as a sale or exchange and related matters.

Our common stock will not constitute a U.S. real property interest if we are a “domestically controlled REIT.” A domestically controlled REIT is a REIT in which, at all times during the 5-year period ending on the date of disposition of shares of our common stock, less than 50% in value of its outstanding shares are held directly or indirectly by non-U.S. stockholders. We believe we will be a domestically controlled REIT and, therefore, the sale of our common stock should not be subject to taxation under FIRPTA. Because our shares may be purchased or redeemed daily, however, no assurance can be given that we are, or will remain, a domestically controlled REIT.

In the event that we do not constitute a domestically controlled REIT, a non-U.S. stockholder’s sale of our common stock nonetheless will generally not be subject to tax under FIRPTA as a sale of a U.S. real property interest, provided that (1) shares of our common stock are “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market and (2) the selling non-U.S. stockholder owned, actually or constructively, 10% or less of our outstanding common stock at all times during a specified testing period. As previously noted, however, we do not expect any of our shares to be regularly traded on an established securities market.

In addition, even if we are a domestically controlled REIT, upon disposition of our shares, a non-U.S. stockholder may be treated as having gain from the sale or exchange of a U.S. real property interest if the non-U.S. stockholder (1) disposes of an interest in our shares during the 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from sale or exchange of a U.S. real property interest and (2) acquires, enters into a contract or option to acquire, or is deemed to acquire, other shares of our shares within 30 days after such ex-dividend date. The foregoing rules do not apply to a transaction if the 5% regularly traded test described above is satisfied with respect to the non-U.S. stockholder. As previously noted, however, we do not expect shares of our common stock to be regularly traded on an established securities market at any time and, therefore, we do not expect the exception for non-U.S. stockholders that satisfy the 5% regularly traded test to apply.

A repurchase of shares generally will be taxable under FIRPTA to the extent that our common stock is a U.S. real property interest and the non-U.S. stockholder recognizes gain on the distribution in the repurchase of the shares is attributable to gains from our dispositions of U.S. real property interests. To the extent the distribution is not attributable to gains from our dispositions of U.S. real property interests, the excess of the amount of money received in the repurchase over the non-U.S. stockholder’s basis in the repurchased shares will be taxable if we are not a domestically controlled REIT. The IRS has confirmed that repurchase payments may be attributable to gains from dispositions of U.S. real property interests (except when the 10% publicly traded exception would apply), but has not provided any guidance to determine when and what portion of a repurchase payment is a distribution that is attributable to gains from our dispositions of U.S. real property interests. Due to the uncertainty, we may withhold at the highest corporate income tax rate from all or a portion of repurchase payments to non-U.S. stockholders. To the extent the amount of tax we withhold exceeds the amount of a non-U.S. stockholder’s U.S. federal income tax liability, the non-U.S. stockholder may file a U.S. federal income tax return and claim a refund.

If gain on the sale of shares of our common stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to a special alternative minimum tax in the case of nonresident alien individuals, and the purchaser of the shares could be required to withhold 15% of the purchase price and remit such amount to the IRS.

Gain from the sale of shares of our common stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the U.S. to a non-U.S. stockholder if the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S., the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

Qualified Stockholders. Generally, a “qualified shareholder” (as defined in the Code) who holds our common stock directly or indirectly (through one or more partnerships) will not be subject to FIRPTA on distributions by us or dispositions of our common stock. While a qualified shareholder will not be subject to FIRPTA on distributions by us or dispositions of our common stock, a distribution to a qualified shareholder that otherwise would have been taxable under FIRPTA will be treated as an ordinary dividend, and certain investors of a qualified shareholder (i.e., non-U.S. persons who hold interests in the qualified shareholder (other than interests solely as a creditor), and hold more than 10% of our common stock (whether or not by reason of the investor’s ownership in the qualified shareholder)) may be subject to FIRPTA and FIRPTA withholding.

Qualified Foreign Pension Funds. A qualified foreign pension fund (as defined in the Code) (or an entity all of the interests of which are held by a qualified foreign pension fund) that holds our common stock directly or indirectly (through one or more partnerships) will not be subject to FIRPTA withholding on distributions by us or dispositions of our common stock.

Foreign Account Tax Compliance Act

Under the provisions in the Code commonly referred to as FATCA, withholding at a rate of 30% is required on dividends in respect of shares of our common stock held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Secretary of the Treasury (unless alternative procedures apply pursuant to an applicable intergovernmental agreement between the United States and the relevant foreign government) to report, on an annual basis, information with respect to shares in, and accounts maintained by, the institution to the extent such shares or accounts are held by certain U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons. Accordingly, the entity through which our shares are held will affect the determination of whether such withholding is required. Similarly, withholding at a rate of 30% is required on dividends in respect of our shares held by an investor that is a passive non-financial non-U.S. entity, unless such entity either (i) certifies to us that such entity does not have any “substantial U.S. owners” or (ii) provides certain information regarding the entity’s “substantial U.S. owners,” which we will in turn provide to the Secretary of the Treasury. While withholding under FATCA also would have applied to payments of gross proceeds from the sale or other disposition of stock after December 31, 2018, recently proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. Non-U.S. stockholders are encouraged to consult with their tax advisers regarding the possible implications of these rules on their investment in our common stock.
Estate Tax

If our shares are owned or treated as owned by an individual who is not a U.S. citizen or resident (as specially defined for federal estate tax purposes) at the time of the individual’s death, the shares will be includible in the individual’s gross estate for federal estate tax purposes and may be subject to federal estate tax, unless an applicable estate tax treaty provides otherwise.

Backup Withholding and Information Reporting

We will report to our U.S. stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. stockholder may be subject to backup withholding with respect to dividends paid unless the stockholder is (1) a corporation or comes within other exempt categories and, when required, demonstrates this fact or (2) provides a taxpayer identification number or social security number, certifies under penalties of perjury that such number is correct and that such holder is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide a correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of capital gain distribution to any U.S. stockholder who fails to certify its non-foreign status.

We must report annually to the IRS and to each non-U.S. stockholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A non-U.S. stockholder may be subject to back-up withholding unless applicable certification requirements are met.

Payment of the proceeds of a sale of shares of our common stock within the U.S. is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of shares of our common stock conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s federal income tax liability provided the required information is furnished to the IRS.

Brokers that are required to report the gross proceeds from a sale of shares on Form 1099-B will also be required to report the customer’s adjusted basis in the shares and whether any gain or loss with respect to the shares is long-term or short-term. In some cases, there may be alternative methods of determining the basis in shares that are disposed of, in which case your broker will apply a default method of its choosing if you do not indicate which method you choose to have applied. You should consult with your own tax advisor regarding the new reporting requirements and your election options.

State, Local and Foreign Taxes

We and our subsidiaries and stockholders may be subject to state, local and non-U.S. taxation in various jurisdictions, including those in which they or we transact business, own property or reside. We expect to own interests in properties located in a number of jurisdictions, and we may be required to file tax returns and pay taxes in certain of those jurisdictions. The state, local or non-U.S. tax treatment of the company and our stockholders may not conform to the federal income tax treatment discussed above. Any non-U.S. taxes incurred by us would not pass through to stockholders as a credit against their federal income tax liability. Prospective stockholders should consult their tax advisor regarding the application and effect of state, local and non-U.S. income and other tax laws on an investment in shares of our common stock.

Other Tax Considerations

Legislative or Other Actions Affecting REITs

The rules dealing with federal income taxation are constantly under review. No assurance can be given as to whether, when, or in what form, the federal income tax laws applicable to us and our stockholders may be changed. Changes to the federal tax laws and interpretations of federal tax laws could adversely affect an investment in shares of our common stock.

ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase and holding of any class of our shares of common stock by (i) Covered Plans (including “Keogh” plans and “individual retirement accounts”), (ii) plans and other arrangements that are subject to provisions under any U.S. or non-U.S. federal, state, local or other laws or regulations that are similar to the provisions of Title I of ERISA or Section 4975 of the Code (collectively, “Similar Laws”), and (iii) entities whose underlying assets are considered to include “plan assets” of any such plan or arrangement described in clause (ii) (each of the foregoing described in clauses (i), (ii) and (iii) being referred to as a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Covered Plan and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Covered Plan or the management or disposition of the assets of such a Covered Plan, or who renders investment advice for a fee or other compensation to such a Covered Plan, is generally considered to be a fiduciary of the Covered Plan.

In considering an investment in any class of our shares of common stock of a portion of the assets of any Plan, a fiduciary should consider whether an investment in the shares is appropriate for the Plan, taking into account the provisions of the Plan documents, the overall investment policy of the Plan and the composition of the Plan’s investment portfolio, as there are imposed on Plan fiduciaries certain fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. Further, a fiduciary should consider that in the future there may be no market in which such Plan would be able to sell or otherwise dispose of the shares.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Covered Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The fiduciary of a Covered Plan that proposes to purchase or hold any shares should consider, among other things, whether such purchase and holding may involve the sale or exchange of any property between a Covered Plan and a party in interest or disqualified person, or the transfer to, or use by or for the benefit of, a party in interest or disqualified person, of any plan assets. Depending on the satisfaction of certain conditions which may include the identity of the Covered Plan fiduciary making the decision to acquire or hold the shares on behalf of a Covered Plan, Prohibited Transaction Class Exemption (“PTCE”) 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager”), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house asset manager) or PTCE 90-1(relating to investments by insurance company pooled separate accounts) could provide an exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code. However, there can be no assurance that any of the foregoing exemptions or any other class, administrative or statutory exemption will be available with respect to any particular transaction involving the shares. It is also possible that one of these exemptions could apply to some aspect of the acquisition or holding of such shares, but not apply to some other aspect of such acquisition or holding. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of Covered Plans considering acquiring and/or holding our shares in reliance on these or any other exemption should carefully review the exemption to assure it is applicable. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Plan Assets Issues

An additional issue concerns the extent to which we or all or a portion of our assets could themselves be treated as subject to ERISA. ERISA and the United States Department of Labor regulations, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”) concerns the definition of what constitutes the assets of a Covered Plan for purposes of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and the prohibited transaction provisions of Section 4975 of the Code.

Under ERISA and the Plan Assets Regulation, generally when a Covered Plan acquires an “equity interest” in an entity that is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act, the Covered Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that less than 25% of the total value of each class of equity interest in the entity is held by “benefit plan investors” as defined in Section 3(42) of ERISA (the “25% Test”) or that the entity is an “operating company” as defined in the Plan Assets Regulation. For purposes of the 25% Test, the assets of an entity will not be treated as “plan assets” if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the total value of each class of equity interest in the entity is held by “benefit plan investors,” excluding equity interests held by persons (other than benefit plan investors) with discretionary authority or control over the assets of the entity or who provide investment advice for a fee (direct or indirect) with respect to such assets, and any affiliates thereof. The term “benefit plan investors” is generally defined to include employee benefit plans subject to Title I of ERISA or Section 4975 of the Code (including “Keogh” plans and IRAs), as well as any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity (e.g., an entity of which 25% or more of the value of any class of equity interests is held by benefit plan investors and which does not satisfy another exception under ERISA).

We will not be an investment company under the Investment Company Act and there can be no assurance that benefit plan investors will hold less than 25% of the total value of each class of our common stock at the completion of this offering or thereafter, and no monitoring or other measures will be undertaken with respect to the level of such ownership with respect to any class of our shares of common stock.

Publicly Offered Securities

For purposes of the Plan Assets Regulation, a “publicly offered security” is a security that is (a) “freely transferable,” (b) part of a class of securities that is “widely held,” and (c) (i) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and is part of a class of securities that is registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public has occurred, or (ii) is part of a class of securities that is registered under Section 12 of the Exchange Act.

We believe that our shares of common stock should qualify for the exception for a “publicly offered security.” If our assets are deemed to constitute ERISA “plan assets” (i.e., if one or more of our classes of common stock fail to qualify as a “publicly offered security”), certain transactions that we might enter into, or may have entered into, in the ordinary course of our business may constitute non-exempt “prohibited transactions” under Section 406 of ERISA or Section 4975 of the Code, may have to be rescinded and may give rise to prohibited transaction excise taxes and fiduciary liability, as described above. In addition, if our assets are deemed to be “plan assets” of a Covered Plan, our management, as well as various providers of fiduciary or other services to us, and any other parties with authority or control with respect to us or our assets, may be considered fiduciaries under ERISA and Section 4975 of the Code, or otherwise parties in interest or disqualified persons by virtue of their provision of such services (and there could be an improper delegation of authority to such providers).

In addition, ERISA generally provides that discretionary authority with respect to the management and disposition of the assets of a Covered Plan may be delegated to certain “investment managers” who acknowledge that they are fiduciaries of the Covered Plan. In such case, a Covered Plan fiduciary who has appointed an investment manager will generally not be liable for the acts of such investment manager. We do not expect to be an “investment manager” within the meaning of ERISA. Consequently, if our assets are deemed to constitute “plan assets” of any stockholder which is a Covered Plan, the fiduciary of any such Covered Plan would not be protected from liability resulting from our decisions. Moreover, if our underlying assets were deemed to be assets constituting “plan assets,” there are several other provisions of ERISA that could be implicated for a Covered Plan if it were to acquire or hold shares either directly or by investing in an entity whose underlying assets are deemed to be assets of the Covered Plan.

Representation

By acceptance of any class of shares of our common stock, each purchaser and subsequent transferee of a share will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the shares constitutes assets of any Plan or (ii) the purchase and holding of the shares by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

The sale of shares of our common stock to a Covered Plan is in no respect a representation by us or any other person associated with the offering of our common stock that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

The preceding discussion is only a summary of certain ERISA implications of an investment in the securities and does not purport to be complete. Prospective investors should consult with their own legal, tax, financial and other advisors prior to investing to review these implications in light of such investor’s particular circumstances.

Each purchaser or transferee that is or is acting on behalf of a Plan should consult with its legal advisor concerning the potential consequences to the Plan under ERISA, Section 4975 of the Code or applicable Similar Law of an investment in any class of our shares.

DESCRIPTION OF SHARES

The following is a summary of the material terms of shares of our common stock and is subject to, and qualified in its entirety by reference to our charter, our bylaws, and Maryland law. Because the following is only a summary, it may not contain all of the information that is important to you.
Our charter authorizes us to issue 950,000,000 shares of capital stock, consisting of (i) 900,000,000 shares of common stock, par value $0.01 per share, 850,000,000 of which are classified and designated as Class A common stock, or “Class A shares,” and 50,000,000 of which are classified and designated as Class T common stock, or “Class T shares,” and (ii) 50,000,000 shares of preferred stock, par value $0.01 per share. Our board of directors, without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of our authorized shares of stock. In this offering we are offering and selling to the public in this offering up to $180,000,000 of shares of common stock in any combination of Class A and Class T shares. We are also offering up to $5,000,000 of shares of our common stock, in any combination of Class A shares or Class T shares, to be issued under our DRIP, pursuant to which our stockholders may elect to have distribution attributable to the class of shares owned reinvested in additional shares of the same class. We reserve the right to reallocate the shares of common stock we are offering between this offering and our DRIP.
Common Stock
Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock and except as may otherwise be specified in the terms of any class or series of our common stock, the holders of shares of our common stock are entitled to one vote per share on all matters voted on by stockholders, including the election of our directors and, except as provided with respect to any other class or series of stock, the holders of shares of common stock will possess the exclusive voting power. Our charter does not provide for cumulative voting in the election of directors. Therefore, the holders of a majority of the outstanding shares of our common stock can elect our entire board of directors. Subject to any preferential rights of any outstanding class or series of preferred stock, the holders of shares of our common stock are entitled to such distributions as may be authorized from time to time by our board of directors out of legally available funds and declared by us and, upon liquidation, are entitled to receive all assets available for distribution to stockholders. Each Class A share and Class T share of common stock is entitled to participate in distributions on its respective Class of shares when and as authorized by the directors and declared by us and in the distribution of our assets upon liquidation. The per share amount of distributions on Class A and Class T shares will likely differ because of different allocations of class-specific expenses. See "— Distributions" below. All shares of our common stock issued in the offering will be fully paid and non-assessable shares of common stock. Holders of shares of our common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares of common stock that we issue, or have appraisal rights, unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of our stock, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise such rights. Stockholders are not liable for our acts or obligations due to their status as stockholders.
Our board of directors has authorized the issuance of shares of our capital stock without certificates; therefore, we will not issue certificates for shares of our common stock. Shares of our common stock will be held in “uncertificated” form which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable share certificates and eliminate the need to return a duly executed share certificate to effect a transfer. Great Lakes Fund Solutions, Inc. acts as our registrar and as the transfer agent for shares of our common stock. Transfers can be effected simply by mailing a transfer and assignment form, which we will provide to you at no charge, to:
Great Lakes Fund Solutions, Inc.
500 Park Ave, Suite 114
Lake Villa IL 60046
Phone: 847-265-1334

Fees on Class A Shares
Each Class A share will be subject to a selling commission of 7.0% of the price per Class A share sold. In addition, we will pay a dealer manager fee of 3.0% of the price per Class A share sold. No selling commissions or dealer manager fees will be paid on Class A shares sold pursuant to our DRIP. Certain purchasers of Class A shares may be eligible for volume discounts. No distribution and shareholder servicing fees will be charged with respect to the Class A shares. See “Plan of Distribution” for additional information regarding the fees and commissions to which the Class A shares will be subject.
Fees on Class T Shares
Each Class T share sold in this offering will be subject to a selling commission of 3.0% of the purchase price per Class T share sold and a dealer manager fee of 3.0% of the purchase price per Class T share sold. No selling commissions or dealer manager fees will be paid on Class T shares sold pursuant to our DRIP.
In addition, we will pay our dealer manager an ongoing distribution and shareholder servicing fee with respect to the Class T shares. Each outstanding Class T share issued in this offering is subject to an annual distribution and shareholder servicing fee for four years from the date on which such share is issued or until the Class T share earlier converts to a Class A share. The annual distribution and shareholder servicing fee will be equal to 1.0% of the NAV per Class T share sold in this offering. The distribution and shareholder servicing fee will accrue daily based on the number of Class T shares outstanding on each day that were sold in this offering within the previous four years of such date and be paid monthly in arrears. The distribution and shareholder servicing fee is paid to compensate the dealer manager and participating broker-dealers for ongoing services and expenses related to the marketing and shareholder support including, but not limited to, regular communication with stockholders, responding to questions about the investment and general advice concerning investment and asset allocation. While we expect that the participating broker-dealer of record for a Class A stockholder may provide some similar services to a Class A stockholder, they are under no obligation to do so, and we will not pay a distribution and stockholder servicing fee for such services. Because the distribution and shareholder servicing fees are paid out of our assets on a monthly basis, over time these fees will increase the cost of your investment and may cost you more than paying other types of selling commissions. Class T shares purchased pursuant to our DRIP are not subject to a distribution and shareholder servicing fee, but the distribution and shareholder servicing fees payable in respect of Class T shares purchased in this offering will be allocated to the Class T Shares as a class expense, and therefore will impact the NAV per share of all Class T shares, including those sold under our DRIP. While the per share distribution amount declared on each of our classes of common stock will be the same, we will adjust the final amounts paid for class-specific expenses, which we expect will result in different final distribution amounts for each class of shares. Specifically, we expect to reduce the amount of distributions that would otherwise be paid on Class T shares to account for the ongoing distribution and shareholder servicing fees payable on Class T shares. In addition, as a result of the allocation of class-specific expenses, the Class T shares could have a different NAV per share. If the NAV of our classes are different, then changes to our assets and liabilities that are allocable based on NAV may also be different for each class. See the section of this prospectus titled “Plan of Distribution” for additional information regarding the fees and commissions to which the Class T shares will be subject.
Our dealer manager will be responsible for reviewing the information provided by our transfer agent with respect to the amounts paid as distribution and shareholder servicing fees and will monitor the balances applicable to each Class T share and provide notice to us and to the shareholder as to the status of each Class T share and the conversion of the Class T share into Class A shares (as discussed below).
The distribution and shareholder servicing fees are ongoing fees that are not paid at the time of purchase. To the extent the offering price increases, the amount of this fee may also increase. In the case of a Class T share purchased in this offering at a price equal to $12.48, the maximum distribution and shareholder servicing fee that may be paid on that Class T share, depending on other underwriting expenses, will be equal to approximately $0.50 per share.
In the event of any voluntary or involuntary liquidation, merger, dissolution or winding up of us, or any liquidating distribution of our assets, then such assets, or the proceeds therefrom, will be distributed between the holders of Class A shares and Class T shares in proportion to the respective net asset value per share for each class until the net asset value per share for each class has been paid. We will calculate the net asset value per share as a whole for all Class A shares and Class T shares and then will determine any differences attributable to each class.

Except in the unlikely event that the distribution and shareholder servicing fees exceed the amount otherwise available for distribution to Class T stockholders in a particular period, we expect the net asset value per share of each Class A share and Class T share to be the same. Each holder of shares of a particular class of common stock will be entitled to receive, proportionately with each other holder of shares of such class that portion of the aggregate assets available for distribution to such class as the number of outstanding shares of the class held by such holder bears to the total number of outstanding shares of such class then outstanding.
Conversion of Class T Shares
Each Class T share will automatically convert without any action on the part of the holder thereof into a Class A share on the last calendar day of the month following the fourth anniversary of the date upon which such Class T share was issued. We will cease paying the distribution and shareholder servicing fee on an outstanding Class T share, and convert such outstanding Class T share to a Class A share, prior to the fourth anniversary of its issuance on the earliest to occur of the following: (i) a listing of the Class A shares on a national securities exchange; (ii) a merger or consolidation of our company with or into another entity or the sale or other disposition of all or substantially all of our assets; (iii) the last calendar day of the month in which we determine that the distribution and shareholder servicing fee paid with respect to the Class T shares held by a stockholder would be in excess of four percent of the total gross purchase price of the Class T shares held by such stockholder (excluding Class T shares sold pursuant to our DRIP); or (iv) the last calendar day of the month in which we determine that the total account-level underwriting compensation from whatever source paid with respect to the Class T shares held by a stockholder, including the aggregate distribution and shareholder servicing fees, equals ten percent of the total gross purchase price at the time of purchase of such Class T shares (excluding Class T shares sold pursuant to our DRIP). We cannot predict if or when certain of the foregoing events will occur.
Our transfer agent (subject to review by our dealer manager) will be responsible for determining when the foregoing underwriting compensation limits have been reached. With respect to the conversion of Class T shares into Class A shares, each Class T share will convert without any action on the part of the holder thereof into a number of Class A shares equal to such Class T share multiplied by a fraction, the numerator of which is the most recent NAV per Class T share and the denominator of which is the most recent NAV per Class A share. We currently expect that the conversion of each T shares will be on a one-for-one basis, as we expect the net asset value per share of each Class A share and Class T share to be the same, except in the unlikely event that the distribution and shareholder servicing fees payable by us exceed the amount otherwise available for distribution to holders of Class T shares in a particular period (prior to the deduction of the distribution fees), in which case the excess will be accrued as a reduction to the net asset value per share of each Class T share.
Stockholders will receive notice that their Class T shares have been converted into Class A shares in accordance with industry practice at that time, which we expect to be either a transaction confirmation from the transfer agent, notification from the transfer agent or notification through the next account statement following the conversion.
Voting Rights
Class A and Class T Shares are entitled to one vote on each matter submitted to a vote at a meeting of our stockholders; provided that with respect to any matter that would only have a material adverse effect on the rights of a particular class of common stock, only the holders of such affected class are entitled to vote. Generally, all matters to be voted on by stockholders at a meeting of stockholders duly called and at which a quorum is present must be approved by a majority of the votes cast by the holders of all shares of common stock present in person or represented by proxy, voting together as a single class, subject to any voting rights granted to holders of any preferred stock, although the affirmative vote of a majority of shares present in person or by proxy at a meeting at which a quorum is present is necessary to elect each director.
Preferred Stock
Our charter authorizes our board of directors to designate and issue one or more classes or series of preferred stock without stockholder approval. A majority of our independent directors who do not have an interest in the transaction must approve any issuance of preferred stock. In addition, our charter empowers our independent directors to retain their own legal and financial advisors at the expense of the Company, in connection with the issuance of such preferred stock. Prior to issuance of shares of each class or series, our board of directors is required by the MGCL and our charter to set, subject to our charter restrictions on ownership and transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. The issuance of preferred stock could have the effect of delaying or preventing a change in control. Our board of directors has no present plans to issue preferred stock but may do so at any time in the future without stockholder approval.
Reclassification of Stock
Our charter authorizes our board of directors to classify and reclassify any unissued shares of our common stock and preferred stock into other classes or series of stock. Prior to issuance of shares of each class or series, our board of directors is required by the MGCL and by our charter to set, subject to our charter restrictions on ownership and transfer of our stock, the terms, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series. Thus, our board of directors could authorize the issuance of shares of common stock or preferred stock with terms or conditions which could have the effect of delaying, deferring or preventing a transaction or change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest.
Meetings, Special Voting Requirements and Access to Records
An annual meeting of the stockholders will be held each year, on a specific date and time set by our board of directors. Special meetings of stockholders may be called only upon the request of a majority of the directors, a majority of the independent directors, the chief executive officer, or the president and will be called by our secretary to act upon any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast at least 10% of the votes entitled to be cast on such matter at the meeting. Upon receipt of a written request of eligible stockholders, either in person or by mail, stating the purpose of the meeting, we will provide all stockholders, within ten days after receipt of such request, written notice either in person or by mail, of such meeting and the purpose thereof. Such meeting will be held on a date not less than 15 nor more than 60 days after the distribution of such notice, at a time and place specified in the request, or if none is specified, at a time and place convenient to stockholders. The presence either in person or by proxy of stockholders entitled to cast at least 50% of all the votes entitled to be cast at the meeting on any matter will constitute a quorum. Generally, the affirmative vote of a majority of all votes cast is necessary to take stockholder action, except as provided in the following paragraph and except that the affirmative vote of a majority of the shares represented in person or by proxy at a meeting at which a quorum is present is required to elect a director.
Under the MGCL and our charter, stockholders are generally entitled to vote at a duly held meeting at which a quorum is present on (1) the amendment of our charter (except for those amendments permitted to be made without stockholder approval under Maryland law), (2) our dissolution, (3) our merger or consolidation, a statutory share exchange or the sale or other disposition of all or substantially all of our assets other than in the ordinary course of business and (4) the removal of directors. These matters require the affirmative vote of stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter. With respect to stock owned by our Advisor, directors, or any of their affiliates, neither the Advisor nor such directors, nor any of their affiliates may vote or consent on matters submitted to stockholders regarding the removal of the Advisor, such directors or any of their affiliates or any transaction between us and any of them. In determining the requisite percentage in interest of shares necessary to approve a matter on which our Advisor, our directors or their affiliates may not vote or consent, any shares owned by any of them shall not be included.
The advisory agreement, including the selection of our Advisor, is approved annually by our directors, including a majority of the independent directors. While the stockholders do not have the ability to vote to replace our Advisor or to select a new Advisor, stockholders do have the ability, by the affirmative vote of a majority of all the votes entitled to be cast generally in the election of directors, to remove a director from our board of directors. Any stockholder will be permitted access to all of our corporate records at all reasonable times and may inspect and copy any of them for a reasonable copying charge. Inspection of our records by the office or agency administering the securities laws of a jurisdiction will be provided upon reasonable notice and during normal business hours. An alphabetical list of the names, addresses and telephone numbers of our stockholders, along with the number of shares of our common stock held by each of them, will be maintained as part of our books and records and will be available for inspection by any stockholder or the stockholder’s designated agent at our office. The stockholder list will be updated at least quarterly to reflect changes in the information contained therein. A copy of the list will be mailed to any stockholder who requests the list within 10 days of the request. A stockholder may request a copy of the stockholder list in connection with matters relating to voting rights and the exercise of stockholder rights under federal proxy laws. A stockholder requesting a list will be required to pay the reasonable costs of postage and duplication. We have the right to request that a requesting stockholder represent to us that the list will not be used to pursue commercial interests. In addition to the foregoing, stockholders have rights under Rule 14a-7 under the Exchange Act, which provides that, upon the request of investors and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies for voting on matters presented to stockholders or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholders may make the distribution of proxies themselves. If a proper request for the stockholder list is not honored, then the requesting stockholder will be entitled to recover certain costs incurred in compelling the production of the list as well as actual damages suffered by reason of the refusal or failure to produce the list. However, a stockholder will not have the right to, and we may require a requesting stockholder to represent that it will not, secure the stockholder list or other information for the purpose of selling or using the list for a commercial purpose not related to the requesting stockholder’s interest in our affairs.
Rights Upon Liquidation
In the event of any voluntary or involuntary liquidation, dissolution or winding up of us, or any liquidating distribution of our assets, then such assets, or the proceeds therefrom, will be distributed between the holders of Class A shares and Class T shares ratably in proportion to the respective NAV for each class after payment of or adequate provision for all our known debts and other liabilities and subject to any preferential rights of holders of preferred stock, if any preferred stock is outstanding at such time. To calculate the NAV for each class we will first determine our NAV and then apply class-specific fees on order to determine the respective NAV for Class A and Class T shares. Each holder of shares of a particular class of common stock will be entitled to receive, ratably with each other holder of shares of such class, that portion of such aggregate assets available for distribution as the number of outstanding shares of such class held by such holder bears to the total number of outstanding shares of such class then outstanding.
Tender Offers
Our charter provides that any tender offer made by any person, including any “mini-tender” offer, must comply with most of the provisions of Regulation 14D of the Exchange Act, including the notice and disclosure requirements. Among other things, the offeror must provide us notice of such tender offer at least ten business days before initiating the tender offer. If the offeror does not comply with the provisions set forth above, the non-complying offeror will be responsible for all of our expenses in connection with that offeror’s noncompliance. Our charter also prohibits any stockholder from transferring shares of stock to a person who makes a tender offer which does not comply with such provisions unless such stockholder has first offered such shares of stock to us pursuant to the terms of our charter.
Restriction on Ownership of Shares of Capital Stock
For us to qualify as a REIT, no more than 50% in value of the outstanding shares of our stock may be owned, directly or indirectly through the application of certain attribution rules under the Internal Revenue Code, by any five or fewer individuals, as defined in the Internal Revenue Code to include specified entities, during the last half of any taxable year. In addition, the outstanding shares of our stock must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year, excluding our first taxable year for which we elect to be taxed as a REIT.
In addition, we must meet requirements regarding the nature of our gross income to qualify as a REIT. One of these requirements is that at least 75% of our gross income for each calendar year must consist of rents from real property and income from other real property investments. Subject to special rules for leases to any of TRS-lessees, the aggregate of the rents received by our operating partnership from any tenant will not qualify as rents from real property, which could result in our loss of REIT status, if we own, actually or constructively within the meaning of certain provisions of the Internal Revenue Code, 10% or more of the ownership interests in that tenant. To assist us in preserving our status as a REIT, our charter contains limitations on the ownership and transfer of shares of our stock which prohibit: (1) any person or entity from owning or acquiring, directly or indirectly, more than 9.8% of the value of the aggregate of our then outstanding capital stock or more than 9.8% of the value or number of shares, whichever is more restrictive, of the aggregate of our then outstanding common stock and (2) any transfer of or other event or transaction with respect to shares of capital stock that would result in the beneficial ownership of our outstanding shares of capital stock by fewer than 100 persons. In addition, our charter prohibits any transfer of, or other event with respect to, shares of our capital stock that (1) would result in us being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code, (2) would cause us to own, actually or constructively, 9.8% or more of the ownership interests in a tenant of our real property or the real property of our operating partnership or any direct or indirect subsidiary of our operating partnership or (3) would otherwise cause us to fail to qualify as a REIT.
Our charter provides that the shares of our capital stock that, if transferred, would: (1) result in a violation of the 9.8% ownership limits; (2) result in us being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code; (3) cause us to own 9.9% or more of the ownership interests in a tenant of our real property or the real property of our operating partnership or any direct or indirect subsidiary of our operating partnership; or (4) otherwise cause us to fail to qualify as a REIT, will be transferred automatically to a trust effective on the day before the purported transfer of such shares of our capital stock. We will designate a trustee of the trust that will not be affiliated with us or the purported transferee or record holder. We will also name a charitable organization as beneficiary of the trust. The trustee will receive all distributions on the shares of our capital stock in the trust and will hold such distributions in trust for the benefit of the beneficiary. The trustee also will vote the shares of capital stock in the trust and, subject to Maryland law, will have the authority to rescind as void any vote cast by the intended transferee prior to our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote. The intended transferee will acquire no rights in such shares of capital stock, unless, in the case of a transfer that would cause a violation of the 9.8% ownership limits the transfer is exempted (prospectively or retroactively) by our board of directors from the ownership limits based upon receipt of information (including certain representations and undertakings from the intended transferee) that such transfer would not violate the provisions of the Internal Revenue Code for our qualification as a REIT. If the transfer to the trust would not be effective for any reason to prevent a violation of the foregoing limitations on ownership and transfer, then the transfer of that number of shares that otherwise would cause the violation will be null and void, with the intended transferee acquiring no rights in such shares. In addition, our charter provides that any transfer of shares of our capital stock that would result in shares of our capital stock being beneficially owned by fewer than 100 persons will be null and void and the intended transferee will acquire no rights in such shares of our capital stock.
Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the intended transferee and to the charitable beneficiary as follows. The intended transferee will receive an amount equal to the lesser of (1) the price paid by the intended transferee for the shares or, if the intended transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the “market price” (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (2) the price received by the trustee from the sale or other disposition of the shares. The trustee may reduce the amount payable to the intended transferee by the amount of dividends and other distributions which have been paid to the intended transferee and are owed by the intended transferee to the trustee. Any net sale proceeds in excess of the amount payable to the intended transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares have been transferred to the trust, the shares are sold by the intended transferee, then (1) the shares will be deemed to have been sold on behalf of the trust and (2) to the extent that the intended transferee received an amount for the shares that exceeds the amount described above that such intended transferee was entitled to receive, such excess will be paid to the trustee upon demand.

In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (2) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the intended transferee. We may reduce the amount payable to the intended transferee by the amount of dividends and other distributions which have been paid to the intended transferee and are owed by the intended transferee to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary.
Any person who acquires or attempts or intends to acquire shares of our capital stock in violation of the foregoing restrictions or who owns shares of our capital stock that were transferred to any such trust is required to give immediate written notice to us or, in the case of a proposed or attempted transaction, at least 15 days’ prior written notice. In both cases, such persons must provide to us such other information as we may request to determine the effect, if any, of such event on our status as a REIT. The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to attempt to, or to continue to qualify as a REIT or that compliance is no longer required in order for REIT qualification.
The ownership limits do not apply to a person or persons that our board of directors exempts (prospectively or retroactively) from the ownership limits upon appropriate assurances that our qualification as a REIT is not jeopardized. Any person who owns more than 5.0% (or such lower percentage applicable under Treasury Regulations) of the outstanding shares of our capital stock during any taxable year will be asked to deliver a statement or affidavit setting forth the number of shares of our capital stock beneficially owned.

Distributions

Our board of directors first declared and authorized cash and stock distributions to our stockholders on December 1, 2016, and we paid our first distribution on January, 20, 2017. We expect to continue to make distributions on a monthly basis following the end of each calendar month unless our results of operations, our general financial condition, the general economic condition or other factors prohibit us from doing so. The timing and amount of distributions will be determined by our board of directors in its discretion and may vary from time to time. In connection with a distribution to our stockholders, our board of directors will authorize a monthly distribution for a certain dollar amount, or certain number of shares of common stock, per share of our common stock. We will then calculate each stockholder’s specific distribution amount for the month using daily record and declaration dates. Each stockholder’s distributions will begin to accrue on the date we accept such stockholder’s subscription for shares of our common stock.
Distributions will be made on all classes of our common stock at the same time. The per share amount of distributions on Class A and Class T Shares will likely differ because of different allocations of class specific expenses.
We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for federal income tax purposes. Generally, income distributed will not be taxable to us under the Internal Revenue Code if we distribute dividends equal to at least 90% of our taxable income each year (computed without regard to the dividends paid deduction and our net capital gain). Distributions will be authorized at the discretion of our board of directors and declared by us, in accordance with our earnings, cash flow and general financial condition. Our board of directors’ discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. We are authorized to borrow money, issue new securities or sell assets to make distributions. There are no restrictions on the ability of our operating partnership to transfer funds to us.
We are not prohibited from distributing securities in lieu of making cash distributions to stockholders. The receipt of marketable securities in lieu of cash distributions may cause stockholders to incur transaction expenses in liquidating the securities. We do not have any current intention to list our shares of our common stock on a national securities exchange, nor is it expected that a public market for our shares of common stock will develop.
We can give no assurance that we will pay distributions solely from our cash flow from operations in the future, especially during the period when we are raising capital and have not yet acquired a substantial portfolio of income-producing investments. Our long-term policy will be to pay distributions from cash flow from operations. However, we expect to have insufficient cash flow from operations available for distribution until we make substantial investments. Our organizational documents permit us to pay distributions from any source, including loans, our Advisor’s deferral of fees and expense reimbursements and offering proceeds. We have not established a limit on the amount of proceeds we may use from this offering to fund distributions. If we pay distributions from sources other than cash flow from operations, we will have fewer funds available for investments and your overall return on your investment in us will be reduced.
Distribution Reinvestment Plan
Pursuant to our DRIP, you may elect to have your dividends and other distributions reinvested in additional shares of the class of the common stock you hold. The following discussion summarizes the principal terms of the DRIP. Appendix C to this prospectus contains the full text of our DRIP as is currently in effect.
The purchase price for Class A shares purchased under the DRIP will initially be $11.70 NAV per share, which is equal to the estimated NAV per share price of our Class A shares as of December 31, 2018, and the purchase price for Class T shares purchased under the DRIP will initially be $11.23 NAV per share, which is equal to he estimated NAV per share price of our Class A shares as of December 31, 2018. Our board of directors may, from time to time, in its sole and absolute discretion, change the price at which we offer shares to the public in this offering or pursuant to our DRIP to reflect changes in our estimated NAV per share, changes in applicable law and other factors that our board of directors deems relevant. In the event that our board of directors adjusts the price per share of our Class A and Class T shares offered in this offering, our board of directors will also adjust the price of Class A and Class T shares offered in our DRIP to equal the new offering price of the Class A and Class T shares, respectively. If our offering is not ongoing on the date of a NAV per share determination, our board of directors may adjust

You may elect to participate in the DRIP by completing the subscription agreement, the enrollment form or by other written notice to the plan administrator. Participation in the plan will begin with the next distribution made after acceptance of your written notice. We may terminate, amend or suspend the DRIP for any reason at any time upon 30 days’ prior written notice to participants, which notice may take the form of a Current Report on Form 8-K or in our annual or quarterly reports, as publicly filed with the SEC, or in a separate mailing to participants. Participation in our DRIP may also be terminated with respect to any person to the extent that a reinvestment of distributions in shares of our common stock would cause the share ownership limitations contained in our charter to be violated. Following any termination of our DRIP, all subsequent distributions to stockholders would be made in cash.
No selling commissions, dealer manager fees, or distribution and shareholder servicing fees are payable on shares of any class of common stock sold through our DRIP. Participants may acquire shares of our common stock pursuant to our DRIP until the earliest date upon which (1) all the common stock registered in this or future offerings to be offered under our DRIP is issued, (2) this offering and any future offering pursuant to our DRIP terminates, and we elect to deregister with the SEC the unsold amount of our common stock registered to be offered under our DRIP, or (3) there is more than a de minimis amount of trading in shares of our common stock, at which time any registered shares of our common stock then available under our DRIP will be sold at a price equal to the fair market value of the shares of our common stock, as determined by our board of directors by reference to the applicable sales price with respect to the most recent trades occurring on or prior to the relevant distribution date. In any case, the price per share will be equal to the then-prevailing market price, which will equal the price on the national securities exchange on which such shares of common stock are listed at the date of purchase.

Stockholders who elect to participate in the DRIP, and who are subject to United States federal income taxation laws, will incur a tax liability on an amount equal to the fair value on the relevant distribution date of the shares of our common stock purchased with reinvested distributions, even though such stockholders have elected not to receive the distributions used to purchase those shares of common stock in cash. Under present law, the United States federal income tax treatment of that amount will be as described with respect to distributions under “Federal Income Tax Considerations—Taxation of Taxable U.S. Stockholders” in the case of a taxable U.S. stockholder (as defined therein) and as described under “Federal Income Tax Considerations—Taxation of Non-U.S. Stockholders” in the case of a Non-U.S. Stockholder (as defined therein). However, the tax consequences of participating in our DRIP will vary depending upon each participant’s particular circumstances, and you are urged to consult your own tax advisor regarding the specific tax consequences to you of participation in the DRIP.
All material information regarding the distributions to stockholders and the effect of reinvesting the distributions, including tax consequences, will be provided to our stockholders at least annually. Each stockholder participating in the DRIP will have an opportunity to withdraw from the plan at least annually after receiving this information.
Share Redemption Program
Our common stock is currently not listed on a national securities exchange and we will not seek to list our common stock unless and until such time as our board of directors determines that the listing of our common stock would be in the best interests of our stockholders. In order to provide stockholders with the benefit of some interim liquidity, our board of directors has adopted a share redemption program that permits you to sell your shares back to us, subject to the significant conditions and limitations described below.
No shares can be redeemed under our share redemption program until after the third anniversary of the date of purchase of such shares; provided, however, that this holding period will not apply to redemptions requested in connection with a stockholder’s death or qualifying disability (as defined below) or upon a stockholder’s confinement to a long-term care facility (upon the conditions set forth below). In addition, in the event that you redeem all of your shares, any shares that you purchased pursuant to our DRIP may be excluded from the foregoing three-year holding period requirement, in the discretion of our board of directors. Our board of directors reserves the right in its sole discretion at any time to waive the three-year holding period in the event of other exigent circumstances affecting a stockholder. For purposes of the three-year holding period, limited partners of our operating partnership who exchange their limited partnership units for Class A shares of our common stock will be deemed to have owned their shares as of the date they were issued their limited partnership units in our operating partnership. For a description of the exchange rights of the limited partners of our operating partnership, see the section of this prospectus captioned “The Operating Partnership Agreement-Exchange Rights.”
Other than with respect to shares being redeemed in connection with a stockholder’s death or qualifying disability or upon a stockholder’s confinement to a long-term care facility, we will redeem shares under our share redemption program at a price equal to the then-current estimated NAV per share of the applicable share class.
Shares redeemed in connection with a stockholder’s death or qualifying disability or upon a stockholder’s confinement to a long-term care facility (provided that the condition causing such qualifying disability was not preexisting on the date that such person became a stockholder or that the stockholder was not confined to a long-term care facility on the date the person became a stockholder) will be redeemed at a price equal to (i) for shares that have been held for less than three years, the purchase price paid by such deceased or disabled stockholder for such shares or, (ii) for shares held three years or longer, the most recently reported estimated NAV per share for the class of shares being redeemed.
Subject to the conditions and limitations described below, we will redeem shares upon the death of a stockholder who is a natural person, including shares held by such stockholder through a revocable grantor trust or an IRA or other retirement or profit-sharing plan, after receiving written notice from the estate of the stockholder, the recipient of the shares through bequest or inheritance, or, in the case of a revocable grantor trust, the trustee of such trust, who shall have the sole ability to request redemption on behalf of the trust. We must receive the written notice within 270 days after the death of the stockholder. If spouses are joint registered holders of shares, the request to redeem the shares may be made if either of the registered holders dies. If the stockholder is not a natural person, such as a trust other than a revocable grantor trust, partnership, corporation or other similar entity, these special redemption rights upon death do not apply.
Subject to the conditions and limitations described below, we will redeem shares held by a stockholder who is a natural person, including shares held by such stockholder through a revocable grantor trust or an IRA or other retirement or profit-sharing plan, with a qualifying disability or upon confinement to a long-term care facility, after receiving written notice from such stockholder, provided that the condition causing the qualifying disability was not preexisting on the date that the person became a stockholder or that the stockholder seeking redemption was not confined to a long-term care facility on the date the person became a stockholder. We must receive written notice within 270 days after the determination of such stockholder’s qualifying disability or, with respect to redemptions sought upon a stockholder’s confinement to a long-term care facility, within 270 days of the earlier of (1) the one-year anniversary of the stockholder’s admittance to the long-term care facility or (2) the date of the determination of the stockholder’s indefinite confinement to the long-term care facility by a licensed physician. If the stockholder is not a natural person, such as a trust (other than a revocable grantor trust), partnership, corporation or other similar entity, these special redemption rights do not apply.
We are not obligated to repurchase shares of our common stock under the share redemption program. Notwithstanding the procedures discussed below, our board of directors may, in its sole discretion, accept or reject any share redemption request made by any stockholder at any time.
To the extent we determine to accept share redemption requests from our stockholders, redemptions of shares will be made quarterly under the program. We will not redeem in excess of 10% of the weighted-average number of shares outstanding during the 12-month period immediately prior to the effective date of redemption. Our board of directors will determine at least quarterly whether we have sufficient excess cash to redeem shares. Generally, the cash available for redemption will be limited to proceeds from our DRIP plus, if we had positive operating cash flow for the previous fiscal year, 1% of all operating cash flow from the previous fiscal year. These limitations apply to all redemptions, including redemptions sought upon a stockholder’s death, qualifying disability or confinement to a long-term care facility. You will have no right to request redemption of your shares if the shares are listed for trading on a national securities exchange. See “Risk Factors - Risks Related to Our Business in General.”
A request for redemption may be withdrawn in whole or in part by a stockholder in writing at any time prior to the redemption date. We cannot guarantee that the funds set aside for the share redemption program will be sufficient to accommodate all requests made in any particular redemption period. If we cannot accommodate a redemption request due to the foregoing limitations, the stockholder or his or her estate, heir or beneficiary can (1) withdraw the request for redemption, or (2) ask that we honor the request at such time, if any, when the limitations no longer prevent redemption. Such pending requests will be honored among all requests for redemptions in any given redemption period, as follows: first, pro rata as to redemptions sought upon a stockholder’s death or disability or sought upon a stockholder’s confinement to a long-term care facility; next, pro rata as to redemptions to stockholders who demonstrate, in the discretion of our board of directors, another involuntary, exigent circumstance, such as bankruptcy; next, pro rata as to redemptions to stockholders subject to a mandatory distribution requirement under their IRAs; and, finally, pro rata as to other redemption requests.
In general, a stockholder or his or her estate, heir or beneficiary may present to us fewer than all of the shares then owned for redemption, except that the minimum number of shares that must be presented for redemption shall be at least 25% of the holder’s shares. However, as little as 10% of your shares may be presented for redemption if your redemption request is made within 270 days of the event giving rise to the special circumstances described in this sentence, where redemption is being requested (1) on behalf of a deceased stockholder; (2) by a stockholder with a qualifying disability, who is deemed by our board of directors to be permanently disabled or who is seeking redemption upon confinement to a long-term care facility; (3) by a stockholder due to other involuntary, exigent circumstances, such as bankruptcy; or (4) by a stockholder due to a mandatory distribution under such stockholder’s IRA; provided, however, that any future redemption request by such stockholder must present for redemption at least 25% of such stockholder’s remaining shares. Except in the case of redemptions due to a mandatory distribution under a stockholder’s IRA, we will treat a redemption request that would cause you to own fewer than 200 shares as a request to redeem all of your shares, and we will vary from pro rata treatment of redemptions as necessary to avoid having stockholders holding fewer than 200 shares.
A stockholder who wishes to have shares redeemed must mail or deliver to us a written request on a form provided by us and executed by the stockholder, its trustee or authorized agent and delivered to us at least 15 days prior to the end of the applicable quarter. An estate, heir or beneficiary that wishes to have shares redeemed following the death of a stockholder must mail or deliver to us a written request on a form provided by us, including evidence acceptable to our board of directors of the death of the stockholder, and executed by the executor or executrix of the estate, the heir or beneficiary, or their trustee or authorized agent. A stockholder requesting the redemption of his or her shares due to a qualifying disability or confinement to a long-term care facility must mail or deliver to us a written request on a form provided by us, including the evidence and documentation described above, or evidence acceptable to our board of directors of the stockholder’s disability or confinement to a long-term care facility. If the shares are to be redeemed under the conditions outlined herein, we will forward the documents necessary to affect the redemption, including any signature guaranty we may require.
The effective date of any redemption will be the last day of the calendar month preceding the quarterly determination by our board of directors of the availability of funds for redemption. The shares approved for redemption will accrue no distributions after the effective date of redemption. In making the determination of the availability of funds for redemption, our board of directors will consider only properly completed redemption requests that we received on or before the last day of the calendar month preceding the determination of the availability of funds for redemption. Payment for the shares so approved for redemption, assuming sufficient funds for redemption and the satisfaction of all necessary conditions, will be made no later than 15 days after the date of our directors’ action to determine the shares approved for redemption.
Our share redemption program is only intended to provide interim liquidity for our stockholders until a secondary market develops for the shares. No such market presently exists, and we cannot assure you that any market for your shares will ever develop. The shares we purchase under the share redemption program will be cancelled. Neither our Advisor, nor any member of our board of directors nor any of their affiliates will receive any fee on the redemption of shares by us pursuant to the share redemption program. For a discussion of the tax treatment of redemptions, see “Federal Income Tax Considerations-Taxation of U.S. Stockholders.”
Our board of directors may, in its sole discretion, amend, suspend, or terminate the share redemption program at any time if it determines that the funds available to fund the share redemption program are needed for other business or operational purposes or that amendment, suspension or termination of the share redemption program is in the best interest of our stockholders. If the board of directors decides to amend, suspend or terminate the share redemption program, we will provide our stockholders with no less than 10 days’ prior written notice, which notice may be provided (a) in a current report on Form 8-K or in our annual or quarterly reports, all publicly filed or furnished with the SEC, or (b) in a separate mailing to our stockholders. Therefore, you may not have the opportunity to make a repurchase request prior to any potential termination of our share redemption program.
Determination of Net Asset Value Per Share (NAV)
We will determine and publicly disclose an estimated NAV per share of each class of our common stock no less frequently than annually, which estimated NAV determinations may be substantially different than other estimated NAV per share determinations. As of the date of this prospectus, our board of directors determined an estimated NAV per share of our Class A and Class T common shares of $11.70 NAV and $11.23 NAV, respectively, as of December 31, 2018, which we refer to as the “estimated NAV per share.”.

We provide estimated net asset values per share in part, to assist broker dealers and stockholders in evaluating us and to assist broker dealers in meeting their ongoing customer account statement reporting obligations under the current rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

The objective of our board of directors in determining the estimated net asset values per share is to arrive at values, based on recent available data, that it believed are reasonable based on methods that it deemed appropriate after consultation with the advisor and the Audit Committee of the board of directors. The estimated net asset values per share are based on (x) the estimated value of our assets less the estimated value of our liabilities divided by (y) the number of outstanding shares of our Class A and Class T common stock, all as of a particular date. We intend to determine updated estimated net asset values per share for each of our share classes every year as of the last day of our fiscal year, or more frequently in the sole discretion of our board of directors, which values may be substantially different than the estimated values determined previously or subsequently to any given determination.

Investors are cautioned that the market for commercial real estate can fluctuate quickly and substantially and values of our assets and liabilities are expected to change in the future. Investors should also consider that we are in the early stages of raising capital in our initial public offering and we only own a limited amount of properties and assets. As and when we continue to raise capital from the sale of shares of common stock in our initial public offering and to invest in additional real estate properties and real estate investments, our assets and liabilities, and the net asset value per share of our Class A and Class T common stock, will vary significantly from other net asset values.

Our board of directors, including our independent directors, is responsible for determining our estimated NAV per share no less frequently than annually. We anticipate that our estimated NAV per share will be determined by our board of directors based upon (i) valuations of all of our assets by independent third-party appraisers or qualified independent valuation experts selected by our Advisor and approved by our board, including our independent directors, (ii) the recommendation of the audit committee of our board of directors, which is comprised entirely of independent directors, (iii) valuation reports prepared by our Advisor, (iv) our board of directors’ experience with, and knowledge of, our real property and other assets, and (v) such other information and considerations as our board of directors deems relevant. We anticipate that any independent appraiser or valuation expert we engage will be a member of the Appraisal Institute with the MAI designation or such other professional valuation designation appropriate for the type and geographic locations of the assets being valued and will provide a written opinion, which will include a description of the reviews undertaken and the basis for such opinion. The aggregate NAV per share of our common stock will be calculated by taking the independent third party valuation of our portfolio, less the fair value of debt plus the addition of cash and other assets on the balance sheet, less other liabilities, and dividing that amount by the number of shares of our common stock issued and outstanding as of the valuation date. Adjustments may be made to the independent appraisals by management for the effects of known events of a material nature (adjustments for non-material events may also be made). Following the calculation and allocation of changes in our aggregate NAV as described above, the NAV for each class of our common stock will be adjusted for accrued dividends and, in the case of the Class T shares, the distribution and shareholder servicing fee, to determine the estimated NAV per share for each class of our common stock. Selling commissions and the dealer manager fees, which are paid by purchasers of Class A shares and Class T shares in this offering at the time of purchase, will have no effect on the estimated NAV per share of any class.
Our estimated NAV per share will be based on a number of assumptions, estimates and judgments that may not be accurate or complete. Further, different REITs using different property-specific and general real estate and capital market assumptions, estimates, judgments and standards could derive different estimated NAV per share from those determined by us. Our estimated NAV per share may not be indicative of the price our stockholders would receive if they sold our shares in an arm’s-length transaction, if our shares were actively traded or if we were liquidated. In addition, the proceeds received from a liquidation of our assets may be substantially less than the offering price of our shares because certain fees and costs associated with this offering may be added to our estimated NAV per share in connection with changing the offering price of our shares.

Our board of directors may, from time to time, in its sole and absolute discretion, change the price at which we offer shares to the public in this offering or pursuant to our DRIP to reflect changes in our estimated NAV per share, changes in applicable law and other factors that our board of directors deems relevant. We intend to adjust the purchase price of the shares of both our Class A and our Class T stock within thirty (30) days of the board of directors' determination of the NAV per shares as of December 31, 2019. Our board of directors will also adjust the price of Class A and Class T shares offered in our DRIP to equal the new offering price of the Class A and Class T shares, respectively. If this offering is not ongoing on the date of a determination of estimated NAV per share, our board of directors may adjust the price of shares offered pursuant to our DRIP to equal 95.0% of such estimated

NAV per share. Our board of directors has determined not to adjust the offering price per share of our Class A shares and Class T shares as a result of the determination of our estimated NAV per share as of December 31, 2017, but will do so upon determination of the estimated NAV per share as of December 31, 2018 within thirty (30) days of the date of determination.

Determination of Net Asset Value Per Share as of December 31, 2018

On August 8, 2019, our board of directors, including all our independent directors determined an estimated net asset value per share of our Class A common stock of $11.70 and Class T common stock of $11.23 as of December 31, 2018 (collectively, the “Net Asset Values per Share”).  In determining the estimated values per share of the Company’s common stock, our board reviewed information provided in a report (the "Valuation Report") prepared by our advisor, the recommendation of our audit committee, appraisal reports of our owned properties and properties owned by Hartman SPE, LLC in which we own a non-controlling limited liability company membership interest that were prepared for the Company and other affiliates by a third party for use outside of this registration statement and a third party appraisal report prepared by a third party consultant. The advisor and the audit committee also relied upon its own experience with, and knowledge of, the real property investments and other assets of the Company as of December 31, 2018.

The objective of the board in determining the estimated Net Asset Values per Share was to arrive at values, based on available data, that it believes are reasonable based on methods that it deemed appropriate after consultation with the advisor and the audit committee.  The estimated Net Asset Values per Share are based on (x) the estimated value of the Company’s assets less the estimated value of the Company’s liabilities divided by (y) the number of outstanding shares of the Company’s Class A and Class T common stock, all as of December 31, 2018.  The Company intends to determine updated estimated Net Asset Values per Share for each of its share classes every year as of the last day of the Company’s fiscal year, or more frequently in the sole discretion of the board, which values may be substantially different than the estimated values determined as of December 31, 2018.

Investors are cautioned that the market for commercial real estate can fluctuate quickly and substantially and values of the Company’s assets and liabilities are expected to change in the future.  Investors should also consider that the Company is in the process of raising capital in its initial public offering and as of December 31, 2018, the valuation date, the Company owned three properties, and a non-controlling limited liability company interest in an affiliate which owns 39 properties. As of December 31, 2018, the Company had one property under contract for acquisition which was subsequently acquired on January 11, 2019. As and when the Company continues to raise capital from the sale of shares of common stock in its initial public offering and follow-on public offering and to invest in additional real estate properties and real estate investments, its assets, liabilities, and the net asset value per share of its common stock will vary significantly from the values as of December 31, 2018.

Investments in Real Estate. As of December 31, 2018, our investments in real estate assets consist of a retail shopping center located in San Antonio, Texas, which we refer to as Village Pointe; a flex/R&D property located in Richardson, Texas, which we refer to as Richardson Tech Center; and an office property located in San Antonio, Texas, which we refer to as the Spectrum Building. We also owned a 5.89% interest in an affiliate special purpose entity which owns 39 office, retail and light industrial properties in Houston, Dallas, and San Antonio, Texas, which we refer to as the Hartman SPE interest. The Board determined that the value of our real estate assets as of December 31, 2018 was $51,466,000.

Valuation of Interest in Hartman SPE, LLC.  On October 1, 2018, our affiliate Hartman Short Term Income Properties XX, Inc., or Hartman XX, through its special purpose finance subsidiary, which we refer to as Hartman SPE, entered into a term loan agreement in the principal amount of $259,000,000.

Contemporaneously, Hartman XX together with its affiliates Hartman Income REIT, Inc., Hartman Short Term Income Properties XIX, Inc. and us, contributed a total of 39 commercial real estate properties to Hartman SPE in exchange for limited liability company membership interests.

We contributed our 48.8% interest in Three Forest Plaza, which we owned in a joint venture arrangement with Hartman XX to Hartman SPE LLC in exchange for a 5.89% interest in Hartman SPE.

In order to determine the net asset value of our ownership interest in Hartman SPE as of December 31, 2018, the Board determined the net asset value of Hartman SPE by evaluating Hartman SPE's net asset value as follows:

(In thousands)
Estimated fair value of real estate assets per the Valuation Report	$537,388
Cash and cash equivalents	18,376
Accrued rent and accounts receivable, net	2,919
Deferred costs, net	1,373
Prepaid expenses and other assets	32,420
$592,476

Notes payable, net	$262,220
Due to related parties	2,819
Accounts payable and accrued expenses	17,282
Tenants’ security deposits	4,276
$286,597

Net asset value of Hartman SPE	$305,879
vREIT XXI ownership interest	5.89%
Net asset value of vREIT XXI ownership interest	$18,016

Other Assets and Liabilities. The Board determined that the estimated valuation of the Company’s other assets and liabilities, consisting of cash and cash equivalents; accounts receivable; prepaid expenses and other assets; due related parties, net; accounts receivable and accrued expenses; and tenant security deposits, was equal to the fair value of such assets as of December 31, 2018 due to their short maturities.

Notes Payable.  The Board determined that book value and fair value of notes payable are equal as of December 31, 2018.

Estimated Net Asset Values per Share.  The estimated Net Asset Values per Share are based upon 3,591,757 shares of the Company’s Class A common stock and 129,668 shares of the Company’s Class T common stock issued and outstanding as of December 31, 2018.  Although the estimated Net Asset Values per Share have been developed as a measure of value as of a specific time, December 31, 2018, the estimated Net Asset Values per Share do not reflect a liquidity discount for the fact that the shares are not currently traded on a national securities exchange or the limited nature in which a shareholder may redeem shares under the Company’s share redemption program (if at all), a discount for the non-assumability or prepayment obligations associated with certain of the Company’s debt, or a discount for the Company’s corporate level overhead. Additionally, the estimation does not take in other factors that may influence the price at which a particular company's stock could be sold or purchased, including but not limited to: market conditions, competition, valuation of competing securities, interest rates, world and local events; the price of oil and gas; terrorist attacks, and political events.

The following table presents how the estimated net asset values per share were determined as of December 31, 2018:

Estimated fair value of investment in real estate assets		$33,450,000
Estimated net asset value of investment in Hartman SPE, LLC		18,016,000
Cash and cash equivalents		5,839,000
Other assets and liabilities, net		325,000
Note payable		(14,086,000)
Estimated net asset value attributable to common share stockholders		$43,544,000

Estimated net asset value attributable to Class A common shares		$42,027,000
Class A common shares outstanding		3,591,757
Estimated net asset value per Class A common share		$11.7

Estimated net asset value attributable to Class T common shares		$1,517,000
Less reduction for shareholder servicing fee		(61,000)
Estimated net asset value attributable to Class T common shares		1,456,000
Class T common shares outstanding		129,668
Estimated net asset value per Class T common share		$11.23

Estimated net asset value per common share on a per share basis:	Class A	Class T
Estimated fair value of investment in real estate assets	$8.99	$8.99
Estimated net asset value of investment in Hartman SPE, LLC	4.84	4.84
Cash and cash equivalents	1.57	1.57
Other assets and liabilities, net	0.08	0.08
Note payable	(3.78))	(3.78)
Shareholder service fee	—	(0.47)
Estimated net asset value per common share	$11.70	$11.23

Limitations of Valuation Method. FINRA rules provide limited guidance on the methods an issuer must use to determine its estimated value per share. As with any valuation method, the methods used to determine our estimated net asset value per share were based upon a number of assumptions, estimates and judgments that may not be accurate or complete. The estimated net asset value per share determined by our board is not audited, does not represent the fair value of our assets less the fair value of our liabilities according to GAAP, and is not a representation, warranty or guarantee that, among other things:

•a stockholder would be able to realize the estimated value per share if such stockholder attempts to sell his or her shares;
•a stockholder would ultimately realize distributions per share equal to the estimated value per share upon liquidation of our assets and settlement of our liabilities or a sale of the Company;
•shares of our common stock would trade at the estimated value per share on a national securities exchange; a third party would offer the estimated value per share in arms-length transaction to purchase all or substantially all of the shares of our common stock; or
•the methods used to determine the estimated value per share would be acceptable to FINRA, under the Employee Retirement Income Security Act, the Securities and Exchange Commission or any state securities regulatory entity with respect to their respective requirements.

Further, the estimated net asset value per share was calculated as of a particular moment in time and the value of the Company’s shares will fluctuate over time as a result of, among other things, future acquisitions or dispositions of assets (including acquisitions and dispositions of real estate investments since December 31, 2018), developments related to individual assets and changes in the real estate and capital markets.

Business Combinations

Under the MGCL, business combinations between a Maryland corporation and an interested stockholder or the interested stockholder’s affiliate are prohibited for five years after the most recent date on which the stockholder becomes an interested stockholder. For this purpose, the term “business combinations” includes mergers, consolidations, share exchanges or, in circumstances specified in the MGCL, asset transfers and issuances or reclassifications of equity securities. An “interested stockholder” is defined for this purpose as: (1) any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or (2) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of the corporation. A person is not an interested stockholder under the MGCL if the board of directors approved in advance the transaction by which the person otherwise would become an interested stockholder. However, in approving the transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of the approval, with any terms and conditions determined by the board of directors.
After the five-year prohibition, any such business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (1) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (2) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares of stock held by the interested stockholder or its affiliate with whom the business combination is to be effected, or held by an affiliate or associate of the interested stockholder, voting together as a single voting group.
These super majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the MGCL, for their shares of common stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares of common stock.
None of these provisions of the MGCL will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the business combination statute, our board of directors has exempted any business combination involving us and any person. Consequently, the five-year prohibition and the super majority vote requirements will not apply to business combinations between us and any person. As a result, any person may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super majority vote requirements and other provisions of the statute.
Our board of directors may, by resolution, reverse the exemption and opt for us to again become subject to the business combination statute in the future, which may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.
Business Combination with Our Advisor
Many REITs that are listed on a national securities exchange or included for quotation on an over-the-counter market are self-administered, which means that they employ persons or agents to perform all significant management functions. The costs to perform these management functions are internal, rather than external, and no third-party fees, such as advisory fees, are paid by the REIT. We will consider becoming a self-administered REIT once our assets and income are, in our board of directors’ view, of sufficient size such that internalizing some or all of the management functions performed by our Advisor is in our best interests and in the best interests of our stockholders.

If our board of directors should make this determination in the future and seeks to pursue internalizing our management functions through a business combination with our Advisor, or by hiring our Advisor’s personnel, our board of directors will form a special committee comprised entirely of our independent directors to consider and evaluate any such transaction. Unless and until definitive documentation is executed, we will not be obligated to complete a business combination with our Advisor.
We do not intend to pay any compensation or other remuneration to our Advisor or its affiliates in connection with any internalization transaction. Subject to the approval of our board of directors, to the extent our Advisor or our Sponsor performs substantial services or incurs costs in connection with the internalization, we intend to pay our Advisor or our Sponsor for such services and reimburse our Sponsor and its affiliates for any and all costs and expenses reasonably associated with the internalization.
Control Share Acquisitions
The MGCL provides that holders of “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights with respect to such control shares except to the extent approved by a vote of at least two-thirds of the votes entitled to vote generally in the election of directors, excluding shares of common stock owned by interested stockholders, that is votes cast by the acquirer, by officers or by employees who are directors of the corporation are not entitled to vote on the matter. “Control shares” are voting shares of stock that, if aggregated with all other shares of stock owned by the acquirer or with respect to which the acquirer has the right to vote or to direct the voting of, other than solely by virtue of a revocable proxy, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting powers:
• one-tenth or more but less than one-third;
• one-third or more but less than a majority; or
• a majority or more of all voting power.
Control shares do not include shares of stock the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. Except as otherwise specified in the statute, a “control share acquisition” means the acquisition of issued and outstanding control shares. Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares of stock. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting. If voting rights are not approved for the control shares at the meeting or if the acquiring person does not deliver an “acquiring person statement” for the control shares as required by the statute, the corporation may repurchase any or all of the control shares for their fair value, except for control shares for which voting rights have previously been approved. Fair value is to be determined for this purpose without regard to the absence of voting rights for the control shares, and is to be determined as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights for control shares are considered and not approved.
If voting rights for control shares are approved at a stockholders’ meeting and the acquirer becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares of stock as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.
The control share acquisition statute does not apply to shares of stock acquired in a merger or consolidation or on a stock exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation. As permitted by the MGCL, we have provided in our bylaws that the control share provisions of the MGCL will not apply to any acquisition by any person of shares of our stock, but our board of directors retains the discretion to opt into these provisions in the future by amending our bylaws.

Subtitle 8
Subtitle 8 of Title 3 of the MGCL, or Subtitle 8, permits the board of directors of a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in its charter or bylaws, to any or all of five provisions:
• a classified board of directors;
• a two-thirds vote requirement for removing a director;
• a requirement that the number of directors be fixed only by vote of the directors;
• a requirement that vacancies on the board of directors be filled only by the remaining directors and (if the board is classified) for the remainder of the full term of the class of directors in which the vacancy occurred; and
• a majority vote requirement for the calling of a stockholder-requested special meeting of stockholders.
We have elected by a provision in our charter to provide that, at such time, if ever, as we are eligible to make a Subtitle 8 election, vacancies on our board of directors may be filled only by a majority of the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we vest in our board of directors the exclusive power to fix the number of directorships, provided that the number is not fewer than three. We have not elected to be subject to the other provisions of Subtitle 8, and as discussed above, to do so we must have a class of equity securities registered under the Exchange Act and at least three independent directors. While we expect to meet the first requirement, at this time we have only two independent directors, and we have no current plan to add a third, although that may change. Accordingly, our board of directors may in the future elect, at such time as we are eligible to make a Subtitle 8 election and without stockholder approval, to classify our board or to become subject to any of the other provisions of Subtitle 8.
Advance Notice of Director Nominations and New Business
Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by a stockholder may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by a stockholder who is a stockholder of record both at the time of giving the advance notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the advance notice procedures of our bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to our board of directors at a special meeting may be made only (1) by or at the direction of our board of directors or (2) provided that the special meeting has been called in accordance with our bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time of giving the advance notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions of our bylaws.
Restrictions on Roll-Up Transactions
In connection with any proposed “roll-up transaction” (as defined below) involving us and the issuance of securities of an entity as defined below that would be created or would survive after the successful completion of the roll-up transaction, an appraisal of all of our assets will be obtained from a competent independent appraiser. In order to qualify as an independent appraiser for this purpose, the person or entity must have no material current or prior business or personal relationship with our Advisor or directors and must be engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by us. If the appraisal will be included in a prospectus used to offer the securities of a roll-up entity, the appraisal shall be filed with the SEC and, if applicable, the states in which registration of such securities is sought, as an exhibit to the registration statement for the offering. Our assets will be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of the assets as of a date immediately prior to the announcement of the proposed roll-up transaction. The appraisal will assume an orderly liquidation of our assets over a 12-month period. The terms of the engagement of the independent appraiser will clearly state that the engagement is for our benefit and the benefit of our stockholders. We will include a summary of the appraisal, indicating all material assumptions underlying the appraisal, in a report to the stockholders in connection with any proposed roll-up transaction.
A “roll-up transaction” is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of another entity, which we refer to as a “roll-up entity,” that would be created or would survive after the successful completion of such transaction. The term roll-up transaction does not include:
• a transaction involving securities of our company that have been for at least 12 months listed on a national securities exchange; or
• a transaction involving our conversion to a corporate, trust, or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following: common stockholder voting rights; the term of our existence; compensation to our Advisor or Sponsor; or our investment objectives.
In connection with a proposed roll-up transaction, the person sponsoring the roll-up transaction must offer to stockholders who vote against the proposal the choice of:
(1) accepting the securities of a roll-up entity offered in the proposed roll-up transaction; or
(2) one of the following:
(a) remaining as stockholders and preserving their interests in us on the same terms and conditions as existed previously; or
(b) receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.
We are prohibited from participating in any proposed roll-up transaction:
• that would result in common stockholders having voting rights in a roll-up entity that are less than those provided in our charter, including rights with respect to the election and removal of directors, annual and special meetings, amendment of our charter and our dissolution;
• that includes provisions that would operate as a material impediment to, or frustration of, the accumulation of shares by any purchaser of the securities of a roll-up entity, except to the minimum extent necessary to preserve the tax status of such roll-up entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the roll-up entity on the basis of the number of our shares held by that investor;
• in which our common stockholders’ rights to access the records of the roll-up entity will be less than those provided for in our charter and described above in “—Meetings, Special Voting Requirements and Access to Records;” or

• in which we would bear any of the costs of the roll-up transaction if our common stockholders reject the roll-up transaction.
Reports to Stockholders
Our charter requires that we prepare an annual report and deliver it to our stockholders within 120 days after the end of each fiscal year. Among the matters that must be included in the annual report are:
• financial statements that are prepared in accordance with GAAP and are audited by our independent registered public accounting firm;
• the ratio of the costs of raising capital during the year to the capital raised;
• the aggregate amount of advisory fees and the aggregate amount of other fees paid to our Advisor and any affiliate of our Advisor by us or third parties doing business with us during the year;
• our total operating expenses for the year, stated as a percentage of our average invested assets and as a percentage of our net income;
• a report from the independent directors that our policies are in the best interests of our stockholders and the basis for such determination; and
• separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our Advisor, a director or any affiliate thereof during the year; provided, that our independent directors are specifically charged with a duty to examine and comment in the report on the fairness of the transactions.
Under the Securities Act, we must update this prospectus upon the occurrence of certain events, such as property acquisitions. We will file updated prospectuses and prospectus supplements with the SEC. We are also subject to the informational reporting requirements of the Exchange Act, and accordingly, we will file annual reports, quarterly reports, proxy statements, when applicable, and other information with the SEC. In addition, we will provide you directly with periodic updates, including prospectuses, prospectus supplements, and annual and quarterly reports.
You may authorize us to provide such periodic updates, electronically by so indicating on your subscription agreement, or by sending us instructions in writing in a form acceptable to us to receive such periodic updates electronically. Unless you elect in writing to receive such periodic updates electronically, all documents will be provided in paper form by mail. You must have internet access to use electronic delivery. While we impose no additional charge for this service, there may be potential costs associated with electronic delivery, such as online charges. The periodic updates will be available on our website. You may access and print all periodic updates provided through this service. As periodic updates become available, we will notify you by sending you an e-mail message that will include instructions on how to retrieve the periodic updates. If our e-mail notification is returned to us as “undeliverable,” we will contact you to obtain your updated e-mail address. If we are unable to obtain a valid e-mail address for you, we will resume sending a paper copy by regular U.S. mail to your address of record. You may revoke your consent for electronic delivery at any time and we will resume sending you a paper copy of all periodic updates. However, in order for us to be properly notified, your revocation must be given to us a reasonable time before electronic delivery has commenced. We will provide you with paper copies at any time upon request. Such request will not constitute revocation of your consent to receive periodic updates electronically.

THE OPERATING PARTNERSHIP AGREEMENT

General
Our operating partnership was formed on September 30, 2015 to own real property and other investments that will be acquired and actively managed by our Advisor on our behalf. We utilize an UPREIT structure generally to enable us to acquire real property in exchange for limited partnership interests from owners who desire to defer taxable gain that would otherwise normally be recognized by them upon the disposition of their real property or transfer of their real property to us in exchange for shares of our common stock or cash. In such a transaction, the property owner’s goals are accomplished because the owner may contribute property to our operating partnership in exchange for limited partnership interests on a tax-free basis. These owners may also desire to achieve diversity in their investment and other benefits afforded to owners of shares of our common stock in a REIT.
We intend to hold substantially all of our assets in our operating partnership or in subsidiary entities in which our operating partnership owns an interest, and we may make future acquisitions of real properties for limited partnership interests. If our operating partnership were to issue limited partnership interests to any person other than us or one of our subsidiaries, we likely would amend the partnership agreement to create limited partnership interests that are economically equivalent to Class A shares and which could be submitted for redemption, payable, at our option, in cash or Class A shares. For purposes of satisfying the asset and income tests for qualification to be taxed as a REIT for federal income tax purposes, our proportionate share of the assets and income of our operating partnership will be deemed to be assets and income. We are the sole general partner of our operating partnership. Our subsidiary, Hartman vREIT XXI Holdings, LLC, has contributed $1,000 to our operating partnership in exchange for limited partnership interests and Hartman vREIT XXI SLP, LLC has invested $1,000 in exchange for special limited partnership interests. Hartman vREIT XXI Holdings, LLC and Hartman vREIT XXI SLP, LLC are currently the only limited partners of our operating partnership. As the sole general partner of our operating partnership, we have the exclusive power to manage and conduct the business of our operating partnership.
The following is a summary of certain provisions of the limited partnership agreement of our operating partnership, or the operating partnership agreement. For more detail, you should refer to the operating partnership agreement itself, which is filed as an exhibit to the registration statement of which this prospectus is a part.
Capital Contributions
As we accept subscriptions for shares of our common stock, we will transfer substantially all of the net offering proceeds to our operating partnership.
If our operating partnership requires additional funds at any time in excess of capital contributions made by us and our Advisor, we may borrow funds from a financial institution or other lender and lend such funds to our operating partnership on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause our operating partnership to issue limited partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interest of our operating partnership and us. The operating partnership would also be able to issue preferred partnership interests in connection with our issuance of preferred stock or otherwise. These preferred partnership interests could have priority over common partnership interests with respect to distributions from the operating partnership, including priority over the partnership interests that we would own as a general partner.
Operations
The operating partnership agreement requires that our operating partnership be operated in a manner that will enable us to (1) satisfy the requirements for being classified as a REIT for federal income tax purposes, unless we otherwise cease to qualify as a REIT, (2) avoid any federal income or excise tax liability, and (3) ensure that our operating partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code, which classification could result in our operating partnership being taxed as a corporation, rather than as a partnership.

Distributions and Allocations of Profits and Losses
The operating partnership agreement generally provides that, except as provided below with respect to the special limited partnership interests and except upon liquidation of our operating partnership, our operating partnership will make quarterly or more frequent distributions of cash to the partners of our operating partnership in accordance with their relative percentage interests in amounts determined by us as general partner. Upon the liquidation of our operating partnership, after payment of debts and obligations and any redemption of special limited partnership interests, any remaining assets of our operating partnership will be distributed in accordance with each partner’s positive capital account balance.
The holder of the special limited partnership interests in our operating partnership, Hartman vREIT XXI SLP, LLC, a wholly-owned subsidiary of the parent company of our Advisor, was issued the special limited partnership interests upon its initial investment of $1,000 in our operating partnership. The special limited partnership interest holder will be entitled to receive distributions from our operating partnership equal to 15.0% of our net sales proceeds from the disposition of assets, but only after the other partners, including us, have received, in the aggregate, cumulative distributions equal to their capital contributions to the operating partnership plus a 6.0% cumulative non-compounded annual pre-tax return thereon. Depending on various factors, including the date on which shares of our common stock are purchased and the price paid for such shares of common stock, a stockholder may receive more or less than the 6.0% cumulative non-compounded annual pre-tax return on their net contributions described above prior to the commencement of distributions to the owner of the special limited partnership interests.
In addition, the special limited partnership interest holder will be entitled to a separate payment upon the redemption of its special limited partnership interests, as discussed under “Redemption Rights” below. In addition to the administrative and operating costs and expenses incurred by our operating partnership in acquiring and operating real properties, real estate securities and debt-related investments, our operating partnership will pay all our administrative costs and expenses and such expenses will be treated as expenses of our operating partnership. Such expenses will include, but will not be limited to:
• expenses relating to the formation and continuity of our existence;
• expenses relating to our public offering and registration of securities;
• expenses associated with the preparation and filing of any periodic reports by us under federal, state or local laws or regulations;
• expenses associated with compliance by us with applicable laws, rules and regulations; and
• our other operating or administrative costs incurred in the ordinary course of our business on behalf of our operating partnership.
Redemption Rights
The special limited partnership interests will be redeemed by our operating partnership upon: (1) the listing of our common stock on a national securities exchange; (2) the occurrence of certain events that result in the termination or non-renewal of our advisory agreement other than by us for “cause” (as defined in our advisory agreement); or (3) the termination of our advisory agreement by us for cause. In the event the triggering event of the redemption is the listing of our shares of common stock or a termination or non-renewal of our advisory agreement other than by us for cause, the special limited partnership interests will be redeemed for an aggregate amount equal to the amount that the holder of the special limited partnership interests would have been entitled to receive if our operating partnership had disposed of all of its assets at their fair market value and all liabilities of our operating partnership had been satisfied in full according to their terms as of the date of the event triggering the redemption. If the event triggering the redemption is a listing of our shares on a national securities exchange only, the fair market value of the assets of our operating partnership for these purposes will be determined by our board of directors taking into account the average closing price of our listed shares or, if the average closing price is not available, the average of bid and ask prices of our listed shares, for the 30-day period beginning 120 days after such listing event. If the event triggering the redemption is an underwritten public offering of our shares, the fair market value of the assets of our operating partnership will be determined by our board of directors taking into account the valuation of our shares as determined by the initial public offering price of the shares in such offering. If the triggering event of the redemption is the termination or non-renewal of our advisory agreement for any reason other than by us for cause, the fair market value of the assets of our operating partnership will be determined by our board of directors based on an appraisal or valuation of our assets from an independent appraisal or valuation firm selected by our board of directors. Payment or the redemption price to the holder of the special limited partnership interests will be paid, at the holder’s discretion, in the form of (i) limited partnership interests in our operating partnership valued at fair market value, (ii) shares of our Class A common stock, or (iii) a non-interest bearing promissory note. The internalization of our advisor would result in the redemption of the special limited partnership interests because our advisory agreement would be terminated upon internalization of our advisory agreement. However, as part of the negotiated consideration for the internalization, the special limited partnership interest holder might agree to amend or waive the redemption feature. In connection with the exercise of these redemption rights, the special limited partner must make certain representations, including that the delivery of shares of our common stock upon redemption would not result in such special limited partner owning shares in excess of the ownership limits in our charter. In the event of the termination or non-renewal of our advisory agreement by us for cause, all of the special limited partnership interests will be redeemed by our operating partnership for the aggregate price of $1.
Transferability of Operating Partnership Interests
We generally may not (1) voluntarily withdraw as the general partner of our operating partnership, (2) engage in any merger, consolidation or other business combination, except with the consent of limited partners holding more than 50% of the ownership percentage interests of the limited partners or (3) transfer our general partnership interest in our operating partnership (except to a wholly owned subsidiary). With certain exceptions, the holders of limited partnership interests may not transfer their interests in our operating partnership, in whole or in part, without our written consent, as general partner.

PLAN OF DISTRIBUTION

General
We are offering up to $180,000,00 in shares of our common stock to the public in our primary offering and up to $5,000,000 in shares of our common stock to our stockholders pursuant to our DRIP. We are offering to the public two classes of shares of our common stock: Class A shares and Class T shares. We are offering to sell any combination of share classes with a dollar value up to the maximum offering amount.. The two share classes are subject to differing upfront selling commissions and the Class T shares are subject to an ongoing distribution and shareholder servicing fee (as discussed below). We are offering shares of our common stock in our primary offering at an initial price of $13.00 per Class A share and $12.48 per Class T Share. We are offering shares of our common stock to our stockholders pursuant to our DRIP at a price equal to the current NAV per Class A and Class T common share, respectively. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and our DRIP.
Prior to the conclusion of this offering, if any of the shares of our common stock initially allocated to our DRIP remain unsold after meeting anticipated obligations under our DRIP, we may decide to sell some or all of such shares of common stock to the public in the primary offering. Similarly, prior to the conclusion of this offering, if the shares of our common stock initially allocated to our DRIP have been purchased and we anticipate additional demand for shares of common stock under our DRIP, we may choose to reallocate some or all of the shares of our common stock allocated to be offered in the primary offering to our DRIP.
We may continue to offer shares of our common stock in this offering until December ,2022 (three years from the date of the commencement of this offering). Under rules promulgated by the SEC, in some circumstances in which we are pursuing the registration of shares of our common stock in an additional follow-on public offering, we could continue this offering until as late as June ,2023. In many states, we will need to renew the registration statement or file a new registration statement to continue this offering beyond one year from the date of this prospectus. We may terminate this offering at any time.
Our board of directors may, from time to time, in its sole and absolute discretion, change the price at which we offer shares to the public in this offering or pursuant to our DRIP to reflect changes in our estimated NAV per share, changes in applicable law and other factors that our board of directors deems relevant. We will update our estimated NAV per share at least annually, or more frequently in the sole discretion of our board of directors, and may adjust the per share price in our primary offering and our DRIP accordingly. Any adjustment to the offering price of the Class A or Class T shares in the primary offering or pursuant to our DRIP will be effected by a supplement to this prospectus. We will file a post-effective amendment to this registration statement to reflect any change in the per share offering price that is more than 20% higher or lower than the primary offering or DRIP per share price for Class A or Class T shares, as applicable, listed in this prospectus.

The offering price may not be indicative of the price our stockholders would receive if they sold our shares in an arms-length transaction, if our shares were actively traded or if we were liquidated. In addition, the proceeds received from a liquidation of our assets may be substantially less than the offering price of our shares because of the fees and costs associated with this offering.
We are offering the shares of our common stock to the public on a best efforts basis, which generally means that our dealer manager and the participating broker-dealers described below will be required to use only their best efforts to sell the shares of our common stock, and have no firm commitment or obligation to sell any number or dollar value of our shares of common stock or purchase any shares of our common stock.

Dealer Manager and Participating Broker-Dealer Compensation and Terms
Class A Shares

Except as provided below, our dealer manager will receive selling commissions of up to 7.0% of the sales price of each Class A shares in the primary offering, which selling commissions may be reallowed to participating broker-dealers. Except as provided below, our dealer manager will also receive a dealer manager fee of up to 3.0% of the sales price of each Class A share sold in the primary offering as compensation for acting as our dealer manager, which dealer manager fee may be reallowed to participating broker-dealers. We will not pay any selling commissions or dealer manager fees for Class A shares sold pursuant to our DRIP. We will not pay an annual distribution and shareholder servicing fee on our Class A shares.
Class T Shares
Except as provided below, our dealer manager will receive selling commissions of up to 3.0% of the sales price of each Class T share sold in our primary offering, which selling commissions may be reallowed to participating broker-dealers. The dealer manager will also receive a dealer manager fee of up to 3.0% of the sales price of each Class T share sold in our primary offering as compensation for acting as the dealer manager, which dealer manager fee may be reallowed to participating broker-dealers. We will not pay any selling commissions or dealer manager fees with respect to Class T shares sold pursuant to our DRIP.
In addition, we will pay our dealer manager an ongoing distribution and shareholder servicing fee with respect to each Class T share. Each outstanding Class T share issued in the primary offering is subject to an annual distribution and shareholder servicing fee for four years from the date on which such share is issued equal to 1.0% of the Class T share purchase price per share for Class T shares or until the Class T share earlier converts to a Class A share. (See Description of Shares-Fees on Class T shares)
The table below sets forth the nature and estimated amount of all items viewed as “underwriting compensation” by FINRA, assuming (i) that 50% of the shares sold in this offering are Class A shares and that 50% are Class T shares and (ii) that we sell all of the Class T shares offered hereby in this offering at $NAV per share and all Class A shares offered in this offering at $NAV per share. To show the maximum amount of dealer manager and participating broker-dealer compensation that we may pay in this offering, this table assumes that all shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees. This table also assumes that we pay the maximum allowable amount of the distribution and shareholder servicing fee.

	Price to Public	Selling Commissions	Dealer Manager Fee	Total Distribution and Shareholder Servicing Fee (1)	Net Proceeds (Before Organization and Offering Expenses)
Primary offering
Per Class A Share	$13.00	$0.91	0.39		$11.70
Per Class T Share (1)	$12.48	$0.39	0.39	0.50	$11.20
Total Maximum (assumes 50/50 split Class A shares to Class T shares (1)	$180,000,000	$9,000,000	$10,800,000	$3,606,000	$146,594,000

Distribution Reinvestment Plan
Per Class A Share	$11.70	—	—	—	$11.70
Per Class T share (1)	$11.23	—	—	—	$11.23
Total Distribution Reinvestment Plan	$5,000,000	—	—	—	$5,000,000
Total Maximum and Distribution Reinvestment Plan Assumes 50/50 split Class A shares to Class T shares (1)	$185,000,000	$9,000,000	$10,800,000	$3,606,000	$151,594,000

(1) The distribution and shareholder servicing fee is only paid on Class T shares purchased in this offering and is an annual fee that is not paid at the time of purchase. We will cease paying the distribution and shareholder servicing fee as described above.

Under FINRA rules, total underwriting compensation for this offering from whatever source, including selling commissions, dealer manager fees, distribution and shareholder servicing fees and any additional expense reimbursements to our dealer manager and participating broker-dealers, or affiliates thereof (excluding bona fide due diligence expenses supported by detailed itemized invoices), may not exceed 10% of our gross offering proceeds from our primary offering (excluding shares sold pursuant to our DRIP). In addition to the limits on underwriting compensation, FINRA and many states also limit our total organization and offering expenses (which includes all underwriting compensation) to 15% of gross offering proceeds. In addition to amounts paid to our dealer manager for selling commissions, dealer manager fees and distribution and shareholder servicing fees, we will reimburse our Advisor for organization and offering expenses that it incurs on our behalf, provided that at no point will we reimburse expenses that would cause our total organization and offering expenses to exceed 15% of gross offering proceeds from this offering. Our Advisor and its affiliates will be responsible for the payment of our cumulative organization and offering expenses to the extent that total organization and offering expenses, including sales commissions, dealer manager fees, distribution and shareholder servicing fees and accountable due diligence expenses, exceed 15% of the aggregate gross offering proceeds from the sale of shares in this offering, without recourse against or reimbursement by us.
We have agreed to indemnify the participating broker-dealers, our dealer manager and selected registered investment advisers, against certain liabilities arising under the Securities Act. However, the Securities and Exchange Commission and some state securities commissions take the position that indemnification against liabilities arising under the Securities Act is against public policy and is unenforceable.

Sales and Discounts

We expect the dealer manager to authorize other broker-dealers that are members of FINRA, which we refer to as participating broker-dealers, to sell our shares. Our dealer manager will reallow all of its selling commissions attributable to a participating broker-dealer. In addition, the dealer manager may, pursuant to separately negotiated agreements, reallow to participating broker-dealers all or a portion of its dealer manager fees. The amount of the reallowance will be commensurate with the participating broker-dealer’s level of marketing support, level of due diligence review and, when allowed, success of its sales efforts, each as compared to those of the other participating broker-dealers. The amount of the reallowance and reimbursement for bona fide, separately invoiced due diligence expenses incurred under arrangements with third parties shall be limited to the amount so invoiced.

We will not pay any selling commissions in connection with: (1) the sale of the shares to one or more select dealers and their respective officers and employees and their approved respective affiliates (see “Shares Purchased by Affiliates and Participating Broker-Dealers” below) and (2) the sale of the shares to investors whose contracts for investment advisory and related brokerage services include a fixed or “wrap” fee feature or other asset fee arrangement. We will not pay any selling commissions or dealer manager fees in connection with sales by us directly to certain institutional investors. The net proceeds to us will not be affected by any such reductions in selling commissions or dealer manager fees.

Selling commissions payable with respect to the sale of shares may also be reduced down to zero (1) if the investor has engaged the services of a registered investment adviser or other financial advisor, or has agreed to such reduction with a participating broker-dealer’s representative, who will be paid other compensation by the investor for investment advisory services or other financial or investment advice or (2) if the investor is investing in a bank trust account with respect to which the investor has delegated the decision-making authority for investments made in the account to a bank trust department. The net proceeds to us will not be affected by reducing the selling commissions payable in connection with such transactions. Neither our dealer manager nor its affiliates will directly or indirectly compensate any person engaged as an investment adviser or a bank trust department by a potential investor as an inducement for such investment adviser or a bank trust department to advise favorably for an investment in our shares.

We or an affiliate of our Advisor may provide non-cash incentives for registered representatives of our dealer manager and participating broker-dealers that in no event will exceed the limits set forth in the applicable FINRA rules. Pursuant to such rule, non-cash incentives may include: a de minimis amount of gifts (currently $100 per person, per year), such as an occasional meal or ticket to a sporting or entertainment event and payment or reimbursement of costs of attending bona fide training and education meetings. Such incentives will not be preconditioned on achievement of sales targets. The value of any such non-cash incentive items will be considered underwriting compensation in connection with this offering and will be deducted from the dealer manager fee payable to the dealer manager. In connection with the retail conferences and other meetings related to wholesaling services, the non-cash incentives may consist of the payment or reimbursement of costs incurred by registered representatives of our dealer manager in connection with attending retail conferences or other meetings related to wholesaling services, including travel, meals and lodging costs.
Shares Purchased by Affiliates and Participating Broker-Dealers
Our executive officers and directors, as well as officers and affiliates of our Advisor and property manager and their family members (including spouses, parents, grandparents, children and siblings), may purchase Class A shares in this offering at a discount. The purchase price for such shares shall be $11.70 per share, without selling commissions or managing dealer fees. The net offering proceeds we receive will not be affected by such sales of shares. Our Advisor and its affiliates and their employees will be expected to hold their shares purchased as stockholders for investment and not with a view towards distribution. In addition, shares purchased by our Advisor and its affiliates and their employees will not be entitled to vote on matters submitted to stockholders regarding the removal of the Advisor or any transaction between us and the Advisor or its affiliates.
We may sell Class A shares to retirement plans of broker-dealers participating in the offering, to broker-dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities net of selling commissions resulting in a purchase price of $12.09 less selling commissions per share, reflecting the fact that selling commissions in the amount of $0.91 per share will not be payable in connection with such sales. The net proceeds to us from such sales will be identical to net proceeds we receive from other sales of shares. That price will not be available for purchases through the dividend reinvestment plan.
Volume Discounts
In connection with sales of certain minimum numbers of Class A shares to a “single purchaser,” as defined below, through the same broker dealer, the purchaser shall receive a volume discount resulting in a reduction in selling commissions and dealer manager fees payable with respect to such sale. In such event, any such reduction will be credited to the investor by reducing the purchase price per share payable by the investor.
The net proceeds to us from a sale eligible for a volume discount will be the same, but the selling commissions and dealer manager fees we will pay will be reduced. The following table illustrates the various volume discount levels for qualifying purchases prior to the NAV pricing date:

Dollar Volume Shares Purchased	Selling commissions (As a % of sale price of Class A shares)	Dealer Manager Fee (As a % of sale price of Class A share)	Price Per Share to Investor
$0 to 249,999	7.0%	3.0%	$13.00
$250,000 to 499,999	6.5%	3.0%	$12.94
$500,000 to 749,999	6.0%	3.0%	$12.87
$750,000 to 999,999	5.5%	3.0%	$12.81
$1,000,000 to 1,999,999	5.0%	2.5%	$12.68
$2,000,000 to 2,999,999	4.0%	2.0%	$12.48
$3,000,000 to 3,999,999	3.0%	1.5%	$12.29
$4,000,000 to 4,999,999	2.0%	1.0%	$12.09
$5,000,000 and above	1.0%	1.0%	$11.94

We will apply the reduced selling price, selling commission and dealer manager fee to the entire purchase. All selling commission rates and dealer manager fees are calculated assuming a Class A price per share of $12.29 For example, a purchase of 250,000 shares in a single transaction would result in a purchase price of $3072,500, selling commissions of $97,175 and dealer manager fees of $46,088 . The net proceeds to us will not be affected by volume discounts. Because all investors will be deemed to have contributed the same amount per share to us for purposes of declaring and paying distributions, investors qualifying for a volume discount will receive a higher return on their investment than investors who do not qualify for such discount.
Notwithstanding the above, in connection with volume sales made to investors in our Class A common stock, investors may request in writing to aggregate subscriptions for additional shares with previous subscriptions by the same investor, as part of a combined order for purposes of determining the number of Class A shares purchased, provided that any aggregate group of subscriptions must be received from the same broker-dealer, including our dealer manager. An investor may reduce the amount of his or her purchase price to the net amount shown in the foregoing table, if applicable. As set forth above, all requests to aggregate subscriptions must be made in writing, and except as provided in this paragraph, separate subscriptions will not be cumulated, combined or aggregated.
Subscriptions may be combined for the purpose of determining volume discounts in the case of subscriptions made by any “single purchaser,” as that term is defined below, provided all such Class A shares are purchased through the same broker-dealer. The volume discount shall be prorated among the separate investors considered to be a “single purchaser.” Any request to combine more than one subscription must be made in writing, submitted simultaneously with the subscription for shares, and must set forth the basis for such request. Any such request will be subject to verification by our Advisor that all such subscriptions were made by a “single purchaser.”
For the purpose of such volume discounts, the term “single purchaser” includes:
•an individual, his or her spouse and their children under the age of 21 who purchase the shares for his, her or their own accounts;
•any one of the following entities: a corporation, partnership, association, joint-stock company, trust fund or limited liability company;
•any group of entities owned or controlled by the same beneficial owner or owners;
•any individuals or entities acquiring shares as joint purchasers;
•an employees’ trust, pension, profit-sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code;

•all employees’ trust, pension, profit-sharing or other employee benefit plans maintained by a given corporation, partnership or other entity; or
•all commingled trust funds maintained by a given bank.
Notwithstanding the above, in connection with volume sales, investors who would not constitute a “single purchaser” may request in writing to aggregate subscriptions as part of a combined order for the purposes of determining the number of Class A shares purchased, provided that any aggregate group of subscriptions must be received from the same participating broker-dealer, including the dealer manager. Any such reduction in selling commission will be prorated among the separate subscribers.
No volume discounts are available for Class T shares.
California residents should be aware that volume discounts will not be available in connection with the sale of shares made to California residents to the extent such discounts do not comply with the provisions of Rule 260.140.51 adopted pursuant to the California Corporate Securities Law of 1968. Pursuant to this Rule, volume discounts can be made available to California residents only in accordance with the following conditions:
•there can be no variance in the net proceeds to us from the sale of the shares to different purchasers of the same offering;
•all purchasers of the shares must be informed of the availability of quantity discounts;
•the same volume discounts must be allowed to all purchasers of shares that are part of the offering;
•the minimum purchase amount of shares as to which volume discounts are allowed cannot be less than $10,000;
•the variance in the price of the shares must result solely from a different range of commissions, and all discounts allowed must be based on a uniform scale of commissions; and
•no discounts are allowed to any group of purchasers.
Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of shares purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of shares purchased.
Regardless of any reduction in any commissions for any reason, any other fees and reimbursements based upon gross proceeds of the offering, including organization and offering reimbursements payable to our Advisor and the dealer manager fee payable to our dealer manager, will be calculated as though the purchaser paid $NAV per share.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may utilize additional sales materials in connection with the offering of our shares of common stock, although only when accompanied by or preceded by the delivery of this prospectus. In certain jurisdictions, some or all of such sales material may not be available. This material may include information relating to this offering, the past performance of our Sponsor and its affiliates, property brochures and articles and publications concerning real estate. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.
We are offering shares of our common stock only by means of this prospectus. Although the information contained in our supplemental sales materials will not conflict with any of the information contained in this prospectus, the supplemental materials do not purport to be complete and should not be considered a part of or as incorporated by reference in this prospectus or the registration statement of which this prospectus is a part, or as forming the basis of the offering of the shares of our common stock.
LEGAL MATTERS

The legality of the shares of our common stock being offered hereby has been passed upon for us by Moran Reeves & Conn PC. Alston & Bird LLP has reviewed the statements relating to certain federal income tax matters under the caption “Federal Income Tax Considerations” and will pass upon the accuracy of those statements as well as our qualification as a REIT for U.S. federal income tax purposes. .

EXPERTS

Our consolidated financial statements appearing in our Annual Report on Form 10-K as of December 31, 2018 and 2017 and for the years ended December 31, 2018 and 2017, have been audited by Weaver and Tidwell, L.L.P., an independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents that have been separately filed with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus.

The following documents filed with the SEC are incorporated by reference in this prospectus, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•Annual Report on Form 10-K filed with the SEC on April 16, 2019;
•Quarterly Report on Form 10-Q filed with the SEC on November 14, 2019;
•Quarterly Report on Form 10-Q filed with the SEC on August 15, 2019;
•Quarterly Report on Form 10-Q filed with the SEC on May 15, 2019;
•Quarterly Report on Form 10-Q filed with the SEC on November 16, 2018;
•Quarterly Report on Form 10-Q filed with the SEC on August 20, 2018;
•Quarterly Report on Form 10-Q filed with the SEC on May 15, 2018;
•Current Report on Form 8-K filed with the SEC on October 8, 2019;
•Current Report on Form 8-K filed with the SEC on September 30, 2019;
•Current Report on Form 8-K filed with the SEC on August 19, 2019;
•Current Report on Form 8-K filed with the SEC on August 9, 2019;
•Current Report on Form 8-K/A filed with the SEC on March 12, 2019;
•Current Report on Form 8-K filed with the SEC on March 7, 2019;

•Current Report on Form 8-K filed with the SEC on January 17, 2019;
•Current Report on Form 8-K filed with the SEC on January 3, 2019;
•Current Report on Form 8-K filed with the SEC on November 14, 2018;
•Current Report on Form 8-K filed with the SEC on October 30, 2018;
•Current Report on Form 8-K filed with the SEC on October 5, 2018;
•Current Report on Form 8-K filed with the SEC on April 25, 2018;
•Current Report on Form 8-K filed with the SEC on March 30, 2018; and
•Current Report on Form 8-K filed with the SEC on March 15, 2018.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-11 with the SEC with respect to the shares of our common stock to be issued in this follow-on offering. This prospectus is a part of that registration statement and, as permitted by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any agreement or other document are only summaries of such agreement or document and in each instance, if we have filed the contract or document as an exhibit to the registration statement, we refer you to the copy of the agreement or document filed as an exhibit to the registration statement.
We file annual, quarterly and special reports, proxy statements and other information with the SEC pursuant to the Exchange Act. The registration statement is, and any of these future filings with the SEC will be, available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy the registration statement and the reports and other information we file with the SEC at the SEC’s public reference room in Washington, D.C. at 100 F. Street, N.E., Room 1580, Washington, D.C. Please call the SEC at 1-(800) SEC-0330 for further information about the public reference room.
You may also request a copy of these filings at no cost, by writing or telephoning us at:
Hartman vREIT XXI, Inc.
2909 Hillcroft, Suite 420
Houston TX 77057
713-467-2222
Attn: Investor Relations
Within 120 days after the end of each fiscal year we will provide to our stockholders of record an annual report. The annual report will contain audited financial statements and certain other financial and narrative information that we are required to provide to stockholders.
Website Disclosure
There is additional information about us and our affiliates at www.hartmanreits.com, provided, however that the contents of that website are not incorporated by reference in or otherwise a part of this prospectus.

APPENDIX A
PRIOR PERFORMANCE TABLES

The following Prior Performance Tables (Tables) provide information relating to real estate investment programs sponsored by affiliates of our Advisor (Prior Real Estate Programs), most of which have investment objectives similar to Hartman vREIT XXI, Inc. Each of the Prior Real Estate Programs was formed for the purpose of investing in commercial properties similar to the type which Hartman vREIT XXI, Inc. intends to acquire. See “Investment Objectives and Criteria” elsewhere herein.
Prospective investors should read these Tables carefully together with the summary information concerning the Prior Real Estate Programs as set forth in “Prior Performance Summary” section of this prospectus.
Investors in the Hartman vREIT Properties XXI, Inc. will not own any interest in any Prior Real Estate Program and should not assume that they will experience returns, if any, comparable to those experienced by investors in the Prior Real Estate Programs.
The Advisor is responsible for the acquisition, operation, maintenance and resale of the real estate properties. Allen R. Hartman is the CEO of our Advisor and was the general partner, owner of the general partner and/or president or manager of the general partner of the Prior Real Estate Programs and is the CEO of Hartman vREIT XXI, Inc. and related companies. The financial results of the Prior Real Estate Programs thus provide an indication of Prior Real Estate Programs for which Mr. Hartman was ultimately responsible and the performance of these programs during the periods covered. However, general economic conditions affecting the real estate industry and other factors contribute significantly to financial results.
The following tables are included herein:
Table I – Experience in Raising and Investing Funds (As a Percentage of Investment)
Table II – Compensation to Sponsor (in Dollars)
Table III – Annual Operating Results of Prior Real Estate Programs
Table IV – Results of Completed Programs
Additional information relating to the acquisition of properties by the Prior Real Estate Programs is contained in Table VI, which is included in Part II of the registration statement which Hartman vREIT XXI, Inc. has filed with the Securities and Exchange Commission of which this prospectus is a part. Copies of Table VI will be provided to prospective investors at no charge upon request.
The following are definitions of certain terms used in the Tables:
“Acquisition Fees” means fees and commissions paid by a Prior Real Estate Program in connection with its purchase or development of a property, except development fees paid to a person not affiliated with the Prior Real Estate Program or with a general partner or advisor of the Prior Real Estate Program in connection with the actual development of a project after acquisition of land by the Prior Real Estate Program.
“Organization Expenses” include legal fees, accounting fees, securities filing fees, printing and reproduction expenses and fees paid to the Sponsor in connection with the planning and formation of the Prior Real Estate Program.
“Underwriting Fees” include selling commissions and wholesaling fees paid to broker-dealers for services provided by the broker-dealers during the offering.

TABLE I

(UNAUDITED)

EXPERIENCE IN RAISING AND INVESTING FUNDS

This Table sets forth a summary of the experience of affiliates of Allen R. Hartman as sponsors in raising and investing funds for Prior Real Estate Programs with offerings that have closed during the three years ended September 30, 2019. This program was a nonpublic program and did not have a similar investment objective to Hartman vREIT XXI, Inc. Also set forth is information pertaining to the timing and length of the offering. The time period over which the proceeds were invested is not applicable. All figures are as of September 30, 2019.

Hartman Retail I DST

Dollar amount offered	$4,025,000
Dollar amount raised	$4,025,000
Offering expenses:
Selling commissions and dealer manager fees	$343,505
Organizational and offering expenses	113,580
Acquisition costs:
Property purchase price	$6,120,000
Acquisition fees	153,000
Percent leverage	53.9%
Date offering began	3-7-2014
Length of offering (in months)	23
Months to invest 90% of amount available for investment (measured from date of offering)	NA

TABLE II
(UNAUDITED)
COMPENSATION TO SPONSOR

This Table summarizes the type and amount of compensation paid to affiliates of Allen R. Hartman during the three years ended September 30, 2019. All figures are as of September 30, 2019.

	Hartman Retail I DST	Hartman Short Term Income Properties XX, Inc.
Date offering commenced	3/7/2014	2/8/2010
Dollar amount raised	4,025,000	169,782,000

Amount paid to Sponsor from proceeds of offering:
Selling commissions and discounts retained by affiliates	343,505	13,190,000
Organizational expenses	113,580	3,020,000
Acquisition fees	153,000	6,013,000
Real estate commissions		-
Advisory fees		-
Other fees		-
Dollar amount cash generated from operations before deducting payments to Sponsor	1,033,732	31,464,000
Amount paid to Sponsor from operations:
Property management fees and reimbursements	106,914	12,559,000
Advisory/asset management fees	—	6,527,000
Leasing commissions	—	9,731,000

Dollar amount of property sales and refinancing before deducting payments to Sponsor	-	-
Amounts paid to Sponsor from property sales and refinancing	-	-

TABLE III
(UNAUDITED)
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

The following two tables set forth the annual operating results of Prior Real Estate Programs the offering of which have closed during the five years ended September 30, 2019 and that have similar investment objectives to Hartman vREIT XXI, Inc. All results are as of and for the twelve months ending December 31 for the year indicated.

Hartman Short Term Income Properties XX Inc.
In thousands of dollars except per share amounts
	2014	2015	2016	2017	2018
Summary Operating Results
Gross revenues	$12,166	$26,204	$38,570	$44,309	$57,022
Operating expenses	14,877	31,299	46,873	48,962	50,584
Operating income (loss)	(2,711)	(5,095)	(8,303)	(4,653)	6,438
Interest expense, net	1,704	3,393	2,590	4,432	9,978
Net loss – GAAP basis	(4,415)	(8,488)	(10,893)	(9,085)	(3,540)
Summary Cash Flows
Net cash provided by (used in):
Operating activities	2,942	8,325	10,115	9,288	12,061
Investing activities	(66,084)	(73,529)	(90,871)	(2,739)	(16,841)
Financing activities	67,428	62,155	78,101	(8,217)	18,603
Net change in cash	4,286	(3,049)	(2,655)	(1,668)	13,823
Amount and Source of Distributions
Total distributions paid to preferred	-	-	-	-	-
stockholders
Total distributions paid to common stockholders	4,839	7,193	11,906	12,650	12,555
Distribution data per $1,000 invested:
Total distributions paid to common	$70.00	$70.00	$70.00	$70.00	$70.00
stockholders
From operations	$42.56	$70.00	$59.47	$51.40	$67.25
From sales of properties	-	-	-	-	-
From financing proceeds	-	-	-	-	-
From offering proceeds	$27.44	-	$10.53	18.60	2.75
Summary Balance Sheet
Total assets (before depreciation)	133,341	204,979	298,136	303,852	671,923
Total assets (after depreciation)	120,436	171,595	248,264	230,712	582,083
Total liabilities	65,864	85,688	131,833	130,673	333,602
Estimated value per share (1)	NA	$12.40	$12.79	$12.55	$12.61

(1) No estimated value per share was determined for years ending December 31, 2009 through 2014 during the program's distribution period. The offering price per share during the distribution period was $10.00 per share.  The program closed in March 2016.  The estimated value per share for the years ending December 31, 2017, 2016 and 2015, respectively, were determined by WKW Financial Advisors, Houston, Texas, without regard to a marketability discount.

TABLE IV
(UNAUDITED)
RESULTS OF COMPLETED PROGRAMS

Table IV presents information regarding the operating results of Prior Real Estate Programs that have completed operations (no longer hold properties) during the five years ended September 30, 2019. There were none.

APPENDIX B:
FORM OF SUBSCRIPTION AGREEMENT
Hartman vREIT XXI, Inc.

If you need further assistance in completing this Subscription Agreement, please call us at: (713) 467-2222

1.INVESTMENT INFORMATION

Amount of Subscription: $______________________
Investment Type:
Please consult with your financial advisor and check one of the following options pertaining to the class of shares you intend to purchase. The Prospectus contains additional information regarding the share classes, including the different fees which are payable with respect to each class.
☐ Class A Shares ☐ Class T Shares
☐ Initial Investment (Minimum Subscription: $10,000) (IRA or other qualified plan $5,000)

☐ Additional Investment (Minimum Subscription: $500. Please complete the information below regarding the previous investment)

State of Sale: _______
*Reduced purchase price could impact number of shares.
Checks should be made payable to “Hartman vREIT XXI, Inc.” and sent, together with Subscription Documents, completed and signed, to:
Great Lakes Fund Solutions, Inc.
500 Park Ave. Suite 114
Lake Villa, IL 60046.

2.TYPE OF OWNERSHIP

Non-Qualified Investment Type:

☐ Tenants-in-Common(1)
☐ Joint Tenants with Right of Survivorship(1)
☐ Individual
☐ Trust(2)
☐ Partnership(2)
☐ Uniform Gift to Minors Act: State of
☐ Uniform Transfer to Minors Act: State of
☐ C Corporation(2)
☐ S Corporation(2)
☐ Community Property(1)
☐ Limited Liability Company(2)
☐ Other:
Qualified Investment Type: ☐ Traditional (Individual) IRA ☐ Simple IRA ☐ SEP IRA ☐ ROTH IRA ☐ Beneficial as Beneficiary for: ☐ Pension or Profit Sharing Plan(2) ☐ KEOGH Plan(2) ☐ Other:

(1)	All parties must sign.

(2)	Please attach the trustee certification form or pages of the trust/plan document or corporate resolution, as applicable, which lists the name of trust/plan, trustees or authorized signatures, and dates.

Custodian Information:
(To be completed by Custodian)
Name of Custodian: ______________________________________________________________
Address: ______________________________________________________________
City, State, ZIP: ______________________________________________________________
Phone: ______________________________________________________________
Custodian Tax ID #: ______________________________________________________________
Custodian Account #: _____________________________________________________________

By executing this Subscription Agreement, Custodian certifies to Hartman vREIT XXI, Inc. (the “Company”) that the shares purchased pursuant to this Subscription Agreement are held for the benefit of the investor named in section 3 of this Subscription Agreement (the “Beneficial Owner”); Custodian agrees to notify the Company promptly, but in any event within 30 days, of any change in the name of the Beneficial Owner or the number of shares held by the custodian for the benefit of the Beneficial Owner; Custodian confirms that the Company is entitled to rely on these representations for purposes of determining the stockholders entitled to notice of or to vote at each annual or special meeting of stockholders of the Company until delivery by the Custodian to the Company of a written statement revoking such representations (provided, however, that any such revocation delivered after the record date or the closing of the stock transfer books of the Company in respect of any annual or special meeting of stockholders, but on or prior to the date of such annual or special meeting of stockholders, shall not be effective until after the holding of such annual or special meeting of stockholders of the Company), then each Beneficial Owner (and not Custodian) will be deemed the holder of record for the shares of common stock for purposes of determining the stockholders holding common stock entitled to notice of or to vote at each annual or special meeting of stockholders.

3.INVESTOR INFORMATION

Investor Name:
_____________________ ________________ ____________
Investor Name/Trust/Entity SSN/ Tax ID Date of Birth

_____________________________________________ _____________________________________________
Street Address City State Zip

_____________________________________________ _____________________________________________
Mailing Address (if different from above) City State Zip

_________________________________ __________________________________
Phone (day) Phone (evening)

________________________________________________________________________
Email Address

☐  US Citizen      ☐   US Citizen residing outside of US      ☐  Foreign citizen, country ______________________________

__________ By initialing here, I confirm I would like to go green and no longer receive in paper any documents that Hartman can send me electronically. (If you are choosing to go green, please make sure you provide your email address in Section 3.) If you decide later that you want to receive documents in paper, you can contact Hartman.

Secondary Investor Name:
_____________________________ ________________ ____________

Investor Name/Trustee/Authorized Trader/ Entity SSN/ Tax ID Date of Birth

_____________________________________________ _____________________________________________
Street Address City State Zip

_____________________________________________ _____________________________________________
Mailing Address (if different from above) City State Zip

_________________________________ __________________________________
Phone (day) Phone (evening)

________________________________________________________________________
Email Address

☐  US Citizen      ☐   US Citizen residing outside of US      ☐  Foreign citizen, country ______________________________

__________ By initialing here, I confirm I would like to go green and no longer receive in paper any documents that Hartman can send me electronically. (If you are choosing to go green, please make sure you provide your email address in Section 3.) If you decide later that you want to receive documents in paper, you can contact Hartman.

4.DISTRIBUTION INFORMATION

Choose one of the following options:
Indicate your selection by initialing next to the options provided below.
______ I prefer to participate in the Distribution Reinvestment Plan, as described in the final prospectus.
_______ Send distributions via check to Investor’s home address (or for Qualified Plans to the address listed in Section 2)
_______ Send distributions via check to alternate payee listed here (not available for Qualified Plans without custodial approval).
Name:
Address:
City:                                                                        State:                                       ZIP Code:
Account No.:

_______ Direct Deposit (Attach Voided Check) By initialing here, I authorize the Company or its agent (collectively, “Hartman”) to deposit my distributions in the checking or savings account identified below. This authority will remain in force until I notify Hartman in writing to cancel it. In the event that Hartman deposits funds erroneously into my account, Hartman vREIT XXI, Inc.is authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution Name: _______________________________________ Checking _____ Savings _____

ABA/Routing Number: ________________________________________________________________
 Account Number: ____________________________________________________________________
 Signature of Account Owner: ___________________________________________________________
If you elect to participate in the Distribution Reinvestment Plan, the Company requests that if at any time you fail to meet the minimum income net worth standards established for the Company as set forth in the prospectus or listed in section 5 of this Subscription Agreement, you will promptly notify the Company in writing of that fact.

_______ Transfer on Death If you would like to place a Transfer on Death (TOD) designation on your shares, you must initial here and you must complete and return the TOD form requested from us.

5.INVESTOR SIGNATURES

Please carefully read and separately initial each of the representations below for items 1-5. Only sign items 6-16 if applicable. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. Net worth should be calculated exclusive of home, home furnishings and personal automobile. As used below, liquid net worth is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. In order to induce the Company to accept this subscription, I hereby represent and warrant to you as follows:

To be initialed by all investors

Owner Co-owner

1.	I have received the final prospectus for the Company at least five business days before signing the Subscription Agreement.

2.	I have (i) a minimum net worth of at least $250,000 or (ii) a minimum net worth of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the final prospectus under “Suitability Standards.”

3.	I acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

4.	I am purchasing the shares for my own account.

5.	I acknowledge that I will not be admitted as a stockholder until my investment has been accepted.
6.	Alabama—If I am an Alabama investor, I must have a liquid net worth of at least 10 times my investment in this program and its affiliates.
7.
Idaho—If I am an Idaho investor, I must have either (a) $85,000 in annual income and a net worth of $85,000, or (b) a liquid net worth of $300,000. In addition, my total investment in the Company must not exceed 10% of my liquid net worth. Liquid net worth is defined as the portion of total net worth that is comprised of cash, cash equivalents, and readily marketable securities.

8.
Iowa— If I am an Iowa investor, (i) I must have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $300,000; and (ii) I must limit my aggregate investment in this offering and in the securities of other non-publicly traded real estate investment trusts to 10% of my net worth. (Net worth in each case should be determined exclusive of home, auto and home furnishings.) Investors who are accredited investors as defined in Regulation D under the Securities Act of 1933, as amended, are not subject to the foregoing investment concentration limit.

9.
Kansas—If I am a Kansas investor, I understand that it is recommended by the Kansas Securities Commissioner that Kansas investors limit aggregate investment in the Company and other non-traded real estate investment trusts to not more than 10% of the investor’s liquid net worth. Liquid net worth is defined as the portion of an investor’s total net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

10.
Kentucky—If I am a Kentucky investor, I may not invest more than 10% of my liquid net worth (defined as cash, cash equivalents and readily marketable securities) in the Company’s shares or the shares of the Company’s affiliates’ non-publicly traded real estate investment trusts.

11.
Massachusetts—Massachusetts investors must (i) have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $300,000; and (ii) limit their aggregate investment in this offering and in the securities of other illiquid direct participation programs to 10% of such investor’s liquid net worth.

12.	Missouri— If I am a Missouri investor, my investment in the Company may not exceed 10% of my liquid net worth.
13.
Nebraska—Nebraska investors must have (i) either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $300,000; and (ii) Nebraska investors must limit their aggregate investment in this offering and in the securities of other non-publicly traded real estate investment trusts (REITs) to 10% of such investor’s net worth. (Net worth in each case should be determined exclusive of home, home furnishings, and automobiles.) Investors who are accredited investors as defined in Regulation D under the Securities Act of 1933, as amended, are not subject to the foregoing investment concentration limit.

14.
New Jersey–If I am a New Jersey investor, I have either: (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, my total investment in the Company, its affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of my liquid net worth

15.
New Mexico—If I am a New Mexico investor, my aggregate investment in the Company, its affiliates, and in other non-traded real estate investment trusts may not exceed 10% of my liquid net worth.  Liquid net worth is defined as the portion of an investor’s total net worth (total assets minus total liabilities) that consists of cash, cash equivalents, and readily marketable securities.

16.	North Dakota— If I am a North Dakota investor, I represent that, in addition to the stated net income and net worth standards, I have a net worth of at least ten times their investment in the Company.
17.
Ohio—If I am an Ohio investor, my aggregate investment in the Company, the Company’s affiliates and in other non-traded REIT programs may not exceed 10% of my liquid net worth. “Liquid net worth” is defined as that portion of an investors net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

18.
Oregon—If I am an Oregon investor, my maximum investment in the Company and its affiliates may not exceed 10% of my liquid net worth. “Liquid net worth” is defined as that portion of an investor’s net worth consisting of cash, cash equivalents, and readily marketable securities.

19.	Tennessee— If I am a Tennessee investor, my investment in the Company may not exceed 10% of my liquid net worth (exclusive of home, home furnishings and automobiles).

Taxpayer Identification Number Confirmation (Required): The Investor signing below, under penalties of perjury, certifies that (i) the number shown on this Subscription Agreement is his or her correct Taxpayer Identification Number (or he or she is waiting for a number to be issued to him or her), (ii) he or she is not subject to backup withholding either because (a) he or she has not been notified by the Internal Revenue Service (“IRS”) that he or she is subject to backup withholding as a result of a failure to report all interest or dividends, or (b) the IRS has notified him or her that he or she is no longer subject to backup withholding, (iii) he or she is a U.S. citizen unless otherwise indicated, and (iv) the FATCA code entered on this form (if any) indicating that the payer is exempt from FATCA reporting is correct. NOTE: CLAUSE (ii) IN THIS CERTIFICATION SHOULD BE CROSSED OUT IF

THE INVESTOR HAS BEEN NOTIFIED BY THE IRS THAT HE OR SHE IS SUBJECT TO BACKUP WITHHOLDING BECAUSE HE OR SHE FAILED TO REPORT ALL INTEREST AND DIVIDENDS ON HIS OR HER TAX RETURN. THE IRS DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.

X       Date
Signature of Investor

X       Date
Signature of Joint Investor or, for
Qualified Plans, of Custodian

6.BROKER-DEALER AND/OR REGISTERED INVESTMENT ADVISOR

The investor’s registered representative (“Registered Representative”) of a participating broker-dealer (“Broker-Dealer”) or an authorized representative of the investor’s Registered Investment Advisor (“Registered Investment Advisor”), as applicable, must sign below to complete the order. The Registered Representative hereby warrants that he or she and the Broker-Dealer are duly licensed and may lawfully sell shares of common stock in the state designated as the investor’s legal residence. The Registered Investment Advisor represents that it is either registered under the Investment Advisers Act of 1940 or exempt from registration. The Broker-Dealer or Registered Investment Advisor, as applicable, agrees to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the investor for a period of six years. The undersigned confirms by his or her signature that the Broker-Dealer or Registered Investment Advisor, as applicable, (i) has reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) has discussed such investor’s prospective purchase of shares with such investor; (iii) has advised such investor of all pertinent facts with regard to the liquidity and marketability of the shares and other fundamental risks related to the investment in the shares; (iv) has delivered the final prospectus to such investor; (v) has reasonable grounds to believe that the investor is purchasing these shares for his or her own account; and (vi) has reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor as set forth in the final prospectus, as supplemented from time to time, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. I understand this Subscription Agreement is for Hartman vREIT XXI, Inc.

_________________________________________   ________________________
Name of Registered Representative/Authorized Representative   CRD/IARD Number (if applicable)

____________________________________________________  ____________________________
Signature of Registered Representative/Authorized Representative  Rep ID
Registered Representative/Authorized Representative Office Address:

_______________________________________________________________________________________

Phone Number: _______________________________________ Facsimile Number: __________________

Email Address: _______________________________________

Name of Broker-Dealer/RIA: _____________________________________________ Branch ID: _________

For purchases with reduced selling commissions, please designate below:
☐   RIA purchase    ☐   Registered Representative purchase    ☐   Hartman employee or affiliate purchase* ☐ Other (explain) _________________________________________________
*  Reduced purchase price could impact number of shares.

NOTICE TO BROKER-DEALER/RIA: Only original, completed copies of the Subscription Agreement can be accepted.

Checks should be made payable to “Hartman vREIT XXI, Inc.” and sent, together with the completed Subscription Agreement (with all signatures) to:

Great Lakes Fund Solutions, Inc.
500 Park Ave, Suite 114
Lake Villa, IL 60046

To contact us by phone, please call
1-800-880-2212 – Investor Relations

If this is a custodial investment, please mail completed, original Subscription Agreement (with all signatures) and any additional required documents to the Custodian. Custodian will forward to Hartman’s transfer agent, Great Lakes Fund Solutions, Inc. at the address noted above.

Wiring Instructions:
Bank Name:
ABA #
Account #
Account Name: Great Lakes Fund Solutions, Inc. in re: Hartman vREIT XXI
Reference: [investor name]
Hartman vREIT XXI, Inc.

APPENDIX C:
AMENDED AND RESTATED DISTRIBUTION REINVESTMENT PLAN
HARTMAN VREIT XXI, INC.

Hartman vREIT XXI, Inc., a Maryland corporation (the “Company”), pursuant to its charter (the “Charter”), has adopted this Distribution Reinvestment Plan (this “DRIP”). Unless otherwise defined herein, capitalized terms shall have the same meaning as set forth in the Charter.
Distribution Reinvestment. As agent for the stockholders (“Stockholders”) who purchase shares of the Company’s common stock, par value $0.01 per share (“Shares”) from the Company pursuant to the Company’s public offering of its Shares (the “Offering”) or any future offering of the Shares (“Future Offering”), and elect to participate in the DRIP (the “Participants”), the  Company will apply all distributions, paid with respect to the Shares held by each Participant (the “Distributions”), including Distributions paid with respect to any full or fractional Shares acquired under the DRIP, to the purchase of additional Shares of the same class (i.e., Distributions paid on Class A shares will be used to purchase additional Class A shares, and Distributions paid on Class T Shares will be used to purchase additional Class T Shares) for said Participants directly, if permitted under state securities laws and, if not, through the Dealer Manager or Soliciting Dealers registered in the Participant’s state of residence. Neither the Company nor its Affiliates will receive a fee for selling Shares under the DRIP.
Effective Date. The effective date of this DRIP shall be the date that the minimum offering requirements (as defined in the Prospectus relating to the Offering) are met in connection with the Offering.
Procedure for Participation. Any Stockholder who purchases Shares pursuant to the Company’s Offering may elect to become a Participant by completing and executing the Subscription Agreement or other appropriate authorization form as may be available from the Company, the Dealer Manager or the Soliciting Dealer. Participation in the DRIP will begin with the next Distribution payable after receipt of a Participant’s subscription or authorization. Shares will be purchased under the DRIP on the record date for the Distribution used to purchase the Shares. Distributions for Shares acquired under the DRIP will be paid at the same time as Distributions are paid on Shares purchased outside the DRIP and are calculated with a daily record and Distribution declaration date. Each Participant agrees that if, at any time prior to listing of the Shares on a national stock exchange or inclusion of the Shares for quotation on a national market system, Participant fails to meet the suitability requirements for making an investment in the Company or cannot make the other representations or warranties set forth in the Subscription Agreement, Participant will promptly so notify the Company in writing. For the avoidance of doubt, this request in no way shifts to the Participant the responsibility of the Company’s Sponsor, or any other person selling Shares on behalf of the Company, to make every reasonable effort to determine that the purchase of Shares is a suitable and appropriate investment based on information provided by such Participant.
Purchase of Shares. Until the Company establishes an estimated value per share that is not based on the price to acquire an Share in the Company’s follow-on offering, participants will acquire Shares from the Company under the DRIP (the “Plan Shares”) at a purchase price of $11.70 per Class A share and $11.23 per Class T share; provided, however, that the Company’s board of directors (“Board of Directors”) may, in its sole discretion, from time to time, change the class share price based upon changes in the Company’s estimated net asset value per share and other factors that the Board of Directors deems relevant. Participants may acquire Shares from the Company under the DRIP until the earliest of (a) all the Plan Shares registered in the Offering or any Future Offering are issued, (b) the Offering and any Future Offering of Plan Shares terminate and the Company elects to deregister with the Commission the unsold Plan Shares, or (c) there is more than a de minimis amount of trading in the Shares, at which time any registered Plan Shares then available will be sold at a price equal to the fair market value of the Shares, as determined by the Board of Directors by reference to the applicable sales price with respect to the most recent trades occurring on or prior to the relevant Distribution date. Participants in the DRIP may also purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares. However, a Participant will not be able to acquire Plan Shares to the extent that any such purchase would cause such Participant to exceed the Aggregate Share Ownership Limit or the Common Share Ownership Limit as set forth in the Charter or otherwise would cause a violation of the Share ownership restrictions set forth in the Charter.

Shares to be distributed by the Company in connection with the DRIP may (but are not required to) be supplied from: (a) the Plan Shares which will be registered with the Commission in connection with the Offering, (b) Shares to be registered with the Commission in a Future Offering for use in the DRIP (a “Future Registration”), or (c) Shares purchased by the Company for the Plan in a secondary market (if available) or on a stock exchange (if listed) (collectively, the “Secondary Market”).
Shares purchased in any Secondary Market will be purchased at the then-prevailing market price, which price will be utilized for purposes of issuing Shares in the DRIP. Shares acquired by the Company in any Secondary Market or registered in a Future Registration for use in the DRIP may be at prices lower or higher than the Share price which will be paid for the Plan Shares pursuant to the Offering.
If the Company acquires Shares in any Secondary Market for use in the DRIP, the Company shall use its reasonable efforts to acquire Shares at the lowest price then reasonably available. However, the Company does not in any respect guarantee or warrant that the Shares so acquired and purchased by the Participant in the DRIP will be at the lowest possible price. Further, irrespective of the Company’s ability to acquire Shares in any Secondary Market or to make a Future Offering for Shares to be used in the DRIP, the Company is in no way obligated to do either, in its sole discretion.
Taxes. It is understood that reinvestment of Distributions does not relieve a Participant of any income tax liability which may be payable on the Distributions.
Share Certificates. The ownership of the Shares purchased through the Plan will be in book-entry form unless and until the Company issues certificates for its outstanding common stock.
Reports. Within 90 days after the end of the Company’s fiscal year, the Company will provide each Participant with an individualized report on such stockholder’s investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of distribution and amounts of Distributions received during the prior fiscal-year. The individualized statement to Stockholders will include receipts and purchases relating to each Participant’s participation in the DRIP including the tax consequences relative thereto.
Termination by Participant. A Participant may terminate participation in the DRIP at any time, without penalty, by delivering to the Company a written notice. Prior to the listing of the Shares on a national stock exchange or inclusion of the Shares for quotation on a national market system, any transfer of Shares by a Participant to a non-Participant will terminate participation in the DRIP with respect to the transferred Shares. If a Participant terminates DRIP participation, the Company will ensure that the terminating Participant’s account will reflect the whole number of shares in such Participant’s account and provide a check for the cash value of any fractional share in such account. Upon termination of DRIP participation, Distributions will be distributed to the Stockholder in cash.
Amendment, Suspension or Termination of DRIP by the Company. The Board of Directors may by majority vote (including a majority of the Independent Directors) amend, suspend or terminate the DRIP for any reason upon 30 days’ written notice to the Participants; provided, however, that the Board of Directors may not so amend the DRIP to restrict or remove the right of Participants to terminate participation in the DRIP at any time without penalty.
Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including; without limitation, any claims or liability: (a) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death; and (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account. To the extent that indemnification may apply to liabilities arising under the Securities Act of 1933, as amended, or the securities laws of a state, the Company has been advised that, in the opinion of the Commission and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

Governing Law.  This DRIP shall be governed by the laws of the State of Maryland. However, causes of action for violations of federal or state securities laws shall not be governed by this choice of law provision.

HARTMAN VREIT XXI, INC.
Maximum Offering of $180,000,000 of Shares of Common Stock

PROSPECTUS

You should rely only on the information contained in this prospectus. No dealer, salesperson or other individual has been authorized to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

December ___, 2019

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS
(UNAUDITED)

In the three years ended December 31, 2018, the prior real estate programs acquired a total of 4 properties located in Houston, Dallas and San Antonio, Texas for an aggregate purchase price, inclusive of debt, of approximately $79,433,000 excluding closing costs. The acquisitions were financed with a combination of cash equity and debt financing. The following table provides additional information about these acquisitions:

Property Name/Location	Property Type	Rentable SF	Annualized Base Rent (1)	Percent Leased	Date Acquired	Acquisition Cost	Mortgage Debt Outstanding

Mission Bend SC Houston, TX	Retail	140,576	$1,477,155	100%	5/17/2016	$15,100,000	$15,100,000
Westway One Dallas, TX	Office	165,982	2,816,687	86%	6/1/2016	21,638,000
Village Pointe (2) San Antonio, TX	Retail	54,246	579,662	79%	11/14/2016	7,050,000	3,525,000
Three Forest Plaza Dallas, TX	Office	366,549	4,630,639	69%	12/22/2016	35,655,000
Total			$9,504,143			$79,443,000	$18,625,000

(1)Annualized base rent is based upon occupancy as of December 31, 2018 for tenants paying rent as of that date.
(2)Property was acquired by Hartman XX in a joint venture with the Company. As of February 7, 2017, the property is wholly owned by the Company.

Item 31. Other Expenses of Issuance and Distribution

The table below summarizes the cumulative issuance and distribution expenses for the period from September 3, 2015 (inception) to September 30, 2019:

Item	Amount
SEC registration fee	$27,088
FINRA filing fee	53,388
Legal fees and expenses	582,970
Blue sky fees and expenses	217,673
Accounting fees and expenses	49,752
Advertising & sales literature expenses	3,619
Printing expenses	12,974
Miscellaneous	—
Total	$947,464

Item 32. Sales to Special Parties
Our executive officers and directors and their immediate family members, as well as officers and employees of our Advisor and our Advisor’s affiliates and their immediate family members, and, if approved by our board of directors, joint venture partners, consultants and other service providers may purchase shares of our Class A common stock in this offering and may be charged a reduced rate for certain fees and expenses in respect of such purchases. We expect that a limited number of shares of our Class A common stock will be sold to such persons. However, except for certain share ownership and transfer restrictions contained in our charter, there is no limit on the number of shares of our Class A common stock that may be sold to such persons. The amount of net proceeds to us will not be affected by reducing or eliminating the sales commissions or the dealer manager fee payable in connection with sales to such investors and affiliates. Our Advisor and its affiliates will be expected to hold their shares of our Class A common stock purchased as stockholders for investment and not with a view towards distribution.
In connection with sales of $250,000 or more of our Class A common stock to a qualifying purchaser, a participating broker-dealer may offer such qualifying purchaser a volume discount by reducing the amount of its sales commissions and dealer manager fees. Such reduction would be credited to the qualifying purchaser by reducing the total purchase price of the shares payable by the qualifying purchaser.
Investors may agree with their participating brokers to reduce the amount of sales commissions payable with respect to the sale of their shares down to zero if (1) the investor has engaged the services of a registered investment advisor or other financial advisor who will be paid compensation for investment advisory services or other financial or investment advice or (2) the investor is investing through a bank trust account with respect to which the investor has delegated the decision-making authority for investments made through the account to a bank trust department. The net proceeds to us will not be affected by reducing the sales commissions payable in connection with such transaction.
Item 33. Recent Sales of Unregistered Securities
On September 30, 2015, we issued 22,100 shares of Class A common stock at $9.05 per share to Hartman Advisors LLC, the parent company of our Advisor and an affiliate of our Sponsor, in exchange for $200,005 in cash. In issuing such shares we relied on Section 4(a)(2) of the Securities Act for the exemption from the registration requirements of the Securities Act. Hartman Advisors LLC, by virtue of its affiliation with us, had access to information concerning our proposed operations and the terms and conditions of its investment.

On September 30, 2015, our operating partnership issued limited partnership interests to Hartman vREIT XXI Holdings, LLC, the initial limited partner, for $1,000, and issued special limited partnership interests to Hartman vREIT SLP, LLC, the special limited partnership interest holder, for $1,000. In issuing such partnership interests, our operating partnership relied on Section 4(a)(2) of the Securities Act for the exemption from the registration requirements of the Securities Act. We, the limited partner and the special limited partnership interest holder, by virtue of our affiliation with our operating partnership, had access to information concerning our operating partnership’s proposed operations and the terms and conditions of its investment.
Pursuant to our independent directors compensation plan, upon our raising the minimum offering amount in our initial public offering of $1,000,000 in gross offering proceeds on December 1, 2016, each of our two independent directors at the time, James A. Cardwell and John G. Ostroot, received an initial grant of 1,500 and 1,000 shares, respectively, of our restricted Class A common stock. During the year ended December 31, 2017, Mr. Cardwell was issued 1,500 restricted common shares and Mr. Ostroot was issued 1,000 restricted common shares pursuant to our independent director’s compensation plan for services rendered in 2016. In February 2018, Mr. Cardwell was issued 1,500 restricted common shares and Mr. Ostroot was issued 1,000 restricted common shares pursuant to our independent director’s compensation plan for services rendered in 2017.
The shares of restricted common stock will generally vest and become non-forfeitable in equal quarterly installments beginning on the first day of the first quarter following the date of grant; provided, however, that the restricted stock will become fully vested on the earlier of (1) the termination of the independent director’s service as a director due to death or disability, or (2) we experience a change in control. In issuing such shares of restricted common stock, we relied on the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) of the Securities Act.
Item 34. Indemnification of Directors and Officers
The Maryland General Corporation Law, or the MGCL, permits a Maryland corporation such as us to include in our charter a provision eliminating the liability of our directors and officers to our stockholders and us for money damages, except for liability resulting form (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment and that is material to the cause of action.
The MGCL requires a Maryland corporation such as us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL allows directors and officers to be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred in a proceeding unless the following can be established:
(i) an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;
(ii) the director or officer actually received an improper personal benefit in money, property or services; or
(iii) with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.
A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.
The MGCL permits a corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.
Subject to the limitations contained in Maryland law, our charter limits directors’ and officers’ liability to us and our stockholders for monetary damages, requires us to indemnify and pay or reimburse reasonable expense in advance of final disposition of a proceeding to our directors, our officers, our Advisor or any of its affiliates and permits us to provide such indemnification and advance of expenses to our employees and agents.
However, our charter provides that we may indemnify our directors, our Advisor and its affiliates for losses or liability suffered by them and to hold them harmless for losses or liability suffered by us only if all of the following conditions are met:
(i) the indemnified person has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;
(ii) the indemnified person was acting on behalf of or performing services for us;
(iii) in the case of affiliated directors and our advisor or its affiliates, the liability or loss was not the result of negligence or misconduct;
(iv) in the case of our independent directors, the liability or loss was not the result of gross negligence or willful misconduct; and
(v) such indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.
Additionally, we have agreed to indemnify and hold harmless our advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement, subject to the limitations set forth above. As a result, we and our stockholders may be entitled to a more limited right of action than we would otherwise have if these indemnification rights were not included in the advisory agreement.
It is the position of the Securities and Exchange Commission, or the SEC, that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable. Our charter provides that our directors and our Advisor and its affiliates shall not be indemnified by us for any losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met:
(i) there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the particular Indemnitee;
(ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; and
(iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC, and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violations of securities laws.
Our charter provides that the advancement of funds to our directors and to our Advisor and its affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if (in addition to the procedures required by the MGCL) all of the following conditions are satisfied:

(i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of us;
(ii) the legal action is initiated by a third party who is not a common stockholder or the legal action is initiated by a common stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement;
(iii) the person seeking indemnification provides us with a written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; and
(iv) the party seeking indemnification undertakes to repay the advanced funds to us, together with the applicable legal rate of interest thereon, if the party is found not to be entitled to indemnification.
Indemnification may reduce the legal remedies available to us and our stockholders against the indemnified individuals.
The aforementioned charter provisions do not reduce the exposure of directors and officers to liability under federal or state securities laws, nor do they limit a stockholder’s ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances. We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements will require, among other things, that we indemnify our executive officers and directors and advance to the executive officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with these agreements, we must indemnify and advance all expenses incurred by executive officers and directors seeking to enforce their rights under the indemnification agreements.
We have also purchased and maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities with our company, whether or not we are required or have the power to indemnify them against the same liability.
Item 35. Treatment of Proceeds from Stock Being Registered
Not applicable.
Item 36. Financial Statements and Exhibits
(a)Financial Statements:
The following financial statements are incorporated by reference into this registration statement:
•The consolidated balance sheets of Hartman vREIT XXI, Inc. and Subsidiaries as of September 30, 2019 and December 31, 2018, and the related consolidated statements of operations, stockholders’ equity and cash flows for the nine months ended September 30, 2019 and for the year ended December 31, 2018, included in Hartman vREIT XXI, Inc.’s Form 10-Q for the quarterly period ended September 30, 2019 and Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on November 14, 2019 and April 16, 2019, respectively.
(b) Exhibits.
See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this Registration Statement on Form S-11, which Exhibit Index is incorporated herein by reference.

Item 37. Undertakings
The registrant undertakes:
(1) to file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) to include any prospectuses required by Section 10(a)(3) of the Securities Act;
(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and
(iii) to include any material information with respect to the plan of distribution not previously disclosed on the registration statement or any material change to such information in the registration statement;
(2) that, for the purpose of determining any liability under the Securities Act each such post-effective amendment may be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
(3) each prospectus filed pursuant to Rule 424(b) as part of this registration statement shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;
(4) to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering;
(5) that all post-effective amendments will comply with the applicable forms, rules and regulations of the SEC in effect at the time such post-effective amendments are filed;
(6) that in a follow-on offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;
(iii) the portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and
(iv) any other communication that is an offer in the offering made by the registrant to the purchaser;
(7) to send to each stockholder, at least on an annual basis, a detailed statement of any transactions with the registrant’s advisor or its affiliates, and of fees, commissions, compensations and other benefits paid or accrued to the advisor or its affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed;
(8) to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations;
(9) to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each significant property that has not been identified in the prospectus whenever a reasonable probability exists that a property will be acquired and to consolidate all stickers into a post-effective amendment filed at least once every three months during the distribution period, with the information contained in such amendment provided simultaneously to existing stockholders. Each sticker supplement shall disclose all compensation and fees received by the Advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include or incorporate by reference audited financial statements in the format described in Rule 3-14 of Regulation S-X that have been filed or are required to be filed on Form 8-K for all significant property acquisitions that have been consummated;
(10) to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, as appropriate based on the type of property acquired and the type of lease to which such property will be subject, for each significant property acquired and to provide the information contained in such report to the stockholders at least once per quarter after the distribution period of the offering has ended; and
(11) insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any such action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on December 27, 2019.

Hartman vREIT XXI, Inc.

/s/ Allen R. Hartman
Allen R. Hartman
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Allen R. Hartman Allen R. Hartman	Chief Executive Officer and Director (Principal Executive Officer)	December 27, 2019

/s/ Louis T. Fox III Louis T. Fox III	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 27, 2019

/s/ James A. Cardwell James A. Cardwell	Independent Director	December 27, 2019

/s/ John G. Ostroot John G. Ostroot	Independent Director	December 27, 2019

EXHIBIT INDEX

Exhibit	Description
1.1
Dealer Manager Agreement (incorporated by reference to Exhibit 1.1 to the Post-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-11 (Registration No. 333-207711) filed on April 27, 2017)

1.2
Form of Soliciting Dealer Agreement (incorporated by reference to Exhibit 1.2 to the Post-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-11 (Registration No. 333-207711) filed on April 27, 2017)

1.3
Form of Selected Investment Advisor Agreement (incorporated by reference to Exhibit B to Exhibit 1.1 to Pre-Effective Amendment No. 2 to Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11 (Registration No. 333-207711) filed on December 22, 2016)

3.1
Third Articles of Amendment and Restatement (incorporated by reference to Exhibit 3.1 to Pre-Effective Amendment No. 3 to Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11 (Registration No. 333-207711) filed on January 12, 2017)

3.2	Bylaws (incorporated by reference to Exhibit 3.2 to Pre-Effective Amendment No. 5 to the Company’s Registration Statement on Form S-11 (Registration No. 333-207711) filed on May 23, 2016)

4.1	Form of Subscription Agreement (included as Appendix B to the prospectus)

4.2	Amended and Restated Distribution Reinvestment Plan (included as Appendix C to the prospectus)

4.3	Escrow Agreement (incorporated by reference to Exhibit 4.3 to Pre-Effective Amendment No. 5 to the Company’s Registration Statement on Form S-11 (Registration No. 333-207711) filed on May 23, 2016)

5.1*	Opinion of Moran Reeves Conn LLP regarding the legality of the securities being registered hereunder.

8.1*	Opinion of Alston & Bird, LLP regarding certain federal income tax matters

10.1	Amended and Restated Advisory Agreement dated effective as of December 31, 2016 (incorporated by reference to Exhibit 10.1 to the Current Report filed on January 27, 2017)

10.2
Limited Partnership Agreement of Hartman vREIT XXI Operating Partnership, L.P. (incorporated by reference to Exhibit 10.2 to the Pre-Effective Amendment No. 5 to the Company’s Registration Statement on Form S-11 (Registration No. 333-207711) filed on May 23, 2016)

10.3
Hartman vREIT XXI, Inc. Amended & Restated Long-Term Incentive Plan (incorporated by reference to Exhibit 10.3 to Pre-Effective Amendment No. 1 to Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11 (Registration No. 333-207711) filed on November 23, 2016)

10.4
Hartman vREIT XXI, Inc. Amended & Restated Independent Directors Compensation Plan (incorporated by reference to Exhibit 10.4 to Pre-Effective Amendment No. 1 to Post-Effective Amendment No. 1 to the Company’s Registration statement on Form S-11 (Registration No. 333-207711) filed on November 23, 2016)

10.5
Contract of Sale dated October 14, 2016 by Hartman XX Limited Partnership and Village Pointe Investors, L.P. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on November 18, 2016)

10.6
First Amendment to Contract of Sale dated October 14, 2016 by Hartman XX Limited Partnership and Village Pointe Investors, L.P. (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on November 18, 2016)

10.7
Promissory Note dated November 14, 2016 by Hartman Village Pointe, LLC in favor of Hartman XX Limited Partnership (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on November 18, 2016)

10.8
Deed of Trust, Security Agreement and Assignment of Rents dated November 14, 2016 by Hartman Village Pointe, LLC in favor of Hartman XX Limited Partnership (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed on November 18, 2016)

10.9
Membership Interest Purchase agreement dated April 11, 2017 by and between Hartman XX Limited Partnership and Hartman vREIT XXI, Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on April 12, 2017)

10.10
Agreement of Purchase and Sale and Joint Escrow Instructions, dated December 14, 2017 by and between Richardson Business Center, Ltd. and Hartman vREIT XXI Operating Partnership L.P. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on December 20, 2017)

10.11
Loan Agreement dated as of March 14, 2018 by and between Southside Bank and Hartman Richardson Tech, LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on March 15, 2018)

10.12	Promissory Note dated March 14, 2018 by Hartman Richardson Tech, LLC in favor of Southside Bank (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on March 15, 2018)
10.13	Deed of Trust dated March 14, 2018 by Hartman Richardson Tech, LLC in favor of Southside Bank (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on March 15, 2018)
10.14
First Amendment to Agreement of Purchase and Sale of Real Property and Escrow Instructions dated January 12, 2018 by and between Richardson Business Center, Ltd. and Hartman vREIT XXI Operating Partnership L.P. (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed on March 15, 2018)

10.15
Real Property Management Agreement dated January 29, 2018 by and between Hartman Income REIT Management, Inc. and Hartman Richardson Tech, LLC (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed on March 15, 2018)

10.16
Purchase and Sale Agreement dated October 24, 2018 by and between Pace-Spectrum LLC and Hartman vREIT XXI Operating Partnership L.P. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on October 30, 2018)

10.17
Purchase and Sale Agreement dated October 31, 2018 by and between Cotter & Sons, Inc. and Hartman vREIT XXI Operating Partnership L.P. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on November 14, 2018)

10.18
Master Credit Facility Agreement dated December 27, 2018 by and between East West Bank and Hartman vREIT XXI Operating Partnership, L.P. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on January 3, 2019)

10.19
Revolving Promissory Note dated December 27, 2018 by and among Hartman Spectrum LLC, Hartman 11211 LLC, Hartman vREIT XXI Operating Partnership, L.P. (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on January 3, 2019)

10.20
Real Property Management Agreement dated December 5, 2018 by and between Hartman Income REIT Management, Inc. and Hartman Spectrum, LLC (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed on January 3, 2019)

10.21
Real Property Management Agreement dated December 5, 2018 by and between Hartman Income REIT Management, Inc. and Hartman 11211, LLC (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on January 17, 2019)

21.1	Subsidiaries of the Company

23.1	Consents of Moran Reeves Conn LLP and Alston & Bird LLP (included in Exhibits 5.1 and 8.1) respectively)

23.2*	Consent of Weaver and Tidwell, L.L.P.

* Filed herewith